Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Extendicare Health Services, Inc.*

(Exact name of registrant as specified in its charter)

Delaware	8051	98-0066268
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

111 West Michigan Street

Milwaukee, Wisconsin 53203
(414) 908-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer
Extendicare Health Services, Inc.
111 West Michigan Street
Milwaukee, Wisconsin 53203
(414) 908-8000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)	Copy to: Russell E. Ryba, Esq. Foley & Lardner 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400

      Approximate date of commencement of proposed sale to the public: Upon consummation of the exchange offer referred to herein.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Registration
Securities to be Registered	Registered	Note(1)	Price	Fee

6 7/8% New Senior Subordinated Notes due 2014(2)	$125,000,000	100%	$125,000,000	$15,838

Guarantees for the 6 7/8% New Senior Subordinated Notes due 2014(3)	(3)	(3)	(3)	(3)

(1)	Estimated solely for purposes of determining the registration fee.
(2)	Calculated pursuant to Rule 457(f) under the Securities Act of 1933.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the guarantees.

      The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*TABLE OF ADDITIONAL REGISTRANTS

	State or Other	Primary Standard
	Jurisdiction of	Industrial Code	I.R.S. Employer
	Incorporation or	Classification	Identification
Name, Address and Telephone Number(1)	Organization	Number	Number

Adult Services Unlimited, Inc.	PA	8051	23-2284465
Alpine Health and Rehabilitation Center, LLC	FL	8051	36-4321373
Arbors at Bayonet Point, LLC	FL	8051	36-4329444
Arbors at Fairlawn Care, LLC	OH	8051	36-4402146
Arbors at Fairlawn Realty OH, LLC	OH	8051	36-4321488
Arbors at Sylvania Care, LLC	OH	8051	36-4402158
Arbors at Sylvania Realty OH, LLC	OH	8051	36-4321462
Arbors at Tampa, LLC	FL	8051	36-4329446
Arbors at Toledo, Inc.	OH	8051	34-1645103
Arbors East, Inc.	OH	8051	34-1677616
Arbors West Care, LLC	OH	8051	36-4402159
Arbors West Realty OH, LLC	OH	8051	36-4321454
Blanchester Care, LLC	OH	8051	36-4321500
Canton Care, LLC	OH	8051	36-4321498
Colonial Care, LLC	FL	8051	39-1978966
Columbus Rehabilitation Care, LLC	OH	8051	36-4402162
Columbus Rehabilitation Realty OH, LLC	OH	8051	36-4321497
Concordia Manor, LLC	FL	8051	36-4321452
Dayton Care, LLC	OH	8051	36-4321495
Delaware Care, LLC	OH	8051	36-4321492
Extendicare Great Trail, Inc.	DE	8051	39-1893202
Extendicare Health Facilities, Inc.	WI	8051	39-1045271
Extendicare Health Facility Holdings, Inc.	DE	8051	39-1441286
Extendicare Health Network, Inc.	DE	8051	39-1104974
Extendicare Homes, Inc.	DE	8051	39-1441287
Extendicare of Indiana, Inc.	DE	8051	39-1792004
Fir Lane Terrace Convalescent Center, Inc.	WA	8051	91-1085334
First Coast Health and Rehabilitation Center, LLC	FL	8051	36-4329440
Fiscal Services Group, LLC	DE	8051	None
Gallipolis Care, LLC	OH	8051	36-4321485
Great Trail Care, LLC	OH	8051	36-4402165
Greenbriar Care, LLC	FL	8051	39-1978964
Greenbrook Care, LLC	FL	8051	39-1978961
Health Poconos, Inc.	PA	8051	23-2651850
Heritage Care, LLC	FL	8051	39-1978989
Hilliard Care, LLC	OH	8051	36-4321480
Indiana Health and Rehabilitation Centers Partnership	IN	8051	39-1792007
Jackson Heights Rehabilitation Center, LLC	FL	8051	36-4321425
Jacksonville Care, LLC	FL	8051	36-4321383
Kaufman Street, WV, LLC	WI	8051	36-4321388
Kissimmee Care, LLC	FL	8051	36-4321390
Lady Lake Care, LLC	FL	8051	39-1978988
London Care, LLC	OH	8051	36-4321471

	State or Other	Primary Standard
	Jurisdiction of	Industrial Code	I.R.S. Employer
	Incorporation or	Classification	Identification
Name, Address and Telephone Number(1)	Organization	Number	Number

Marietta Care, LLC	OH	8051	36-4321469
Marshall Properties, Inc.	OH	8051	38-2583847
Milford Care, LLC	OH	8051	36-4402179
New Castle Care, LLC	DE	8051	36-4321396
New Horizon Care, LLC	FL	8051	39-1978984
North Rehabilitation Care, LLC	FL	8051	39-1978982
Northern Health Facilities, Inc.	DE	8051	39-1406172
Orange Park Care, LLC	FL	8051	36-4321421
Oregon Care, LLC	OH	8051	36-4402147
Palm Court Care, LLC	FL	8051	39-1978970
Partners Health Group — Florida, LLC	DE	8051	None
Partners Health Group — Louisiana, LLC	DE	8051	None
Partners Health Group — Texas, LLC	DE	8051	None
Partners Health Group, LLC	DE	8051	39-2013764
Port Charlotte Care, LLC	FL	8051	36-4321416
Prairie Village Care, LLC	IN	8051	20-0847494
Richey Manor, LLC	FL	8051	36-4321430
Rockledge Care LLC	FL	8051	39-1978968
Rockmill Care, LLC	OH	8051	36-4402142
Rocksprings Care, LLC	OH	8051	36-4402136
Safety Harbor Care, LLC	FL	8051	36-4321391
Sarasota Care, LLC	FL	8051	36-4321370
Scott Villa Care, LLC	IN	8051	20-0847534
Seminole Care, LLC	FL	8051	36-4321380
South Heritage Health and Rehabilitation Center, LLC	FL	8051	36-4321432
Star Purchasing Services, LLC	WI	8051	20-0532260
Swiss Villa Care, LLC	IN	8051	20-0847589
The Oaks Residential and Rehabilitation Center, LLC	FL	8051	36-4321428
The Progressive Step Corporation	WI	8051	39-1878099
Treasure Isle Care Center, LLC	FL	8051	36-4321449
Villa Pines Care, LLC	WI	8051	20-0847630
Waterville Care, LLC	OH	8051	36-4321460
Winter Haven Care, LLC	FL	8051	36-4321378
Winter Haven Health and Rehabilitation Center, LLC	FL	8051	36-4321792
Woodsfield Care, LLC	OH	8051	36-4402135

(1)	The address of each of these additional registrants is 111 West Michigan Street, Milwaukee, Wisconsin 53203. Their telephone number is (414) 908-8000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JUNE      , 2004
PROSPECTUS

Offer to Exchange
All Outstanding
6 7/8% Senior Subordinated Notes due 2014
$125,000,000 Aggregate Principal Amount
for
New 6 7/8% Senior Subordinated Notes due 2014
$125,000,000 Aggregate Principal Amount

•	We are offering to exchange new registered 6 7/8% Senior Subordinated Notes due 2014 for all of our outstanding unregistered 6 7/8% Senior Subordinated Notes due 2014.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2004, unless we extend it.

•	The terms of the new notes to be issued are substantially identical to those of the old notes, except that the new notes will not have securities law transfer restriction and registration rights relating to the old notes and the new notes will not provide for the payment of liquidated damages under circumstances relating to the timing of the exchange offer.

•	All of our existing and future domestic significant subsidiaries, all of our existing and future domestic subsidiaries that guarantee or incur any indebtedness and any other existing and future significant subsidiaries or restricted subsidiaries that guarantee or otherwise provide direct credit support for indebtedness of ours or any of our domestic subsidiaries will fully and unconditionally guarantee the new notes.

•	All outstanding old notes that are validly tendered and not validly withdrawn will be exchanged.

•	No established trading market for the new notes currently exists. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for any automated quotation system to quote them.

•	Each broker-dealer who acquired its old notes as a result of market-making activities or other trading activities and thereafter receives new notes issued for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes issued in the exchange offer.

•	You may withdraw your tender of old notes any time before the exchange offer expires.

•	Neither we nor any subsidiary guarantor will receive any proceeds from the exchange offer.

•	The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

See “Risk Factors” beginning on page 18 for a discussion of risk factors that you should consider before deciding to exchange your old notes for new notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                         , 2004

Page

Forward-Looking Statements	ii
Prospectus Summary	1
Summary Consolidated Historical Financial and Operating Data	15
Risk Factors	18
The Exchange Offer	29
Use of Proceeds	38
Capitalization	39
Selected Consolidated Historical Financial Data	41
Management’s Discussion and Analysis of Financial Condition and Results of Operations	42
Business	75
Management	96
Executive Compensation	98
Certain Relationships and Related Party Transactions	102
Description of Other Indebtedness	103
Description of the New Notes	108
Certain U.S. Federal Income Tax Considerations	146
Plan of Distribution	147
Legal Matters	147
Experts	147
Where You Can Find More Information	147
Index to Consolidated Financial Statements	F-1
Articles of Organization of Prairie Village Care
Articles of Organization of Scott Villa Care, LLC
Articles of Organization of Swiss Villa Care, LLC
Articles of Incorporation of Villa Pines Care, LLC
Arts. of Organization of Star Purchasing Services
Second Amended and Restated Credit Agreement
Purchase Agreement
Indenture
Exchange and Registration Rights Agreement
Opinion of Foley & Lardner LLP
ISDA Master Agreement
Statement Re: Computation of Ratios of Earnings
Subsidiaries of the Registrant
Consent of Independent Registered Pub. Acct. Firm
Form T-1 Statement of Eligibility
Schedule II-Valuation and Qualifying Accounts
Form of Letter of Transmittal
Form of Notice of Guaranteed Delivery
Guidelines for Certification of Taxpayer ID Number
Form of Letter to Clients
Form of Instruc. to Registered Holder/Participants
Form of Letter to Nominees

      Unless the context otherwise requires, references in this prospectus to “EHSI,” “we,” “us,” “our” and “ours” refer to Extendicare Health Services, Inc. and its subsidiaries on a combined basis. When the context requires, we refer to these entities separately.

      You should rely only upon the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

      Unless otherwise indicated, information contained in this prospectus concerning the long-term care industry, general expectations concerning this industry and our market positions are based on estimates prepared by us using data from various sources, including the Health Care Market Update issued in May 2003 by the Centers for Medicare and Medicaid Services, or CMS, and on assumptions made by us based on such data and our knowledge of the long-term care industry. We have not sought the consent of any of these sources to refer to their data in this prospectus. With respect to certain industry participants, we rely on press releases and public filings these participants make with the Securities and Exchange Commission. Although we believe all of this data is reliable, we have not independently verified the data and cannot guarantee its accuracy or completeness.

i

FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements that are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “expect,” “intend,” “believe,” “anticipate,” “estimate,” “plan” or “objective” or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Some, but not all, of the risks and uncertainties include those described in the “Risk Factors” section of this prospectus beginning on page 18 and the following:

•	Medicare and Medicaid payment levels and reimbursement methodologies and the application of such methodologies and policies adopted by the government and its fiscal intermediaries;

•	liabilities and claims asserted against us, such as resident care litigation, including our exposure to punitive damage claims and increased insurance costs;

•	national and local economic conditions, including their effect on the ability to hire and retain qualified staff and employees and the associated costs;

•	federal and state regulation of our business and changes in such regulations, as well as our compliance with such regulations;

•	actions by our competitors; and

•	our ability to maintain and increase census levels.

      We will only update publicly any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise, to the extent required by law.

ii

PROSPECTUS SUMMARY

      This summary highlights selected information contained elsewhere in this prospectus and may not contain all of the information that may be important to you. We encourage you to read this prospectus carefully, including “Risk Factors” and our financial statements and the notes to our financial statements included elsewhere in this prospectus.

Extendicare Health Services, Inc.

      We are one of the largest providers of long-term care and related services in the United States. Through our subsidiary network of geographically clustered facilities, we offer a continuum of healthcare services, including skilled nursing care, assisted living and related medical specialty services, such as subacute care and rehabilitative therapy. As of March 31, 2004, we operated or managed 186 long-term care facilities with 16,901 beds in 13 states, of which 147 were skilled nursing facilities with 15,030 beds and 39 were assisted living and retirement facilities with 1,871 units. We also provided consulting services to 72 facilities with 8,839 beds in five states. In addition, we operated 24 outpatient rehabilitation clinics in four states. We receive payment for our services from Medicare, Medicaid, private insurance, self pay residents and other third-party payors. For the year ended December 31, 2003, we generated total revenue of $870.4 million, and we generated EBITDA (as defined in “— Summary Consolidated Historical Financial and Operating Data”) of $99.3 million. For the three months ended March 31, 2004, we generated total revenue of $231.5 million, and we generated EBITDA of $32.3 million.

      We focus on our core skilled nursing facility operations, while continuing to grow our complementary long-term care services. By emphasizing quality care of patients and by clustering several long-term care facilities together within the geographic areas we serve, our goal is to build upon our reputation as a leading provider of a full range of long-term care services in our communities and, as a result, to continue to improve our Medicare census and occupancy rate. For the three months ended March 31, 2004, our average occupancy rate was 91.3% in our skilled nursing facilities and 86.7% in our assisted living facilities. For the year ended December 31, 2003, our average occupancy rate was 91.5% in our skilled nursing facilities and 86.3% in our assisted living facilities.

The Long-Term Care Industry

      According to CMS, total healthcare spending is expected to grow at an annual rate of 7.3% from 2002 through 2013. Based on these estimates, healthcare expenditures will account for $3.4 trillion, or 18.4% of the gross domestic product by 2013. Skilled nursing facility expenditures were approximately $103.7 billion in 2002, or 6.6% of total healthcare spending, representing one of the largest components of national healthcare spending. The spending related to skilled nursing facilities is expected to grow at an annual rate of 7.4% through 2013.

      The long-term care industry is changing as a result of several fundamental factors, which we believe we can capitalize on. These factors include:

      Aging Population. The aging of the U.S. population is a leading driver of demand for long-term care services. According to the 2000 census conducted by the U.S. Census Bureau, there were approximately 34.4 million Americans aged 65 or older, representing 12.6% of the total U.S. population. The U.S. Census Bureau has forecasted that the population of Americans aged 65 or older will increase to 53.2 million by 2020, representing 16.4% of the total U.S. population, and 78.8 million in 2050, representing 20% of the total U.S. population. Based upon these projections, the annual growth rate for persons over 65 will be 2.6% through 2020 and 1.8% through 2050, whereas the annual growth rate for persons over 85 will be 2.6% through 2020 and 6.6% through 2050. According to the August 2003 MetLife Market Survey of Nursing Home Report, or MetLife Report, in 2000, approximately 1.6 million, or 4.5%, of all persons aged 65 and over were living in a skilled nursing facility. This number is expected to increase to approximately 6.6 million, or 8.4%, of all persons aged 65 by 2050.

      Supply/ Demand Imbalance. Acquisition and construction of additional skilled nursing facilities are subject to certain restrictions on supply, including legislation moratoriums on new capacity or licensing restrictions limiting the growth of services. Such restrictions on supply, coupled with an aging population, are causing a decline in the availability of long-term beds per person 85 years of age and older. Additionally, advances in medical technology are enabling the treatment of certain medical conditions outside the hospital setting. As a result, patients requiring a higher degree of monitoring, more intensive and specialized medical care, 24-hour per day nursing and a comprehensive array of rehabilitative therapies are increasing, resulting in a need for long-term care. We believe that such specialty care can be provided in skilled nursing facilities at a significantly lower cost than in traditional acute care and rehabilitation hospitals.

      Cost Containment Pressures. According to the MetLife Report, the remaining life expectancy of a male age 65 has increased to 16.3 years in 2002 from 12.7 years in 1942, and the remaining life expectancy of a female age 65 has increased to 19.2 years in 2002 from 14.7 years in 1942. As the number of people over age 65 continues to grow and as advances in medicine and technology continue to increase life expectancies, the likelihood of chronic conditions requiring treatment, and the resulting healthcare costs, are expected to rise faster than the availability of resources from government-sponsored healthcare programs. In response to such rising costs, governmental and private pay sources in the United States have adopted cost containment measures that encourage reduced lengths of stay in acute care hospitals. As a result, average acute care hospital stays have been shortened, and many patients are discharged despite a continuing need for nursing or specialty healthcare services, including a higher degree of monitoring, intensive and specialized medical care, 24-hour per day nursing services and a comprehensive array of rehabilitative therapies. This trend has increased demand for long-term care, home healthcare, outpatient facilities, hospices and assisted living facilities. We believe that long-term care companies with information systems to process clinical and financial data, an integrated network and a broad range of services will be in a good position to contract with managed care or other payors.

      Changing Family Dynamics. As a result of the growing number of two-income families, we believe the immediate family has become less of a primary source of care-giving for the elderly. Women, who under more traditional roles were viewed as the primary caretakers of the family, have moved back into the workforce in increasing numbers, as evidenced through their labor participation rates increasing from 38% in 1963 to 59% in 1998. At the same time, two-income families are better able to provide financial support for elderly parents to receive the care they need in a skilled nursing or assisted living facility.

Competitive Strengths

      According to the May 2003 CMS Healthcare Industry Market Update, the long-term care industry is fragmented, with the 10 largest skilled nursing facility companies accounting for 15.5% of the total facility beds as of April 2003. There are approximately 16,500 skilled nursing facilities certified under the Medicare and/or Medicaid program with approximately 1.8 million available beds, and during 2002, approximately 3.5 million individuals lived in skilled nursing facilities. Approximately 65% of skilled nursing facilities are operated by for-profit companies, 28% are operated by non-profit organizations and 7% are operated by local government.

      Our major competitive strengths are:

      Leading Provider of Long-Term Care Services. We are among the largest providers of long-term care services in the United States. As of March 31, 2004, we operated or managed 186 long-term care facilities with 16,901 beds, and we operated 24 outpatient rehabilitation clinics, compared to 22 in 2002 and 20 in 2001. We also opened two new rehabilitation clinics during 2003. Our scope of operations allows us to achieve economies of scale in purchasing and contracting with suppliers and customers. For example, through our subsidiary, Extendicare Health Network, Inc., we provide purchasing services for skilled nursing facilities in numerous states in addition to the facilities we operate or manage. Through our affiliate, Virtual Care Provider, Inc., we also provide technology support services to unaffiliated long-term care facilities. We continue to explore opportunities to expand in states where we currently operate to provide either full management, consulting or accounting services.

      Focus on Core Business. In the past, we have successfully identified and disposed of business segments that did not fit within our core business or facilities located in states with unacceptable litigation risks. From 1998 through 2001, in response to the implementation of the Medicare Prospective Payment System, or PPS, increased litigation and insurance costs in certain states and increased operational costs resulting from changes in legislation and regulatory scrutiny, we divested under-performing skilled nursing and assisted living facilities and non-core healthcare assets. These asset divestitures primarily included the sale of our pharmacy to Omnicare, Inc. and the sales of facilities and/or the transfer of all operations in the states of Florida and Texas in 1999, 2000 and 2001. We have more recently commenced development projects, acquired facilities and undertaken management or consulting contracts to grow in states that are attractive and offer opportunities for us to expand our present base of operations. In 2003, we commenced the development of seven projects that will expand several facilities (125 beds) and add one free-standing assisted living facility (40 units), acquired one skilled nursing facility (99 beds) and approved eight future development projects that will expand or add to our assisted living facilities (329 units). During the three months ended March 31, 2004, we completed two of the seven projects that we commenced in 2003, which increased our operational capacity at one skilled nursing facility and one assisted living facility. We intend to continue to focus on operating and managing long-term care facilities. In addition, we plan to continue to review the performance of our current facilities and exit markets or sell facilities that do not meet our performance goals.

      Significant Facility Ownership. We own rather than lease a majority of our properties, unlike a number of other long-term care providers. As of March 31, 2004, we owned 174 facilities, or 94.3% of the total number of facilities we operated. We believe that owning properties increases our operating flexibility by allowing us to:

•	refurbish facilities to meet changing consumer demands;

•	add assisted living and retirement facilities adjacent to our skilled nursing facilities;

•	adjust licensed capacity to avoid occupancy-based rate penalties;

•	divest facilities and exit markets at our discretion; and

•	more directly control our occupancy costs.

      Dual Medicare and Medicaid Certification. We have certified substantially all of our beds for the provision of care to both Medicare and Medicaid patients. We believe that dual certification increases the potential for higher occupancy rates by increasing the availability of beds to patients who require a specific bed certification. In addition, dual certification allows our facilities to easily shift patients from one level of care and reimbursement to another without physically moving the patient.

      Experienced and Proven Management Team. Our management team has demonstrated competency in dealing with significant changes in the reimbursement environment resulting from the shift to PPS, and identifying the significant exposures and risks of operating in the extremely litigious environments in Florida and Texas. We executed a planned divestiture program that reduced our level of debt and reduced our exposure to liability claims and increased insurance costs. We have been successful in recruiting experienced management staff from our competitors to further strengthen our existing experienced executive and operating management team.

      Geographic Diversity. We operate or manage facilities located in specific markets across 13 states primarily throughout the Northeast, Midwest and Northwest regions of the United States. No state contains more than 19% of our facilities or 20% of our beds. Each state is unique in terms of its competitive dynamics as well as its political and regulatory environment. Each state administers its own Medicaid program, which constitutes a significant portion of our revenue. Our diversified market scope limits our exposure to events or trends that may occur in any individual state, including changes in any state’s Medicaid reimbursement program and changes in regional and local economic conditions and demographics.

      Management Focus on Key Performance Drivers. We believe that our senior management, as well as our field personnel, are proficient at focusing on the key areas that drive revenues, profits and cash flows. Our senior management has identified the following four critical drivers of operating and financial performance:

•	improving census, particularly increasing our Medicare census;

•	increasing cash flow from operations through expedited billing and collections and other initiatives;

•	improving earnings from operations through control of labor and other costs; and

•	diversifying within the long-term care industry through expansion of facilities under management and consulting agreements and expansion of our rehabilitation clinics.

      Every level of management, starting with our Chief Executive Officer, devotes a significant portion of its time to improving these key performance drivers. We believe that this focused attention and commitment, along with the hard work by our employees, have resulted in substantial improvement in several of our key performance drivers.

      For the three months ended March 31, 2004, total average daily census, or ADC, was 12,880, resulting in an occupancy rate of 91.2% for our skilled nursing facilities compared to an ADC of 12,875 and a 91.3% occupancy rate for our skilled nursing facilities for the same period in 2003, on a same facility basis. For the year ended December 31, 2003, total ADC increased to 12,901, resulting in an occupancy rate of 91.5% for our skilled nursing facilities. Total ADC was 1.4% higher in 2003 than the total ADC in 2002 of 12,727 (occupancy rate of 90.3%) and 3.5% higher than the total ADC in 2001 of 12,465 (occupancy rate of 87.8%), on a same facility basis. For the three months ended March 31, 2004, our Medicare ADC increased to 2,206, resulting in the percentage of Medicare residents to total residents of 17.1%. Medicare ADC increased 12.2% from the 1966 Medicare ADC for the same period last year, on a same facility basis. For 2003, our Medicare ADC increased to 1,997, resulting in a percentage of Medicare to total residents of 15.5%. Medicare ADC increased 17.5% in 2003 from 1,699 in 2002 and increased 39.9% from 1,427 in 2001, on a same facility basis. Occupancy in our assisted living facilities increased to 86.7% for the three months ended March 31, 2004, compared to 85.5% for the same period in 2003. In 2003, occupancy in our assisted living facilities occupancy increased to 86.3% compared to 83.9% in 2002 and 83.1% in 2001.

      Cash flow from operations was $18.5 million for the three months ended March 31, 2004 compared to $4.5 million for the same period in 2003. This increase was primarily due to an improvement in earnings, the collection of $6.1 million of Medicare settlement receivables and a reduction of $2.5 million in payments for self-insured liabilities. Cash flow from operations was $56.0 million for the year ended December 31, 2003 compared to $38.8 million for the year ended December 31, 2002 and $82.6 million for the year ended December 31, 2001. Cash flow from operations in 2001 included an income tax recovery of $22.5 million and a lower level of payments for self-insured liability claims than in 2003 and 2002. Through consistent emphasis on admissions protocols, attention to older and larger account balances and proactive collection efforts at regional and head offices, we have improved our accounts receivable management. Average days of revenues outstanding decreased to approximately 40 days in 2003, compared to approximately 43 days in 2002 and approximately 45 days in 2001. As of March 31, 2004, average days of revenues outstanding decreased to approximately 37 days compared to approximately 40 days for the same period in 2003.

      We monitor earnings from operations by focusing on EBITDA (as defined in “— Summary Consolidated Historical Financial and Operating Data”) and EBITDA expressed as a percentage of total revenues. EBITDA increased to $32.3 million during the three months ended March 31, 2004 compared to $20.8 million during the three months ended March 31, 2003. EBITDA increased to $99.3 million during the year ended December 31, 2003, compared to $80.4 million during the year ended December 31, 2002 and $62.4 million during the year ended December 31, 2001, and EBITDA as a percentage of total revenues increased to 11.4% in 2003, compared to 9.9% in 2002 and 7.8% in 2001. The improvement in EBITDA resulted primarily from the implementation of a variety of strategies to control labor costs and minimize the use of temporary staff. Regular wages as a percentage of total revenues decreased to 43.8% for the three months ended March 31, 2004 compared to 45.3% for the year ended December 31, 2003, 46.5% for the year ended December 31, 2002 and 46.8% for the year ended December 31, 2001, while temporary wages as a percentage of total revenues decreased to 0.3% for the three months ended March 31, 2004 compared to 0.4% for the year ended December 31, 2003, 1.2% for the year ended December 31,2002 and 2.5% for the year ended December 31, 2001. We also improved our level of Part B Medicare revenues and increased Medicaid and Medicare rates through the admission of residents with higher levels of acuity.

Business Strategy

      The principal elements of our business strategy are to:

      Provide Quality, Clinically Based Services. Our corporate clinical services group monitors quality of care indicators and survey results and drives continuous quality improvement processes at the facility and regional levels. Focused review meetings are held on a regular basis to monitor trends in facilities and to communicate new protocols and issues within the industry. The corporate clinical services group directs an internal team of field-based quality validation specialists who are responsible for mirroring the regulatory survey process and regularly communicating with our clinical service specialists in our corporate office. On-site data is integrated with clinical indicators, facility human resource data and state regulatory outcomes to provide a detailed picture of problems, challenges and successes in achieving performance at all levels of our organization. This information pool allows us to determine best practices for duplication in similarly situated facilities. We emphasize these programs when marketing our services to acute care providers, community organizations and physicians in the communities we serve.

      Increase Medicare Census. We continue to develop and implement strategies and capabilities to attract residents, with a focus on increasing Medicare census. For the three months ended March 31, 2004, Medicare payments represented approximately 30% of our total revenues, up from approximately 27% in the year ended December 31, 2003 and 22% in 1999. Senior management continually works with our regional and local management teams to develop strategies to continue to increase this percentage. Strategies, such as focused marketing efforts, standardized admissions protocols, streamlined admitting procedures, dual certification of beds and improved management communication have driven this improvement. In addition to increasing the profitability of our skilled nursing facilities, the increased Medicare census expands the market for our service-related businesses as Medicare patients utilize significant ancillary services.

      Leverage Presence in Small Urban Markets. We geographically cluster our long-term care facilities and services in small urban markets in order to improve operating efficiencies and to offer our customers a broad range of long-term care and related health services, including assisted living services. Future expansion of our owned skilled nursing facility operations is anticipated to be through the selective acquisition and construction of new facilities in areas that are in close proximity to existing facilities, where management is experienced in dealing with the regulatory and reimbursement environments, where the facility can participate as an active member of the skilled nursing facility association and where the facility’s reputation is established.

      Expand Asset Portfolio. We seek to expand our portfolio of skilled nursing and assisted living facilities in states where we currently operate or that offer attractive reimbursement systems. We plan to expand through both acquisitions and internal growth. Opportunities exist to add on to existing facilities and to develop new assisted living facilities in locations close to existing skilled nursing facilities. We currently employ an internal design and development team that is well-experienced in the design and construction of new facilities.

      Actively Manage Our Asset Portfolio. We continually review our asset portfolio in terms of facilities’ physical condition, facilities meeting the needs of the marketplace, facilities’ financial performance and long-term outlook. When facilities do not meet our performance criteria, risks within the marketplace increase or litigation risk increases beyond acceptable limits, we exit the marketplace or sell facilities. Over the past four years, we have disposed of a number of facilities and exited two states, while improving the performance of the balance of our asset portfolio.

      Increase Facilities Under Management and Consulting Services Agreements and Rehabilitation Clinics. We seek to increase the number of management and consulting contracts with third party operators. We have knowledge and expertise in both the operational and administrative aspects of the long-term care sector. We believe that the increasingly complex and administratively burdensome nature of the long-term care sector, coupled with our commitment and reputation as a leading, high-quality operator, will drive demand for new contracts. We believe this strategy is a logical extension of our business model and competencies and will drive growth without requiring substantial capital expenditures. In the year ended December 31, 2003, we continued to increase the number of facilities under management or consulting service agreements bringing the total number of facilities under such agreements to 82, compared to 61 in the year ended December 31, 2002 and 58 in the year ended December 31, 2001. As of March 31, 2004, we had 84 facilities under management or consulting service agreements.

      Increase Operating Efficiency. We are focused on reducing operating costs by improving our communications systems, streamlining documentation and strengthening the formalization of procedures to approve expenditures. We have reduced the duplication of roles at the corporate and regional levels and continue to seek to improve our utilization of regional resources by adding management and consulting contracts to our existing regions, thereby enabling us to spread the overhead costs of our regional structure over a wider base of operations.

Recent Developments

      Tender Offer/ Redemption and Sale and Issuance of 2014 Notes. On April 5, 2004, we commenced a tender offer to purchase any and all of our outstanding $200.0 million 2007 Notes. Approximately $104.9 million aggregate principal amount of outstanding 2007 Notes were validly tendered in the tender offer, which we purchased for cash. Any and all of the outstanding 2007 Notes that were not tendered in the tender offer were either cancelled or redeemed for cash and cancelled as of May 24, 2004.

      On April 22, 2004, we sold and issued $125 million aggregate principal amount of 2014 Notes pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended, or the Securities Act. The 2014 Notes were issued at a price of 97.5001% of par to yield 7.23%.

      The net proceeds from the sale and issuance of the 2014 Notes were approximately $117.4 million, net of a $3.1 million discount and fees and expenses of $4.5 million. We used these net proceeds, together with borrowings under our amended and restated credit facility to purchase for cash approximately $104.9 million aggregate principal amount of 2007 Notes validly tendered in the tender offer and to redeem any 2007 Notes not tendered in the tender offer or cancelled prior to May 24, 2004.

      The 2014 Notes are fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by all of our existing and future domestic significant subsidiaries, all of our existing and future domestic subsidiaries that guarantee or incur any indebtedness and any other existing and future significant subsidiaries or restricted subsidiaries that guarantee or otherwise provide direct credit support for indebtedness of ours or any of our domestic subsidiaries. The 2014 Notes and guarantees are our and our subsidiary guarantors’ general unsecured obligations.

      On or after May 1, 2009, we may redeem all or part of the 2014 Notes, at the redemption prices (expressed as percentages of principal amount) listed below, plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period commencing on May 1 of the years set forth below:

Year	Redemption Price

2009	103.438%
2010	102.292%
2011	101.146%
2012 and thereafter	100.000%

      Holders of the 2007 Notes who validly tendered their 2007 Notes or whose 2007 Notes were redeemed by us received a premium that, in the aggregate, amounts to approximately $6.6 million. As a result of the tender offer, redemption and repayment of the 2007 Notes, in the second quarter of 2004, we will write off deferred finance charges of approximately $2.4 million related to the 2007 Notes and incur legal costs estimated at $0.3 million. In addition, pursuant to the termination of our existing interest rate swap and cap agreements (discussed below), we will record a gain of approximately $3.3 million which will be recognized in the second quarter of 2004. The net after tax impact to earnings will be a loss of approximately $3.9 million, which will be reflected within our accumulated deficit. Below is a summary of the loss to be reported in the second quarter of 2004.

(Dollars in
thousands)

Tender premium and call premium	$(6,636)
Write-off of deferred finance charges	(2,359)
Gain on termination of interest rate swap and cap agreements	3,302
Legal expenses	(250)

(5,943)
Income taxes	2,080

Net impact	$(3,863)

      Amendment and Restatement of Credit Facility. In connection with the April 22, 2004 closing of the sale and issuance of $125.0 million 6 7/8% Senior Subordinated Notes due 2014, or the 2014 Notes, we amended and restated our credit facility. The terms of our amended and restated credit facility include the following changes, among other things:

•	a two year maturity extension, to June 28, 2009;

•	an additional $50.0 million of senior secured financing on a revolving basis, resulting in total borrowing capacity of $155.0 million;

•	an interest rate spread which ranges from LIBOR plus 2.50% per annum to 3.25% per annum or the base rate plus 1.50% per annum to 2.25% per annum, subject, in each case, to adjustments based on our senior leverage ratio;

•	a commitment fee of 0.50% per annum on the undrawn capacity regardless of utilization;

•	a requirement that we maintain a maximum senior leverage ratio starting at 4.25 to 1 and reducing to 4.00 to 1 in 2007;

•	a requirement that we maintain a maximum senior secured leverage ratio starting at 2.25 to 1 and reducing to 2.00 to 1 in 2007; and

•	changes to the collateral securing the facility to permit us to substitute certain assets with other assets.

      As of March 31, 2004, we did not have any borrowings outstanding under our credit facility, but we had $33.7 million of letters of credit outstanding under our credit facility. Subsequent to March 31, 2004, we borrowed $40.0 million under our amended and restated credit facility to partially fund the redemption of any and all of the outstanding $200.0 million 9.35% Senior Subordinated Notes due 2007, or the 2007 Notes, which were not tendered in our tender offer discussed above. As of the date of this prospectus, our borrowings under our amended and restated credit facility were less than $20 million. Based on our as adjusted capitalization and EBITDA for the three months ended March 31, 2004, all borrowings to be drawn under the amended and restated credit facility will initially bear interest at a rate per annum equal to:

•	the Eurodollar rate plus 2.75%; or

•	the Base Rate plus 1.75%,

      and thereafter, in each case, subject to adjustments based on our senior leverage ratio.

      Interest Rate Swap and Cap Agreements. In April 2004, coterminous with the sale and issuance of the 2014 Notes, we terminated our existing interest rate swap and cap agreements for an aggregate gain of $3.3 million to be recognized in the second quarter of 2004. In addition, to hedge our exposure to fluctuations in market value, we entered into two new interest rate swap agreements and two new interest rate cap agreements relating to the 9.50% Senior Notes due 2010, or the Senior Notes, and the 2014 Notes.

      With respect to the Senior Notes, we entered into an interest rate swap agreement expiring July 1, 2010 with a notional amount of $150.0 million. This agreement effectively converted up to $150.0 million of fixed interest rate indebtedness into variable interest rate indebtedness. Under the terms of this interest rate swap agreement, the counterparty can call the swap at any time on or after July 1, 2006 with payments as determined under the agreement. We also entered into an interest rate cap agreement expiring July 1, 2010 with a notional amount of $150.0 million. Under this cap agreement, we paid an upfront fee of $3.5 million to the counterparty that will be amortized to interest expense over the term of the cap. We will receive a variable rate of interest equal to the excess, if any, of the six-month LIBOR rate, adjusted semi-annually, over the cap rate of 7%. We use the interest rate cap to offset possible increases in interest payments under the interest rate swap agreement expiring July 1, 2010 caused by increases in market interest rates over a certain level. Under the terms of the interest rate cap agreement, the counterparty can call the cap if the interest rate swap agreement expiring July 1, 2010 is terminated.

      With respect to the 2014 Notes, we also entered into an interest rate swap agreement expiring May 1, 2014 with a notional amount of $125.0 million. This agreement effectively converted up to $125.0 million of fixed interest rate indebtedness into variable interest rate indebtedness. Under the terms of this interest rate swap agreement, the counterparty can call the swap at any time on or after May 1, 2009 with payments as determined under the agreement. We also entered into an interest rate cap agreement expiring May 1, 2014 with a notional amount of $125.0 million. Under this cap agreement, we pay a fixed rate of interest equal to 0.75% to the counterparty and receive a variable rate of interest equal to the excess, if any, of the six-month LIBOR rate, adjusted semi-annually, over the cap rate of 7%. We use the interest rate cap to offset possible increases in interest payments under the interest rate swap agreement expiring May 1, 2014 caused by increases in market interest rates over a certain level. Under the terms of the interest rate cap agreement, the counterparty can call the cap if the interest rate swap agreement expiring May 1, 2014 is terminated.

      Refinancing of Loan Resulting From Acquisition of Previously Leased Facilities. On October 1, 2002, we completed a transaction in which we exercised our right to acquire seven previously leased nursing facilities in the states of Ohio and Indiana for $17.9 million. The purchase price included cash of $7.4 million and a $10.5 million interest bearing 10-year note. The interest rate on the note was subject to negotiation and failing an agreement would have been settled through arbitration. In the latter part of 2003, we prepaid $4.5 million against the note and agreed to refinance the balance of the 10-year note. On April 15, 2004 we refinanced the facilities with mortgages whose interest rates vary with LIBOR, and repaid the remaining balance of the note due to the seller.

      Settlement of Medicare Receivable Issue. In April 2004, we reached a negotiated settlement with the Fiscal Intermediary, or FI, in respect of the remaining two years regarding an issue involving the allocation of overhead costs. The settlement will result in our receiving a payment of approximately $7.7 million, $6.5 million of which we received in May 2004. We will receive the balance of the payment upon resolution of other matters concerning the cost report years under appeal. There are certain matters related to the settlement and the cost report years that were appealed that have to be resolved with the FI, which could influence the financial impact of the settlement. We anticipate that the resolution of these matters and the determination of the financial impact of the related settlement, if any, will be recorded within our financial results for the second quarter of 2004.

      Settlement of Greystone Tribeca Acquisition, L.L.C. Transaction. In June 2004, we concluded the transaction with Greystone Tribeca Acquisition, L.L.C., or Greystone, by receipt of the final consideration of $10.0 million on the Vendor Take Back Note plus $2.6 million of interest, which completes the September 2000 divestiture agreement. The initial transaction in 2000 was treated as a deferred sale as a significant portion of the proceeds was contingent and we held an option to repurchase the facilities. Finalizing this transaction will result in our recognizing in the second quarter of 2004 a pre-tax gain from the sale of assets of $4.8 million and interest income of $1.6 million.

      Opening of New Assisted Living Facility. On May 1, 2004, we opened a new assisted living facility (40 units) in Chippewa Falls, Wisconsin.

      Acquisition of Four Nursing Facilities. On June 1, 2004, we acquired for approximately $5.0 million in cash four nursing facilities (321 beds) in Indiana.

      Acquisition of Land for Development. In April 2004, we acquired for $0.3 million a piece of land adjacent to the nursing facility in Manitowoc, Wisconsin that we acquired in December 2003.

      Transfer of Operations of Chippewa Falls, Wisconsin Facility. In June 2004, the Company reached a tentative agreement with the State of Wisconsin to transfer the operations of its skilled nursing facility in Chippewa Falls, Wisconsin to a new licensee in response to facility citations for survey deficiencies. The facility made no contribution to income during the first quarter of 2004. The terms of the agreement with the new licensee are currently under negotiation and have not yet been finalized. Upon finalization of the agreement, which is expected to occur during the third quarter of 2004, it is possible that the Company may be required to take a charge for asset impairment under Statement of Financial Accounting Standards No. 144.

      We are an indirect wholly owned subsidiary of Extendicare Inc., a Canadian publicly traded company. Our principal executive offices are located at 111 West Michigan Street, Milwaukee, Wisconsin 53203. Our telephone number is (414) 908-8000.

The Exchange Offer

Old Notes	On April 22, 2004, we sold to the initial purchasers $125,000,000 aggregate principal amount of our 6 7/8% Senior Subordinated Notes due 2014, which are fully and unconditionally guaranteed on a senior subordinated unsecured basis, jointly and severally, by:

• all of our existing and future domestic significant subsidiaries;

• all of our existing and future domestic subsidiaries that guarantee or incur any indebtedness; and

• any other existing or future significant subsidiaries or restricted subsidiaries that guarantee or otherwise provide direct credit support for indebtedness of ours or any of our domestic subsidiaries.

In this prospectus we refer to the unregistered senior subordinated notes as the old notes. We issued the old notes at a price per old note of 97.5001% of par, which means the initial purchasers paid less than the principal amount for the old notes. The initial purchasers resold the old notes to qualified institutional buyers under Rule 144A under the Securities Act and outside the United States to non-U.S. persons in offshore transactions meeting the requirements of Regulation S under the Securities Act.

Registration Rights Agreement	When we sold the old notes we entered into a registration rights agreement with the initial purchasers in which we agreed, among other things, to provide to you and all other holders of these old notes the opportunity to exchange your unregistered old notes for substantially identical new notes that we have registered under the Securities Act. This exchange offer is being made for that purpose.

New Notes	We are offering to exchange the old notes for 6 7/8% Senior Subordinated Notes due 2014 that have been registered under the Securities Act, which are fully and unconditionally guaranteed on a senior subordinated unsecured basis, jointly and severally, by:

• all of our existing and future domestic significant subsidiaries;

• all of our existing and future domestic subsidiaries that guarantee or incur any indebtedness; and

• any other existing or future significant subsidiaries or restricted subsidiaries that guarantee or otherwise provide direct credit support for indebtedness of ours or any of our domestic subsidiaries.

In this prospectus we refer to the registered senior subordinated notes as the new notes. In this prospectus we may refer to the old notes and the new notes collectively as the notes. The terms of the new notes are substantially identical to the terms of the old notes except:

• the new notes will be issued in a transaction that will have been registered under the Securities Act;

• the new notes will not contain securities law restrictions on transfer, and

• the new notes will not provide for the payment of liquidated damages under circumstances relating to the timing of the exchange offer.

The Exchange Offer	We are offering to exchange $1,000 principal amount of the new notes for each $1,000 principal amount of your old notes. As of the date of this prospectus, $125,000,000 aggregate principal amount of the old notes are outstanding. For procedures for tendering, see “The Exchange Offer — Procedures for Tendering Old Notes.”

Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless we extend it.

Resales of Notes	We believe that the new notes issued pursuant to the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if:

• you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

• you are acquiring the new notes in the ordinary course of your business;

• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person or entity to participate in, a distribution of the new notes; and

• you deliver a prospectus, as required by law, in connection with any resale of the new notes, see “Plan of Distribution,” if you are a broker- dealer that receives new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities.

If you are an affiliate of ours, or are engaging in or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the new notes, then:

• you may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission;

• you will not be permitted to tender old notes in the exchange offer; and

• you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the old notes.

Each participating broker-dealer that receives new notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See “Plan of Distribution.”

Any broker-dealer that acquired old notes directly from us may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as a selling securityholder) in connection with any resales of the old notes or the new notes.

Acceptance of Old Notes and Delivery of New Notes	We will accept for exchange any and all old notes that are validly tendered in the exchange offer and not withdrawn before the offer expires. The new notes will be delivered promptly following the exchange offer.

Withdrawal Rights	You may withdraw your tender of old notes at any time before the exchange offer expires.

Conditions of the Exchange Offer	The exchange offer is subject to certain customary conditions, which we may waive. Please see “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Consequences of Failure to Exchange Old Notes	If you are eligible to participate in the exchange offer and you do not tender your old notes, then you will continue to hold your old notes and you will be subject to all the limitations and restrictions on transfer applicable to such old notes. Generally, untendered old notes will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act. The trading market for the old notes could be adversely affected if some but not all of the old notes are tendered and accepted in the exchange offer.

Federal Income Tax Consequences	The exchange of an old note for a new note in the exchange offer will not be a taxable event for United States federal income tax purposes. Consequently, you will not recognize any gain or loss upon receipt of the new notes. See “Certain U.S. Federal Income Tax Considerations” for a more detailed description of the tax consequences of the exchange.

Use of Proceeds	Neither we nor any subsidiary guarantor will receive any proceeds from the issuance of new notes pursuant to the exchange offer.

Accounting Treatment	We will not recognize any gain or loss on the exchange of old notes for new notes. See “The Exchange Offer — Accounting Treatment.”

Exchange Agent	U.S. Bank, N.A. is the exchange agent. See “The Exchange Offer — Exchange Agent.”

The New Notes

      The new notes will evidence the same debt as the old notes and will be governed by the same indenture under which the old notes were issued. The summary below describes the principal terms of the new notes. The “Description of the New Notes” section of this prospectus contains a more detailed description of the terms of the new notes.

Issuer	Extendicare Health Services, Inc.

Notes Offered	$125,000,000 in aggregate principal amount of 6 7/8% Senior Subordinated Notes due 2014.

Guarantees	All payments with respect to the old notes, including principal and interest, are , and with respect to the new notes will be, fully and unconditionally guaranteed on a senior subordinated unsecured basis, jointly and severally, by:

• all of our existing and future domestic significant subsidiaries;

• all of our existing and future domestic subsidiaries that guarantee or incur any indebtedness; and

• any other existing and future significant subsidiaries or restricted subsidiaries that guarantee or otherwise provide direct credit support for indebtedness of ours or any of our domestic subsidiaries.

The old notes and guarantees are, and the new notes and guarantees will be, our and our subsidiary guarantors’ general unsecured obligations. Each of our subsidiary guarantors has guaranteed our amended and restated credit facility on a senior secured basis.

Maturity Date	May 1, 2014.

Interest Payment Dates	May 1 and November 1, commencing November 1, 2004.

Ranking	The old notes and guarantees are, and the new notes and guarantees will be, unsecured and:

• subordinated in right of payment to all of our and our subsidiary guarantors’ existing and future senior indebtedness;

• equal in right of payment with all of our and our subsidiary guarantors’ existing and future senior subordinated indebtedness;

• senior in right of payment to all of our and our subsidiary guarantors’ subordinated indebtedness.

Optional Redemption	On or after May 1, 2009, we may redeem all or part of the notes, at the redemption prices (expressed as percentages of principal amount) listed below, plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period commencing on May 1 of the years set forth below:

Redemption
Year	Price

2009	103.438%
2010	102.292%
2011	101.146%
2012 and thereafter	100.000%

Before May 1, 2007, we may redeem up to 35% of the aggregate principal amount of outstanding notes issued under the indenture with the net cash proceeds of qualified equity offerings.

Change of Control	Upon specified change of control events, unless we have exercised our option to redeem all of the notes as described above, each holder of a note will have the right to require us to repurchase all or a portion of its notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Covenants	The indenture governing the notes limits our ability and the ability of our subsidiary guarantors to, among other things:

• incur additional indebtedness;

• create liens;

• pay dividends on or redeem capital stock;

• make certain investments;

• make restricted payments;

• make certain dispositions of assets;

• engage in certain transactions with affiliates;

• engage in certain business activities; and

• engage in mergers, consolidations and certain sales of assets.

The indenture governing the notes will also limit our ability to permit restrictions on the ability of some of our subsidiaries to pay dividends or make certain other distributions.

These covenants are subject to important exceptions and qualifications, as described under “Description of the New Notes.”

Absence of Established Market for the Notes	The notes are a new issue of securities, and there is currently no market for them. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for any quotation system to quote them. The notes are expected to be designated for trading on the PORTAL Market®. The initial purchasers of the old notes have advised us that they intend to make a market for the notes, but they are not obligated to do so. The initial purchasers may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that a liquid market will develop or continue for the notes.

      For a discussion of certain risks that you should consider before deciding to exchange your old notes for new notes, see “Risk Factors.”

SUMMARY CONSOLIDATED HISTORICAL

FINANCIAL AND OPERATING DATA

      The following table summarizes our consolidated historical financial and operating data. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. The summary consolidated financial data as of March 31, 2004 and for the three-month periods ended March 31, 2004 and 2003 have been derived from our unaudited consolidated quarterly financial statements included elsewhere in this prospectus, and the summary consolidated financial data as of March 31, 2003 have been derived from our unaudited consolidated quarterly financial statements, all of which, in our opinion, reflect all adjustments necessary to present fairly the data for such periods. Interim results for the three months ended March 31, 2004 and 2003 are not necessarily indicative of results that can be expected in future periods. The summary consolidated financial data as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated financial data as of December 31, 2001 have been derived from our audited consolidated financial statements. “Operating Data” below are not directly derived from our financial statements, but have been presented to provide additional data for your analysis.

	Three Months Ended
	March 31,		Year Ended December 31,

	2004	2003	2003	2002	2001

	(dollars in thousands)
Statement of Operations Data(1):
Revenues:
Skilled nursing and assisted living facilities	$224,426	$204,805	$843,414	$787,419	$766,952
Outpatient therapy and medical supplies	2,665	2,644	11,524	10,280	9,515
Other	4,410	3,977	15,494	17,352	17,640

Total revenues	231,501	211,426	870,432	815,051	794,107
Costs and expenses:
Operating	189,456	180,496	731,134	691,094	684,814
General and administrative	7,490	7,838	30,871	32,947	32,387
Lease costs	2,264	2,251	9,113	10,642	14,575
Depreciation and amortization	8,681	9,161	37,448	37,575	40,772
Interest, net	6,658	7,852	29,815	32,275	35,560
Loss (gain) on disposal of assets	—	—	—	(3,961)	1,054
Provision for closure and exit costs and other items	—	—	—	5,293	23,192
Loss on early retirement of debt	354	—	—	2,849	75
Loss on impairment of long-lived assets	1,612	—	—	—	1,685

Earnings (loss) before income taxes	14,986	3,828	32,051	6,337	(40,007)

Net earnings (loss)	$9,347	$2,288	$20,086	$3,220	$(27,495)

Balance Sheet Data (end of period):
Cash and cash equivalents	$47,893	$24,912	$48,855	$24,360	$407
Working capital	55,123	33,963	55,795	29,897	(2,554)
Property and equipment	449,638	449,574	448,743	453,119	477,830
Total assets	827,685	825,769	833,349	830,278	795,246
Total debt	380,237	398,030	392,918	398,150	385,347
Shareholder’s equity	192,622	162,182	182,660	159,201	156,002

Three Months Ended
March 31,	Year Ended December 31,

2004	2003	2003	2002	2001

(dollars in thousands)
Other Financial Data:
Net cash provided by operating activities	$18,484	$4,525	$56,033	$38,832	$82,626
Property and equipment capital expenditures	5,345	4,709	21,029	18,659	16,348
Acquisition capital expenditures	2,129	—	4,124	17,930	—
New construction capital expenditures	3,800	31	4,304	—	—
EBITDA(2)	32,291	20,841	99,314	80,368	62,331
EBITDA as a percentage of total revenues(2)	13.9%	9.9%	11.4%	9.9%	7.8%
Days of revenues outstanding	37	40	40	43	45
Ratio of Earnings to Fixed Charges(3)	2.59	x	1.40	x	1.84	x	1.16	x	—
Operating Data:
Number of facilities at end of period Owned and leased:
Skilled nursing	140	139	140	139	139
Assisted living and retirement	34	36	34	36	36

Total owned and leased	174	175	174	175	175

Managed and consulting:
Managed	12	22	19	22	23
Consulting services	72	41	63	39	35

Total management and consulting	84	63	82	61	58

Resident census Skilled nursing	12,978	12,875	12,901	12,727	13,358
Assisted living and retirement	1,488	1,501	1,496	1,472	1,463
Average occupancy rate Skilled nursing	91.3%	91.3%	91.5%	90.3%	87.5%
Assisted living and retirement	86.7%	85.5%	86.3%	83.9%	83.1%
Payor source as a percentage of total revenues Private pay	24%	24%	24%	24%	25%
Medicare	30%	27%	27%	26%	24%
Medicaid	46%	49%	49%	50%	51%

(1)	For a discussion of our operating results, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Effective October 1, 2003, CMS increased Medicare rates by 6.26% reflecting (1) a cumulative forecast correction, or administrative fix, to correct past years under-funded rate increases, which increased the federal base payment rates by 3.26%, and (2) the annual market basket increase of 3.0%. We estimated that based on the Medicare case mix for the nine-month period ended September 30, 2003, these Medicare rate increases would add approximately $18.45 per Medicare day. Based upon the Medicare case mix and census in the first quarter of 2004, the impact of the 6.26% Medicare rate increase increased our revenues by $3.7 million. Based upon the Medicare case mix and census in the first quarter of 2003, this Medicare rate increase amounts to additional annualized revenue of approximately $14.8 million going forward, which will be tempered by higher labor and other operating costs.

(2)	“EBITDA” is defined as net income (loss) before income taxes, interest expense net of interest income, depreciation and amortization, and non-cash, non-recurring (gains) and losses, including disposal of assets, provision for closure and exit costs and other items, early retirement of debt and impairment of long-lived assets. Our definition of EBITDA may not be comparable to the definition of EBITDA used by other companies. The following table sets forth a reconciliation of net income (loss) before income taxes to EBITDA:

	Three Months Ended
	March 31		Year Ended December 31

	2004	2003	2003	2002	2001

	(dollars in thousands)
Net income (loss) before income taxes	$14,986	$3,828	$32,051	$6,337	$(40,007)
Add (deduct):
Depreciation and amortization	8,681	9,161	37,448	37,575	40,772
Interest expense	8,200	8,495	33,981	33,654	37,857
Interest income	(1,542)	(643)	(4,166)	(1,379)	(2,297)
Non-cash, non-recurring (gains) and losses:
Loss (gain) on disposal of assets	—	—	—	(3,961)	1,054
Provision for closure and exit costs and other items	—	—	—	5,293	23,192
Loss on early retirement of debt	354	—	—	2,849	75
Loss on impairment of long-lived assets	1,612	—	—	—	1,685

EBITDA	$32,291	$20,841	$99,314	$80,368	$62,331

We use EBITDA as a key performance indicator and EBITDA as a percentage of total revenues as a measurement of margin. We understand that EBITDA, or derivatives thereof, are customarily used by lenders, financial and credit analysts and many investors as a performance measure in evaluating healthcare acquisitions. Moreover, substantially all of our financing agreements, including the indenture governing our Senior Notes and our credit facility, contain covenants in which EBITDA is used as a measure of compliance. Thus, we use EBITDA to monitor our compliance with these financing agreements. EBITDA is a not measure of performance under generally accepted accounting principles in the United States of America, or GAAP. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

(3)	For the purpose of calculating the ratio of earnings to fixed charges, net income consist of earnings (loss) before income taxes, minority interest and extraordinary item, adjusted to add back interest expense, amortization of deferred financing costs and estimated interest within rental expense. Fixed charges consist of interest, amortization of deferred financing costs and estimated interest within rental expense. The ratio of earnings to fixed charges for the three-month period ended March 31, 2004 and the year ended December 31, 2003, on a pro forma basis to reflect the sale and issuance of the old notes and the application of the proceeds from that sale and issuance, was 3.52x and 2.48x, respectively. The amount of the deficiency (the amount by which fixed charges exceed earnings) for the years ended December 31, 2001, 2000 and 1999 was $39,932, $82,346 and $123,481, respectively.

RISK FACTORS

      You should consider carefully each of the following risks and all other information contained in this prospectus before deciding to exchange your old notes for new notes. The risks and uncertainties described below are not the only ones we face.

Risks Relating to Us and Our Business

We depend upon reimbursement for our services by third-party payors, and changes in their reimbursement levels could adversely affect our revenues, results of operations and financial position.

      Substantially all, or 76%, of our long-term and rehabilitation revenues are derived from payments received from the Medicare and Medicaid programs, with the remainder being derived from commercial insurers, managed care plans, the Department of Veteran Affairs, private individuals and third parties for whom we provide management or consulting services. In 2003, approximately 27% of our revenues were derived from Medicare and 49% from Medicaid. As of March 31, 2004, approximately 30% of our revenues were derived from Medicare and 46% from Medicaid. There are ongoing pressures from many payors to control healthcare costs and to reduce or limit increases in reimbursement rates for medical services. Governmental payment programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative or executive orders and government funding restrictions, all of which may materially change the amount of payments to us for our services.

Our revenues may be adversely affected by changes to or elimination of temporary Medicare funding provisions or reductions in Medicare rates through new rules introduced by CMS.

      In 1999 the industry experienced a decline in revenues primarily attributable to declines in government reimbursement as a result of the Balanced Budget Act of 1997, or BBA. The revenue rate reductions from the BBA were partially offset by $2.7 billion in temporary relief funding enhancements received through the Balanced Budget Refinement Act of 1999, or BBRA, and the Benefits Improvement Protective Act of 2000, or BIPA. The funding enhancements implemented by BBRA and BIPA fall into two categories. The first category is Legislative Add-ons, which included a 16.66% add-on to the nursing component of the RUGs rate and a 4% base adjustment. Despite intensive lobbying by the long-term care industry, Congress did not extend these Medicare funding enhancements. On September 30, 2002, the Legislative Add-ons expired (referred to as the Medicare cliff), resulting in a reduction in Medicare rates for all long-term care providers. Based upon the Medicare case mix and census for the twelve-month period ended September 30, 2003, we estimate that the net impact of the Medicare cliff and the market basket increase received on October 1, 2002 was a reduction in revenues of approximately $16.7 million.

      The second category is resource utilization groupings, or RUGs, Refinements, which involved an initial 20% add-on for 15 RUGs categories identified as having high intensity, non-therapy ancillary services. The 20% add-ons from three RUGs categories were later redistributed to 14 rehabilitation categories at an add-on rate of 6.7% each. In April 2002, CMS announced that it would delay the refinement of the RUGs categories thereby extending the related funding enhancements until September 30, 2003. In May 2003, CMS released a rule that maintained the current RUGs classification until October 1, 2004. Further to, but independent of this, Congress enacted legislation directing CMS to conduct a study on the RUGs classification system and report its recommendations by January 2005. Based upon the Medicare case mix and census for the year ended December 31, 2003, we estimate that we received an average $24.12 per resident day, which on an annualized basis amounts to $17.6 million, related to the RUGs Refinements. Based upon the Medicare case mix and census for the three months ended March 31, 2004, we estimate that we received an average $25.27 per resident day, which on an annualized basis amounts to $20.5 million, related to the RUGs Refinements. The implementation of a RUGs Refinement change, where all or part of the enhancement is discontinued, could have a significant impact on us.

      In January 2003, CMS announced that the moratorium on implementing payment caps for outpatient Part B therapy services, which was scheduled to take effect on January 1, 2003, would be extended. CMS subsequently extended the moratorium until September 1, 2003. The therapy caps were made effective from September 1, 2003 until December 8, 2003. On December 8, 2003, as a result of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, the moratorium was reinstated for an additional two-year period until December 2005. The impact of a payment cap cannot be reasonably estimated based on the information available to us at this time, however, we believe that such a cap would reduce therapy revenues.

      In February 2003, CMS announced its plan to reduce its level of reimbursement for uncollectible Part A co-insurance. Under the CMS plan, the reimbursement level would be reduced to 70% over a three-year period as follows: 90% effective for the government fiscal year commencing October 1, 2003, 80% effective for the government fiscal year commencing October 1, 2004 and 70% effective for government fiscal years commencing on or after October 1, 2005. This plan is consistent with the Part A co-insurance reimbursement plan applicable to hospitals. CMS did not implement the rule change effective October 1, 2003, and continues to review the proposed plan. We estimate that, should this plan be implemented, the negative impact to our net earnings would be $1.3 million in 2004, increasing to $3.3 million in 2006.

      In February 2004, the Medicare Payment Advisory Commission recommended that Congress reallocate levels of payments from rehabilitative RUGS to other RUGs categories, which may negatively impact Medicare revenues. CMS and Congress are not required to, and have not always in the past, implemented Medicare Payment Advisory Commission recommendations.

      We cannot assure you that Medicare payments will remain at levels comparable to present levels or will be sufficient in the future to cover the costs allocable to patients eligible for reimbursement pursuant to such programs.

Financial pressures on state budgets will directly impact the level of available Medicaid funding and, hence, the level of available funding for inflationary increases.

      A majority of states were faced with serious financial budgetary constraints in 2002 and 2003 as a result of a reduction in state revenues from the slowdown in the economy and escalation of costs dealing with the aftermath of September 11, 2001. In response, budgetary constraints were placed on Medicaid programs, which represent a significant portion of state budgets. A January 2003 study issued by the Kaiser Commission on Medicaid and the Uninsured indicated that 49 of the states had made, or planned to make, Medicaid cuts in fiscal year 2003 and 32 states have made or are planning a second round of cuts to the programs. A number of states implemented reductions or freezes in Medicaid rates, or limited their increases to below inflationary levels in 2003. The majority of the states in which we operate reduced the level of Medicaid increases to below inflationary levels in 2003.

      In an effort to counter reduced state revenues, a number of states have submitted proposed state plan amendments and waivers to seek an increase in the level of federal funding for their Medicaid programs and to provide skilled nursing facilities with a revenue rate increase to offset new or increased provider taxes or state assessment fees. Such programs have been approved in the past, however, CMS announced in December 2003 that all such plans were to be reviewed in detail, and in January 2004 the General Accounting Office was contacted to review all such programs being introduced. As a result, a number of states have had to retract and resubmit their proposed plans to CMS, and others are awaiting approval.

      Some of the states in which we operate, including Pennsylvania, Indiana, Oregon and Washington have submitted proposed state plan amendments and waivers, which are awaiting review and approval by CMS pertaining to the fiscal year commencing July 1, 2003. The retrospective plan amendments and waivers seek increases in the level of federal funding for the states’ Medicaid programs and, if approved, would result in providing skilled nursing facilities with a revenue rate increase to offset new or increased provider taxes. Since the plan amendments and waivers have not been approved, we have recorded revenues based upon amounts received. Because Medicaid revenues account for 52% of our skilled nursing facility revenues and 68% of our costs are wages and associated benefits to our staff, Medicaid funding restraints could have a significant negative impact on our results f from operations and cash flow.

      In June 2004, CMS approved the state plan amendment and waiver submitted by the state of Oregon. We will record the net favorable impact, estimated at $0.3 million, in the second quarter of 2004.

Legislative and regulatory actions have resulted in continuing changes to Medicare and Medicaid reimbursement programs.

      Medicare and Medicaid reimbursement programs are complicated and constantly changing as CMS continues to refine its programs. There are considerable administrative costs incurred in monitoring the changes made within the programs, determining the appropriate actions to be taken to respond to those changes and implementing the required actions to meet the new requirements and minimize the repercussions of the changes to our organization, reimbursement rates and costs. Examples of changes adopted by either CMS or certain states that have impacted our industry, include:

•	the repeal of the Boren Amendment federal payment standard for Medicaid payments, which required states to provide skilled nursing facilities with reasonable and adequate reimbursement rates to cover the costs of efficiently and economically operated healthcare facilities. As a result, budget constraints may cause states to reduce Medicaid reimbursement to skilled nursing facilities or delay payments to providers;

•	the limitation of costs being reimbursed under Medicaid reimbursement programs when operators use a certain level of agency staffing or incur leasing costs, which have an imputed lease interest cost greater than the current market rate;

•	the establishment of a minimum occupancy requirement in certain Medicaid programs, which effectively reduces the eligible Medicaid reimbursement rate that a skilled nursing facility can receive; and

•	the increasing number of states that have adopted policies to discontinue the reimbursement of Part A co-insurance payments for dually eligible residents.

The cost of general and professional liability claims are significant and escalating in certain states, resulting in significant increases in insurance or the availability of insurance.

      The industry has experienced an increasing trend in the number and severity of litigation claims and punitive settlements. We believe that this trend is endemic to the long-term care industry and is a result of the increasing number of large judgments, including large punitive damage awards, against long-term care providers in recent years resulting in an increased awareness by plaintiffs’ lawyers of potentially large recoveries. According to a report issued by AON Risk Consultants in February 2004 on long-term care operators’ general liability and professional liability costs, such costs are seven times higher in 2003, as compared to the early 1990s. The average cost per bed for general liability and professional liability costs increased from $310 in 1992 to $2,290 in 2003. The average general and professional liability claim has more than doubled from $65,000 in 1992 to $149,000 in 2003, whereas the average number of claims per 1,000 beds has increased at an average annual rate of 13% from 4.8 in 1992 to 15.3 in 2003 in the long-term care industry. As a result, general and professional claim costs absorbed a significant percentage of the average Medicaid reimbursement rate increase for the period from 1992 to 2003. Florida and Texas are the leaders where general and professional liability claims are being incurred, however Arkansas, California, Mississippi, Tennessee and Alabama are showing similar signs. Industry sources report the average cost of a claim in Florida in 2000 was three times higher than most of the rest of the United States. Florida healthcare providers experienced three times the number of claims that were experienced by providers in most other states. As a result of the litigious environment, insurance premiums for general and professional liability claims have increased, and in certain states coverage is unavailable to skilled nursing facility operators since insurance companies have refrained from providing insurance.

      We have experienced an increasing trend in the number and severity of litigation claims asserted against us, including personal injury and wrongful death claims. This has been particularly the case in Florida and Texas where we have ceased to operate skilled nursing facilities. We ceased all operations in

Florida as of December 31, 2000 and all skilled nursing facility operations in Texas as of September 30, 2001. Exclusive of claims pertaining to our past operations in Florida and Texas, the growth of claims has increased, but within our projections. We continually review requests for medical records and claims by facility and by state and use that information, along with operational performance measures, to assess whether we should dispose of additional facilities. At the present time, we have no significant divestiture plans.

      As of March 31, 2004, we have provided for $43.6 million in accruals for known or potential general and professional liability claims based on claims experience and an independent actuarial review. We may need to increase our accruals in excess of the amounts we have accrued as a result of future actuarial reviews and claims that may develop. An adverse determination in legal proceedings, whether currently asserted or arising in the future, could have a material adverse effect on our business. See “Business — Insurance.”

The shortage of qualified registered nursing staff and other healthcare workers could adversely affect our ability to attract, train and retain qualified personnel and could increase operating costs.

      A national shortage of nurses and other trained personnel and general inflationary pressures have forced us to enhance our wage and benefits packages in order to compete for qualified personnel. According to a survey by the American Healthcare Association issued in February 2003, there were over 96,000 vacant positions in the long-term care sector, of which 39,000 were professional nursing staff and the remainder certified nursing assistants. The survey reported that average turnover within the industry was 50%, with a 36% turnover rate for professional staff and a 71% turnover rate for certified nursing assistants. However, the report cited that these turnover and vacancy levels varied by state and location of the facility. Looking into the future, the shortage of nurses is documented by the U.S. Labor Department, which reports that there will be a 1.0 million shortfall of professional nurses by 2010. In some markets where we operate, there are shortages of healthcare workers. This is supported by a report by the North Carolina Medical Journal in March/April 2002, which reported that between 2000 and 2010 there will be a shortage of 874,000 nursing workers in the long-term care industry.

      As a result of the shortage of nursing and healthcare workers, our average wage rate increased above inflationary levels in 2002 and 2003. Wages increased by approximately 3.8% in 2003 over 2002 and 6.9% in 2002 over 2001. However, overall wage costs as a percentage of total revenues have been reduced due to the wage strategies that we have implemented, particularly in 2003. In order to supplement staffing levels, we periodically are forced to utilize costly temporary help from staffing agencies, which results in wage premiums of 25% to 60%. We attempt to limit the use of temporary help from staffing agencies to maintain a higher quality of care. In 2003, we incurred temporary agency costs of $3.4 million compared to $10.2 million in 2002 and $18.4 million in 2001. During the three months ended March 31, 2004, we incurred temporary agency costs of $0.8 million compared to $1.5 million for the same period in 2003.

We conduct our business in a heavily regulated industry and our failure to comply with laws and government regulation could lead to fines and penalties.

      We must comply with complex laws and regulations at the federal, state and local government levels relating to, among other things:

•	licensure and certification;

•	qualifications of healthcare and support personnel;

•	maintenance of physical plant and equipment;

•	staffing levels and quality of healthcare services;

•	maintenance, confidentiality and security issues associated with medical records;

•	relationships with physicians and referral sources;

•	billing for services;

•	operating policies and procedures; and

•	additions or changes to facilities and services.

      There are ongoing initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. In addition, regulations and policies of regulatory agencies are subject to change. Aspects of some of these healthcare initiatives, such as the termination of Medicare funding improvements and limitations on Medicare coverage, other pressures to contain healthcare costs by Medicare, Medicaid and other payors, as well as increased operational requirements in the administration of Medicaid, could adversely affect our financial condition or our results of operations. Revisions to regulatory requirements, changes in scope and quality of care to residents and revisions to licensure and certification standards also could potentially have a material impact on us. In the future, different interpretations or enforcement of existing, new or amended laws and regulations could result in allegations of impropriety or illegality or could result in changes requiring capital expenditure programs and operating expenses.

      If we do not comply with applicable laws and regulations, then we could be subject to liabilities, including criminal and civil penalties and exclusion of one or more of our facilities from participation in Medicare, Medicaid and other federal and state healthcare programs. If one of our facilities lost its certification under either the Medicare or Medicaid program, then it would have to cease future admissions and displace residents funded by the programs from the facility. In order to become re-certified, a facility must rectify all identified deficiencies and, over a specified period of time, pass a survey conducted by representatives of the respective program through demonstrated care and operations for residents in the facility. Until the appropriate agency has verified through the “reasonable assurance” process that the facility can achieve and maintain substantial compliance with all applicable participation requirements, the facility will not be admitted back into either the Medicare or Medicaid program. Medicare and Medicaid re-certification processes, while similar, are conducted separately. Re-certification requires considerable staff resources. The loss of certification from either program can have potentially significant financial consequences. In 1998, we operated one facility in Maryland that lost its certification under the Medicare program, and we subsequently closed the facility. In November 2000, we operated one facility in Indiana that lost its certification under the Medicare and Medicaid programs but has since been re-certified under both programs.

      In June 2004, the Company reached a tentative agreement with the State of Wisconsin to transfer the operations of its skilled nursing facility in Chippewa Falls, Wisconsin to a new licensee in response to facility citations for survey deficiencies. The facility made no contribution to income during the first quarter of 2004. The terms of the agreement with the new licensee are currently under negotiation and have not yet been finalized. Upon finalization of the agreement, which is expected to occur during the third quarter of 2004, it is possible that the Company may be required to take a charge for asset impairment under Statement of Financial Accounting Standards No. 144.

If we do not achieve and maintain competitive quality of care ratings from CMS, our business may be negatively affected.

      CMS provides comparative data available to the public on its web site, rating every skilled nursing facility operating in each state based upon nine quality of care indicators. These quality of care indicators include such measures as percentages of patients with infections, bedsores and unplanned weight loss. We currently monitor the comparative data posted on the web site to respond to potential consumers should questions arise. If we are unable to achieve quality of care ratings that are comparable or superior to those of our competitors, our ability to attract and retain patients could be affected and, as a result, our occupancy levels could decline.

Changes in the case mix of residents, the mix of residents by payor type and payment methodologies may significantly affect our profitability.

      The sources and amounts of our patient revenues will be determined by a number of factors, including licensed bed capacity and occupancy rates of our skilled nursing facilities, average length of stay of our residents, the mix of residents by payor type (for example, Medicare versus Medicaid or private) and within the Medicare and certain Medicaid programs, the distribution of residents assessed within the RUGS. Changes that increase the percentage of Medicaid residents within our facilities can have a material adverse effect on our financial operations, especially in states whose reimbursement levels are below the cost of providing care.

If we fail to cultivate new or maintain existing relationships with the physicians in the communities in which we operate, our patient base may decrease.

      Our success depends in part upon the admissions and referral practices of the physicians in the communities in which we operate and our ability to cultivate and maintain relationships with these physicians. Physicians referring patients to our facilities are not our employees and are free to refer their patients to other providers. If we are unable to successfully cultivate and maintain strong relationships with these physicians, our patient population may decline.

We face national, regional and local competition.

      Our skilled nursing and assisted living facilities compete on a local and regional basis with other long-term care providers. The number of competing centers in the local market, the types of services available, quality of care, reputation, age and appearance of each center and the cost of care in each locality all affect our ability to compete successfully. The availability and quality of competing facilities significantly influence occupancy levels in assisted living facilities. There are relatively few barriers to entry in the assisted living industry and, therefore, future development of assisted living facilities in the markets we serve could limit our ability to attract and retain residents, to maintain or increase resident service fees or to expand our business. See “Business — Competition.”

State efforts to regulate the construction or expansion of healthcare providers could impair our ability to expand through construction and redevelopment.

      Most of the states in which we currently operate have adopted laws to regulate expansion of skilled nursing facilities. Certificate of need laws generally require that a state agency approve certain acquisitions or physical plant changes and determine that a need exists prior to the addition of beds or services, the implementation of the physical plant changes or the incurrence of capital expenditures exceeding a prescribed amount. Some states also prohibit, restrict or delay the issuance of certificates of need. Many states have established similar certificate of need processes to regulate the expansion of assisted living facilities.

      If certificates of need or other similar approvals are required in order to expand our operations, our failure or inability to obtain the necessary approvals, changes in the standards applicable to such approvals and possible delays and expenses associated with obtaining such approvals could adversely affect our ability to expand and, accordingly, to increase our revenues and earnings. We cannot assure you that we will be able to obtain a certificate of need or other regulatory approval for all future projects requiring such approval.

      Many states in which we operate have implemented moratoriums on the granting of licenses for any additional skilled nursing facility beds. In these states we may only expand by acquiring existing operations and licensure rights from other skilled nursing care providers. We cannot guarantee that we will be able to find acceptable acquisition targets in these states, and as a result, we may not be able to expand in these states.

We face periodic reviews, audits and investigations under our contracts with federal and state government agencies, and these audits could have adverse findings that may negatively impact our business.

      As a result of our participation in the Medicare and Medicaid programs, we are subject to various governmental reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations. Private pay sources also reserve the right to conduct audits. An adverse review, audit or investigation could result in:

•	refunding amounts we have been paid pursuant to the Medicare or Medicaid programs or from private payors;

•	state or federal agencies imposing fines, penalties and other sanctions on us;

•	loss of our right to participate in the Medicare or Medicaid programs or one or more private payor networks; or

•	damages to our reputation in various markets.

      Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies and, in particular, skilled nursing facilities. The focus of these investigations includes:

•	cost reporting and billing practices;

•	quality of care;

•	financial relationships with referral sources; and

•	medical necessity of services provided.

      We also are subject to potential lawsuits under a federal whistleblower statute designed to combat fraud and abuse in the healthcare industry. These lawsuits can involve significant monetary and award bounties to private plaintiffs who successfully bring these suits.

We are required to comply with laws governing the transmission and privacy of health information.

      The Health Insurance Portability and Accountability Act of 1996, or HIPAA, requires us to comply with standards relating to the privacy of protected health information, the exchange of health information within our company and with third parties and the security of electronic protected health information. The privacy standards became effective in April 2003, and the standards for electronic data transactions and code sets became effective in October 2003. We have implemented the new transaction and code sets with all fiscal intermediaries and the states that are currently ready to accept them. In the states where we have not implemented the new transaction and code sets as of the date of this prospectus, we are currently in the testing stages and continue to process and receive payments on a timely basis.

      We established a HIPAA task force consisting of clinical, legal, financial and information services professionals to monitor our implementation of and compliance with the HIPAA standards. At this time, we believe we fully comply with the HIPAA privacy and transactions and code sets standards and will be successful in the implementation of the security standards by the required implementation date, which is currently April 21, 2005. However, our ability to comply with the transactions standards is dependent upon other third parties, including the fiscal intermediaries and state program providers also complying with the HIPAA requirements and timetables. If we fail to comply with the new standards, we could be subject to criminal penalties and civil sanctions.

We may make acquisitions and undertake management and consulting contracts that could subject us to a number of operating risks.

      We anticipate that we may continue to make acquisitions of, investments in, and strategic alliances with, complementary businesses, which will enable us to provide additional services for our customer base and for adjacent markets and to expand each of our businesses geographically. In addition, we may undertake management and consulting service arrangements with other organizations. Implementation of these strategies entails a number of risks including:

•	inaccurate assessment of undisclosed liabilities;

•	entry into markets in which we may have limited or no experience;

•	diversion of management’s attention from our existing core business;

•	difficulties in assimilating the acquired business or in realizing projected efficiencies and cost savings; and

•	increasing our indebtedness and limiting our ability to access additional capital when needed.

      Additionally, certain changes to our existing operation may be necessary to integrate the acquired businesses, to assimilate new employees and to implement reporting, monitoring, compliance and forecasting procedures.

If we are unable to control operating costs and generate sufficient cash flow to meet operational and financial requirements, including servicing our indebtedness, our business operations may be adversely affected.

      Cost containment and lower reimbursement levels by third party payors, including federal and state governments, have had a significant impact on the healthcare industry as a whole and on our cash flows. Our operating margins continue to be under pressure because of continuing regulatory scrutiny and growth in operating expenses, such as labor costs and insurance premiums. In addition, as a result of competitive pressures, our ability to maintain operating margins through price increases to private patients is limited. If we are unable to generate sufficient cash flow to service our indebtedness, our business operations will be materially adversely affected. As of March 31, 2003, we were in compliance with the financial covenants of our credit facility, 2007 Notes and Senior Notes, and management has a strategy to remain in compliance with such covenants. However, there can be no assurance that we will comply with our financial covenant requirements in the future. If we are unable to do so, our business operations may be materially adversely affected.

Risks Relating to the Exchange Offer and the New Notes

You may have difficulty selling the old notes that you do not exchange.

      If you do not exchange your old notes for the new notes offered in this exchange offer, then you will continue to be subject to the restrictions on the transfer of your old notes. Those transfer restrictions are described in the indenture governing the notes and in the legend contained on the old notes, and arose because we originally issued the old notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

      In general, you may offer or sell your old notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the old notes under the Securities Act.

      If a large number of old notes are exchanged for new notes in the exchange offer, then it may be more difficult for you to sell your unexchanged old notes. Additionally, if you do not exchange your old notes in the exchange offer, then you will no longer be entitled to have those notes registered under the Securities Act. See “The Exchange Offer — Consequences of Failure to Exchange Old Notes.”

Our indebtedness could adversely affect our financial health and our ability to fulfill our obligations under the new notes.

      As of March 31, 2004, our total consolidated indebtedness, after giving effect to the sale and issuance of the 2014 Notes and anticipated borrowings under our amended and restated credit facility and the application of the proceeds therefrom, was approximately $320 million. Our indebtedness could have important consequences to you including:

•	making it more difficult for us to satisfy our obligations with respect to the notes;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	requiring that a portion of our cash flow from operations be used for the payment of interest on our debt, thereby reducing our ability to use our cash flow to fund working capital, capital expenditures, acquisitions and general corporate requirements;

•	limiting our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and general corporate requirements;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the healthcare industry; and

•	placing us at a competitive disadvantage to our competitors that have less indebtedness.

      We and our subsidiaries may be able to incur additional indebtedness in the future, including secured indebtedness. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. If new indebtedness is added to our and our subsidiaries’ current indebtedness levels, the related risks that we and they now face could intensify.

Covenant restrictions under our amended and restated credit facility and our indentures may limit our ability to operate our business.

      Our amended and restated credit facility, the indenture governing our Senior Notes and the indenture governing the 2014 Notes contain, among other things, covenants that may restrict our and our subsidiary guarantors’ ability to finance future operations or capital needs or to engage in other business activities. Our amended and restated credit facility and the indentures restrict, among other things, our ability and the ability of our subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	pay dividends on or redeem capital stock;

•	make certain investments;

•	make restricted payments;

•	make certain dispositions of assets;

•	engage in certain transactions with affiliates;

•	engage in certain business activities; and

•	engage in mergers, consolidations and certain sales of assets.

      In addition, our amended and restated credit facility requires us to maintain specified financial ratios and tests, which may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. Events beyond our control, including changes in general business and economic conditions, may affect our ability to meet those financial ratios and tests. We cannot assure you that we will meet those ratios and tests or that the lenders will waive any failure to meet those ratios and tests. A breach of any of these covenants would result in a default under our amended and restated credit facility, and any resulting acceleration under the amended and restated credit facility may result in a default under our indentures. If an event of default under our amended and restated credit facility occurs, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. See “Prospectus Summary — Recent Developments — Amendment and

Restatement of Credit Facility,” “Description of Other Indebtedness” and “Description of the New Notes.”

Our business and financial results depend on our ability to generate sufficient cash flows to service our debt or refinance our indebtedness on commercially reasonable terms.

      Our ability to make payments on and to refinance our debt and to fund planned expenditures depends on our ability to generate cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that our business will generate cash flows from operations or that future borrowings will be available to us under our amended and restated credit facility in an amount sufficient to enable us to pay our debt or to fund our other liquidity needs. We cannot assure you that we will be able to refinance our borrowing arrangements or any other outstanding debt on commercially reasonable terms or at all. Refinancing our borrowing arrangements could cause us to:

•	pay higher interest;

•	be subject to additional or more restrictive covenants than those outlined above; and

•	grant additional security interests in our collateral.

      Our inability to generate sufficient cash flow to service our debt or refinance our indebtedness on commercially reasonable terms would have a material adverse effect on our business and results of operations.

As a holding company, we rely on payments from our subsidiaries in order for us to make payments on the notes.

      We are a holding company with no significant operations of our own. Because our operations are conducted through our subsidiaries, we depend on dividends, loans, advances and other payments from our subsidiaries in order to allow us to satisfy our financial obligations. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts to us, whether by dividends, loans, advances or other payments. The ability of our subsidiaries to pay dividends and make other payments to us depends on their earnings, capital requirements and general financial conditions and is restricted by, among other things, applicable corporate and other laws and regulations and future agreements to which our subsidiaries may be a party. Although our subsidiary guarantors have guaranteed the old notes, and are guaranteeing the new notes, each guarantee is subordinated to all senior debt of the relevant subsidiary guarantor.

The notes and the subsidiary guarantees will be subordinated to our and our subsidiary guarantors’ senior indebtedness.

      The old notes and the subsidiary guarantees are, and the new notes and the subsidiary guarantees will be, subordinated in right of payment to all of our and our subsidiary guarantors’ senior indebtedness. The indenture governing the notes permits the incurrence of additional indebtedness, including senior indebtedness, by us and our restricted subsidiaries in the future. See “Description of the New Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” Because of the subordination provisions of the notes, in the event of our or one of our subsidiary guarantors’ bankruptcy, liquidation, reorganization or other winding up, our assets or the assets of our subsidiary guarantors will be available to pay obligations on the notes or the subsidiary guarantees only after all such senior debt has been repaid in full from such assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes or guarantees, as the case may be, that are outstanding.

      In addition, all payments on the notes and the subsidiary guarantees will be prohibited in the event of a payment default on certain of our and our subsidiary guarantors’ senior indebtedness (including our Senior Notes and borrowings under our amended and restated credit facility) and may be blocked for up to 179 days each year upon the occurrence of other defaults under such indebtedness.

A court may void the subsidiary guarantees of the notes or further subordinate the subsidiary guarantees to other obligations of our subsidiary guarantors.

      Although standards may vary depending upon the applicable law, generally under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void all or a portion of the subsidiary guarantees of the notes or further subordinate the subsidiary guarantees to other obligations of our subsidiary guarantors. If the claims of the holders of the notes against any subsidiary guarantor were held to be unenforceable or further subordinated in favor of other creditors of that subsidiary guarantor, the other creditors would be entitled to be paid in full before any payment could be made on the notes. If one or more of the subsidiary guarantees is voided or further subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of the holders of the notes.

We may be unable to repurchase the notes and the Senior Notes if we experience a change of control.

      If we were to experience a change of control, the indentures governing the 2014 Notes and the Senior Notes require us to offer to purchase all of the outstanding notes and Senior Notes. Our failure to repay holders tendering notes upon a change of control will result in an event of default under these indentures. A change of control or an event of default under these indentures may also result in an event of default under our amended and restated credit facility, which may result in the acceleration of the indebtedness under that facility requiring us to repay that indebtedness immediately. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding under our amended and restated credit facility or to purchase the 2014 Notes, the Senior Notes or any other securities that we would be required to offer to purchase. We expect that we would require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. See “Prospectus Summary — Recent Developments — Amendment and Restatement of Credit Facility,” “Description of Other Indebtedness” and “Description of the New Notes.”

No public market exists for the notes, and any market for the notes may be illiquid.

      The notes are a new issue of securities with no established trading market. We do not intend to list the notes for trading on any stock exchange or arrange for any quotation system to quote prices for them. The initial purchasers have informed us that they intend to make a market in the notes, however, they are not obligated to do so and may cease market-making activities at any time. As a result, we cannot assure you that an active trading market will develop or continue for the notes.

THE EXCHANGE OFFER

Purpose and Effect; Registration Rights

      We sold the old notes on April 22, 2004 in transactions exempt from the registration requirements of the Securities Act. Therefore, the old notes are subject to significant restrictions on resale. In connection with the issuance of the old notes; we and our subsidiary guarantors entered into a registration rights agreement, which required that we and our subsidiary guarantors:

•	use our reasonable best efforts to file with the Securities and Exchange Commission a registration statement under the Securities Act relating to the exchange offer and the issuance and delivery of the new notes in exchange for the old notes;

•	use our reasonable best efforts to cause the Securities and Exchange Commission to declare the exchange offer registration statement effective under the Securities Act; and

•	use our reasonable best efforts to consummate the exchange offer not later than 30 business days following the effective date of the exchange offer registration statement.

      If you participate in the exchange offer, you will, with limited exceptions, receive new notes that are freely tradable and not subject to restrictions on transfer. You should refer to “The Exchange Offer — Resales of New Notes” for more information relating to your ability to transfer new notes.

      If you are eligible to participate in the exchange offer and do not tender your old notes, you will continue to hold the untendered old notes, which will continue to be subject to restrictions on transfer under the Securities Act.

      The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement. The above summary of the registration rights agreement is not complete and is subject to, and qualified by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement that includes this prospectus.

Terms of the Exchange Offer

      We are offering to exchange $125,000,000 in aggregate principal amount of our 6 7/8% Senior Subordinated Notes due 2014 that have been registered under the Securities Act for a like aggregate principal amount of our outstanding unregistered 6 7/8% Senior Subordinated Notes due 2014.

      Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all old notes validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes we accept in the exchange offer. You may tender some or all of your old notes under the exchange offer. However, the old notes are issuable in authorized denominations of $1,000 and integral multiples thereof. Accordingly, old notes may be tendered only in denominations of $1,000 and integral multiples thereof. The exchange offer is not conditioned upon any minimum amount of old notes being tendered.

      The form and terms of the new notes will be the same as the form and terms of the old notes, except that:

•	the new notes will be registered with the Securities and Exchange Commission and thus will not be subject to the restrictions on transfer or bear legends restricting their transfer;

•	all of the new notes will be represented by global notes in book-entry form unless exchanged for notes in definitive certificated form under the limited circumstances described under “Description of the New Notes — Book-Entry, Delivery and Form;” and

•	the new notes will not provide for registration rights and the payment of liquidated damages under circumstances relating to the timing of the exchange offer.

      The new notes will evidence the same debt as the old notes and will be issued under, and be entitled to the benefits of, the indenture governing the old notes.

      The new notes will accrue interest from the most recent date to which interest has been paid on the old notes or, if no interest has been paid, from the date of issuance of the old notes. Accordingly, registered holders of new notes on the record date for the first interest payment date following the completion of the exchange offer will receive interest accrued from the most recent date to which interest has been paid on the old notes or, if no interest has been paid, from the date of issuance of the old notes. However, if that record date occurs prior to completion of the exchange offer, then the interest payable on the first interest payment date following the completion of the exchange offer will be paid to the registered holders of the old notes on that record date.

      In connection with the exchange offer, you do not have any appraisal or dissenters’ rights under applicable law or the indenture. We intend to conduct the exchange offer in accordance with the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The exchange offer is not being made to, nor will we accept tenders for exchange from, holder of the old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

      We will be deemed to have accepted validly tendered old notes when we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us.

      If we do not accept any tendered old notes because of an invalid tender or for any other reason, then we will return certificates for any unaccepted old notes without expense to the tendering holder as promptly as practicable after the expiration date.

Expiration Date; Amendments

      The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2004, unless we, in our sole discretion, extend the exchange offer.

      If we determine to extend the exchange offer, then we will notify the exchange agent of any extension by oral or written notice and give each registered holder notice of the extension by means of a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

      We reserve the right, in our sole discretion, to delay accepting any old notes, to extend the exchange offer or to amend or terminate the exchange offer if any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied or waived by giving oral or written notice to the exchange agent of the delay, extension, amendment or termination. Further, we reserve the right, in our sole discretion, to amend the terms of the exchange offer in any manner. We will notify you as promptly as practicable of any extension, amendment or termination. We will also file a post-effective amendment to the registration statement of which this prospectus is a part with respect to any fundamental change in the exchange offer.

Procedures for Tendering Old Notes

      A holder who wishes to tender old notes in the exchange offer must do either of the following:

•	properly complete, sign and date the letter of transmittal, including all other documents required by the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver that letter of transmittal and other required documents to the exchange agent at the address listed below under “— Exchange Agent” on or before the expiration date; or

•	if the old notes are tendered under the book-entry transfer procedures described below, transmit to the exchange agent an agent’s message, which agent’s message must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

      In addition, one of the following must occur:

•	the exchange agent must receive certificates representing your old notes along with the letter of transmittal on or before the expiration date, or

•	the exchange agent must receive a timely confirmation of book-entry transfer of the old notes into the exchange agent’s account at The Depository Trust Company, or DTC, under the procedure for book-entry transfers described below along with the letter of transmittal or a properly transmitted agent’s message, on or before the expiration date; or

•	the holder must comply with the guaranteed delivery procedures described below.

      The term “agent’s message” means a message, transmitted by a book-entry transfer facility to and received by the exchange agent and forming a part of the book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgement from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal, and that we may enforce the letter of transmittal against the participant.

      To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “— Exchange Agent” on or before the expiration of the exchange offer. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under “— Exchange Agent.”

      Any tender of old notes that is not withdrawn prior to the expiration date will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Only a registered holder of old notes may tender the old notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the old notes held by that holder, then that tendering holder should fill in the applicable box of the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

      The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. Do not send letters of transmittal or old notes to us.

      Generally, an eligible institution must guarantee signatures on a letter of transmittal or a notice of withdrawal unless the old notes are tendered:

•	by a registered holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

      If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a firm which is:

•	a member of a registered national securities exchange;

•	a member of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act.

      If the letter of transmittal is signed by a person other than the registered holder of any outstanding old notes, the original notes must be endorsed or accompanied by appropriate powers of attorney. The power of attorney must be signed by the registered holder exactly as the registered holder(s) name(s) appear(s) on the old notes and an eligible guarantor institution must guarantee the signature on the power of attorney.

      If the letter of transmittal, or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

      If you wish to tender old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should promptly instruct the registered holder to tender on your behalf. If you wish to tender on your behalf, you must, before completing the procedures for tendering old notes, either register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

      We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange. Our determination will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of old notes not properly tendered or old notes our acceptance of which might, in the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to any particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time period we determine. Neither we, the exchange agent nor any other person will incur any liability for failure to give you notification of defects or irregularities with respect to tenders of your old notes.

      By tendering, you will represent to us that:

•	any new notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the new notes;

•	if the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of those new notes (see “Plan of Distribution”); and

•	the holder is not our “affiliate,” as defined in Rule 405 of the Securities Act, or, if the holder is our affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

      If any holder or any such other person is our “affiliate,” or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes to be acquired in the exchange offer, then that holder or any such other person:

•	may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission;

•	is not entitled and will not be permitted to tender old notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      Each broker-dealer who acquired its old notes as a result of market-making activities or other trading activities and thereafter receives new notes issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

      Any broker-dealer that acquired old notes directly from us may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act (including being named as a selling securityholder) in connection with any resales of the old notes or the new notes.

Acceptance of Old Notes for Exchange; Delivery of New Notes

      Upon satisfaction of all conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes.

      For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when we have given oral or written notice of that acceptance to the exchange agent. For each old note accepted for exchange, you will receive a new note having a principal amount equal to that of the surrendered old note.

      In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	certificates for your old notes or a timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

      If we do not accept any tendered old notes for any reason set forth in the terms of the exchange offer or if you submit old notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged old notes without expense to you. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC under the book-entry procedures described below, we will credit the non-exchanged old notes to your account maintained with DTC.

Book-Entry Transfer

      We understand that the exchange agent will make a request within two business days after the date of this prospectus to establish accounts for the old notes at DTC for the purpose of facilitating the exchange offer, and any financial institution that is a participant in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the exchange agent must receive a properly completed and duly executed letter of transmittal with any required signature guarantees, or an agent’s message in lieu of a letter of transmittal, and all other required documents at its address listed below under “— Exchange Agent” on or before the expiration date, or if you comply with the guaranteed delivery procedures described below, within the time period provided under those procedures.

Guaranteed Delivery Procedures

      If you wish to tender your old notes and your old notes are not immediately available, or you cannot deliver your old notes, the letter of transmittal or any other required documents or comply with DTC’s procedures for transfer before the expiration date, then you may participate in the exchange offer if:

•	the tender is made through an eligible guarantor institution;

•	before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, containing:

—	the name and address of the holder and the principal amount of old notes tendered;

—	a statement that the tender is being made thereby; and

—	a guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates representing the old notes in proper form for transfer or a book-entry confirmation and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal as well as certificates representing all tendered old notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

      You may withdraw your tender of old notes at any time before the exchange offer expires.

      For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at its address listed below under “— Exchange Agent.” The notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount, or, in the case of old notes tendered by book-entry transfer, the name and number of the DTC account to be credited, and otherwise comply with the procedures of DTC; and

•	if certificates for old notes have been transmitted, specify the name in which those old notes are registered if different from that of the withdrawing holder.

      If you have delivered or otherwise identified to the exchange agent the certificates for old notes, then, before the release of these certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with the signatures guaranteed by an eligible institution, unless the holder is an eligible institution.

      We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. We will return any old notes that have been tendered but that are not exchanged for any reason to the holder, without cost, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC, the old notes will be credited to an account maintained with DTC for the old notes. You may retender properly withdrawn old notes by following one of the procedures described under “— Procedures for Tendering Old Notes” at any time on or before the expiration date.

Conditions to the Exchange Offer

      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to exchange new notes for, any old notes if in our reasonable judgment:

•	the new notes to be received will not be tradable by the holder, without restriction under the Securities Act and the Securities Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of old notes, would violate any applicable law or applicable interpretation by the staff of the Securities and Exchange Commission; or

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

      The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition. Subject to applicable law, we may waive these conditions in our discretion in whole or in part at any time and from time to time. If we waive these conditions, then we intend to continue the exchange offer for at least five business days after the waiver. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of those rights, and those rights will be deemed ongoing rights which may be asserted at any time and from time to time.

      We will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any old notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indentures under the Trust Indenture Act of 1939.

Exchange Agent

      U.S. Bank, N.A. is the exchange agent for the exchange offer. You should direct any questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the exchange agent addressed as follows:

By Hand, Overnight Mail, Courier, or Registered or Certified Mail:

U.S. Bank National Association
60 Livingston Ave
St. Paul, MN 55107
Attention: Specialized Finance

By Facsimile:

(651) 495-8158
Attention: Specialized Finance

      Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

      We will pay the expenses of the exchange offer. We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We are making the principal solicitation by mail; however, our officers and employees may make additional solicitations by facsimile transmission, e-mail, telephone or in person. You will not be charged a service fee for the exchange of your old notes, but we may require you to pay any transfer or similar government taxes in certain circumstances.

Transfer Taxes

      You will be obligated to pay any transfer taxes applicable to the transfer of the old notes pursuant to the exchange offer.

Accounting Treatment

      We will record the new notes in our accounting records at the same carrying values as the old notes, which is the aggregate principal amount of the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Resales of New Notes

      Based on interpretations of the staff of the Securities and Exchange Commission, as set forth in no-action letters to third parties, we believe that new notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any old note holder without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act if:

•	the holder is not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	the new notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in a distribution of the new notes.

      Any holder who exchanges old notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

      This prospectus may be used for an offer to resell, resale or other transfer of new notes. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. Please see “Plan of Distribution” for more details regarding the transfer of new notes.

Consequences of Failure to Exchange Old Notes

      Holders who desire to tender their old notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

      Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes and in the offering memorandum, dated April 15, 2004, relating to the old notes. Except in limited circumstances with respect to the specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We do not anticipate that we will take any action to register the untendered old notes under the Securities Act or under any state securities laws.

      Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

      Old notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture relating to the old notes and the new notes. Holders of the new notes and any old notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

USE OF PROCEEDS

      This exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the old notes. Neither we nor any subsidiary guarantor will receive any proceeds from the issuance of the new notes. In consideration for issuing the new notes as contemplated by this prospectus, we will receive the old notes in like principal amount, the terms of which are identical in all material respects to the new notes. The old notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase or decrease in our indebtedness.

      We used the net proceeds of approximately $117.4 million, net of a $3.1 million discount and fees and expenses of $4.5 million, from the sale and issuance of the old notes, together with borrowings under our amended and restated credit facility to purchase for cash approximately $104.9 million aggregate principal amount of 2007 Notes validly tendered in the tender offer and to redeem any 2007 Notes not tendered in the tender offer or cancelled prior to May 24, 2004.

CAPITALIZATION

      The following table sets forth the cash and cash equivalents and our consolidated capitalization as of March 31, 2004 on an actual basis and as adjusted to give effect to the sale and issuance of the 2014 Notes and the application of the proceeds therefrom and the borrowings under our amended and restated credit facility. You should read this table in conjunction with our audited consolidated financial statements and the related notes to the audited consolidated financial statements included elsewhere in this prospectus. See “Use of Proceeds,” “Summary Consolidated Historical Financial and Operating Data,” “Selected Consolidated Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Other Indebtedness.”

	March 31, 2004

		As
	Actual	Adjusted

	(dollars in thousands)
Cash and cash equivalents	$47,893	$2,834
Total debt:
Amended and restated credit facility(1)	—	18,000
Industrial development revenue bonds(2)	20,160	20,160
Promissory notes, mortgages, capital lease obligations and other debt	10,392	10,392
9.500% Senior Notes due 2010	149,685	149,685
9.350% Senior Subordinated Notes due 2007(3)	200,000	—
6.875% Senior Subordinated Notes due 2014	—	121,875

Total debt	380,237	320,112
Shareholder’s equity:
Common stock	1	1
Additional paid-in capital	208,787	208,787
Accumulated other comprehensive loss	1,600	985
Accumulated deficit(4)	(17,766)	(21,629)

Total shareholder’s equity	192,622	188,144

Total capitalization	$572,859	$508,256

(1)	As of March 31, 2004, we had available borrowings under our credit facility of $105.0 million and $33.7 million of letters of credit outstanding under our credit facility. As discussed in “Prospectus Summary — Recent Developments — Amendment and Restatement of Credit Facility,” in connection with the sale and issuance of the 2014 Notes, we amended and restated our credit facility to provide, among other things, an additional $50.0 million of senior secured financing on a revolving basis.

(2)	In February 2004, we prepaid in full two industrial development revenue bonds totaling $13.0 million.

(3)	As of March 31, 2004, Extendicare Inc., our parent company, held $27.9 million of our 2007 Notes. These 2007 Notes were repaid on May 24, 2004.

(4)	Holders of the 2007 Notes who tendered their 2007 Notes or whose 2007 Notes were redeemed received a premium that in aggregate amounted to approximately $6.6 million. As a result of the tender offer, redemption and repayment of the 2007 Notes, in the second quarter of 2004, we will write off deferred finance charges of approximately $2.4 million related to the 2007 Notes and incur legal costs estimated at $0.3 million. In addition, pursuant to the termination of our existing interest rate swap and cap agreements, we will record a gain of approximately $3.3 million which will be recognized in the second quarter of 2004. The net after tax impact to earnings will be a loss of approximately $3.9 million, which will be reflected within our accumulated deficit. Below is a summary of the loss to be reported in the second quarter of 2004.

(dollars in
thousands)

Tender premium and call premium	$(6,636)
Write-off of deferred finance charges	(2,359)
Gain on termination of interest rate swap and cap agreements	3,302
Legal expenses (estimated)	(250)

(5,943)
Income taxes	2,080

Net impact	$(3,863)

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

      The following table summarizes our selected consolidated historical financial data, which you should read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. The selected consolidated financial data as of March 31, 2004 and for the three-month periods ended March 31, 2004 and 2003 have been derived from our unaudited consolidated quarterly financial statements included elsewhere in this prospectus, and the selected consolidated financial data as of March 31, 2003 have been derived from our unaudited consolidated quarterly financial statements, all of which, in our opinion, reflect all adjustments necessary to present fairly the data for such periods. Interim results for the three months ended March 31, 2004 and 2003 are not necessarily indicative of results that can be expected in future periods. The selected consolidated financial data as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated financial data as of December 31, 2001, 2000 and 1999 and for each of the years in the two-year period ended December 31, 2000 have been derived from our audited consolidated financial statements.

	Three Months Ended
	March 31,		Year Ended December 31,

	2004	2003	2003	2002	2001	2000	1999

			(dollars in thousands)
Statement of Operations Data:
Revenues(1):
Skilled nursing and assisted living facilities	$224,426	$204,805	$843,414	$787,419	$766,952	$904,847	$916,195
Outpatient therapy and medical supplies	2,665	2,644	11,524	10,280	9,515	9,716	43,068
Other	4,410	3,977	15,494	17,352	17,640	8,506	8,322

Total revenues	231,501	211,426	870,432	815,051	794,107	923,069	967,585
Costs and expenses:
Operating	189,456	180,496	731,134	691,094	684,814	825,172	844,391
General and administrative	7,490	7,838	30,871	32,947	32,387	46,507	45,524
Lease costs	2,264	2,251	9,113	10,642	14,575	15,731	16,631
Depreciation and amortization	8,681	9,161	37,448	37,575	40,772	45,434	52,005
Interest, net	6,658	7,852	29,815	32,275	35,560	45,155	51,267
(Gain) loss on disposal of assets	—	—	—	(3,961)	1,054	3,306	37,292
Provision for closure and exit costs and other items	—	—	—	5,293	23,192	3,357	5,482
Loss on early retirement of debt	354	—		2,849	75	699	582
Loss on impairment of long-lived assets	1,612	—	—	—	1,685	20,753	38,173

Earnings (loss) before income taxes	14,986	3,828	32,051	6,337	(40,007)	(83,045)	(123,762)

Net earnings (loss)	$9,347	$2,288	$20,086	$3,220	$(27,495)	$(55,121)	$(70,457)

Balance Sheet Data (end of period):
Cash and cash equivalents	$47,893	$24,912	$48,855	$24,360	$407	$1,102	$2,941
Working capital	55,123	33,963	55,795	29,897	(2,554)	44,473	67,807
Property and equipment	449,638	449,574	448,743	453,119	477,830	507,536	610,643
Total assets	827,685	825,769	833,349	830,278	795,246	873,051	974,448
Total debt(2)	380,237	398,030	392,918	398,150	385,347	451,147	530,155
Shareholder’s equity	192,622	162,182	182,660	159,201	156,002	184,161	237,895

(1)	Revenues have been restated for consistency to reflect therapy services within skilled nursing facilities.

(2)	Total debt includes long-term debt and current maturities of long-term debt.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Executive Overview

      During the years 1998 through 2001, we went through a divestiture phase and ceased operating skilled nursing facilities in Florida and Texas due to the litigious environment. Since that time, we have been able to focus on our key business goals to improve our financial strength and operating results. During 2003, and moving forward, our key business goals are to:

•	strengthen both Medicare and total average daily census;

•	improve operating cash flow;

•	actively improve our asset portfolio through renovation, expansion or acquisition of facilities or, where appropriate, to divest facilities that fail to meet our performance goals;

•	diversify within the long-term care industry in the areas of rehabilitative clinics and management, consulting, accounting and purchasing services; and

•	manage resident care liability claim settlements.

      The concentrated focus on our key business goals and the hard work of our employees resulted in the 2003 results representing a break through year. Improvement in total census (1.4%) and Medicare census (17.5%), along with a focus on operating costs, resulted in an increase of revenues of $55.3 million and a $25.7 million improvement in net income before income taxes. The increase was in spite of a reduction of $12.8 million in revenues resulting from the Medicare rate decreases implemented in October 2002. Though we are encouraged by the positive actions taken by CMS in providing an “administrative fix” (see “— Legislative Actions Affecting Revenues”) in October 2003 to correct past years under-funded rate increases, we continue to be cautious of future potential CMS actions that could result in the discontinuance of temporary enhancements through the implementation of a RUGs Refinement change.

      In the first quarter of 2004, we continued to improve Medicare average daily census, while our total census remained comparable to the prior year. We completed two of the seven renovation projects in the first quarter of 2004, which increased operational capacity at one skilled nursing and one assisted living facility. In May 2004, we opened a new (40 units) assisted living facility. The remaining projects continue to be on schedule, one of which is to be completed in 2004 and the three other projects in early 2005. We also have approved eight additional development projects to be completed in 2005 or later that will expand or add 329 units to our assisted living facilities. In June we acquired for approximately $5.0 million in cash four nursing facilities (321 beds) in Indiana.

      We initiated and completed after the end of the first quarter of 2004 several transactions that will improve our operating cash flow and cash resources. In April 2004, we sold and issued $125.0 million aggregate principal amount of 2014 Notes. The net proceeds from the sale and issuance of the 2014 Notes were approximately $117.4 million, net of a $3.1 million discount and fees and expenses of $4.5 million. We used these net proceeds, together with borrowings under our amended and restated credit facility to purchase for cash approximately $104.9 million aggregate principal amount of 2007 Notes validly tendered in the tender offer that we commenced on April 5, 2004 and to redeem any 2007 Notes not tendered in the tender offer or cancelled prior to May 24, 2004. See “Prospectus Summary — Recent Developments — Tender Offer/ Redemption and Sale and Issuance of 2014 Notes” for more information regarding the sale and issuance of the 2014 Notes. In addition, in April 2004, coterminous with the sale and issuance of the 2014 Notes, we terminated our existing interest rate swap and cap agreements for an aggregate gain of $3.3 million to be recognized in the second quarter of 2004. In addition, to hedge our exposure to fluctuations in market value, we entered into two new interest rate swap agreements and two new interest rate cap agreements relating to the Senior Notes, and the 2014 Notes. See “Prospectus Summary — Recent Developments — Interest Rate Swap and Cap Agreements” for more information regarding our interest rate swap and cap agreements. As a result of our debt refinancing, we will lower our long-term debt from $380.2 million as of March 31, 2004 to $320.1 million; and reduce our weighted average interest rate to approximately 5.1%, as compared to 7.7% as of March 31, 2004. At, and subject to, these current interest rates and debt levels, the refinancing of our debt will result in annual interest savings of approximately $12.4 million.

      In February 2004, we received prepayment in full of $4.4 million of notes receivable from Tandem Health Care, Inc. or Tandem. In January 2004, we negotiated and subsequently received a cash settlement of $5.6 million for all remaining years of a Medicare settlement receivable involving a staffing cost matter. In April 2004, we reached a negotiated settlement with our FI, on one Medicare settlement receivable issue that will result in our receiving a payment of approximately $7.7 million, $6.5 million of which we received in May 2004. We will receive the balance of the payment upon resolution of other matters concerning the cost report years under appeal. See “Prospectus Summary — Recent Developments — Settlement of Medicare Receivable Issue” for more information about this Medicare settlement. In June 2004, we concluded the transaction with Greystone by receipt of the final consideration of $10.0 million on the Vendor Take Back Note plus $2.6 million of interest, which completes the September 2000 divestiture agreement. See “Prospectus Summary — Recent Developments — Settlement of Greystone Tribeca Acquisition, L.L.C. Transaction” for more information about this settlement.

      We operate in a competitive marketplace and depend substantially on revenues derived from governmental third-party payors, with the remainder of our revenues derived from commercial insurers, managed care plans, and private individuals. The on-going pressures from the Medicare and Medicaid programs, along with other payors seeking to control costs and/or limit reimbursement rates for medical services, are but one of the business risks that we face. We also operate in a heavily regulated industry, subject to the scrutiny of federal and state regulators. Each of our facilities must comply with regulations regarding staffing levels, resident care standards, occupational health and safety, resident confidentiality, billing and reimbursement, environmental and biological and other standards. Government agencies have steadily increased their enforcement activity over the past several years. As a result, we are continually allocating increased resources to ensure compliance with applicable regulations and to respond to inspections, investigations and/or enforcement actions. Federal law requires each state to have a Medicaid Fraud Control Unit, which is responsible for investigating provider fraud and resident abuse. We are aware of investigations by these units in Kentucky and Wisconsin. The investigations have not been sufficiently developed to enable us to predict an outcome.

Revenues

      We derive revenues by providing routine and ancillary healthcare services to residents in our network of facilities. Long-term healthcare services provided to our residents include services such as nursing care, assisted living and related medical services, such as subacute care. We also derive revenues by providing rehabilitative therapy to outside third parties at our rehabilitation clinics and earn management and consulting revenues from other long-term care organizations.

      Skilled Nursing Facilities. Within our skilled nursing facilities, we generate our revenue from Medicare, Medicaid and private pay sources. Medicaid rates are generally lower than rates earned from Medicare, private, commercial insurance and other sources, and therefore, an important performance measurement is “quality mix,” which is defined as revenues or census earned from payor sources other than from Medicaid programs. The following table sets forth our Medicare, Medicaid and private pay sources of revenue of our skilled nursing facilities by percentage of total revenue and the level of quality mix presented on a same facility basis. These percentages are the same when including all skilled nursing facilities.

Percentage Total Skilled Nursing Revenues

	Three Months Ended
	March 31		Year Ended December 31

	2004	2003	2003	2002	2001

Medicare	32.7%	28.8%	29.2%	27.3%	25.0%
Private and other	17.8%	18.6%	18.5%	19.0%	20.2%

Quality Mix	50.5%	47.4%	47.7%	46.3%	45.2%
Medicaid	49.5%	52.6%	52.3%	53.7%	54.8%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

      Skilled Nursing and Assisted Living Facilities. Within our assisted living facilities, we generate our revenue primarily from private pay sources, with a small portion earned from Medicaid where states offer such programs. The following table sets forth our Medicare, Medicaid and private pay sources of revenues for all skilled nursing and assisted living facilities by percentage of total revenue and the level of quality mix.

Percentage Total Skilled Nursing and Assisted Living Revenues

	Three Months Ended
	March 31		Year Ended December 31

	2004	2003	2003	2002	2001

Medicare	31.3%	27.5%	27.9%	26.1%	23.9%
Private and other	21.1%	22.0%	21.8%	22.4%	23.5%

Quality Mix	52.4%	49.5%	49.7%	48.5%	47.4%
Medicaid	47.6%	50.5%	50.3%	51.5%	52.6%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

      Other Revenues. We derive outpatient therapy revenues by providing rehabilitation therapy services to outside third parties at our clinics. The revenue sources are primarily HMOs and commercial insurance (31%), workers’ compensation (24%), Medicare (21%), Medicaid (10%) and other sources, including self-pay clients (14%). Management and consulting fees are paid directly from the long-term care organizations that we contract with to provide services.

Legislative Actions Affecting Revenues

      BBRA and Temporary Funding Enhancements. Prior to October 1, 2002, the incremental Medicare relief packages received from BBRA, and BIPA, provided a total of $2.7 billion in temporary Medicare funding enhancements to the long-term care industry. The funding enhancements implemented by BBRA and BIPA fall into two categories. The first category is Legislative Add-ons, which included a 16.66% add-on to the nursing component of the RUGs rate and a 4% base adjustment. The second category is RUGs Refinements which involved an initial 20% add-on for 15 RUGs categories identified as having high intensity, non-therapy ancillary services. The 20% add-ons from three RUGs categories were later redistributed to 14 rehabilitation categories at an add-on rate of 6.7% each.

      Medicare Cliff — October 1, 2002. The Legislative Add-ons expired on September 30, 2002, hereafter referred to as the “Medicare cliff,” resulting in a reduction of Medicare funding for our skilled nursing facilities. Based on the Medicare case mix and census over the nine months ended September 30, 2002, we received an estimated average rate of $31.22 per resident day relating to the Legislative Add-ons. Offsetting this, on October 1, 2002 long-term care providers received a 2.6% market basket increase in

Medicare rates. The impact of these two items in the three months ended December 31, 2002 resulted in a net decline in our average rate of $23.64 per patient day. Based upon the Medicare case mix and census in the fourth quarter of 2002, the net impact of the Medicare cliff and the market basket increase reduced our revenues by approximately $3.9 million. Based upon the Medicare case mix and census during the nine months ended September 30, 2003, the net impact of the Medicare cliff and the market basket increase reduced our revenues by approximately $12.8 million as compared to the nine-month period ended September 30, 2002. This was partially offset by RUGs improvement, which increased revenues by $2.7 million over the nine months ended September 30, 2003. Based upon the Medicare case mix and census for the twelve-month period ended September 30, 2003, the net impact of the Medicare cliff and the market basket increase reduced our revenues by $16.7 million.

      Administrative Fix — October 1, 2003. Effective October 1, 2003, CMS increased Medicare rates by 6.26% reflecting (1) a cumulative forecast correction, or administrative fix, to correct past years under-funded rate increases, which increased the federal base payment rates by 3.26%, and (2) the annual market basket increase of 3.0%. We estimated that based on the Medicare case mix for the nine-month period ended September 30, 2003, these Medicare rate increases would add approximately $18.45 per Medicare day. Based on the Medicare case mix and census for the year ended December 31, 2003, the 6.26% Medicare rate increase amounts to additional annualized revenue of approximately $13.4 million going forward, which will be tempered by higher labor and other operating costs. Based upon the Medicare case mix and census in the first quarter of 2004, the impact of the 6.26% Medicare rate increase increased our revenues by $3.7 million, offset by higher labor and other operating costs. In order to maintain their commitment to Senator Grassley and CMS in providing the administrative fix, in October 2003 the Alliance for Quality Nursing Home Care (which is a membership of large long-term care providers) and the American Health Care Association announced their support to spend the administrative fix over the next fiscal period on direct care and services for residents. In October 2003, CMS published notice to skilled nursing facilities that within future cost reports, it will require confirmation that the administrative fix funding was spent on direct patient care and related expenses.

      Future Medicare Changes. With respect to the RUGs Refinements, in April 2002, CMS announced that it would delay the refinement of the RUGs categories thereby extending the related funding enhancements until September 30, 2003. In May 2003, CMS released a rule that maintained the current RUGs classifications until October 1, 2004. Further to, but independent of this, Congress enacted legislation directing CMS to conduct a study on the resource utilization grouping classification system and report its recommendations by January 2005. Based upon the Medicare case mix and census for the year ended December 31, 2003, we estimate that we received an average $24.12 per resident day, which on an annualized basis amounts to $17.6 million related to the RUGs Refinements. Based upon the Medicare case mix and census for the three months ended March 31, 2004, we estimate that we received an average $25.27 per resident day, which on an annualized basis amounts to $20.5 million related to the RUGs Refinements. The implementation of a RUGs Refinement change, where all or part of the enhancement is discontinued, could have a significant impact on us.

      In January 2003, CMS announced that the moratorium on implementing payment caps for outpatient Part B therapy services, which was scheduled to take effect on January 1, 2003, would be extended. CMS subsequently extended the moratorium until September 1, 2003. The therapy caps were made effective from September 1, 2003 until December 8, 2003. On December 8, 2003, as a result of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, the moratorium was reinstated for an additional two-year period until December 2005. The impact of a payment cap cannot be reasonably estimated based on the information available to us at this time, however, such a cap would reduce therapy revenues.

      In February 2003, CMS announced its plan to reduce its level of reimbursement for uncollectible Part A co-insurance. Under the plan announced by CMS, the reimbursement level would be reduced to 70% over a three year period as follows: 90% effective for the government fiscal year commencing October 1, 2003, 80% effective for the government fiscal year commencing October 1, 2004 and 70% effective for government fiscal years commencing on or after October 1, 2005. This plan is consistent with the Part A co-insurance reimbursement plan applicable to hospitals. CMS did not implement the rule change effective October 1, 2003, and continues to review the proposed plan. We estimate that, should this plan be implemented, the negative impact to our net earnings would be $1.3 million in 2004, increasing to $3.3 million in 2006.

      Medicaid Rates Subject to CMS Approval. Some of the states in which we operate, including Pennsylvania, Indiana, Oregon and Washington, have submitted proposed state plan amendments and waivers pertaining to the fiscal year commencing July 1, 2003, which are awaiting review and approval by CMS. The retrospective plan amendments and waivers seek to increase the level of federal funding for the states’ Medicaid programs and, if approved, would result in providing skilled nursing facilities with revenue rate increases to offset new or increased provider taxes. Since the plan amendments and waivers have not been approved, we have recorded revenues based upon amounts received. In Pennsylvania, should CMS approve the State’s plan amendment and waiver as submitted, incremental earnings, net of the provider tax, of $2.8 million could be recorded in 2004 pertaining to the nine-month period ended March 31, 2004. Without approval, we could record a negative adjustment to earnings of up to $4.5 million in 2004 pertaining to this same nine-month period. In Indiana, approval of the original amendment and waiver submitted could result in the recording of net incremental earnings of $2.3 million in 2004 pertaining to the nine-month period ended March 31, 2004, and there would be no impact if the plan were not approved. In Washington, the state has proceeded to implement the provider tax and fund the incremental Medicaid rates, while seeking approval from CMS on their proposal. If the plan is not approved, a retroactive negative adjustment of no greater than $0.5 million to earnings may be required. In June 2004, CMS approved the state plan amendment and waiver submitted by the state of Oregon. We will record the net favorable financial impact estimated at $0.3 million in the second quarter of 2004. For the remaining states, we anticipate that amendments will be made to the original plans submitted to CMS and cannot, therefore, predict the outcome of these plan submissions or their impact on us and our results of operations. Based upon the final CMS approved state plan amendments and waivers, changes in Medicaid rates and any associated provider taxes could result in adjustments to earnings for the period from July 1, 2003 to March 31, 2004.

Significant Events and Developments

Events of 2004 Quarter

      Medicare average daily census for the three months ended March 31, 2004, or the 2004 quarter, increased to 2,206 from 1,966 for the three months ended March 31, 2003, or 2003 quarter, on a same facility basis, representing a 12.2% increase over 2003. Total average daily census for the 2004 quarter increased slightly to 12,880 from 12,875 for 2003 quarter on a same facility basis. The improvement in Medicare census was the direct result of a number of our initiatives, including the implementation of consistent admission practices, the Medicare certification of all our nursing facility beds and senior management’s focus on census, all of which drove the improved financial results for the 2004 quarter.

      Our financial results include the operations of one newly acquired facility in Wisconsin that was purchased on December 31, 2003. On February 12, 2004, we acquired a skilled nursing facility in Washington, which we had previously leased, for $1.4 million. In the 2004 quarter, we completed for a total cost of $3.5 million two development projects involving additions to existing facilities adding 16 units to one assisted living facility in Kentucky and 20 nursing beds to one nursing facility in Wisconsin. We also commenced managing two new nursing facilities and transferred management responsibilities to another long-term care provider while retaining consulting services for nine facilities.

      In March 2004, we concluded the evaluation of two nursing facilities that operate adjacent to one another in Indiana, both of which require capital renovations. After evaluation of the respective operations, we made a decision, subject to State of Indiana approval, to consolidate the two operations into one renovated facility, which upon completion will accommodate all residents within both facilities, however, decrease the total available nursing beds by 46. The consolidation of the two operations is expected to be completed by March 2005. As a result of the decision to close the one facility, we have recorded a provision of $1.6 million for impairment of long-lived assets.

      In February 2004, Tandem refinanced two of its skilled nursing facilities, and we subsequently received prepayment in full of $4.4 million of notes receivable held in respect of certain properties. In February 2004, we prepaid in full two Industrial Development Revenue Bonds totaling $13.0 million. The repayment of this debt resulted in a charge to earnings of $0.4 million to write off deferred financing costs.

Events Subsequent to the 2004 Quarter

      See “Prospectus Summary — Recent Developments” for information regarding events subsequent to the 2004 quarter.

Events of 2003

      The most significant event in 2003 was the continued improvement in total census, particularly Medicare census. Total ADC increased to 12,901 in 2003 from 12,727 in 2002 and 12,465 in 2001 on a same facility basis, representing a 1.4% increase over 2002 and 3.5% over 2001. Medicare ADC increased to 1,997 in 2003 from 1,699 in 2002 and 1,427 in 2001 on a same facility basis, representing a 17.5% increase over 2002, and 39.9% over 2001. The improvement in census was the direct result of a number of our initiatives, including the implementation of consistent admission practices, the Medicare certification of all our skilled nursing facility beds and senior management’s focus on census, all of which drove the improved financial results for the 2003 fiscal year.

      The October 2003 Medicare rate increase, which included an administrative fix of 3.26% in addition to the market basket increase of 3%, was partial recognition by CMS of past under-funding of the industry.

      On December 31, 2003, we acquired a skilled nursing facility (99 beds) in Manitowoc, Wisconsin for $4.1 million. During 2003, we commenced seven new developments involving additions to two nursing facilities (38 beds), additions to four assisted living facilities (87 units) and the construction of one new free-standing assisted living facility (40 units). One of the developments, with 16 assisted living units, opened in February 2004. Three of the developments are expected to be completed later in 2004, with the remaining three developments to be completed in 2005. In late 2003, we also approved for development, but did not commence, the expansion of, or addition to, eight assisted living facilities totaling 329 units for an approximate cost of $36.3 million. None of these projects will be completed in 2004.

Events Prior to 2003

      Issuance of Senior Notes. On June 28, 2002, we completed a private placement of $150.0 million of our Senior Notes, which were issued at a discount of 0.25% of par to yield 9.54%. In January 2003, we completed the offer to exchange our Senior Notes that have been registered under the Securities Act for the Senior Notes issued in June 2002. The terms of the registered Senior Notes are identical to the terms of the privately placed Senior Notes issued in June 2002 and are guaranteed by all of our existing and future active subsidiaries.

      We used the proceeds of $149.6 million to pay $8.3 million of related fees and expenses, retire $130.8 million of debt (consisting of $124.5 million outstanding under the previous credit facility and $6.3 million of other debt), and the remainder for general corporate purposes.

      We had hedged a portion of our previous variable-rate long-term debt through an interest rate swap agreement with a notional amount of $25.0 million maturing in February 2003. Upon refinancing of the debt, we terminated this swap agreement with a cash payment of $0.6 million. The retirement of the previous credit facility resulted in the write-off of deferred financing charges and a loss from the early retirement of debt totaling $2.8 million ($1.7 million after tax).

      Purchase of Previously-Leased Facilities. In October 2002, we purchased three skilled nursing facilities in Ohio and four skilled nursing facilities in Indiana that we previously leased for an aggregate purchase price of $17.9 million. The purchase price consisted of $7.4 million in cash and a $10.5 million ten-year interest-bearing note. The interest rate interest rate on the note was subject to negotiation and failing agreement the issued would have been settled through arbitration. In the latter part of 2003, we prepaid $4.5 million against the note and agreed to refinance the 10-year note. On April 15, 2004, we refinanced the facilities with mortgages that have interest rates varying with LIBOR, and repaid the remaining balance of the note due to the seller.

      Loss on Disposal of Assets, Provision for Closure and Exit Costs, and Impairment of Long-lived Assets. During the period 1998 through 2001, in response to the implementation of Medicare PPS, increased litigation and insurance costs in certain states and increased operational costs resulting from changes in legislation and regulatory scrutiny, we divested under-performing skilled nursing and assisted living facilities and non-core healthcare assets. These asset divestitures primarily included the sale of our pharmacy to Omnicare, Inc., and the sales of facilities and/or the transfer of all skilled nursing facility operations in the states of Florida and Texas in 1999, 2000 and 2001. With the exception of our assisted living facilities in Texas, we ceased to operate facilities in Florida and Texas through transactions primarily involving Tandem, Greystone, Senior Health Properties — South, Inc., or Senior Health — South, and Senior Health Properties — Texas, Inc., or Senior Health — Texas. As a result of this strategy, for the years 2002 and 2001, we recorded significant:

•	loss (gain) on the disposal of assets;

•	provisions for closure and exit costs; and

•	loss on the impairment of long-lived assets.

      Below is a summary of the significant transactions in 2002 and 2001 that resulted in the above provisions, gains and losses.

      In May 2002, Tandem exercised its option to purchase seven properties in Florida that it leased from us for gross proceeds of $28.6 million, consisting of cash of $15.6 million and $13.0 million in 8.5% five-year notes. We applied $12.4 million of the proceeds to reduce our bank debt. Until this date, Tandem operated these facilities under a lease agreement with a purchase option. The carrying value of the seven facilities was $21.5 million. As a result, we recorded a gain on the sale of assets of $4.0 million, inclusive of the deferred gain of $2.2 million from the sale of two leased facilities in April 2001. The transaction also involved the conversion of $1.9 million in preferred shares received in the April 2001 transaction into $1.9 million 8.5% notes, due April 2006.

      In May 2002, we recorded a provision for closure and exit costs relating to divested Florida operations of $5.3 million relating to cost report settlement issues and the settlement of claims with suppliers and employees.

      In 2001, we recorded a loss on disposal of assets of $1.0 million and a provision for closure and exit costs and other items of $23.2 million, totaling $24.2 million, as discussed below:

•	In September 2001, we transferred all 17 of our skilled nursing facilities (1,421 beds) in Texas to Senior Health-Texas resulting in a pre-tax loss of $1.8 million. As outlined under “— Significant Assets and Liabilities — Assets, Liabilities and Contingencies Resulting from Divestiture Program,” we now lease or sublease 16 of these facilities in Texas to Senior Health-Texas;

•	We recorded provisions totaling $2.2 million relating to the closure and/or sale of three skilled nursing properties for $2.0 million and a loss on another property for $0.2 million; and

•	We recorded additional provisions of $20.2 million relating to our previously sold operations, of which $19.0 million related to the skilled nursing facilities in Florida. This $19.0 million consisted of an $11.0 million provision related to Florida claims for years prior to 2001 based upon an actuarial review of resident liability costs and an $8.0 million provision for Florida closure and exit costs. The $11.0 million provision was the result of an increase in the estimate of the incurred but not yet reported claims and an increase in the frequency and severity of claims.

      In April 2001, Tandem exercised its option to purchase two leased properties in Florida for gross proceeds of $11.4 million. The proceeds we received consisted of cash of $7.0 million, a $2.5 million 8.5% interest-bearing five-year note and $1.9 million in 9% cumulative dividend preferred shares, mandatorily redeemable after five years. The carrying value of the two facilities on our books was $9.2 million. Tandem continued to operate seven skilled nursing facilities under a lease agreement with us, with an option to purchase these facilities at any time, which Tandem exercised in May 2002. We deferred a potential gain on the sale of these assets of $2.2 million because a significant portion of the proceeds had not been received (SFAS No. 66) and the ultimate determination of the gain was dependent on Tandem exercising some or all of the remaining purchase options available to it. We applied $4.0 million of the net proceeds to reduce our term bank debt.

Significant Assets and Liabilities

      Assets, Liabilities and Contingencies Resulting from Divestiture Program. As a result of the divestiture programs in Florida and Texas, we received cash proceeds and notes, and we retained interest in, or ownership of, certain skilled nursing home properties and entered into ongoing consulting service agreements with operators in these two states. As of March 31, 2004, we:

•	held an interest, through $30.0 million in contingent notes, in 15 long-term facilities with Greystone;

•	held $17.0 million in notes due from Tandem ($13.0 million due in May 2007 and $4.0 due in December 2007) and $7.0 million in non-current amounts receivable from Senior Health — South and Senior Health — Texas; and

•	owned six leased skilled nursing home properties in Florida and four leased skilled nursing home properties in Texas with a net book value of $15.4 million, and subleased another 12 properties in Texas.

      In September 2000, we disposed of 15 long-term care facilities in Florida to Greystone for initial cash proceeds of $30.0 million and contingent consideration in the form of a $10.0 million Vendor Take Back Note and two other contingent and interest bearing notes. The three notes have an aggregate potential value of up to $30.0 million plus interest and would have been retired out of proceeds from the sale or refinancing of the facilities by Greystone. For the period September 2000 through March 2004, we retained the right of first refusal to repurchase the facilities. We also retained an option to repurchase the facilities until March 2003, however, we elected not to place an offer to repurchase the facilities. Upon maturity of the notes in March 2004, unless the facilities are sold or refinanced, we were entitled to receive the $10.0 million Vendor Take Back Note and accrued interest pursuant to the terms of the vendor take back and other contingent notes. The notes were due in March 2004, however, repayment of the notes and interest was delayed due to negotiations with Greystone. In 2000, the option to repurchase along with the significant portion of the sales price being contingent, resulted in the disposition being accounted for as a deferred sale in accordance with SFAS No. 66. Accordingly, there was no gain or loss recorded on the initial transaction. The fixed assets have been classified as “Assets held under Divestiture Agreement,” and as of March 31, 2004 had a net book value of $33.7 million. As of December 31, 2003, we anticipated the final consideration would be received in 2004 and, therefore, the “Assets held under Divestiture Agreement” were classified as a current asset of December 31, 2003, and we ceased depreciating these assets as of January 1, 2004. In June 2004, we concluded the transaction with Greystone by receipt of the final consideration of $10.0 million on the Vendor Take Back Note plus $2.6 million of interest, which completes the September 2000 divestiture agreement. The finalization of this transaction will result in the recognition of a pre-tax gain from the sale of assets of $4.8 million and interest income of $1.6 million in the second quarter of 2004. See “Prospectus Summary — Recent Developments — Settlement of Greystone Tribeca Acquisition, L.L.C. Transaction” for further information about this settlement.

      We lease six Florida properties to Senior Health — South with lease expiration dates in December 2006. We lease four Texas properties to Senior Health — Texas with lease expiration dates in September 2006 and sublease 12 Texas properties to Senior Health — Texas with sublease expiration dates in February 2012. In addition, we provide on-going consulting services to Senior Health — South and Senior Health — Texas and earn rental income from the operators of these facilities. As of March 31, 2004, we had $7.0 million in non-current accounts receivable due from Senior Health — Texas and Senior Health — South. As a result, our earnings and cash flow can be influenced by the financial stability of these unrelated companies.

      We have recorded provisions for all estimated future costs related to operations that we disposed of. Those estimates were made at the time of disposition, recorded in a divested operations liability account and can be subject to revisions which may impact our future earnings. On an on-going basis we review the levels of our overall reserves for losses related to our Florida and Texas operations, which reserves were initially established when we decided to exit these states. During 2002, as a result of events that became known to us then, we concluded that we should increase our overall reserves by $5.3 million for cost report and other settlements with the State of Florida and other Medicare fiscal intermediaries, collection of receivables and settlement of claims with suppliers and employees. During 2003, we settled certain Medicare and Medicaid claims and charged to the divested operations liability account approximately $1.3 million.

      We entered into a preferred provider agreement with Omnicare, Inc. pursuant to the disposition of our pharmacy operations in 1998. The terms of the preferred provider agreement enabled Omnicare to execute pharmacy service agreements and consulting service agreements with all of our skilled nursing facilities. In connection with its agreements to provide pharmacy services, Omnicare has requested arbitration for an alleged lost profits claim related to our disposition of assets, primarily in Florida. Damage amounts, if any, cannot be reasonably estimated based on information available at this time. An arbitration hearing for this matter has not yet been scheduled. We believe we have interpreted correctly and complied with the terms of the preferred provider agreement; however, we cannot assure you that other claims will not be made with respect to the agreement.

      Medicare and Medicaid Settlement Receivables. As of March 31, 2004, we are pursuing settlement of a number of outstanding Medicare and Medicaid receivable balances, which in aggregate, have a net book value of $32.1 million. For Medicare revenues earned prior to the implementation of PPS and Medicaid programs with a retrospective reimbursement system, differences between revenues that we ultimately expect to be realized from these programs and amounts received are reflected as accounts receivable, or as accrued liabilities when payments have exceeded revenues that we ultimately expect to receive. For Medicare pre-PPS claims, normally such issues are resolved during the audit process, however, we record general provisions for disagreements that require settlement through a formal appeal process.

      For a specific staffing cost issue, a settlement of the first year of seven specific claim years was reached prior to the January 2003 Provider Reimbursement Review Board, or PRRB, hearing. During 2003, we continued to negotiate the remaining years in dispute with the FI. In January 2004, we negotiated and subsequently received a cash settlement of $5.6 million for all remaining years of the staffing cost settlement matter. The settlement resulted in no significant adjustment to the recorded receivable balance.

      For another specific issue involving the allocation of overhead costs, the first of three specific claim years was presented to the PRRB at a hearing in January 2003. The hearing procedures were discontinued after the parties negotiated a methodology for resolution of the claim. The negotiated settlement for this and other issues relating to the 1996 cost report year resulted in no adjustment to the recorded receivable balance, and we subsequently collected $3.0 million from the FI. For the remaining two specific claim years, in April 2004, we reached a negotiated settlement with the FI that will result in our receipt of approximately $7.7 million, $6.5 million of which we will receive by May, 2004, and the balance of which we will receive upon conclusion of resolution of other matters concerning the cost report years under appeal. There are certain matters related to the settlement and cost report years that were appealed that have to be resolved with the FI, which could influence the financial impact of the settlement. We anticipate that the resolution of these matters and the determination of the financial impact of the settlement, if any, will be recorded within the second quarter of 2004.

      We have a hearing scheduled in September 2004 on a director of nursing staff cost issue involving a claim for $3.8 million. We continue to work on the balance of other Medicare claims with the FI and on an on-going basis with each of the states in respect of Medicaid receivables.

      Self-Insured Liabilities. We have $43.6 million in accruals for self-insured liabilities with respect to general and professional liability claims as of March 31, 2004. We have estimated that approximately $18.0 million of this liability will be paid within the next twelve months. The majority of the liability balance was accrued during the period that we operated in Florida and Texas. In 2003 and 2002 respectively, we accrued $6.0 million and $5.3 million. In 2001, we provided an additional accrual of $11.0 million attributable to potential claims for incidents in Florida and Texas. The total expense for 2001 was $29.2 million.

Key Performance Indicators

      We manage our business through monitoring certain key performance indicators. The most important key performance indicators are:

Census

      Census is defined as the number of residents occupying a bed (or unit in the case of an assisted living facility).

ADC

      ADC is the number of residents occupying a bed over a period of time, divided by the number of days in that period.

Occupancy Percentage

      Occupancy is measured as the percentage of census relative to the total available resident beds. Total available resident beds is the number of beds (or units in the case of an assisted living facility) available for occupancy multiplied by the number of days in the period.

Quality Mix

      Quality mix is the measure of the level of non-Medicaid census. In most states, Medicaid is the most unattractive payor source as rates are the lowest of all payor types.

Average Revenue Rate by Payor Source

      The average revenue rate by each payor source influences our focus and marketing efforts to place certain resident payor types and in certain states varies based on the acuity of care required by a resident. The change in revenue rates is largely dictated by CMS and state governments.

EBITDA and EBITDA Percentage

      EBITDA is defined as net income (loss) before income taxes, interest expense net of interest income, depreciation and amortization, and non-cash, non-recurring (gains) and losses, including disposal of assets, provision for closure and exit costs and other items, early retirement of debt and impairment of long-lived assets. EBITDA is not a measure of performance under generally accepted accounting principles in the United States of America, or GAAP. We use EBITDA as a key performance indicator and EBITDA expressed as a percentage of total revenues as a measurement of margin. We understand that EBITDA, or derivatives thereof, are customarily used by lenders, financial and credit analysts, and many investors as a performance measure in evaluating healthcare acquisitions. Moreover, substantially all of our financing agreements, including the indenture governing our Senior Notes and our credit facility, contain covenants in which EBITDA is used as a measure of compliance. Thus, we use EBITDA to monitor our compliance with these financing agreements. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared with GAAP, or as a measure of profitability or liquidity.

Percentage of Ownership of Assets

      Our strategy involves the belief that our success is influenced by the level of ownership of the facilities we operate. We monitor the percentage of facilities owned as opposed to leased.

Number of Facilities Under Operation, Management and Consulting and Other Operating Units

      We monitor the number of facilities under operation, facilities under management or consulting contracts and number of rehabilitation clinics.

Review of Key Performance Indicators

      In order to compare our performance between periods, we determine the amounts of the key performance indicators for all of our facilities, as well as the facilities that we operated in all reported periods, or same facility operations. Set forth below, we provide an analysis of our key performance indicators in total, and where appropriate, on a same facility basis and discuss the significant trends during the period 2001 through 2003 and the significant trends when comparing the three months ended March 31, 2004 to the three months ended March 31, 2003. The same facility basis figures exclude our December acquisition of the new skilled nursing facility in Manitowoc, Wisconsin.

Skilled Nursing Facilities — ADC and Quality Mix

      The following table sets forth the ADC, by type of payor, and the quality mix for all of our skilled nursing facilities.

	Three Months Ended
	March 31		Year Ended December 31

	2004	2003	2003	2002	2001

Medicare	2,225	1,966	1,997	1,699	1,506
Private and other	2,179	2,233	2,222	2,291	2,518

Quality Mix	4,404	4,199	4,219	3,990	4,024
Medicaid	8,574	8,676	8,682	8,737	9,334

Total	12,978	12,875	12,901	12,727	13,358

      The following table sets forth for the three months ended March 31, 2004 and 2003 the ADC, by type of payor and percentage of ADC by payor type for all of our skilled nursing facilities, presented on a same-facility basis, and showing the percentage change in ADC between years.

	Three Months Ended March 31

	2004		2003		% Change

		% of		% of	2004 to
	ADC	Total	ADC	Total	2003

Medicare	2,206	17.1%	1,966	15.3%	12.2%
Private and other	2,185	17.0%	2,233	17.3%	(2.1%)

Quality Mix	4,391	34.1%	4,199	32.6%	4.6%

Medicaid	8,489	65.9%	8,676	67.4%	(2.2%)

Total	12,880	100.0%	12,875	100.0%	0.0%

      On a same facility basis, total ADC remained virtually unchanged between the 2004 quarter and the 2003 quarter. On a same facility basis, Medicare ADC increased 12.2% between the 2004 quarter and the 2003 quarter. As a result, the percentage of Medicare ADC to all payor sources increased to 17.1% in the 2004 quarter, as compared to 15.3% in the 2003. The improvement in census was the direct result of a number of initiatives, including an implementation of consistent admission practices, the Medicare certification of all nursing facility beds, and senior management’s focus on census, all of which drive the improved financial results for 2004.

      The following table sets forth for the years ended December 31, 2003, 2002 and 2001 the ADC, by type of payor and percentage of ADC by payor type for all of our skilled nursing facilities, presented on a same facility basis, and showing the percentage change in ADC between years.

	Year Ended December 31

							Percentage
	2003		2002		2001		Changes

		% of		% of		% of	2003	2002
	ADC	Total	ADC	Total	ADC	Total	to 2002	to 2001

Medicare	1,997	15.5%	1,699	13.4%	1,427	11.4%	17.5%	19.1%
Private and other	2,222	17.2%	2,291	18.0%	2,362	19.0%	(2.9%)	(3.0%)

Quality Mix	4,219	32.7%	3,990	31.4%	3,789	30.4%	5.8%	5.3%
Medicaid	8,682	67.3%	8,737	68.6%	8,676	69.6%	(0.6%)	0.7%

Total	12,901	100.0%	12,727	100.0%	12,465	100.0%	1.4%	2.1%

      On a same facility basis, total ADC increased 1.4% between 2003 and 2002 and 3.5% between 2003 and 2001. On a same facility basis, Medicare ADC increased 17.5% between 2003 and 2002 and 39.9% between 2003 and 2001. As a result, the percentage of Medicare ADC to all payor sources increased to 15.5% in 2003, as compared to 13.4% in 2002 and 11.4% in 2001. The improvement in census was the direct result of a number of initiatives, including an implementation of consistent admission practices, the Medicare certification of all skilled nursing facility beds and senior management’s focus on census, all of which drove the improved financial results for 2003.

All Skilled Nursing and Assisted Living Facilities — Occupancy and Number of Facilities Under Operation

      The following table sets forth occupancy percentages, ADC and operational resident capacity for all of our skilled nursing and assisted living facilities in total for the three months ended March 31, 2004 and 2003.

	Occupancy				Operational
	Percentage		ADC		Resident Capacity

	2004	2003	2004	2003	2004	2003

Skilled Nursing	91.3%	91.3%	12,978	12,875	14,215	14,096
Assisted Living	86.7%	85.5%	1,488	1,501	1,716	1,756
Skilled Nursing and Assisted Living	90.8%	90.7%	14,466	14,376	15,931	15,852

      The following table sets forth occupancy percentages, ADC and operational resident capacity for all of our skilled nursing and assisted living facilities in total for the years ended December 31, 2003, 2002 and 2001.

							Operational
	Occupancy Percentage			ADC			Resident Capacity

	2003	2002	2001	2003	2002	2001	2003	2002	2001

Skilled Nursing	91.5%	90.3%	87.5%	12,901	12,727	13,358	14,103	14,093	15,266
Assisted Living	86.3%	83.9%	83.1%	1,496	1,472	1,463	1,733	1,756	1,761
Skilled Nursing and Assisted Living	90.9%	89.6%	87.1%	14,397	14,199	14,821	15,836	15,849	17,027

      The following table sets forth occupancy percentages, ADC and operational resident capacity for all of our skilled nursing and assisted living facilities on a same facility basis for the three months ended March 31, 2004 and 2003.

	Occupancy				Operational
	Percentage		ADC		Resident Capacity

	2004	2003	2004	2003	2004	2003

Skilled Nursing	91.2%	91.3%	12,880	12,875	14,116	14,096
Assisted Living	86.7%	85.5%	1,488	1,501	1,716	1,756
Skilled Nursing and Assisted Living	90.8%	90.7%	14,368	14,376	15,832	15,852

      Occupancy percentages increased within the assisted living facilities to 86.7% in the 2004 quarter from 85.5% in the 2003 quarter. The improvement in occupancy within the assisted living facilities was due to the implementation of regional marketing personnel to assist local managers in improving their marketing efforts and changes in management personnel in certain facilities.

      The following table sets forth occupancy percentages, ADC and operational resident capacity for all of our skilled nursing and assisted living facilities on a same facility basis for the years ended December 31, 2003, 2002 and 2001.

							Operational
	Occupancy Percentage			ADC			Resident Capacity

	2003	2002	2001	2003	2002	2001	2003	2002	2001

Skilled Nursing	91.5%	90.3%	87.8%	12,901	12,727	12,465	14,103	14,093	14,203
Assisted Living	86.3%	83.9%	83.1%	1,496	1,472	1,463	1,733	1,756	1,761
Skilled Nursing and Assisted Living	90.9%	89.6%	87.2%	14,397	14,199	13,928	15,836	15,849	15,964

      Occupancy percentages in our skilled nursing facilities increased to 91.5% in 2003 from 90.3% in 2002 and 87.8% in 2001 due to the increases in ADC discussed above. The divestiture of our skilled nursing facilities in Texas in September 2001 resulted in the change in occupancy percentage in the 2001 year. However, there was a reduction of approximately 110 available beds (impacting the occupancy percentage by 0.7%) between 2001 and 2002 as licensed beds were reduced in certain facilities in certain states.

      Occupancy percentages increased within the assisted living facilities to 86.3% in 2003 from 83.9% in 2002 and 83.1% in 2001. The improvement in occupancy within the assisted living facilities was due to the implementation of regional marketing personnel to assist local managers in improving their marketing efforts and changes in management personnel in certain facilities.

      The following table sets forth the number of facilities under operation.

		As of December 31,
	As of March 31,
	2004	2003	2002	2001

Percent of facilities owned	94.3%	93.7%	93.7%	89.7%
Number of facilities under operation	174	174	175	175

      The percentage of facilities owned increased in 2002 due to the purchase of the seven previously leased facilities in Indiana and Ohio. The total number of facilities under operation changed as the result of our divestiture of facilities in Texas (in September 2001), the closure of one assisted living facility and conversion of another assisted living facility into a skilled nursing facility (in 2003) and our acquisition of one skilled nursing facility on December 31, 2003. The percentage of facilities owned increased in the 2004 quarter due to the purchase of a previously leased facility in the State of Washington.

Skilled Nursing Facilities — Average Revenue per Resident Day by Payor Source

      The following table sets forth the average revenue per resident day by payor source, including the impact of prior year revenue adjustments.

	Three Months Ended
	March 31,		Year Ended December 31,

	2004	2003	2003	2002	2001

Medicare (Part A and Part B)	$346.82	$318.12	$322.64	$331.23	$334.13
Private and other	$192.77	$181.16	$183.76	$170.86	$164.45
Medicaid	$136.11	$131.63	$132.99	$126.56	$120.55

Total	$181.75	$168.71	$171.09	$161.86	$153.32

      During 2003, we recorded a provision for $4.0 million pertaining to individual Medicare claims in dispute with the FI for the cost report years 1996 through 1998. Of the $4.0 million provision, $1.3 million pertains to discontinued operations and therefore was applied to the previously accrued balance. The net adjustment of $2.7 million resulted in a reduction of revenues during 2003. Offsetting this, we recorded a recovery of $4.2 million in Medicaid revenues resulting from a favorable court decision in Ohio relating to the recovery of alleged government overpayments for adjudicated Medicaid cost report periods. In 2002 and 2001, we recorded prior period Medicaid revenue adjustments pursuant to the settlement of state cost reports.

      During the 2004 quarter we recorded prior period Medicaid revenue adjustments of $1.3 million pursuant to the settlement of state cost reports. During the 2003 quarter, we recorded prior period Medicaid revenue adjustments of $2.7 million, which included a recovery of $1.5 million in Medicaid revenues resulting from a favorable court decision in the State of Ohio relating to the recovery of alleged government overpayments for adjudicated Medicaid cost report periods.

      The following table sets forth for the three months ended March 31, 2004 and 2003 the average revenue rate by payor source, excluding the above-mentioned revenue adjustments, and the percentage changes between years. In addition, the Medicare — Part A rate is also reported.

			Percentage
	Three Months Ended		Change
	March 31		From

	2004	2003	2004 to 2003

Medicare (Part A and Part B)	$346.82	$318.12	9.0%
Private and other	$192.77	$181.16	6.4%
Medicaid	$134.37	$128.15	4.9%

Total	$180.60	$167.63	7.7%

Medicare Part A only	$317.99	$290.78	9.4%

      Comparing the 2004 quarter to the same period in 2003, the Medicare rate increased 9.0% of which 6.26% was the result of the October 2003 Medicare rate increase that included an administrative fix of 3.26%. The balance of the increase is attributable to an increase in the acuity and level of rehabilitative residents admitted.

      The following table sets forth for the years ended December 31, 2003, 2002 and 2001 the average revenue rate by payor source, excluding the above-mentioned revenue adjustments, and the percentage changes between years presented on a same facility basis. In addition, the Medicare — Part A rate is also reported.

				Percentage
				Changes From
	Year Ended December 31,
				2003 to	2002 to
	2003	2002	2001	2002	2001

Medicare (Part A and Part B)	$326.31	$331.23	$334.13	(1.5%)	(0.9%)
Private and other	$183.76	$170.86	$164.45	7.6%	3.9%
Medicaid	$131.31	$126.03	$120.25	4.2%	4.8%

Total	$170.53	$161.49	$153.12	5.6%	5.5%

Medicare Part A only	$298.81	$305.21	$313.63	(2.1%)	(2.7%)

      In 2002, the Medicare cliff, net of the market basket increase, decreased the average Medicare — Part A rate by $23.64 per Medicare resident day, and therefore, the total average Medicare rate effective October 2002. On an annualized basis, the net impact for 2002 was $5.96 per Medicare day. The acuity of residents decreased by approximately $1.14 per Medicare day, however, this was more than offset by an increase in the level of Part B Medicare revenues of $4.21 per Medicare day.

      In 2003, the Medicare cliff revenue reductions, net of the market basket increase, estimated at $23.64 per Medicare resident day, continued through the nine-month period ended September 30, 2003. On an annualized basis, the net impact for 2003 as compared to 2002 was $17.68 per Medicare day. However, on October 1, 2003, Medicare rates increased by 6.26%, or $18.45 per Medicare resident day, reflecting the administrative fix and the annual market basket increases. On an annualized basis, this increased our Medicare rate by $4.65 per Medicare day. In addition, we improved Medicare rates from the admission of higher acuity residents (approximately $6.66 per Medicare day) and increased the level of Part B Medicare revenues (approximately $1.45 per Medicare day).

      For private and other payor sources, we experienced a 7.6% increase in rates from 2002 to 2003, as compared to a 3.9% increase from 2001 to 2002. The increase was primarily due to the shift of lower paying private pay residents into Medicare and increases in rates received from HMOs.

      Average Medicaid revenue per resident day increased 4.2% in 2003 relative to 2002 and 4.8% in 2002 relative to 2001. For a number of states, the increase in average Medicaid revenue per resident day was primarily attributable to increases in acuity of care levels and funding for increased state assessment fees and taxes.

EBITDA and EBITDA Percentage

      The following table sets forth a reconciliation of net income before taxes and EBITDA.

	Three Months Ended
	March 31		Year Ended December 31

	2004	2003	2003	2002	2001

		(dollars in thousands)
Net income (loss) before income taxes	$14,986	$3,828	$32,051	$6,337	$(40,007)
Add (deduct):
Depreciation and amortization	8,681	9,161	37,448	37,575	40,772
Interest expense	8,200	8,495	33,981	33,654	37,857
Interest income	(1,542)	(643)	(4,166)	(1,379)	(2,297)
Loss (gain) on disposal of assets	—	—	—	(3,961)	1,054
Provision for closure and exit costs and other items	—	—	—	5,293	23,192
Loss on early retirement of debt	354	—	—	2,849	75
Loss on impairment of long-lived assets	1,612	—	—	—	1,685

EBITDA	$32,291	$20,841	$99,314	$80,368	$62,331

      The following table sets forth the calculations of EBITDA percentages:

	Three Months Ended
	March 31		Year Ended December 31

	2004	2003	2003	2002	2001

		(dollars in thousands)
EBITDA	$32,291	$20,841	$99,314	$80,368	$62,331
Revenues	$231,501	$211,426	$870,432	$815,015	$794,107
EBITDA as a percentage of total revenues	13.9%	9.9%	11.4%	9.9%	7.8%

      EBITDA as a percentage of total revenues increased to 11.4% in 2003 from 9.9% in 2002 and 7.8% in 2001. The increase was attributable to the improvement in total census (1.4%) and Medicare census (17.5%) and reductions in general and administrative expenses (approximately $2.1 million) and certain operating costs. The operating costs that decreased as a percentage of total revenues were premiums from the usage of agency staffing, wage premiums paid to staff and specific supply costs.

      EBITDA, as a percentage of total revenues, increased to 13.9% in the 2004 quarter from 9.9% in the 2003 quarter. The increase was attributable to the improvement in Medicare census (12.2%) and reductions in certain operating costs as a percentage of revenues, primarily wages and benefits.

Results from Operations

      The following table sets forth details of our revenues and earnings as a percentage of total revenues:

	Three Months
	Ended March 31		Year Ended December 31

	2004	2003	2003	2002	2001

Revenues
Skilled nursing and assisted living facilities	96.9%	96.9%	96.9%	96.6%	96.6%
Outpatient therapy	1.2	1.3	1.3	1.3	1.2
Other	1.9	1.8	1.8	2.1	2.2

	100.0	100.0	100.0	100.0	100.0
Operating and general and administrative costs	85.1	89.1	87.5	88.8	90.3
Lease, depreciation and amortization	4.7	5.4	5.4	5.9	7.0
Interest, net	2.9	3.7	3.4	4.0	4.5
Loss (gain) loss on disposal of assets	—	—	—	(0.5)	0.1
Provision for closure and exit costs and other items	—	—	—	0.7	3.0
Loss on early retirement of debt	0.2	—	—	0.3	—
Loss on impairment of long-lived assets	0.7	—	—	—	0.2

Earnings (loss) before taxes	6.4	1.8	3.7	0.8	(5.1)
Income tax expense (benefit)	2.4	0.7	1.4	0.4	(1.6)

Net earnings (loss)	4.0%	1.1%	2.3%	0.4%	(3.5%)

The 2004 Quarter Compared with the 2003 Quarter

Revenues

      Revenues in the 2004 quarter increased $20.1 million, or 9.5%, to $231.5 million from $211.4 million in the 2003 quarter. Outpatient therapy and other revenues increased by $0.5 million in the 2004 quarter due to increased lease revenue and management and consulting revenue.

      Revenues from skilled nursing and assisted living facilities increased $19.6 million in the 2004 quarter compared to the 2003 quarter including $1.6 million as a result of the acquisition of a facility in

Manitowoc, Wisconsin on December 31, 2003. Revenues from nursing and assisted living facilities on a same facility basis increased $18.0 million. This increase was attributable to the following:

		(dollars in
		millions)

•	a 5.0% increase (excluding prior period adjustments) in the average daily nursing Medicaid rate (which included cost-offset funding as a result of increased state assessments and bed taxes of $1.6 million)	$5.0
•	an increase in Medicare revenues due to the 6.26% increase in the Medicare Part A rate effective October 1, 2003	3.7
•	an increase in Medicare residents from 15.3% of total residents in the 2003 quarter to 17.1% in the 2004 quarter	3.4
•	increase due to one extra day in the 2004 quarter	2.1
•	increases in other average daily skilled nursing rates	1.9
•	an increase in Medicare revenues due to the improvement in RUGs mix and other factors	1.7
•	an increase in skilled nursing ancillary revenues	1.1
•	an increase in assisted living revenues due to increased occupancy and higher rates	0.5

		19.4

      These increases were offset by:

•	favorable prior year revenue adjustments recorded in the 2003 quarter consisting of (1) a recovery of $1.5 million in Medicaid revenues in the 2003 quarter as the outcome of a favorable court decision in the State of Ohio, and (2) $1.3 million in favorable settlements of prior year state cost reports, in excess of $1.4 million of settlements of prior year state cost reports recorded in 2004	(1.4)

	Total increase in revenues from same facility nursing and assisted living centers	$18.0

Operating and General and Administrative Costs

      Operating and general and administrative costs increased $8.6 million, or 4.6%, in the 2004 quarter compared to the 2003 quarter, including $1.2 million as a result of the acquisition of a facility in Manitowoc, Wisconsin facility on December 31, 2003. Operating and general and administrative costs on a same facility basis increased $7.4 million. This increase was attributable to the following:

		(dollars in
		millions)

•	wages and benefits of $2.6 million and contracted staffing for food, laundry and therapy services of $0.5 million, totaling $3.1 million, or a 2.2% increase, which included an average wage rate increase of 1.6% in nursing operations	$3.1
•	state assessments and bed taxes	1.6
•	drug expense due to higher resident census, Medicare mix and drug prices	1.4
•	bad debt expense	0.8
•	other operating expenses	0.5

	Total increase in same facility operating and general and administrative costs	$7.4

Lease Costs, Depreciation and Amortization

      Lease costs were unchanged at $2.3 million for both the 2004 quarter and the 2003 quarter. Depreciation and amortization decreased $0.5 million to $8.7 million in the 2004 quarter compared to $9.2 million in the 2003 quarter. This decrease included a decrease of $0.6 million as a result of the discontinuation of depreciation on assets held for divestiture as of January 1, 2004 offset by an increase of $0.1 million from other items.

Interest

      Interest expense, net of interest income, decreased $1.2 million to $6.7 million for the 2004 quarter compared to $7.9 million for the 2003 quarter. The weighted average interest rate of all long-term debt increased to 7.79% during the 2004 quarter compared to approximately 7.74% during the 2003 quarter. Interest income was $0.9 million higher in the 2004 quarter than in the 2003 quarter primarily due to $1.0 million in interest income from Greystone that was previously not recognized. The average debt level decreased to $384.7 million during the 2004 quarter compared to $398.1 million during the 2003 quarter.

Loss on Impairment of Long-Lived Assets

      In March 2004, we concluded the evaluation of two nursing facilities in Indiana and made a decision, subject to State of Indiana approval, and after renovation to one of the two facilities, to consolidate the two operations into one. As a result of the decision to close the one facility, we have recorded a provision of $1.6 million for impairment of long-lived assets.

Loss on Early Retirement of Debt

      The loss on the early retirement of debt in the 2004 quarter of $0.4 million was due to the extinguishment in February 2004 of two industrial development revenue bonds totaling $13.0 million.

Income Taxes

      Income tax expense for the 2004 quarter was $5.6 million compared to $1.5 million for the 2003 quarter. Our effective tax rate was 37.6% for the 2004 quarter as compared to 40.2% for the 2003 quarter. The decrease in the effective tax rate resulted from current and prior year state deferred income tax benefits and the impact of permanent items between the two years. When we assess the realizability of deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will not be realized and record a valuation allowance, if required. The ultimate realization of deferred tax assets depends upon us generating future taxable income during the periods in which those temporary differences become deductible. We consider the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies when we make this assessment.

Net Earnings

      Net earnings for the 2004 quarter were $9.3 million compared to $2.3 million for the 2003 quarter. The improvement in net earnings was due to the reasons described in this section “The 2004 Quarter Compared with the 2003 Quarter.”

Related Party Transactions

      We insure certain risks, including comprehensive general liability, property coverage, excess workers’ compensation and employer’s liability insurance, with Laurier Indemnity Company and Laurier Indemnity Ltd., affiliated insurance subsidiaries of Extendicare Inc. We recorded approximately $2.8 million and $2.6 million of expenses for this purpose for the 2004 quarter and 2003 quarter, respectively. Also, for the 2004 quarter, we recorded a credit to expense of $1.0 million relating to prior year workers’ compensation policies with Laurier Indemnity Company.

      We purchase computer hardware and software support services from Virtual Care Provider, Inc., an affiliated subsidiary of Extendicare Inc. Expenses related to these services were $1.2 million and $1.7 million for the 2004 quarter and 2003 quarter, respectively.

Year Ended December 31, 2003 Compared with Year Ended December 31, 2002

Revenues

      Revenues in 2003 increased $55.3 million, or 6.8%, to $870.4 million from $815.1 million in 2002. Outpatient therapy and other revenues decreased by $0.7 million in 2003 due to lower rental income resulting from the sale of facilities in 2002 that we previously leased to a third party, partially offset by growth of our outpatient therapy operations.

      Revenues from skilled nursing and assisted living facilities increased $56.0 million in 2003 compared to 2002. This increase was attributable to the following:

		(dollars in
		millions)

•	an increase in Medicare residents from 13.4% of total residents in 2002 to 15.5% in 2003	$15.5
•	a 4.2% increase (excluding prior period adjustments) in the average daily nursing Medicaid rate (including cost-offset funding as a result of increased state assessments and bed taxes of $4.4 million)	16.0
•	a 1.4% increase in nursing resident census from an ADC of 12,727 in 2002 to 12,901 in 2003 increases in other average daily nursing rates	11.1
•	increases in other average daily nursing rates	8.2
•	an increase in nursing ancillary revenues	6.8
•	an increase in Medicare revenues due to the improvement in RUGs mix	4.5
•	an increase in Medicare revenues due to the 6.26% increase in the Medicare Part A rate effective October 1, 2003; and	3.5
•	an increase in assisted living revenues due to increased occupancy and higher rates	2.3

		67.9

      These increases were offset and adjusted by:

•	a decrease due to the Medicare cliff, net of the market basket increase, implemented on October 1, 2002	(12.8)
•	favorable prior year revenue adjustments recorded in 2003 consisting of (1) a recovery of $4.2 million in Medicaid revenues as the outcome of a favorable court decision in Ohio relating to the recovery of alleged government overpayments for adjudicated Medicaid cost report periods and (2) revenue adjustments totaling $1.1 million for the settlement of prior year state cost reports; offset by (a) the recording in 2003 of a contractual revenue adjustment totaling $2.7 million for prior year Medicare settlement receivables and further offset by (b) $1.7 million in favorable prior year adjustments recorded in 2002 primarily for the settlement of prior year state cost reports	0.9

	Total increase in revenues from skilled nursing and assisted living centers	$56.0

Operating and General and Administrative Costs

      Operating and general and administrative costs increased $38.0 million, or 5.2%, in 2003 compared to 2002. This increase was attributable to the following:

		(dollars in
		millions)

•	wages and benefits of $18.8 million and contracted staffing for food, laundry and therapy services of $4.5 million, totaling $23.3 million, or a 4.4% increase, which included an average wage rate increase of 3.2% in nursing operations	$23.3
•	drug expense due to higher resident census, Medicare mix and drug prices	3.9
•	state assessments and bed taxes	4.4
•	professional fees expense primarily due to legal fees and nursing consulting	1.9
•	general liability expense primarily due to premiums and accruals	1.7
•	other operating expenses	2.8

	Total increase in operating and general and administrative costs	$38.0

Lease Costs, Depreciation and Amortization

      Lease costs decreased $1.5 million when comparing years as a result of the purchase of previously leased facilities in 2002. Depreciation and amortization decreased $0.2 million to $37.4 million in 2003 compared to $37.6 million in 2002.

Interest

      Interest expense, net of interest income, decreased $2.5 million to $29.8 million for 2003 compared to $32.3 million for 2002. The weighted average interest rate of all long-term debt decreased to 7.76% during 2003 compared to approximately 7.81% during 2002. Interest income was $2.8 million higher in 2003 than 2002, primarily due to $1.3 million in interest income that was previously not recognized and increased interest income from our interest rate swap and cap agreements. The average debt level increased to $397.7 million during 2003 compared to $387.2 million during 2002.

Income Taxes

      Income tax expense for 2003 was $12.0 million compared to $3.2 million for 2002. Our effective tax rate was 37.3% for 2003 as compared to 49.2% for 2002. The decrease in the effective tax rate resulted from the reversal of current and prior year state deferred income tax benefits, the non-recognition of tax benefits in certain states in 2002 and the impact of permanent items between the two years. When we assess the realizability of deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will not be realized and record a valuation allowance, if required. The ultimate realization of deferred tax assets depends upon us generating future taxable income during the periods in which those temporary differences become deductible. We consider the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies when we make this assessment.

Net Earnings

      Net earnings for 2003 were $20.1 million compared to $3.2 million for 2002. The improvement in net earnings was due to the reasons described herein above.

Related Party Transactions

      We insure certain risks, including comprehensive general liability, property coverage, excess workers’ compensation and employer’s liability insurance, with Laurier Indemnity Company and Laurier Indemnity Ltd., affiliated insurance subsidiaries of Extendicare Inc., our Canadian parent. We recorded approximately $10.7 million and $9.9 million of expenses for this purpose for 2003 and 2002, respectively.

      We purchase computer hardware and software support services from Virtual Care Provider, Inc., an affiliated subsidiary of Extendicare Inc. Expenses related to these services were $6.9 million and $7.9 million for 2003 and 2002, respectively.

Year Ended December 31, 2002 Compared with Year Ended December 31, 2001

Revenues

      Revenues in 2002 increased by $21.0 million, or 2.6%, to $815.1 million, from $794.1 million in 2001. The increase in revenues included a $56.1 million increase in revenues from skilled nursing and assisted living facilities and other businesses operated during both 2002 and 2001, or same facility operations, and an increase of $0.5 million from other revenue, partially offset by a decrease of $35.6 million in revenues from divested skilled nursing facilities.

      Revenues from same-facility operations increased $56.1 million due to:

		(dollars in
		millions)

•	an increase in the average daily Medicaid rate from $121 in 2001 to $127 in 2002	$19.2
•	an increase in Medicare residents from 11.4% of total residents in 2001 to 13.4% in 2002	16.8
•	a 1.9% increase in resident census from an ADC of 13,928 in 2001 to 14,200 in 2002	14.3
•	other rate increases	8.9

		59.2
These increases were offset and adjusted by:
•	a decrease due to the Medicare cliff, net of the market basket increase, implemented on October 1, 2002	(3.9)
•	an increase in favorable prior year revenue adjustments recorded in 2002 compared to 2001	0.8

	Total increase in revenues from skilled nursing and assisted living centers	$56.1

Operating and General and Administrative Costs

      Operating and general and administrative costs increased $6.8 million, or 1.0%, between years, of which $11.6 million was a decrease in expenses for general liability insurance and liability claims (primarily related to our divestiture of our Texas skilled nursing facilities) and $32.9 million related to reduced operating costs attributable to skilled nursing facilities divested during 2001. Operating and general and administrative costs on a same facility basis increased $51.3 million, or a 7.8%, and included increases of:

		(dollars in
		millions)

•	wages and benefits of $23.1 million and contracted staffing for food and laundry services of $10.4 million, totaling $33.5 million, or a 7.1% increase	$33.5
•	workers’ compensation due to prior year actuarial adjustments recorded in 2001	4.6
•	drug expense due to higher resident census and higher drug prices	3.4
•	outside therapy services primarily related to increased use of therapy services and higher Medicare census	3.2
•	bad debt expense	2.7
•	supplies expense primarily due to higher occupancy	1.4
•	other operating and general and administrative expenses	2.5

	Total increase in operating and general and administrative costs	$51.3

Lease Costs, Depreciation and Amortization

      Depreciation and amortization decreased $3.2 million to $37.6 million for 2002 compared to $40.8 million for 2001. This decrease was primarily a result of a $2.4 million decrease relating to the adoption of SFAS No. 142, “Goodwill and Other Intangible Assets,” which requires that goodwill no longer be amortized to earnings. The remaining $0.8 million decrease was primarily a result of divestitures.

      Lease costs decreased $3.9 million when comparing periods, including $2.0 million as a result of divestitures, $0.5 million as a result of the purchase of previously leased facilities and $1.4 million relating to other facilities that we continue to operate.

Interest

      Interest expense, net of interest income, decreased $3.3 million to $32.3 million for 2002 compared to $35.6 million for 2001. This decrease was primarily due to (1) net interest income of $2.1 million from interest rate swaps and (2) lower market interest rates during 2002 prior to the issuance, on June 28, 2002, of our Senior Notes, the proceeds of which were used to refinance floating-rate debt. The decrease was also due to a reduction in the average debt level to $387.2 million during 2002 compared to $406.5 million during 2001, resulting from our use of divestiture proceeds and an income tax refund during 2001 to reduce bank debt balances. The weighted average interest rate of all long-term debt decreased to 7.81% during 2002 compared to 8.44% during 2001.

Loss on Impairment of Long-lived Assets

      When our management commits us to a plan for disposal of assets, we adjust assets held for disposal to the lower of the assets’ carrying value or the fair value less selling costs. In September 2001, we formally decided to lease all owned, and sublease all leased, skilled nursing facilities in Texas. As a result of the transaction, and based on the terms of the lease with Senior Health-Texas, we recorded in 2001 a provision of $1.7 million for impairment of Texas skilled nursing properties in accordance with Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.”

Loss (Gain) on Disposal of Assets and Provision for Closure and Exit Costs and Other Items

      For 2002, we recorded a gain on disposal of assets of $4.0 million relating to the sale of seven properties in Florida to Tandem and a provision for closure and exit costs of $5.3 million. The gain of $4.0 million includes a deferred gain of $2.2 million from the April 2001 sale of two other properties to Tandem. The provision for closure and exit costs related to an increase in the overall disposition reserve for cost report and other settlements with Florida and Texas and other Medicare fiscal intermediaries, collection of receivables, and settlement of claims with suppliers and employees.

      For 2001, we recorded a loss on disposal of assets of $1.0 million and a provision for closure and exit costs and other items of $23.2 million. On September 30, 2001, we transferred all Texas skilled nursing facilities to Senior Health-Texas. As a result of the Texas transaction, as well as the closure and sale of one skilled nursing facility and two other properties in Wisconsin, we provided $3.7 million for related disposal and closure costs. We also made additional provisions of $20.5 million relating to previously ceased operations, including $19.0 million related to the skilled nursing facilities in Florida. This $19.0 million consisted of an $11.0 million provision related to Florida claims for years prior to 2001 based upon an actuarial review of resident liability costs, and an $8.0 million provision for Florida closure and exit costs.

Loss on Early Retirement of Debt

      The loss on early retirement of debt in 2002 of $2.8 million was due to the early extinguishment in June 2002 of our debt using proceeds from the issuance of the Senior Notes. The loss on early retirement of debt in 2001 of $75,000 was related to the write-off of deferred financing costs in connection with debt reduction upon the sale of skilled nursing facilities.

Income Taxes

      Income tax expense for 2002 was $3.1 million compared to an income tax benefit of $12.5 million for 2001. Our effective tax rate was 49.2% for 2002 as compared to 31.3% for 2001. The increase in the effective tax rate results from the impact of certain permanent adjustments that increased the effective rate when applied to pre-tax earnings compared to decreasing the effective rate when applied to pre-tax loss for 2001 and the reversal of current and prior year state deferred income tax benefits. When we assess the realizability of deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will not be realized and record a valuation allowance, if required. The ultimate realization of deferred tax assets depends upon us generating future taxable income during the periods in which those temporary differences become deductible. We consider the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies when we make this assessment.

Net Earnings (Loss)

      Net earnings for 2002 were $3.2 million compared to a net loss of $27.5 million for 2001. Net earnings prior to loss (gain) on disposal of assets, provision for closure and exit costs and other items, loss on early retirement of debt and loss on impairment of long-lived assets, after applicable income tax effect, was $5.6 million for 2002 compared to a net loss of $11.0 million for 2001. The fluctuation was caused by the reasons noted above.

Related Party Transactions

      We insure certain risks, including comprehensive general liability, property coverage and excess workers’ compensation/employer’s liability insurance, with Laurier Indemnity Company and Laurier Indemnity Ltd., affiliated insurance subsidiaries of Extendicare Inc., our Canadian parent. We recorded approximately $9.9 million of expenses for this purpose for 2002 and $5.7 million for 2001.

      We purchase computer hardware and software support services from Virtual Care Provider, Inc., an affiliated subsidiary of Extendicare Inc. Expenses related to these services were $7.9 million for 2002 and $6.6 million for 2001.

Liquidity and Capital Resources

Sources and Uses of Cash.

Overview of Changes in Liquidity — Three Months Ended March 31, 2004 Compared to Three Months Ended March 31, 2003

      We had cash and cash equivalents of $47.9 million at March 31, 2004 and $48.9 million at December 31, 2003. We generated cash flow of $18.5 million from operating activities for the 2004 quarter compared with $4.5 million in the 2003 quarter. We used cash flow of $7.2 million for investing activities in the 2004 quarter as compared to $4.4 million in the 2003 quarter. We used cash flow of $12.2 million for financing activities in the 2004 quarter as compared to providing cash flow of $0.4 million from financing activities in the 2003 quarter.

      The increase in cash flow from operating activities of $14.0 million in the 2004 quarter compared to the 2003 quarter was primarily due to an improvement in earnings, the collection in the 2004 quarter of $6.1 million of Medicare settlement receivables, and a reduction of $2.5 million in payments for self-insured liabilities.

      Our working capital decreased $0.7 million from $55.8 million at December 31, 2003 to $55.1 million at March 31, 2004.

      Accounts receivable at March 31, 2004 were $93.9 million compared with $95.3 million at December 31, 2003, representing a decrease of $1.4 million. The reduction in accounts receivable included a $2.5 million decrease within the nursing operations offset by an increase of $1.0 million in interest income due from Greystone and a $0.1 million increase in outpatient therapy receivables. Within the nursing operations, billed patient care and other receivables increased $2.6 million while, based on Medicare and Medicaid cost reports, third-party payor settlement receivables decreased $5.1 million.

      The decrease in settlement receivables of $5.1 million from December 31, 2003 to March 31, 2004 included decreases of $6.0 million from the collection of Medicare settlements and $2.3 million from the collection of Medicare co-insurance amounts. These decreases were partially offset by an increase of $2.7 million relating to revenue in the 2004 quarter for anticipated Medicare reimbursement for uncollectible co-insurance amounts and an increase of $0.5 million from Medicaid cost report settlements.

      Property and equipment increased $0.9 million from December 31, 2003 to a total of $449.6 million at March 31, 2004. The increase was the result of (1) total capital expenditures of $10.7 million, which included $3.8 million from construction of new developments and $1.5 million from the February 2004 acquisition of a previously-leased nursing facility in Washington, plus (2) other items of $0.2 million. This increase was partially offset by depreciation expense of $8.4 million and a provision for impairment of long-lived assets of $1.6 million.

      Total long-term debt, including both current and long-term maturities of debt, totaled $380.2 million at March 31, 2004. This represents a decrease of $12.7 million from December 31, 2003, including a decrease of $13.0 million due to the prepayment of Industrial Development Revenue Bonds.

      Cash used in investing activities was $7.2 million for the 2004 quarter compared to $4.4 million for the 2003 quarter. The change of $2.8 million was due to payments for acquisitions of $2.1 million in the 2004 quarter, payments for new construction projects of $3.8 million in the 2004 quarter, an increase in the 2004 quarter compared to the 2003 quarter of $0.6 million in purchases of property and equipment, and an increase in other non-current assets of $0.7 million, partially offset by the collection of note receivables of $4.4 million.

      Cash used in financing activities was $12.2 million for the 2004 quarter compared to $0.4 million provided from financing activities for the comparable 2003 quarter. The change of $12.6 million primarily related to a $13.0 million prepayment of Industrial Development Revenue Bonds.

Overview of Changes in Liquidity — Year Ended December 31, 2003 Compared To Year Ended December 31, 2002

      We had cash and cash equivalents of $48.9 million at December 31, 2003 and $24.4 million at December 31, 2002. We generated cash flow of $56.0 million from operating activities for the year ended December 31, 2003 compared with $38.8 million in the comparable 2002 period and $82.6 million in 2001. We used cash flow of $26.8 million for investing activities in 2003 as compared to $22.4 million in 2002 and $16.8 million in 2001. We used cash flow of $4.8 million for financing activities in 2003 as compared to providing cash flow of $7.5 million from financing activities in 2002 and using cash flow of $66.6 million for financing activities in 2001. The table below sets forth a summary of the significant sources and uses of cash:

	Year Ended December 31

	2003	2002	2001

	(dollars in thousands)
Cash provided by operating activities	$56,033	$38,832	$82,626
Cash used in investing activities	(26,772)	(22,415)	(16,755)
Cash (used in) provided by financing activities	(4,766)	7,536	(66,566)

Increase (decrease) in cash and cash equivalents	$24,495	$23,953	$(695)

      The increase in cash flow from operating activities of $17.2 million in 2003 compared to 2002 was primarily due to an improvement in earnings and changes in working capital of $12.3 million and a reduction of $4.9 million in payments for self-insured liabilities.

      Our working capital increased $25.9 million from $29.9 million at December 31, 2002 to $55.8 million at December 31, 2003. The increase included a $24.5 million increase in cash and a $10.0 million decrease in the current portion of accrual for self-insured liabilities. These increases in working capital were partially offset by an $8.7 million decrease in amounts due from our shareholder and affiliates.

      Accounts receivable at December 31, 2003 were $95.3 million compared with $96.0 million at December 31, 2002, representing a decrease of $0.7 million. The reduction in accounts receivable included a $1.7 million decrease in interest due from non-affiliated long-term care operators, offset by an increase of $0.6 million in outpatient therapy receivables and a $0.5 million increase within the nursing operations. Within the nursing operations, billed patient care and other receivables increased $5.8 million while third-party payor settlement receivables, based on Medicare and Medicaid cost reports, decreased $5.3 million.

      The decrease in settlement receivables of $5.3 million from December 31, 2002 to December 31, 2003 included decreases of $3.9 million from collection of Medicare settlements, $7.6 million for collections of Medicare co-insurance amounts and a $4.3 million reclassification from Medicaid accrued liabilities. These decreases were partially offset by an increase of $10.5 million relating to revenue in the 2003 period for anticipated Medicare reimbursement for uncollectible co-insurance amounts.

      Property and equipment decreased $4.4 million from December 31, 2002 to a total of $448.7 million at December 31, 2003. The decrease was the result of depreciation expense of $33.8 million and asset disposals of $0.1 million. These decreases were partially offset by total capital expenditures of $29.5 million, including $4.3 million from construction of new developments and $4.1 million from the acquisition of a skilled nursing facility in Wisconsin in December 2003.

      Total long-term debt, including both current and long-term maturities of debt, totaled $392.9 million at December 31, 2003. This represents a decrease of $5.2 million from December 31, 2002, due to repayments of long-term debt.

      Cash used in investing activities was $26.8 million for 2003 compared to $22.4 million for 2002. The change of $4.4 million was due to proceeds in 2002 from the sale of property and equipment of $14.3 million, a decrease in payments for acquisitions of $13.8 million when comparing periods, payments for new construction projects of $4.3 million in 2003, an increase in 2003 of $2.4 million in purchases of property and equipment and an increase in 2003 in the collection of other non-current assets of $2.8 million.

      Cash used in financing activities was $4.8 million for 2003 compared to $7.5 million provided from financing activities for 2002. The change of $12.3 million primarily related to $4.5 million of early debt repayments in 2003 and the payoff of debt in June 2002 using proceeds from the issuance of new debt as described below.

Debt Instruments

Summary of Long-term Debt.

      Long-term debt consisted of the following as of the dates indicated:

	March 31, 2004	December 31, 2003	December 31, 2002

	(dollars in thousands)
Senior Notes due 2010	$149,685	$149,676	$149,641
Senior Subordinated Notes due 2007	200,000	200,000	200,000
Industrial Development Revenue Bonds, variable interest rates ranging from 1.00% to 6.25%, maturing through 2014, secured by certain facilities	20,160	33,160	33,355
Mortgage notes payable, interest rates ranging from 3.0% to 10.5%, maturing through 2012	10,368	10,054	15,109
Other, primarily capital lease obligations	24	28	45

Long-term debt before current maturities	380,237	392,918	398,150
Less current maturities	1,276	1,223	716

Total long-term debt	$378,961	$391,695	$397,434

      The weighted average interest rate of all of our long-term debt (including the effects of the interest rate swap and cap agreements discussed below) was 7.70%, 7.52% and 7.71% as of March 31, 2004 and December 31, 2003 and December 31, 2002, respectively. Our long-term debt instruments have maturities ranging from 2004 to 2014.

2010 Senior Notes

      On June 28, 2002, we refinanced all outstanding indebtedness under our then existing credit facility with the proceeds from the issuance of $150.0 million of our 2010 Senior Notes.

      The subsidiary guarantees of the 2010 Senior Notes are full and unconditional, and joint and several, and any of our subsidiaries that do not guarantee the 2010 Senior Notes are minor. There are no significant restrictions on the ability of us to obtain funds from our subsidiaries by loan or dividend.

      The indenture governing the 2010 Senior Notes contains customary covenants and events of default. Under this indenture, we are also restricted from incurring indebtedness if the fixed charge coverage ratio, determined on a pro forma basis, is less than or equal to 2.0 to 1. Our fixed charge coverage ratio is currently in excess of this minimum requirement. The fixed charge coverage ratio is defined under our 2010 Senior Notes agreement, and is represented by a ratio of consolidated cash flow to fixed charges. In general, fixed charges consist of interest expense, including capitalized interest, amortization of fees related to debt financing and rent expense deemed to be interest, and consolidated cash flow is net income prior to the aforementioned fixed charges, and prior to income taxes and losses on disposal of assets.

      In October 2003, the 2010 Senior Notes were upgraded by Standard & Poor’s Ratings Services, or S&P, from “B-” to “B,” and the credit facility was upgraded from “BB-” to “BB.” In April 2004, the 2010 Senior Notes were upgraded by Moody’s Investors Service from “B2” to “B1.”

2007 Notes

      As of March 31, 2004, we had $200.0 million of 2007 Notes outstanding. The 2007 Notes are unsecured obligations subordinated in right of payment to all of our existing and future senior indebtedness, which includes all borrowings under our credit facility as well as all indebtedness not refinanced by our credit facility.

      As of March 31, 2004, Extendicare Inc., our parent company, held $27.9 million of our 2007 Notes. These 2007 Notes were repaid on May 24, 2004. In October 2003, the 2007 Notes were upgraded by S&P from “CCC+” to “B-.”

      As discussed in “Prospectus Summary — Recent Developments — Tender Offer/ Redemption and Sale and Issuance of 2014 Notes,” in connection with the sale and issuance of the 2014 Notes, we used the net proceeds therefrom, together with borrowings under our amended and restated credit facility to purchase for cash approximately $104.9 million aggregate principal amount of 2007 Notes validly tendered in the tender offer and to redeem any 2007 Notes not tendered in the tender offer or cancelled prior to May 24, 2004.

Credit Facility

      On June 28, 2002, we entered into a credit facility that provides senior secured financing of up to $105.0 million on a revolving basis. As of March 31, 2004, we did not have any borrowings outstanding under this credit facility, but we had $33.7 million of letters of credit outstanding thereunder. The credit facility will terminate on June 28, 2007. As of December 31, 2003 and continuing through March 31, 2004, based upon financial performance, borrowings drawn under the credit facility bear interest, at our option, at an annual rate equal to:

•	LIBOR plus 3.25%; or

•	the Base Rate plus 2.25%.

      Our obligations under the credit facility are guaranteed by:

•	Extendicare Holdings, Inc., our direct parent;

•	each of our current and future domestic subsidiaries excluding certain inactive subsidiaries; and

•	any other current or future foreign subsidiaries that guarantee or otherwise provide direct credit support for any U.S. debt obligations of ours or any of our domestic subsidiaries.

      Our obligations under the credit facility are secured by a perfected, first priority security interest in certain of our tangible and intangible assets and all of our and our subsidiary guarantors’ capital stock. The credit facility is also secured by a pledge of 65% of the voting stock of our and our subsidiary guarantors’ foreign subsidiaries, if any. Our credit facility contains customary covenants and events of default and is subject to various mandatory prepayments and commitment reductions. The credit facility requires that we comply with various financial covenants, on a consolidated basis including:

•	a minimum fixed charge coverage ratio of 1.10 to 1 and increasing to 1.20 to 1 in 2005;

•	a minimum tangible net worth that started at 85% of our tangible net worth at March 31, 2002 and increases by 50% of our net income for each fiscal quarter plus 100% of any additional equity we raise;

•	a maximum senior leverage ratio of 4.25 to 1 and reducing to 4.00 to 1 in 2005; and

•	a maximum senior secured leverage ratio of 1.75 to 1 and reducing to 1.50 to 1 in 2005.

      We were in compliance with these financial covenants as of March 31, 2004.

      As discussed in “Prospectus Summary — Recent Developments — Amendment and Restatement of Credit Facility,” in connection with the sale and issuance of the 2014 Notes, we amended and restated our current credit facility to, among other things, extend its term by two years, until June 28, 2009, and provide an additional $50.0 million of senior secured financing on a revolving basis.

Interest Rate Swap and Cap Agreements

      To hedge our exposure to fluctuations in the market value of the 2010 Senior Notes, we entered into a five-year interest rate swap agreement with a notional amount of $150.0 million. The agreement effectively converted up to $150.0 million of our fixed interest rate indebtedness into variable interest rate indebtedness. Under the terms of the interest rate swap agreement, the counterparty can call the swap upon 30 days notice.

      Also in June 2002, we entered into a five-year interest rate cap agreement with a notional amount of $150.0 million. Under this cap agreement, we pay a fixed rate of interest equal to 0.24% and receive a variable rate of interest equal to the excess, if any, of the one-month LIBOR rate, adjusted monthly, over the cap rate of 7%. We use the interest rate cap to offset possible increases in interest payments under the interest rate swap agreement caused by increases in market interest rates over a certain level and also as a cash flow hedge to effectively limit increases in interest payments under our variable-rate debt obligations. Under the terms of the interest rate swap agreement, the counterparty can call the swap upon 30 days notice. For additional information regarding the termination of the interest rate swap and cap agreements, and the two new interest rate swap and cap agreements that we entered into, see “Events of 2004 — Subsequent to 2004 Quarter.”

Off Balance Sheet Arrangements

      As of March 31, 2004, we had no significant off balance sheet arrangements.

Cash Management

      As of March 31, 2004, we held cash and cash equivalents of $47.9 million. The majority of excess cash is held in Certificate of Deposits, or CDs, that are invested for periods of less than 90 days. We forecast on a regular basis monthly cash flows to determine the investment periods of CDs and monitor daily the incoming and outgoing expenditures to ensure available cash is invested on a daily basis.

Future Liquidity and Capital Resources

      We believe that our cash from operations and anticipated growth, together with other available sources of liquidity, including borrowings available under our credit facility, will be sufficient for the foreseeable future to fund anticipated capital expenditures and make required payments of principal and interest on our debt, including payments due on the notes and obligations under our credit facility.

      As of December 31, 2003, principal payments on long-term debt due within the next five years and thereafter are as follows:

(dollars in
thousands)

2004	$1,223
2005	1,287
2006	1,313
2007	204,174
2008	1,221
After 2008	183,700

Total minimum payments	$392,918

      After giving effect to the April 2004 sale and issuance of the 2014 Notes, the repurchase or redemption of our 2007 Notes and anticipated borrowings under our amended and restated credit facility, long-term debt due in 2007 will decrease to $4.2 million, and long-term debt due after 2008 will increase to $326.7 million.

      At December 31, 2003, we were committed to making the following minimum rental payments under non-cancelable operating leases:

(dollars in
thousands)

2004	$8,550
2005	8,174
2006	5,435
2007	3,863
2008	3,512
After 2008	17,402

Total minimum payments	$46,936

Contractual Obligations

      Set forth below is a table showing the estimated timing of payments under the contractual obligations as of December 31, 2003:

	Payments Due By Period

		Less than			More than
	Total	1 Year	1-3 Years	3-5 Years	5 Years

	(dollars in thousands)
Long-term debt	$392,918	$1,223	$2,600	$205,395	$183,700
Operating lease commitments	46,936	8,550	13,609	7,375	17,402

Total	$439,854	$9,773	$16,209	$212,770	$201,102

      After giving effect to the April 2004 sale and issuance of the 2014 Notes, the repurchase or redemption of our 2007 Notes and anticipated borrowings under our amended and restated credit facility, contractual obligations due in three to five years will decrease to $12.8 million, and contractual obligations due in more than five years will increase to $344.1 million.

      At March 31, 2004, we made or were committed to make capital expenditures in respect of seven new developments, which will add 165 beds during 2004 and 2005. Two of these projects, adding 32 beds, were completed during the 2004 quarter. The total expected cost of these seven projects is $15.2 million, of which $4.3 million was expended in 2003, $3.6 million was expended 2004, and $6.8 million is committed to be expended on these projects. Approximately $0.5 million of the planned amounts for these projects has not yet been committed.

      We also approved eight new assisted living facility developments that will add 329 units and have an approximate cost of $36.3 million. As of March 31, 2004, $0.2 million has been expended and $1.5 million is committed to be expended for these developments. These new developments are scheduled to open in 2005 and later.

      At March 31, 2004, we accrued provisions for settlement of self-insured liabilities of $43.6 million in respect of general and professional liability claims. Claim payments were $3.1 million and $5.6 million for the 2004 quarter and 2003 quarter, respectively. The accrual for self-insured liabilities includes estimates of the cost of both reported claims and claims incurred but not yet reported. We exited the skilled nursing facility markets of the highly litigious States of Florida and Texas in 2000 and 2001, respectively. As a result, accruals for general and professional liabilities have declined significantly from the 2001 level. We estimate that $18.0 million of the total $43.6 million liability will be paid within the next fiscal year. The timing of payments is not directly within our control, therefore estimates are subject to change in the future. We believe we have provided sufficient provisions as of March 31, 2004.

Qualitative Disclosures

      We use interest rate swaps to hedge the fair value of our debt obligations and interest rate caps as a cash flow hedge of our variable-rate debt and also to offset possible increases in variable-rate payments under our interest rate swap related to increases in market interest rates.

      We also have market risk relating to investments in stock and stock warrants that we obtained in connection with the 1998 sale of our pharmacy operations. In effect, these holdings can be considered contingent purchase price proceeds whose value, if any, may not be realized for several years. These stock and warrant holdings are subject to various trading and exercise limitations. We intend to hold them until we believe the market opportunity is appropriate to trade or exercise the holdings.

      We monitor the markets to adequately determine the appropriate market timing to sell or otherwise act with respect to our stock and warrant holdings in order to maximize their value. With the exception of the above holdings, we do not enter into derivative instruments for any purpose other than cash flow hedging purposes. That is, we do not speculate using derivative instruments and do not engage in trading activity of any kind.

Quantitative Disclosures

      The table below presents principal, or notional, amounts and related weighted average interest rates by year of maturity for our debt obligations and interest rate swaps as of March 31, 2004:

	2004	2005	2006	2007	2008	After 2008	Total	Fair Value

	(dollars in thousands)
LONG-TERM DEBT:
Fixed Rate	$1,007	$1,465	$1,492	$204,346	$1,221	$151,706	$361,237	$386,745
Average Interest Rate	8.56%	7.85%	7.90%	9.31%	9.50%	9.51%	9.38%	—
Variable Rate	—	—	—	—	—	$19,000	$19,000	$19,000
Average Interest Rate	—	—	—	—	—	1.01%	1.01%	—
INTEREST RATE SWAPS:
(fixed to variable)
Notional Amount	—	—	—	$150,000	—	—	$150,000	$(3,800)
Average Pay Rate (variable rate)	—	—	—	5.90%	—	—	5.90%	—
Average Receive Rate (fixed rate)	—	—	—	9.35%	—	—	9.35%	—
INTEREST RATE CAPS:
Notional Amount	—	—	—	$150,000	—	—	$150,000	$787

      The above table incorporates only those exposures that existed as of March 31, 2004 and does not consider those exposures or positions that could arise after that date or future interest rate movements. As a result, the information presented above has limited predictive value. Our ultimate results with respect to interest rate fluctuations will depend upon the exposures that occur, our hedging strategies at the time and interest rate movements.

      As a result of our April 2004 sale and issuance of the 2014 Notes, our termination of our existing interest rate swap and cap agreements, our entering into two new interest rate swap agreement and two new interest rate cap agreements, and our amending and restating our credit facility, the percentage of fixed to variable rate debt will change.

Critical Accounting Policies and Estimates

      Our consolidated financial statements have been prepared in conformity with GAAP. For a full discussion of our accounting policies as required by GAAP, refer to the accompanying notes to the consolidated financial statements. We consider the accounting policies discussed below to be critical to an understanding of our financial statements because their application requires significant judgment and reliance on estimations of matters that are inherently uncertain. Specific risks related to these critical accounting policies are described below.

Revenue Recognition and Accounts Receivable

      Revenues and Accounts Receivable. We derive our revenues primarily from providing long-term healthcare services in the skilled nursing and assisted living facilities we operate. Skilled nursing facility revenue results from the payment for services and products from federal and state-funded cost reimbursement programs as well as private pay residents. More than 75% of our skilled nursing facility revenues are derived from services provided under various federal or state medical assistance programs. We derive assisted living facility revenue primarily from private pay residents in the period in which we provide services and at rates we establish based upon the services provided and market conditions in the area of operation.

      We recognize skilled nursing facility revenues in the period in which we provide services and/or deliver products at established rates less contractual adjustments. Contractual adjustments include differences between our established billing rates and amounts estimated by management as reimbursable under various reimbursement formulas or contracts in effect. Estimation differences between final settlements and amounts recorded in previous years are reported as adjustments to revenues in the period such settlements are determined. Due to the complexity of the laws and regulations governing the federal and state reimbursement programs, there is a possibility that recorded estimates may change by a material amount.

      We record accounts receivable at the net realizable value we expect to receive from federal and state reimbursement programs, other third-party payors or individual residents. We also estimate which receivables may be collected within one year and reflect those not expected to be collected within one year as non-current. We continually monitor and adjust our allowances associated with these receivables. We record allowances for bad debts from other third-party payors or from individual patients based upon a specific assessment of an account’s collection risk and our historical experience by payor type. If circumstances change, for instance due to economic downturn, resulting in higher than expected defaults or denials, our estimates of the recoverability of our receivables could be reduced by a material amount. Our allowance for doubtful accounts for current accounts receivable totaled $12.2 million at March 31, 2004 and $11.7 and $9.3 million at December 31, 2003 and 2002, respectively.

      Medicare and Medicaid Settlement Receivables. For Medicare revenues earned prior to the implementation of PPS and Medicaid programs with a retrospective reimbursement system, differences between revenues that we ultimately expect to realize and amounts received are reflected as settlement accounts receivable, or as accrued liabilities when payments have exceeded revenues that we ultimately expect to realize.

      The Medicare program, prior to January 1, 1999, was a cost-based reimbursement program under which skilled nursing facilities received interim payments for each facility’s respective reimbursable costs, which could be subject to adjustment based upon the submission of a year-end cost report and certain cost limits. The year-end cost report would be subject to audit by our FI and could lead to ongoing discussions with the FI, which are normally resolved during the audit process, and therefore, no provisions are required. For unresolved items involving differences of opinion, such items can be settled through a formal appeal process, which results in the provider filing an appeal with the PRRB of the CMS. Should this occur, a general provision for Medicare receivables may be provided for disagreements.

      Similarly for states that operate under a retrospective reimbursement system under which interim payments are subject to audits, we have to evaluate and determine the amount of potential settlement accounts receivable or payable.

      We periodically review the settlement accounts receivable and the general contractual allowance for settlement of amounts in dispute and adjust the balances accordingly based upon known facts at the time. An adjustment to settlement receivable amount and recorded revenues would occur upon resolution of issues in dispute or upon issues being settled at the PRRB. Since certain issues are significant in amounts, the resolution could have a material impact on our financial statements. In addition, we estimate the portion of the Medicaid and Medicare accounts receivable that are collectible within the next 12 months and classify this amount as a current asset. Accounts receivable from both Medicare and Medicaid state programs, net of a general contractual allowance, totaled $32.1 million as of March 31, 2004 and $37.2 million and $46.3 million as of December 31, 2003 and 2002, respectively. Of the total net Medicare and Medicaid settlement receivable balance as of March 31, 2004, $6.2 million is expected to be substantially collected within one year and included within accounts receivable as a current asset. Our contractual allowance for current and non-current Medicare and Medicaid settlement accounts receivable totaled $14.0 million as of March 31, 2004 and $14.0 million and $15.4 million as of December 31, 2003 and 2002, respectively.

Valuation of Assets and Asset Impairment

      We record property and equipment at cost less accumulated depreciation and amortization. We depreciate and amortize these assets using a straight-line method based upon the estimated lives of the assets. Goodwill represents the cost of the acquired net assets in excess of their fair market values. Effective January 1, 2002, we adopted SFAS No. 142 and no longer amortize goodwill and intangible assets with indefinite useful lives. Instead, we test for impairment at least annually, whereas prior to 2002, these assets were amortized using a straight-line method over a period of no more than 40 years. Other intangible assets, consisting of the cost of leasehold rights, are deferred and amortized over the term of the lease including renewal options. We periodically assess the recoverability of long-lived assets, including property and equipment, goodwill and other intangibles, when there are indications of potential impairment based upon the estimates of undiscounted future cash flows. The amount of any impairment is calculated by comparing the estimated fair market value with the carrying value of the related asset. We consider such factors as current results, trends and future prospects, current market value and other economic and regulatory factors in performing these analyses.

      A substantial change in the estimated future cash flows for these assets could materially change the estimated fair values of these assets, possibly resulting in an additional impairment. Changes that may impact future cash flows include, but are not limited to, competition in the marketplace, changes in Medicare and Medicaid rates, increases in wages or other operating costs, increased litigation and insurance costs and increased operational costs resulting from changes in legislation and regulatory scrutiny. As detailed in Note 14 to our consolidated financial statements, losses from asset impairments and disposals and provisions for closure and exit costs and other items have totaled $1.3 million and $25.9 million in 2002 and 2001, respectively.

Self-Insured Liabilities

      Insurance coverage for patient care liability and other risks has become increasingly difficult to obtain. We insure certain risks with affiliated insurance subsidiaries of Extendicare Inc. and third-party insurers. The insurance policies cover comprehensive general and professional liability, property coverage, workers’ compensation and employer’s liability insurance in amounts and with such coverage and deductibles as we deem appropriate, based on the nature and risks of our business, historical experiences, availability and industry standards. We self-insure for health and dental claims, in certain states for workers’ compensation and employer’s liability, and since January 2000, for general and professional liability claims.

      We accrue our self-insured liabilities based upon past trends and information received from an independent actuary. We regularly evaluate the appropriateness of the carrying value of the self-insured liabilities through an independent actuarial review. Our estimate of the accrual for general and professional liability costs is significantly influenced by assumptions, which are limited by the uncertainty of predicting future events and assessments regarding expectations of several factors. Such factors include, but are not limited to: the frequency and severity of claims, which can differ materially by jurisdiction; coverage limits of third-party reinsurance; the effectiveness of the claims management process; and the outcome of litigation.

      Changes in our level of retained risk, and other significant assumptions that underlie our estimate of self-insured liabilities, could have a material effect on the future carrying value of the self-insured liabilities. For example, in 2000, we experienced adverse claims development. In 2000, our per claim retained risk increased significantly for general and professional liability coverage mainly due to the level of risks associated with our Florida and Texas operations. We no longer operate skilled nursing or assisted living facilities in Florida or nursing operations in Texas. However, as a result of the increase in the frequency and severity of claims, in 2001, we recorded a provision of $29.2 million for resident care liability including an $11.0 million provision relating to disposed operations. Our accrual for self-insured liabilities totaled $43.6 million as of March 31, 2004 and $45.1 million and $55.1 million as of December 31, 2003 and 2002, respectively.

Deferred Tax Assets

      Our results of operations are included in the consolidated federal tax return of Extendicare Holdings, Inc., our U.S. parent company. Accordingly, federal current and deferred income taxes payable (or receivable) are transferred to our parent company. Deferred tax assets and liabilities are recognized to reflect the expected future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. We measure deferred tax assets and liabilities using enacted tax rates expected to apply to taxable income in the years in which we expect those temporary differences to be recovered or settled. We establish a valuation allowance based upon our estimate of whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends upon us generating future taxable income during the periods in which those temporary differences become deductible. We consider the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Our valuation allowance for net state deferred tax assets totaled $19.0 million as of March 31, 2004 and $19.0 million and $21.0 million as of December 31, 2003 and 2002, respectively.

BUSINESS

General

      We are one of the largest providers of long-term care and related services in the United States. Through our subsidiary network of geographically clustered facilities, we offer a continuum of healthcare services, including skilled nursing care, assisted living and related medical specialty services, such as subacute care and rehabilitative therapy. As of March 31, 2004, we operated or managed 186 long-term care facilities with 16,901 beds in 13 states, of which 147 were skilled nursing facilities with 15,030 beds and 39 were assisted living and retirement facilities with 1,871 units. We also provided consulting services to 72 facilities with 8,839 beds in five states. In addition, we operated 24 outpatient rehabilitation clinics in four states. We receive payment for our services from Medicare, Medicaid, private insurance, self pay residents and other third-party payors.

      We focus on our core skilled nursing facility operations, while continuing to grow our complementary long-term care services. By emphasizing quality care of patients and by clustering several long-term care facilities together within the geographic areas we serve, our goal is to build upon our reputation as a leading provider of a full range of long-term care services in our communities.

The Long-Term Care Industry

      According to CMS, total healthcare spending is expected to grow at an annual rate of 7.3% from 2002 through 2013. By these estimates, healthcare expenditures will account for $3.4 trillion, or 18.4% of the gross domestic product by 2013. Skilled nursing facility expenditures were approximately $103.7 billion in 2002, or 6.6% of total healthcare spending, representing one of the largest components of national healthcare spending. The spending related to skilled nursing facilities is expected to grow at an annual rate of 7.4% through 2013.

      The long-term care industry is changing as a result of several fundamental factors, which we believe we can capitalize on. These factors include:

      Aging Population. The aging of the U.S. population is a leading driver of demand for long-term care services. According to the 2000 census conducted by the U.S. Census Bureau, there were approximately 34.4 million Americans aged 65 or older, representing 12.6% of the total U.S. population. The U.S. Census Bureau has forecasted that the population of Americans aged 65 or older will increase to 53.2 million by 2020, representing 16.4% of the total U.S. population, and 78.8 million in 2050, representing 20% of the total U.S. population. Based upon these projections, the annual growth rate for persons over 65 will be 2.6% through 2020, and 1.8% through 2050, whereas the annual growth rate for persons over 85 will be 2.6% through 2020, and 6.6% through 2050. According to the August 2003 MetLife Market Survey of Nursing Home Report, or MetLife report, in 2000, approximately 1.6 million, or 4.5%, of all persons aged 65 and over were living in a skilled nursing facility. This number is expected to increase to approximately 6.6 million, or 8.4%, of all persons aged 65 by the year 2050.

      Supply/ Demand Imbalance. Acquisition and construction of additional skilled nursing facilities are subject to certain restrictions on supply, including legislation moratoriums on new capacity or licensing restrictions limiting the growth of services. Such restrictions on supply, coupled with an aging population, are causing a decline in the availability of long-term beds per person 85 years of age and older. Additionally, advances in medical technology are enabling the treatment of certain medical conditions outside the hospital setting. As a result, patients requiring a higher degree of monitoring, more intensive and specialized medical care, 24-hour per day nursing and a comprehensive array of rehabilitative therapies are increasing, resulting in a need for long-term care. We believe that such specialty care can be provided in skilled nursing facilities at a significantly lower cost than in traditional acute care and rehabilitation hospitals.

      Cost Containment Pressures. According to the MetLife Report, the remaining life expectancy of a male age 65 has increased to 16.3 years in 2002 from 12.7 years in 1942, and the remaining life expectancy of a female age 65 has increased to 19.2 years in 2002 from 14.7 years in 1942. As the number of people over age 65 continues to grow and as advances in medicine and technology continue to increase life expectancies, the likelihood of chronic conditions requiring treatment, and the resulting healthcare costs, are expected to rise faster than the availability of resources from government-sponsored healthcare programs. In response to such rising costs, governmental and private pay sources in the United States have adopted cost containment measures that encourage reduced lengths of stay in acute care hospitals. As a result, average acute care hospital stays have been shortened, and many patients are discharged despite a continuing need for nursing or specialty healthcare services, including a higher degree of monitoring, intensive and specialized medical care, 24-hour per day nursing services and a comprehensive array of rehabilitative therapies. This trend has increased demand for long-term care, home healthcare, outpatient facilities, hospices and assisted living facilities. We believe that long-term care companies with information systems to process clinical and financial data, an integrated network and a broad range of services will be in a good position to contract with managed care or other payors.

      Changing Family Dynamics. As a result of the growing number of two-income families, in our opinion the immediate family has become less of a primary source of care-giving for the elderly. Women, who under more traditional roles were viewed as the primary caretakers of the family, have moved back into the workforce in increasing numbers as evidenced through their labor participation rates increasing from 38% in 1963 to 59% in 1998. At the same time, two-income families are better able to provide financial support for elderly parents to receive the care they need in a skilled nursing or assisted living facility.

Competitive Strengths

      According to the May 2003 CMS Healthcare Industry Market Update, the long-term care industry is fragmented, with the 10 largest skilled nursing facility companies accounting for 15.5% of the total facility beds as of April 2003. There are approximately 16,500 skilled nursing facilities certified under the Medicare and/or Medicaid program with approximately 1.8 million available beds, and during 2002, approximately 3.5 million individuals lived in skilled nursing facilities. Approximately 65% of skilled nursing facilities are operated by for-profit companies, 28% are operated by non-profit organizations and 7% are operated by local government.

      Our major competitive strengths are:

      Leading Provider of Long-Term Care Services. We are among the largest providers of long-term care services in the United States. As of March 31, 2004, we operated or managed 186 long-term care facilities with 16,901 beds, and we operated 24 outpatient rehabilitation clinics, compared to 22 in 2002 and 20 in 2001. We also opened two new rehabilitation clinics during 2003. Our scope of operations allows us to achieve economies of scale in purchasing and contracting with suppliers and customers. For example, through our subsidiary, Extendicare Health Network, Inc., we provide purchasing services for skilled nursing facilities in numerous states in addition to the facilities we operate or manage. Through our affiliate, Virtual Care Provider, Inc., we also provide technology support services to unaffiliated long-term care facilities. We continue to explore opportunities to expand in states where we currently operate to provide either full management, consulting or accounting services.

      Focus on Core Business. In the past, we have successfully identified and disposed of business segments that did not fit within our core business or facilities located in states with unacceptable litigation risks. From 1998 through 2001, in response to the implementation of the Medicare Prospective Payment System, or PPS, increased litigation and insurance costs in certain states and increased operational costs resulting from changes in legislation and regulatory scrutiny, we divested under-performing skilled nursing and assisted living facilities and non-core healthcare assets. These asset divestitures primarily included the sale of our pharmacy to Omnicare, Inc. and the sales of facilities and/or the transfer of all operations in the states of Florida and Texas in 1999, 2000 and 2001. We have more recently commenced development projects, acquired facilities and undertaken management or consulting contracts to grow in states that are attractive and offer opportunities for us to expand our present base of operations. In 2003, we commenced the development of seven projects that will expand several facilities (125 beds) and add one free-standing assisted living facility (40 units), acquired one skilled nursing facility (99 beds) and approved eight future development projects that will expand or add to our assisted living facilities (329 units). During the three months ended March 31, 2004, we completed two of the seven projects that we commenced in 2003, which increased our operational capacity at one skilled nursing facility and one assisted living facility. We intend to continue to focus on operating and managing long-term care facilities. In addition, we plan to continue to review the performance of our current facilities and exit markets or sell facilities that do not meet our performance goals. At the present time, we have no significant divestiture plans.

      Significant Facility Ownership. We own rather than lease a majority of our properties, unlike a number of other long-term care providers. As of March 31, 2004, we owned 174 facilities, or 94.3% of the total number of facilities we operated. We believe that owning properties increases our operating flexibility by allowing us to:

•	refurbish facilities to meet changing consumer demands;

•	add assisted living and retirement facilities adjacent to our skilled nursing facilities;

•	adjust licensed capacity to avoid occupancy-based rate penalties;

•	divest facilities and exit markets at our discretion; and

•	more directly control our occupancy costs.

      Dual Medicare and Medicaid Certification. We have certified substantially all of our beds for the provision of care to both Medicare and Medicaid patients. We believe that dual certification increases the potential for higher occupancy rates by increasing the availability of beds to patients who require a specific bed certification. In addition, dual certification allows our facilities to easily shift patients from one level of care and reimbursement to another without physically moving the patient.

      Experienced and Proven Management Team. Our management team has demonstrated competency in dealing with significant changes in the reimbursement environment resulting from the shift to PPS, and identifying the significant exposures and risks of operating in the extremely litigious environments in Florida and Texas. We executed a planned divestiture program that reduced our level of debt and reduced our exposure to liability claims and increased insurance costs. We have been successful in recruiting experienced management staff from our competitors to further strengthen our existing experienced executive and operating management team.

      Geographic Diversity. We operate or manage facilities located in specific markets across 13 states primarily throughout the Northeast, Midwest and Northwest regions of the United States. No state contains more than 19% of our facilities or 20% of our beds. Each state is unique in terms of its competitive dynamics as well as its political and regulatory environment. Each state administers its own Medicaid program, which constitutes a significant portion of our revenue. Our diversified market scope limits our exposure to events or trends that may occur in any individual state, including changes in any state’s Medicaid reimbursement program and changes in regional and local economic conditions and demographics.

      Management Focus on Key Performance Drivers. We believe that our senior management, as well as our field personnel, are proficient at focusing on the key areas that drive revenues, profits and cash flows. Our senior management has identified the following four critical drivers of operating and financial performance:

•	improving census, particularly increasing our Medicare census;

•	increasing cash flow from operations through expedited billing and collections and other initiatives;

•	improving earnings from operations through control of labor and other costs; and

•	diversifying within the long-term care industry through expansion of facilities under management and consulting agreements and expansion of our rehabilitation clinics.

      Every level of management, starting with our Chief Executive Officer, devotes a significant portion of its time to improving these key performance drivers. We believe that this focused attention and commitment, along with the hard work by our employees, have resulted in substantial improvement in several of our key performance drivers.

      For the three months ended March 31, 2004, total average daily census, or ADC, was 12,880, resulting in an occupancy rate of 91.2% for our skilled nursing facilities compared to an ADC of 12,875 and a 91.3% occupancy rate for our skilled nursing facilities for the same period in 2003, on a same facility basis. For the year ended December 31, 2003, total ADC increased to 12,901, resulting in an occupancy rate of 91.5% for our skilled nursing facilities. Total ADC was 1.4% higher in 2003 than the total ADC in 2002 of 12,727 (occupancy rate of 90.3%) and 3.5% higher than the total ADC in 2001 of 12,465 (occupancy rate of 87.8%), on a same facility basis. For the three months ended March 31, 2004, our Medicare ADC increased to 2,206, resulting in the percentage of Medicare residents to total residents of 17.1%. Medicare ADC increased 12.2% from the 1966 Medicare ADC for the same period last year, on a same facility basis. For 2003, Medicare ADC increased to 1,997, resulting in a percentage of Medicare to total residents of 15.5%. Medicare ADC increased 17.5% in 2003 from 1,699 in 2002 and increased 39.9% from 1,427 in 2001, on a same facility basis. Assisted living facilities occupancy increased to 86.7% for the three months ended March 31, 2004, compared to 85.5% for the same period in 2003. Assisted living facilities occupancy increased to 86.7% for the three months ended March 31, 2004, compared to 85.5% for the same period in 2003. Assisted living facilities occupancy increased to 86.3% in 2003 compared to 83.9% in 2002 and 83.1% in 2001.

      Cash flow from operations was $18.5 million for the three months ended March 31, 2004 as compared to $4.5 million for the same period in 2003. This increase was primarily due to an improvement in earnings, the collection of $6.1 million of Medicare settlement receivables and a reduction of $2.5 million in payments for self-insured liabilities. Cash flow from operations was $56.0 million for the year ended December 31, 2003 as compared to $38.8 million for the year ended December 31, 2002 and $82.6 million for the year ended December 31, 2001. Cash flow from operations in 2001 included an income tax recovery of $22.5 million and a lower level of payments for self-insured liability claims than in 2003 and 2002. Through consistent emphasis on admissions protocols, attention to older and larger account balances and proactive collection efforts at regional and head offices, we have improved our accounts receivable management. Average days of revenues outstanding decreased to approximately 40 days in 2003, compared to approximately 43 days in 2002 and approximately 45 days in 2001. As of March 31, 2004, average days of revenues outstanding decreased to approximately 37 days compared to approximately 40 days for the same period in 2003.

      We monitor earnings from operations by focusing on EBITDA (as defined in “— Summary Consolidated Historical Financial and Operating Data”) and EBITDA expressed as a percentage of total revenues. EBITDA increased to $32.3 million during the three months ended March 31, 2004 compared to $20.8 million during the three months ended March 31, 2003. EBITDA increased to $99.3 million during the year ended December 31, 2003, compared to $80.4 million during the year ended December 31, 2002 and $62.4 million during the year ended December 31, 2001, and EBITDA as a percentage of total revenues increased to 11.4% in 2003, compared to 9.9% in 2002 and 7.8% in 2001. The improvement in EBITDA resulted primarily from the implementation of a variety of strategies to control labor costs and minimize the use of temporary staff. Regular wages as a percentage of total revenues decreased to 43.8% for the three months ended March 31, 2004 compared to 45.3% for the year ended December 31, 2003, 46.5% for the year ended December 31, 2002 and 46.8% for the year ended December 31, 2001, while temporary wages as a percentage of total revenues decreased to 0.3% for the three months ended March 31, 2004 compared to 0.4% for the year ended December 31, 2003, 1.2% for the year ended December 31, 2002 and 2.5% for the year ended December 31, 2001. We also improved our level of Part B Medicare revenues and increased Medicaid and Medicare rates through the admission of residents with higher levels of acuity.

Business Strategy

      The principal elements of our business strategy are to:

      Provide Quality, Clinically Based Services. Our corporate clinical services group monitors quality of care indicators and survey results and drives continuous quality improvement processes at the facility and regional levels. Focused review meetings are held on a regular basis to monitor trends in facilities and to communicate new protocols and issues within the industry. The corporate clinical services group directs an internal team of field-based quality validation specialists who are responsible for mirroring the regulatory survey process and regularly communicating with our clinical service specialists in our corporate office. On-site data is integrated with clinical indicators, facility human resource data and state regulatory outcomes to provide a detailed picture of problems, challenges and successes in achieving performance at all levels of our organization. This information pool allows us to determine best practices for duplication in similarly situated facilities. We emphasize these programs when marketing our services to acute care providers, community organizations and physicians in the communities we serve.

      Increase Medicare Census. We continue to develop and implement strategies and capabilities to attract residents, with a focus on increasing Medicare census. For the three months ended March 31, 2004, Medicare payments represented approximately 30% of our total revenues, up from approximately 27% in the year ended December 31, 2003 and 22% in 1999. Senior management continually works with our regional and local management teams to develop strategies to continue to increase this percentage. Strategies, such as focused marketing efforts, standardized admissions protocols, streamlined admitting procedures, dual certification of beds and improved management communication have driven this improvement. In addition to increasing the profitability of our skilled nursing facilities, the increased Medicare census expands the market for our service-related businesses as Medicare patients utilize significant ancillary services.

      Leverage Presence in Small Urban Markets. We geographically cluster our long-term care facilities and services in small urban markets in order to improve operating efficiencies and to offer our customers a broad range of long-term care and related health services, including assisted living services. Future expansion of our owned skilled nursing facility operations is anticipated to be through the selective acquisition and construction of new facilities in areas that are in close proximity to existing facilities, where management is experienced in dealing with the regulatory and reimbursement environments, where the facility can participate as an active member of the skilled nursing facility association and where the facility’s reputation is established.

      Expand Asset Portfolio. We seek to expand our portfolio of skilled nursing and assisted living facilities in states where we currently operate or that offer attractive reimbursement systems. We plan to expand through both acquisitions and internal growth. Opportunities exist to add on to existing facilities and to develop new assisted living facilities in locations close to existing skilled nursing facilities. We currently employ an internal design and development team that is well-experienced in the design and construction of new facilities.

      Actively Manage Our Asset Portfolio. We continually review our asset portfolio in terms of facilities’ physical condition, facilities meeting the needs of the marketplace, facilities’ financial performance and long-term outlook. When facilities do not meet our performance criteria, risks within the marketplace increase or litigation risk increases beyond acceptable limits, we exit the marketplace or sell facilities. Over the past four years, we have disposed of a number of facilities and exited two states, while improving the performance of the balance of our asset portfolio.

      Increase Facilities Under Management and Consulting Services Agreements and Rehabilitation Clinics. We seek to increase the number of management and consulting contracts with third party operators. We have knowledge and expertise in both the operational and administrative aspects of the long-term care sector. We believe that the increasingly complex and administratively burdensome nature of the long-term care sector, coupled with our commitment and reputation as a leading, high-quality operator, will drive demand for new contracts. We believe this strategy is a logical extension of our business model and competencies and will drive growth without requiring substantial capital expenditures. In the year ended December 31, 2003, we continued to increase the number of facilities under management or consulting service agreements bringing the total number of facilities under such agreements to 82, compared to 61 in the year ended December 31, 2002 and 58 in the year ended December 31, 2001. As of the three months ended March 31, 2004, we had 84 facilities under management or consulting service agreements.

      Increase Operating Efficiency. We are focused on reducing operating costs by improving our communications systems, streamlining documentation and strengthening the formalization of procedures to approve expenditures. We have reduced the duplication of roles at the corporate and regional levels and continue to seek to improve our utilization of regional resources by adding management and consulting contracts to our existing regions, thereby enabling us to spread the overhead costs of our regional structure over a wider base of operations.

Operations

Organizational Structure of Operations

      We have centralized various functions, which are provided from our corporate office, and direct our operations from five regional offices in close proximity to our facilities. The regional office staff are responsible for overseeing all operational aspects of our facilities, including resident care, rehabilitative services, recruitment and personnel matters, compliance with state regulatory requirements, marketing and sales activities, internal control and accounting support and participation in state associations. At our corporate offices, staff members are responsible for the development and implementation of corporate-wide policies pertaining to resident care, employee hiring, training and retention, marketing initiatives and strategies, accounting and finance functions, including billing and collection, accounts payable, payroll, general finance and accounting, tax planning and compliance, and providing overall strategic direction.

      Our operations are organized into a number of different direct and indirect wholly owned subsidiaries. Operating policies and procedures are substantially the same in each subsidiary. Several of our subsidiaries own and operate a significant number of our total portfolio of facilities. No single facility generates more than 2% of total revenues. Our skilled nursing facility operations represent the largest portion of our business, comprising more than 92% of our revenues. Below is a summary of each of our business operations.

      The following chart shows how we and our active subsidiaries are organized.

Nursing Care

      We provide a broad range of long-term nursing care, including skilled nursing services, subacute care and rehabilitative therapy services, to assist patients in the recovery from acute illness or injury. We provide nursing care and therapy services to persons who do not require the more extensive and specialized services of a hospital. Our skilled nursing facilities employ registered nurses, licensed practical nurses, therapists, certified nursing assistants and qualified healthcare aides who provide care as prescribed by each resident’s attending physician. All of our skilled nursing facilities provide daily dietary services, social services and recreational activities, as well as basic services such as housekeeping and laundry.

Assisted Living and Retirement Facilities

      In our assisted living facilities, we provide residential accommodations, activities, meals, security, housekeeping and assistance in the activities of daily living to seniors who require some support, but not the level of nursing care provided in a skilled nursing facility. Our retirement communities provide activities, security, transportation, special amenities, comfortable apartments, housekeeping services and meals. Our assisted living facilities enhance the value of an existing skilled nursing facility in situations where the two facilities operate side by side. This allows us to better serve the communities in which we operate by providing a broader continuum of services. Most of our assisted living facilities are within close proximity to our skilled nursing facilities.

      The term “assisted living facility” encompasses a broad spectrum of senior living services and care options, which include independent living, assisted living and different levels of skilled nursing care. Independent living is designed to meet the needs of seniors who choose to live in an environment surrounded by their peers where they receive services such as housekeeping, meals and activities but are not reliant on assistance with activities of daily living (for example, bathing, eating and dressing). Assisted living meets the needs of seniors who seek housing with supportive care and services or who are receiving rehabilitative services. We offer both independent living and assisted living services in our assisted living facilities.

Management and Selected Consulting Services

      We apply our operating expertise and knowledge in long-term care by providing either full management services or selected consulting services to third parties.

      Through our wholly owned subsidiary, Partners Health Group, LLC, we provide full management services utilizing our experienced professionals who have considerable knowledge and expertise in both the operational and administrative aspects of the long-term care industry. Under our full management contracts, we consult on all aspects of operating a long-term care facility, including the areas of nursing, dietary, laundry and housekeeping. Contracts are generally structured on a fee-for-service basis and generally have terms ranging from one to five years.

      Through our wholly owned subsidiary, Fiscal Services Group, LLC, we provide selected consulting services, which include selected accounting or cost reimbursement services. Accounting services can include billing, accounts receivable tracking, payroll, invoice processing, financial reporting, tax and cost reimbursement services. Contracts are generally structured on a fee-for-service basis and generally have terms ranging from one to five years.

      In addition, Virtual Care Provider, Inc., a wholly owned subsidiary of our Canadian parent, Extendicare Inc. provides information technology services to us and unrelated third parties on a fee-for-services basis.

Group Purchasing

      Through Extendicare Health Network, Inc., one of our wholly owned subsidiaries, we provide purchasing services for skilled nursing facilities in numerous states, as well as to the facilities we own or manage. We offer substantial cost reductions for members of the purchasing group through the contractual volume-based arrangements made with a variety of industry suppliers of food, supplies and capital equipment. As of March 31, 2004, our group purchasing operations provided purchasing services for 3,106 facilities in 41 states.

Rehabilitative Therapy — Outpatient and Inpatient Services

      We operate rehabilitative therapy clinics within three wholly owned subsidiaries, The Progressive Step Corporation, Health Poconos, Inc. and Adult Services Unlimited, Inc. As of March 31, 2004, we operated 24 outpatient rehabilitation clinics: 12 in Pennsylvania, one in Ohio, two in Texas and nine in Wisconsin. These clinics provide services to outpatients requiring physical, occupational and/or speech-language therapy. In addition, our Pennsylvania clinics provide respiratory and psychological and social services.

      We provide rehabilitative therapy services on both an inpatient and outpatient basis. We have expanded all of our skilled nursing facilities’ therapy units, with some facilities offering 1,500 to 5,000 square feet of therapy space. We have developed therapy programs to provide patient-centered, outcome-oriented subacute and rehabilitative care. At the majority of our facilities, we employ physical, occupational and/or speech-language therapists who provide rehabilitative therapy services to both inpatient and outpatient clients.

Expansion

      Plans for expanding our operations are developed from sources such as:

•	personal contacts that we have in the long-term care industry;

•	information made available to us and that we make available to others through state and nationally-based associations; and

•	investment and financing firms and brokers.

      All acquisitions and undertakings of new contracts for management and consulting services involve a process of due diligence in which the operational, building and financial aspects of the transactions are investigated.

Sources of Revenue

Skilled Nursing Facilities

      We estimate that, for skilled nursing facilities only, Medicare and Medicaid accounted for approximately 32.7% and 49.5% of our revenues, respectively, for the 2004 quarter compared to 28.8% and 52.6% of revenues for the 2003 quarter. These payors have set maximum reimbursement levels for payments for nursing services and products. The healthcare policies and programs of these agencies have been subject to changes in payment methodologies during the past several years. There can be no assurance that future changes will not reduce reimbursements for nursing services from these payors. Below is a description of each of the major payors.

      Medicaid. Medicaid is a state-administered program financed by state funds and matching federal funds, providing health insurance coverage for certain persons in financial need, regardless of age, and that may supplement Medicare benefits for financially needy persons aged 65 and older. Medicaid reimbursement formulas are established by each state with the approval of the federal government in accordance with federal guidelines. Generally, 50% of the funds available under these programs are provided by the federal government under a matching program. Medicaid programs currently exist in all of the states in which we operate skilled nursing facilities. These programs vary in certain respects from state to state.

      In August 1997, the Budget Act was signed into law and broadened the authority of states to develop their own standards for the establishment of rates. The law requires each state to use a public process for establishing proposed rates whereby the methodology and justification of rates used are available for public review and comment. Due to the economic slowdown and costs attributable to September 11, 2001, many states have had to restrain their budgets, of which Medicaid represents a significant portion.

      The states in which we operate currently use cost-based or price-based reimbursement systems. Under cost-based reimbursement systems, the facility is reimbursed for the reasonable direct and indirect allowable costs it incurs in providing routine resident care services as defined by the program. In certain states, efficiency incentives are provided and facilities may be subject to cost ceilings. Reasonable costs normally include certain allowances for administrative and general costs, as well as the cost of capital or investment in the facility, which may be transformed into a fair rental or cost of capital charge for property and equipment. The price-based or modified price-based systems pay a provider at a certain payment rate irrespective of the provider’s cost to deliver the care. Price-based or modified price-based systems may use various methods, such as state averages from a specific base year, to determine the base cost, which could be subject to inflationary increases.

      The reimbursement formulas employed by the state may be categorized as prospective or retrospective in nature. Under a prospective cost-based system, per diem rates are established based upon the historical cost of providing services during a prior year, adjusted to reflect factors such as inflation and any additional service required to be performed. Many of the prospective payment systems under which we operate contain an acuity measurement system, which adjusts rates based on the care needs of the resident. Retrospective systems operate similar to the pre-PPS Medicare program where skilled nursing facilities are paid on an interim basis for services provided, subject to adjustments based on allowable costs, which are generally submitted on an annual basis.

      Medicare — Part A and Part B. Medicare is a federally funded health-insurance program providing health insurance coverage for persons aged 65 and older, who have been disabled for at least two consecutive years or who have end-stage renal disease. Medicare provides health insurance benefits in two parts:

•	Part A — Hospital insurance, which provides reimbursement for inpatient services for hospitals, skilled nursing facilities and certain other healthcare providers and patients requiring daily professional skilled nursing and other rehabilitative care. Coverage in a skilled nursing facility is limited for a period up to 100 days, if medically necessary, after a qualifying hospital stay. Medicare pays for the first 20 days of stay in a skilled nursing facility in full and the next 80 days above a daily coinsurance amount, after the individual has qualified for Medicare coverage by a three-day hospital stay.

•	Part B — Supplemental Medicare insurance, which requires the beneficiary to pay monthly premiums will cover physician services and other outpatient services, such as physical, occupational and speech therapy services, enteral nutrition, certain medical items and X-ray services received outside of a Part A covered inpatient stay.

      Under Medicare — Part A, the skilled nursing facility is reimbursed based upon the acuity level of the Medicare resident. Acuity is determined by classifying the resident into one of 44 resource utilization grouping categories based upon the nature of the resident’s condition and services needed. CMS adjusts the Medicare rates for the 44 resource utilization grouping categories on an annual basis on October 1 each year and inflates the resource utilization grouping rates based upon an inflation factor referred to as the “market basket.” Whereas under Medicare — Part B, the skilled nursing facility is reimbursed based upon defined “fees screen” rates established by CMS.

      Private Pay and Other. Private pay and other sources consist of individuals or parties with contractual obligations to the residents such as private insurance companies, HMOs, PPOs, other charge-based payment sources, HMO Medicare risk plans, Blue Cross and the Department of Veterans Affairs.

Assisted Living Facilities

      Assisted living facility revenue is primarily derived from private pay residents at rates we establish based upon the services we provide and market conditions in the area of operation. Approximately 40 states provide or have approval to provide Medicaid reimbursement for board and care services provided in assisted living facilities.

Rehabilitation Therapy and Other Revenues

      We derive outpatient therapy revenues by providing rehabilitation therapy services to outside third parties at our clinics. The revenue sources are primarily HMO’s and commercial insurance (31%), workers compensation (24%), Medicare (21%), Medicaid (10%) and other sources, including self-pay clients (14%).

      Management and consulting fees are paid directly from the long-term care organizations with which we contract to provide services.

Quality of Care and Employee Training

Quality of Care

      Our “Commitment to Residents” emphasizes our corporate-wide philosophy of treating residents with dignity and respect, a philosophy that we implement and monitor through rigorous standards that we periodically assess and update.

      We have established a Medical Advisory Board, which is comprised of a medical director representing each of our regions. The purpose of the Medical Advisory Board is to review and attest to our key clinical protocols, to review and clarify roles and responsibilities of medical directors at our facilities and to improve communication between medical directors and our facilities.

      Our corporate clinical services department establishes corporate nursing and quality of life standards, monitors issues and trends in the industry and implements our policies and procedures. Training programs are developed at the corporate level and implemented throughout the company as required. In addition, the corporate clinical services department conducts, as required, periodic pre-survey and post-survey reviews.

      At a regional level, our area directors of care management lead a department that is primarily responsible for establishing care and service standards, policies and procedures and auditing care and service delivery systems. They also provide direction and training for all levels of the staff within the skilled nursing facilities and assisted living facilities. Our area directors of care management develop programs and standards for all professional disciplines and services provided to our customers, including nursing, dietary, social services, activities, ethical practices, mental health services, behavior management, quality validation and continuous quality improvement.

      We participate on a national level in the Quality First Initiative, which is voluntary national program whose members include major long-term care providers. The objectives of the Quality First Initiative are to discuss and promote awareness to assist members adhere to current regulations, promote clinical outcomes and improve consumer satisfaction and publicly demonstrate our commitment to quality care.

Employee Training

      Employee training at all levels is an integral part of our on-going efforts to improve and maintain our service quality. Each new skilled nursing facility administrator and assisted living facility manager or director of nursing is required to attend a week of company-provided training to ensure that he or she understands all aspects of skilled nursing facility operations, including clinical, management and business operations. We conduct additional training for these individuals and all other staff on a regional or local basis. For department heads and senior professional nursing staff, we provide a modular based supervisory training program, which is taken over a twelve-month period and is conducted within each of our facilities.

Employees

      As of March 31, 2004, we employed approximately 18,500 people, including approximately 3,600 registered and licensed practical nurses, 7,300 nursing assistants, 2,000 therapists, 4,200 dietary, domestic, maintenance and other staff and 1,400 administrative employees who work at our corporate offices and facilities. As one of the largest employers within the long-term care industry, we have been subject to the organizational efforts of certain unions. As of March 31, 2004, approximately 11% of our employees located in 33 of our skilled nursing and assisted living facilities are represented by various labor unions.

We have approximately 36 collective bargaining agreements, 25 of which expire within 12 months of June 1, 2004, among seven unions covering approximately 2,100 employees. To date, our facilities have never experienced any material work stoppage, and we believe that we have a good relationship with all of our employees. However, we cannot predict the effect continued union representation or organization activities will have on our future operations.

      The national shortage of nurses and other trained personnel have required us to adjust our wage and benefits packages to compete in the healthcare marketplace. We compete for such employees with other healthcare providers within the long-term care industry and the broader healthcare sector. We also compete with various industries for certified nursing assistants and other lower-wage employees. We have been successful in reducing the level of temporary staff, for which we have to pay a premium and may reduce the quality of care. However, we continue to face challenges in recruiting and retaining qualified personnel. We also are subject to increasing levels of reference checks and criminal background checks on our hired staff to ensure that they are suitable for the functions they will perform within our facilities. Our inability to control labor availability and costs could have a material adverse effect on our future operating results.

Marketing

      Most of our long-term care facilities are located in smaller urban communities. We focus our marketing efforts predominantly at the local level. We believe that residents selecting a long-term care facility are strongly influenced by word-of-mouth and referrals from physicians, hospital discharge planners, community leaders, neighbors and family members. The administrator of each long-term care facility is, therefore, a key element of our marketing strategy. Each administrator is responsible for developing relationships with potential referral sources. Administrators are supported by a regional team of marketing personnel who establish the overall marketing strategy, develop relationships with HMO and PPO organizations and provide marketing direction with training and community specific promotional materials. Our goal is to be the provider of choice in the communities we serve.

Competition

      The long-term care industry in the United States is highly competitive with companies offering a variety of similar services. We face local and regional competition from other healthcare providers, including for-profit and not-for-profit organizations, hospital-based nursing units, rehabilitation hospitals, home health agencies, medical supplies and services agencies and rehabilitative therapy providers. Newer assisted living facilities may attract potential and existing residents. Significant competitive factors affecting the placement of residents in skilled nursing and assisted living facilities include quality of care, services offered, reputation, physical appearance, location and, in the case of private-pay residents, cost of the services.

      Our group purchasing and management and consulting services groups compete with similar operations in the long-term care industry.

      We also compete with other providers in the acquisition and development of additional facilities. Other competitors may accept a lower rate of return, and therefore, present significant price competition. Also, tax-exempt not-for-profit organizations may finance acquisitions and capital expenditures on a tax-exempt basis or receive charitable contributions unavailable to us.

Properties

      At March 31, 2004, we operated 174 long-term care facilities with 15,932 beds in 13 states, of which 140 were skilled nursing facilities with 14,217 beds and 34 were assisted living facilities with 1,715 units. We also managed 12 long-term care facilities with 969 beds, of which 7 were skilled nursing facilities with 813 beds and five were assisted living facilities with 156 units. In addition, we provided consulting services for 72 long-term care facilities with 8,839 beds. We also owned long-term care properties of which 10 were skilled nursing properties with 1,065 beds that were leased and operated by unrelated skilled nursing facility providers. We also retained an interest in, but did not operate, 11 nursing properties with 1,435 beds and four assisted living properties with 135 units. At March 31, 2004, we also operated 24 rehabilitative therapy clinics: 12 in Pennsylvania, one in Ohio, two in Texas and nine in Wisconsin. The following table lists by state, the skilled nursing, assisted living and retirement facilities that we operated or managed at March 31, 2004:

									Total Facilities
			Leased		Total Facilities				Under
	Owned Facilities		Facilities(1)		Under Operations		Managed Facilities		Management

		Resident		Resident		Resident		Resident		Resident
	Number	Capacity	Number	Capacity	Number	Capacity	Number	Capacity	Number	Capacity

Pennsylvania	21	2,224	—	—	21	2,224	12	969	33	3,193
Ohio	24	2,434	7	770	31	3,204	—	—	31	3,204
Wisconsin	35	2,802	—	—	35	2,802	—	—	35	2,802
Indiana	19	1,785	—	—	19	1,785	—	—	19	1,785
Washington	20	1,589	3	319	23	1,908	—	—	23	1,908
Kentucky	19	1,561	—	—	19	1,561	—	—	19	1,561
Minnesota	11	1,334	—	—	11	1,334	—	—	11	1,334
Oregon	5	296	—	—	5	296	—	—	5	296
Arkansas	4	277	—	—	4	277	—	—	4	277
Idaho	2	191	—	—	2	191	—	—	2	191
Delaware	1	120	—	—	1	120	—	—	1	120
West Virginia	1	120	—	—	1	120	—	—	1	120
Texas	2	110	—	—	2	110	—	—	2	110
Massachusetts	—	—	—	—	—	—	—	—	—	—

Total	164	14,843	10	1,089	174	15,932	12	969	186	16,901

Skilled nursing	131	13,191	9	1,026	140	14,217	7	813	147	15,030
Assisted living	33	1,652	1	63	34	1,715	5	156	39	1,871
Consulting services(2):
Florida									42	5,409
Texas									18	1,695
Massachusetts									5	606
Pennsylvania									4	564
Louisiana									3	565

Total consulting services									72	8,839

Total, including consulting services									258	25,740

Breakdown by type of facility:
Skilled nursing									217	23,683
Assisted living									41	2,057

Total, including consulting services									258	25,740

OTHER PROPERTIES OWNED:
Skilled nursing facilities under lease(3)									10	1,065
Properties under divestiture agreement(4):
Skilled nursing									11	1,435
Assisted living									4	135

Total properties under divestiture agreement									15	1,570

Total other properties									25	2,635

Breakdown by type of facility:
Skilled nursing									21	2,500
Assisted living									4	135

Total other properties									25	2,635

(1)	Options exercisable solely by us range from one to nine years, the average being four years. We retain an option to purchase the leased property for five of the 11 leased properties. For lease payment information, please see Note 15 to our consolidated financial statements.

(2)	Consulting services provided to the facilities listed include billing, accounts receivable tracking, invoice processing, payroll, financial reporting and cost reimbursements services.

(3)	We own 10 skilled nursing properties held under lease arrangements with two unrelated long-term care operators whose terms include an option to purchase the properties. Senior Health Properties — South, Inc. leases six properties whose terms mature on December 31, 2006. Senior Health Properties — Texas, Inc. leases four properties whose terms mature on September 30, 2006. In addition, Senior Health Properties — Texas, Inc. subleases 12 leased facilities whose terms mature in February 2012. The facilities we lease to Senior Health Properties — South, Inc. and Senior Health Properties — Texas, Inc. are included in the facilities for which we provide consulting services.

(4)	As of March 31, 2004, we retained an interest in 11 skilled nursing facilities with 1,435 beds and four assisted living facilities with 135 units in Florida pursuant to the Greystone divestiture agreement. Pursuant to this agreement we retain contingent consideration in the form of a $10.0 million Vendor Take Back Note and two other contingent interest bearing notes, which have an aggregate potential value of up to $30.0 million plus interest. See Note 5 to our consolidated financial statements.

      The number of skilled nursing beds and assisted living units identified in the above table and throughout this report represents the approximate number of operational beds and units that we currently use. The number of operational beds and units is subject to periodic changes and can be less than the licensed number of beds approved by the state due to market and other factors.

Government Regulation

      Various federal, state and local governmental authorities in the United States regulate the provision of institutional care and healthcare services. Though we believe our operations comply with the laws governing our industry, we cannot guarantee that we will be in absolute compliance with all regulations at all times. Failure to comply may result in significant penalties, including exclusion from the Medicare and Medicaid programs, which could have a material adverse effect on our business. We cannot assure you that governmental authorities will not impose additional restrictions on our activities that might adversely affect our business. In addition to the information presented below, see “Risk Factors.”

General Regulatory Requirements

      Skilled nursing facilities, assisted living facilities and other healthcare businesses are subject to licensure and other state and local regulatory requirements. In addition, in order for a skilled nursing facility to be approved for payment under the Medicare and Medicaid reimbursement programs, it must meet the participation requirements of the Social Security Act and related regulations. The regulatory requirements for skilled nursing facility licensure and participation in Medicare and Medicaid generally prescribe standards relating to provision of services, resident rights, staffing, employee training, physical environment and administration. Skilled nursing and assisted living facilities are generally subject to unannounced annual inspections by state or local authorities for purposes of licensure and in the case of skilled nursing facilities, for purposes of certification under Medicare and Medicaid. These surveys will also confirm whether a skilled nursing facility continues to meet Medicare and Medicaid participation standards. As of March 31, 2004, all of our skilled nursing facilities are licensed under applicable state laws and all of our skilled nursing facilities are certified to participate in either the Medicare program, the Medicaid program or both. For subsequent developments, see “Prospectus Summary — Recent Developments.”

      Skilled Nursing Facility Regulation. CMS has established regulations to implement survey, certification and enforcement procedures. The survey process is intended to review the actual provision of care and services, with an emphasis on resident outcomes, to determine whether the care provided meets the assessed needs of the individual residents. Surveys are generally conducted on an unannounced annual basis by state survey agencies. Remedies are assessed for cited deficiencies based upon the scope and severity of the cited deficiencies. The regulations specify that the remedies are intended to motivate facilities to return to compliance and to facilitate the removal of chronically poor performing facilities from the Medicare or Medicaid programs. Remedies range from:

•	directed plans of correction, directed in-service training and state monitoring for minor deficiencies;

•	denial of Medicare or Medicaid reimbursement for existing residents or new admissions and civil money penalties up to $3,000 per day for deficiencies that do not immediately jeopardize resident health and safety; and

•	appointment of temporary management, termination from the program and civil monetary penalties of up to $10,000 for one or more deficiencies that immediately jeopardize resident health or safety.

      The regulations allow state survey agencies to identify alternative remedies that must be approved by CMS prior to implementation.

      Facilities with acceptable regulatory histories generally are given an opportunity to correct deficiencies by a date certain, usually within six months. CMS will continue payments and refrain from imposing sanctions within the correction period, unless the facility does not return to compliance within the specified time period. Facilities with deficiencies that immediately jeopardize resident health and safety and those that are classified as poor performing facilities are not given an opportunity to correct their deficiencies prior to the assessment of remedies. From time to time, we receive notices from federal and state regulatory agencies alleging deficiencies for failing to comply with components of the regulations. While we do not always agree with the positions taken by the agencies, we review all such notices and take corrective action when appropriate. Due to the fact that the regulatory process provides us with limited appeal rights, many alleged deficiencies are not challenged even if we do not agree with the allegation.

      While we try to comply with all applicable regulatory requirements, from time to time some of our skilled nursing facilities have been sanctioned as a result of deficiencies cited by the CMS or state survey agencies. In November 2000, we operated one facility in Indiana that lost its certification under the Medicare and Medicaid programs, but that facility has since been recertified under both programs. We cannot assure you that we will not be sanctioned in the future.

      Federal law requires each state to have a Medicaid Fraud Control Unit, which is responsible for investigating provider fraud and resident abuse in Medicaid funded facilities. We are aware of investigations by these units in Kentucky and Wisconsin. The investigations have not been sufficiently developed to enable us to predict an outcome.

      The CMS Nursing Home Quality Initiative. In April 2002, CMS launched the Nursing Home Quality Initiative to provide consumers with comparative information about nursing home quality measures, which rates every skilled nursing facility on nine quality of care indicators. These quality of care indicators include such measures as percentages of patients with infections, bedsores and unplanned weight loss, and this comparative data is available to the public on the CMS web site. We believe that, though the information is important to share with the public and can drive improvements in quality of care in the long-term care industry, the data can be influenced by the level of care and nature of admissions that a particular facility may admit, in addition to the quality of care. Based upon the success of the pilot program conducted in Colorado, Florida, Maryland, Ohio, Rhode Island and Washington, CMS expanded the program nationwide to all other states in November 2002.

Restrictions on Acquisitions and Construction

      Acquisition and construction of additional skilled nursing facilities are subject to state regulation. Most of the states in which we currently operate have adopted laws to regulate expansion of skilled nursing facilities. Certificate of need laws generally require that a state agency approve certain acquisitions or physical plant changes and determine that a need exists prior to the addition of beds or services, the implementation of the physical plant changes or the incurrence of capital expenditures exceeding a prescribed amount. Some states also prohibit, restrict or delay the issuance of certificates of need or have moratoriums on the addition of licensed bed capacity. In addition, in most states the reduction of beds or the closure of a facility requires approval by the appropriate state regulatory agency. Our skilled nursing facility expansions comply with all state regulations regarding expansion. Prior to engaging in any regulated expansion project, we obtain certificates of need, if required by law. If we decide to reduce beds or close a facility, we could be adversely affected by a failure to obtain or a delay in obtaining required regulatory approval. To the extent that a certificate of need or other similar approvals are required for expansion of our operations either through facility acquisitions, construction of new facilities, additions to existing facilities, expansion or provision of new services or other changes or to the extent expansion in licensed bed capacity is otherwise restricted, our expansion proposals could be adversely affected by an inability to obtain the necessary approvals, changes in the standards applicable to such approvals and possible delays and expenses associated with obtaining such approvals.

      Acquisition, construction and operation of assisted living facilities are subject to less stringent regulation than skilled nursing facilities, and, in the absence of uniform federal regulations, states develop their own regulations. The majority of states have implemented regulations regarding the acquisition, construction and operation of assisted living facilities. Virtually every state has a licensure process, registration process or some other form of regulation that may apply to assisted living providers. Depending on the level of services that an assisted living provider supplies, the provider may be required to obtain a license. Licensure regulations may be based on admission and discharge criteria and the variety and type of services provided. Many states require that potential operators submit building plans and receive state approval prior to construction of an assisted living facility. The approval process when certificates of need are involved is more of a clearance process, however, assisted living facilities must meet a stringent set of building construction and design regulations including the Life Safety Code (NFPA101). State regulators conduct inspections of assisted living facilities on a periodic basis that are similar to their inspections of skilled nursing facilities in most cases. As of March 31, 2004, our assisted living facilities are compliant in all material respects with applicable state licensure, building construction and design regulations.

Regulation of Fraud and Related Matters

      Because we participate in federal and state healthcare programs, we are subject to a variety of federal and state laws that are intended to prevent healthcare fraud and abuse. These laws are punishable by criminal and/or civil sanctions, including, in some instances, exclusion from participation in federal health programs, including Medicare, Medicaid and Department of Veterans Affairs health programs. These laws, which include, but are not limited to, anti-kickback laws, false claims laws, physician self-referral laws and federal criminal healthcare fraud laws are discussed in further detail below. Management believes that we have been and continue to be in substantial compliance with all of these laws as they apply to us.

      We believe our billing practices, operations and compensation and financial arrangements with referral sources and others materially comply with applicable federal and state requirements. However, we cannot assure you that a governmental authority will not interpret such requirements in a manner inconsistent with our interpretation and application. If we fail to comply, even inadvertently, with any of these requirements, we could be required to alter our operations and/or refund payments to the government. In addition, we could be subject to significant penalties. Even if we successfully defend against any action against us for violating these laws or regulations, we would likely be forced to incur significant legal expenses and divert our management’s attention from the operation of our business. Any of these actions, individually or in the aggregate, could have a material adverse effect on our business and financial results. We cannot reasonably predict whether enforcement activities will increase at the federal or state level or the effect of any such increase on our business.

      The illegal remuneration provisions of the Social Security Act make it a felony to solicit, receive, offer to pay or pay any kickback, bribe or rebate in return for referring a resident for any item or service or in return for purchasing, leasing, ordering, recommending or arranging for any good, facility, service or item for which payment may be made under the federal healthcare programs. A violation of the illegal remuneration statute may result in the imposition of criminal penalties, including imprisonment for up to five years, the imposition of a fine of up to $25,000, civil penalties and exclusion from participating in federal health programs.

      Recognizing that the law is broad and may technically prohibit beneficial arrangements, the Office of Inspector General of the Department of Health and Human Services developed regulations addressing those types of business arrangements that will not be subject to scrutiny under the law. These safe harbors describe activities that may technically violate the act but are not to be considered illegal when carried on in conformance with the regulations. For example, the safe harbors cover activities such as contracting with physicians or other individuals that have the potential to refer business to us that would ultimately be billed to a federal health program. Failure to qualify for safe harbor protection does not mean that an arrangement is illegal. Rather, the arrangement must be analyzed under the anti-kickback statute to determine whether there is an intent to pay or receive remuneration in return for referrals. Conduct and business arrangements that do not fully satisfy one of the safe harbors may result in increased scrutiny by government enforcement authorities. In addition, some states have anti-kickback laws that may apply regardless of whether a federal healthcare program is involved. Although our business arrangements may not always satisfy all the criteria of a safe harbor, we believe that as of March 31, 20034 our operations are in material compliance with federal and state anti-kickback laws.

      Under the federal “Stark II” law, physicians are prohibited from making a referral to an entity for the furnishing of designated health services, including therapy services for which Medicare or Medicaid may pay, if the physician, or an immediate family member of the physician, has a financial relationship, including ownership interests and compensation arrangements, with that entity and the relationship fails to meet a statutory or regulatory exception to the rule. The penalties for violating this act include denial of payment, additional financial penalties and exclusion from participating in federal health programs. In addition, a number of states have enacted their own versions of self-referral laws.

      The Federal False Claims Act and similar state statutes prohibit presenting a false or misleading claim for payment under a federal program. Violations can result in significant civil penalties, treble damages and exclusion from participation in federal programs. Liability arises, primarily, when an entity knowingly submits a false claim for reimbursement to the federal government. However, enforcement over the past few years has expanded the traditional scope of this act to cover quality of care issues, especially in the skilled nursing facility industry. In addition to the civil provisions of the False Claims Act, the federal government may use several other criminal statutes to prosecute persons who submit false or fraudulent claims for payment to the federal government.

      Federal law provides that practitioners, providers and related persons may not participate in most federal healthcare programs, including the Medicare and Medicaid programs, if the individual or entity has been convicted of a criminal offense related to the delivery of an item or service under these programs or if the individual or entity has been convicted under state or federal law, of a criminal offense relating to neglect or abuse of residents in connection with the delivery of a healthcare item or service. Other individuals or entities may be, but are not required to be, excluded from such programs under certain circumstances, including the following:

•	conviction related to fraud;

•	conviction relating to obstruction of an investigation;

•	conviction relating to a controlled substance;

•	licensure revocation or suspension;

•	exclusion or suspension from state or other federal healthcare programs;

•	filing claims for excessive charges or unnecessary services or failure to furnish medically necessary services;

•	ownership or control by an individual who has been excluded from the Medicaid and/or Medicare programs, against whom a civil monetary penalty related to the Medicaid and/or Medicare programs has been assessed or who has been convicted of the crimes; and

•	the transfer of ownership or control interest in an entity to an immediate family or household member in anticipation of, or following, a conviction, assessment or exclusion from the Medicare or Medicaid programs.

      Office of the Inspector General. The Office of Inspector General, or OIG, amongst other priorities, identifies and eliminates fraud, abuse and waste in certain federal healthcare programs. The OIG has implemented a nationwide program of audits, inspections and investigations and from time to time issues “fraud alerts” to segments of the healthcare industry on particular practices that are vulnerable to abuse. The fraud alerts inform healthcare providers of potentially abusive practices or transactions that are subject to criminal activity and reportable to the OIG.

      An increasing level of resources have been devoted to investigation of allegations of fraud and abuse in the Medicare and Medicaid programs, and federal and state regulatory authorities are taking an increasingly strict view of the requirements imposed on healthcare providers by the Social Security Act and Medicare and Medicaid programs.

      A major anti-fraud demonstration project, “Operation Restore Trust,” or ORT, was announced in 1995 by the OIG, which guaranteed funding for fraud and abuse activities and coordinated efforts among multiple federal and state agencies. A primary purpose for ORT is to scrutinize the activities of healthcare providers who are reimbursed under the Medicare and Medicaid programs. Initial investigation efforts have focused on skilled nursing facilities, home health and hospice agencies and durable medical equipment suppliers in Texas, Florida, New York, Illinois and California. In May 1997, the Department of Health and Human Services announced that ORT would be expanded in the future to include several other types of healthcare services and several additional states, with the intent that it will ultimately be a nationwide operation. Over the longer term, ORT’s enforcement actions could include criminal prosecutions, suit for civil penalties and/or Medicare, Medicaid or federal healthcare program exclusions. Prior to our November 1997 acquisition of Arbor Healthcare Company, one of its subsidiary’s facilities was charged with inadequately documented therapy services. Following this investigation, Arbor adopted measures to strengthen its documentation relating to reimbursable services. While we do not believe that we are the target of any such investigation under ORT, we cannot assure you that we will not become the target of such an investigation in the future, and if we are investigated, that we will not expend substantial amounts to cooperate with any such investigation or to defend allegations that may arise from such investigation. If a government agency finds that any of our practices fail to comply with the anti-fraud provisions, our business could be materially adversely affected.

      Cross Decertification and De-Licensure. In some circumstances, if one facility is convicted of abusive or fraudulent behavior, then other facilities under common control or ownership may be decertified from participating in Medicaid or Medicare programs. Executive Order 12549 prohibits any corporation or facility from participating in federal contracts if it or its principals have been barred, suspended, ineligible or have been voluntarily excluded from participating in federal contracts. In addition, some state regulations provide that all facilities under common control or ownership licensed within a state may be de-licensed if any one or more of the facilities are de-licensed. To date, neither we nor our subsidiaries have experienced any cross-decertifications and none of our subsidiaries’ facilities have been de-licensed.

New Initiatives

      There are ongoing initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. Aspects of some of these healthcare initiatives, such as the termination of Medicare funding improvements and limitations on Medicare coverage, other pressures to contain healthcare costs by Medicare, Medicaid and other payors, as well as increased operational requirements in the administration of Medicaid, could adversely affect us. We cannot predict the ultimate content, timing or effect of any healthcare reform legislation, nor can we estimate the impact of potential legislation on us.

Environmental Laws and Regulations

      Some federal and state laws govern the handling and disposal of medical, infectious and hazardous waste. If an entity fails to comply with those laws or the related regulations, the entity could be subject to fines, criminal penalties and other enforcement actions. Federal regulations established by the Occupational Safety and Health Administration impose additional requirements on us with regard to protecting employees from exposure to blood borne pathogens. We have developed policies for the handling and disposal of medical, infectious and hazardous waste to assure that each of our facilities complies with those laws and regulations. We incur ongoing operational costs to comply with environmental laws and regulations. However, we have not had to make any material capital expenditures to comply with such laws and regulations. As of March 31, 2004, we believe that we substantially comply with applicable laws and regulations governing these requirements.

      As a result of fires in long-term care facilities in recent years, states are reconsidering the laws governing the requirement for facilities to have sprinklers systems. In February 2004, the American Health Care Association reaffirmed its position taken in October 2003 that skilled nursing facilities nationwide be required to implement sprinkler systems, provided that federal funding and/or low-cost financing is made available for the installation of such systems. We currently have approximately 20 facilities without sprinkler systems, and in November 2003, we announced our intention to implement sprinkler systems in the remaining facilities by December 2005 at an estimated cost of $3.0 million.

Health Insurance Portability and Accountability Act

      The Health Insurance Portability and Accountability Act of 1996, or HIPAA, requires us to comply with standards for the exchange of health information within our company and with third parties and protect the confidentiality and security of health data. More specifically, HIPAA calls for:

•	standardization of electronic patient health, administrative and financial data;

•	unique health identifiers for individuals, employers, health plans and healthcare providers;

•	privacy standards protecting the privacy of individually identifiable health information; and

•	security standards protecting the confidentiality and integrity of individually identifiable health information.

      The Department of Health and Human Services has released three rules to date mandating the use of new standards with respect to certain healthcare transactions and health information.

      The first rule established privacy standards and was released in December 2000 and then further revised in August 2002. Most entities covered under HIPAA were required to implement the privacy standards by April 2003. The privacy standards are designed to protect the privacy of certain individually identifiable health information. As a result, we have updated our policies and procedures, conducted training for our employees on the new standards and implemented procedures to report violations of the new policies. We believe we are in compliance with the privacy standards.

      The second rule established standards for electronic data transactions and code sets, as were outlined in the final regulations of August 2000. These standards are designed to allow entities to exchange medical, billing and other information and to process transactions in a more effective manner electronically. Originally, the new transactions and code sets standards were required to be implemented in October 2002, however for providers filing an extension, the implementation date became October 2003. Due to a number of fiscal intermediaries and states not being ready to implement the rule, CMS announced in September 2003 that providers could have a further extension to the implementation date, provided that they were working toward implementation, and directed all fiscal intermediaries and states not to impair the processing of claims and payments to healthcare providers working toward the directive.

We have implemented the new transaction and code sets with fiscal intermediaries and the states that are currently ready to accept the new transaction and code sets. In the states where we have not implemented the new transaction and code sets, we are currently in the testing stages and continue to process and receive payments on a timely basis. We believe we are in compliance with the transaction and code sets standards.

      The third rule, issued in 2003, governs the security of health information. Compliance with the security regulations is required by April 21, 2005. The security regulations apply only to electronic protected health information, and have four main objectives to:

•	ensure the confidentiality, integrity and availability of protected health information that a covered entity creates, receives, maintains or transmits electronically;

•	protect against any reasonably anticipated hazards that might threaten the security or integrity of electronic protected health information;

•	protect against any unauthorized use or disclosure of electronic protected health information that can be reasonably anticipated; and

•	ensure that the covered entity’s workforce complies with the full range of security measures.

      Although HIPAA was intended to ultimately reduce administrative expenses and burdens faced within the healthcare industry, it is generally agreed that the implementation of this law will result in additional costs to all healthcare organizations in the short term. We established a HIPAA task force consisting of clinical, legal, financial and information services professionals to work on the project and monitor the implementation and compliance to the standards and procedural changes within our organization. At this time, we believe we fully comply with the HIPAA privacy and transactions standards and will be successful in the implementation of the security rules by the required implementation dates.

Corporate Compliance Program

      Our Corporate Compliance Program was developed to ensure that we achieve our goal of providing a level of service in a manner consistent with all applicable state and federal laws and regulations and our internal standards of conduct. Our Corporate Compliance Program incorporates the elements included in the OIG guidance. As part of our Corporate Compliance Program, our employees must acknowledge their responsibility to comply with relevant laws, regulations and policies, including our Corporate Compliance Program. We have a Corporate Compliance Officer responsible for administering our Corporate Compliance Program who reports to the Board of Extendicare Inc. and our Chief Executive Officer.

Insurance

      We currently maintain insurance policies for property coverage, workers’ compensation and employer’s liability insurance in amounts and with such coverage and deductibles as we believe adequate based on availability, the nature and risks of our business, historical experience and industry standards. These policies are obtained through both affiliated subsidiaries of Extendicare Inc. and third-party insurers. We self-insure for health and dental claims, workers’ compensation and employer’s liability in certain states. Management believes that as of March 31, 2004 our skilled nursing facilities, assisted living facilities and rehabilitation therapy clinics were adequately insured.

      As a result of limited availability from third-party insurers or availability at an excessive cost or deductible, since January 2000, we generally self insure for comprehensive general and professional liability (including malpractice insurance for our health providers, assistants and other staff, as it relates to their respective duties performed on our behalf) up to a certain amount per incident. In January 2000, our retained risk for general and professional liability coverage increased significantly resulting in us providing accruals based upon past claims and actuarial estimates of the ultimate cost to settle claims. Those risks were significantly reduced when we ceased operation of all Florida facilities in 2000 and Texas skilled nursing facilities in the fourth quarter of 2001. As of March 31, 2004, we have provided for $43.6 million in accruals for known or potential general and professional liability claims based on claims experience and an independent actuarial review. Based upon such claims experience and independent actuarial review, we believe that our accrual is adequate to cover any losses from general and professional liability claims. General and professional liability claims are the most volatile and significant of the risks that we self-insure.

Legal Proceedings

      We are defendants in actions against us from time to time in connection with our operations and due to the nature of our business. These actions may include civil or criminal actions from personal injury and wrongful death suits arising out of allegation of professional malpractice brought against us, one or more of our facilities or the individuals who work at particular facilities. We are unable to predict the ultimate outcome of pending litigation and other investigations. We cannot assure you that claims will not arise that are in excess of our insurance coverage, are not covered by our insurance coverage or result in punitive damages being assessed against us. In addition, we cannot assure you that the U.S. Department of Justice, CMS or other regulatory agencies will not initiate investigations related to our businesses in the future. A successful claim against us that is not covered by, or is in excess of, our insurance could have a material adverse effect on our financial condition and results of operations. Claims against us, regardless of their merit or eventual outcome, would require management to devote time to matters unrelated to the operation of our business and, due to publicity, may also have a material adverse effect on our ability to attract residents or expand our operations.

      We have experienced an increasing trend in the number and severity of litigation claims asserted against us. We believe that this trend is endemic to the long-term care industry and is a result of the increasing number of large judgments, including large punitive damage awards, against long-term care providers in recent years resulting in an increased awareness by plaintiffs’ lawyers of potentially large recoveries. This has been particularly the case in Florida and Texas, where we have operated skilled nursing facilities. As a result of the litigious environment, insurance coverage for general and professional liability claims has increased and in certain states become unavailable to operators where insurance companies have refrained from providing insurance. There can be no assurance that we will not be liable for claims in excess of the amounts provided or for punitive damages awarded in such litigation cases. We also believe that there has been, and will continue to be, an increase in governmental investigations of long-term care providers, particularly in the area of Medicare/ Medicaid false claims as well as an increase in enforcement actions resulting from these investigations. Adverse determinations in legal proceedings or governmental investigations, whether currently asserted or arising in the future, could have a material adverse effect on us.

      As referred to in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” pursuant to the disposition of our pharmacy operations in 1998, we entered into a preferred provider agreement with Omnicare, Inc., or Omnicare. The terms of the preferred provider agreement enabled Omnicare to execute pharmacy service agreements and consulting service agreements with all of our skilled nursing facilities. In 2001, we and Omnicare brought a matter to arbitration involving “per diem” pricing rates billed for managed care residents. This matter was subsequently settled, and the settlement amount is reflected within our financial results. We are currently negotiating the pricing of drugs for Medicare residents and should this matter not be settled, the matter will be taken to arbitration. In addition, in connection with its agreements to provide pharmacy services, Omnicare has requested arbitration for an alleged lost profits claim related to our disposition of assets, primarily in Florida. Damage amounts, if any, cannot be reasonably estimated based on information available to us at this time. We and Omnicare continue to discuss the claim, and should we fail to resolve the matter, the claim will be taken to an arbitration hearing. An arbitration hearing has not been scheduled. We believe that we have interpreted correctly and complied with the terms of the agreement, however, there can be no assurance that we will prevail at any arbitration hearing, or that other claims will not be made with respect to the agreement.

MANAGEMENT

Directors and Officers

      The following table sets forth information with respect to our executive officers and directors:

Name	Age	Position

Mel Rhinelander	54	Chairman of the Board and Chief Executive Officer and Director
Mark W. Durishan	55	Vice President, Chief Financial Officer, Treasurer and Director
Philip W. Small	47	Executive Vice President, Chief Operating Officer and Director
Richard L. Bertrand	55	Senior Vice President, Development
Roch Carter	65	Vice President, General Counsel and Assistant Secretary
Douglas J. Harris	48	Vice President and Controller
L. William Wagner	55	Vice President, Human Resources

      Mel Rhinelander is our Chairman and Chief Executive Officer and one of our directors. He has been with us and our affiliated companies since 1977 and has served in a number of senior management positions. Mr. Rhinelander has been President of Extendicare Inc. since August 1999, a director since May 2000 and its Chief Executive Officer since August 2000. He has been an officer of our company since 1989 and a director since 1998. He has been our Chief Executive Officer since December 1999 and Chairman of our Board of Directors since August 2000.

      Mark W. Durishan has been our Chief Financial Officer, Treasurer and one of our Vice Presidents and directors since joining us in August 1999. At that time he also joined Extendicare Inc. Prior to joining us, Mr. Durishan was Senior Vice-President of Finance and Operations for Blue Cross and Blue Shield of Minnesota where he served in such capacity from 1995 to 1998. From 1991 to 1995, Mr. Durishan was Chief Financial Officer of Graduate Health System of Philadelphia, a healthcare corporation encompassing seven hospitals, a 100,000-member HMO, a captive insurance company and a home health agency. During his career, Mr. Durishan was a partner at Coopers & Lybrand responsible for the Philadelphia and Washington healthcare consulting offices. Mr. Durishan has over 34 years of experience in the healthcare industry.

      Philip W. Small was appointed Executive Vice President and Chief Operating Officer on February 19, 2004. He joined us and Extendicare Inc. in June 2001 as our Senior Vice President, Strategic Planning. He was appointed to our Board of Directors on December 31, 2001. Prior to joining us, Mr. Small served 15 years at Beverly Enterprises Corporation, Fort Smith, Arkansas, in various financial capacities, the most recent being Executive Vice President, Strategic Planning and Operations Support and acting Chief Financial Officer. His prior experience includes serving as Director, Reimbursement for HCA Management Company of Atlanta, Georgia. Mr. Small has over 22 years of experience in the healthcare industry.

      Richard L. Bertrand is our Senior Vice President, Development. Mr. Bertrand joined us in 1983 as our Vice President of Finance and has over 28 years of experience in the healthcare industry. From 1983 to 1995 he served as our Vice President of Finance and later as our Senior Vice President of Finance and Chief Financial Officer. Beginning in 1995, Mr. Bertrand served as our Senior Vice President, Reimbursement and later as our Senior Vice President, Development. Prior to joining us, Mr. Bertrand served as Vice President and Controller of Extendicare from 1977 to 1983. Prior to that, he was a staff accountant and supervisor with the accounting firm of Thorne Riddell from 1972 to 1976.

      Roch Carter was appointed our Vice President, General Counsel and Assistant Secretary in January 1998. He joined us in 1974 as Legal Counsel and he was subsequently appointed our General Counsel in 1985. Prior to joining us, Mr. Carter was an attorney with the U.S. Attorney’s office in Milwaukee.

Mr. Carter was also an attorney with the City of Milwaukee and was in practice with Young and McManus, S.C. Mr. Carter has over 29 years of experience in healthcare law and practice.

      Douglas J. Harris joined us in December 1999 as our Vice President and Controller and has over 23 years of experience in the healthcare industry. From 1994 through 1999, Mr. Harris was the Managing Director of Extendicare (U.K.) Limited. Mr. Harris has been with us and Extendicare Inc.’s affiliated companies since 1981 and has held positions in various financial capacities. Prior to joining us, Mr. Harris was an audit supervisor with KPMG.

      L. William Wagner joined us in 1987 as Vice President of Human Resources. Prior to joining us, Mr. Wagner was Vice President of Human Resources for ARA Living Centers and Director of Personnel for General Foods Corp. Mr. Wagner has 20 years of experience in the healthcare industry and over 26 years of human resources experience.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

      The following summary compensation table details compensation information for the three fiscal years ended December 31, 2003, 2002 and 2001 for each of our Chief Executive Officer and the four other most highly compensated executive officers (collectively, the “named executive officers”).

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation
					Securities
				Other Annual	Under Options	All Other
Name and Principal		Salary	Bonus	Compensation(1)	Granted	Compensation(2)
Position with EHSI	Year	($)	($)	($)	(#)	($)

M.A. Rhinelander	2003	650,000	950,000	44,512	100,000	11,632
President and Chief Executive	2002	500,000	500,000	34,585	100,000	8,447
Officer of Extendicare Inc.;	2001	400,000	200,000	38,420	100,000	9,073
Chairman and Chief Executive Officer of Extendicare Health Services, Inc.
M.W. Durishan	2003	265,000	150,000	—	30,000	41,750
Vice-President, Finance and	2002	258,000	116,100	—	30,000	47,212
Chief Financial Officer of	2001	250,000	80,000	—	20,000	38,845
Extendicare Inc.; Vice President, Chief Financial Officer and Treasurer of Extendicare Health Services, Inc.
P.W. Small(3)	2003	310,000	174,500	—	30,000	40,381
Executive Vice President and	2002	275,500	115,000	—	30,000	33,228
Chief Operating Officer of	2001	145,833	55,000	—	50,000	12,500
Extendicare Health Services, Inc.
R.L. Bertrand	2003	240,000	120,000	—	30,000	36,768
Senior Vice President,	2002	230,000	92,000	—	30,000	37,663
Development, Extendicare Health	2001	215,000	80,000	—	15,000	40,282
Services, Inc.
D.K. Howe	2003	227,000	100,000	—	15,000	38,824
Senior Area Vice President,	2002	200,000	70,000	—	10,000	35,977
Extendicare Health Services, Inc.	2001	180,000	10,000	—	10,000	24,276

Notes:

(1)	The aggregate amount of perquisites and other benefits for each named executive officer is less than the lesser of $50,000 or 10% of total annual salary and bonus. In the case of M.A. Rhinelander, the amount is comprised of car allowance and flexible account.

(2)	For M.A. Rhinelander these amounts reflect premiums paid by EHSI for term life insurance and long-term disability. All other compensation, in the case of M.W. Durishan, R.L. Bertrand, P.W. Small and D.K. Howe, includes payments for life insurance and long-term disability premiums and contributions to a deferred compensation plan and a defined contribution retirement plan. The amount of salary and/or bonus deferred by the named executive officer is included within the figures set forth in the “Salary” and/or “Bonus” columns in the above table. EHSI’s contribution is included within the “All Other Compensation” column. The amounts contributed by the officer and EHSI’s matching portion contributed to the deferred compensation plan are as follows:

Named Executive Officer	2003	2002	2001

M.W. Durishan
Officer contribution	$26,500	$25,800	$21,354
Officer interest	4,325	3,502	3,273
EHSI contribution	13,250	12,900	10,677
EHSI interest	2,163	1,751	1,637
R.L. Bertrand
Officer contribution	$—	$3,833	$21,500
Officer interest	7,922	8,576	11,298
EHSI contribution	—	1,916	10,750
EHSI interest	3,961	4,288	5,649

(3)	P.W. Small was appointed Executive Vice President and Chief Operating Officer on February 19, 2004. Mr. Small commenced employment with EHSI in June 2001, and his compensation for the years 2001 through 2003 was received in connection with his position as Senior Vice President, Strategic Planning held during that time.

Deferred Compensation Plan

      We maintain a non-qualified, deferred compensation plan (consisting of individual agreements), which is offered to all highly compensated employees as prescribed by the Internal Revenue Service. The maximum amount of annual compensation that may be deferred is 10% of the employee’s base salary, excluding any bonus. We match up to 50% of the amount deferred, and the combined amount earns interest at the prime rate. Our matching payment, plus interest, vests to the employee over eight years. Amounts deferred and vested matching amounts are payable upon the death, disability or termination of the employee. Amounts deferred are not guaranteed, are “at risk” and are subject to our ability to make the scheduled payments. Our deferred compensation liabilities are unfunded and unsecured.

Executive Retirement Plan

      We provide an executive retirement program for certain of our key officers and executives. Under the program we contribute 10% of the participant’s base salary into an account to be invested in certain mutual funds at the participant’s discretion. The amounts in the executive retirement program vest upon certain events which are specified in the participant’s executive retirement program plan, and by discretionary actions by the board of directors of Extendicare Inc. A graduated vesting schedule applies for some program participants if we terminate the participant. Any funds that we invest or assets that we acquire pursuant to the program continue to be a part of our general funds. No party, other than EHSI, has any interest in such funds. To the extent that any participant acquires a right to receive payment from us under the executive retirement program, such right shall be no greater than the right of any unsecured general creditor of ours. We expense the amounts we fund into the executive retirement program on a monthly basis. Amounts held within this executive retirement program accounts are not guaranteed, are “at risk” and are subject to our ability to make the scheduled payments. Our executive retirement program liability is unfunded and unsecured.

Stock Option Plan

      Extendicare Inc.’s stock option plan provides for the grant, from time to time, at the discretion of Extendicare Inc.’s board of directors, to certain directors, officers and employees of the Extendicare Inc. group of companies, of options to purchase subordinate voting shares of Extendicare Inc. for cash. The plan provides that the exercise price of any options granted not be less than the closing price (or, if there is no closing price, the simple average of the bid and ask price) for the subordinate voting shares as quoted on the Toronto Stock Exchange on the trading day prior to the date of grant. It also permits options to be exercised for a period not to exceed either five or ten years from the date of grant, as determined by the Extendicare Inc. board of directors at the time the option is granted. The options vest equally over the first four years and the plan contains provisions for appropriate adjustments in the event of corporate reorganizations of Extendicare Inc.

      At December 31, 2003, a total of 4,382,975 subordinate voting shares of Extendicare Inc. were reserved under the plan, of which 2,297,250 subordinate voting shares were subject to outstanding options and 2,085,725 were available for grant.

      The following table summarizes stock options granted during 2003 to our named executive officers under the Extendicare Inc. stock option plan:

Option/SAR Grants in Fiscal Year 2003

				Potential Realizable
	Number of	Percent of		Value at Assumed
	Securities	Total		Annual Rates of Stock
	Underlying	Options/SARs	Exercise or	Price Appreciation for
	Options/	Granted to	Base Price	Option Term (Cdn $)
	SARs	Employees in	(Cdn $
Name	Granted	Fiscal Year	Per Share)	5%	10%	Expiration Date

M.A. Rhinelander	100,000	21.83%	$3.45	$95,317	$210,626	May 7, 2008
M.W. Durishan	30,000	6.55	3.45	28,595	63,188	May 7, 2008
P.W. Small	30,000	6.55	3.45	28,595	63,188	May 7, 2008
R.L. Bertrand	30,000	6.55	3.45	28,595	63,188	May 7, 2008
D.K. Howe	15,000	3.28	3.45	14,298	31,594	May 7, 2008

      These amounts do not represent the present value of the options. The amounts shown represent what would be received upon exercise five years after the date of grant, assuming certain rates of stock price appreciation during the entire period. Actual gains, if any, on stock option exercises are dependent on future performance of the Extendicare Inc. common stock and overall market conditions. In addition, actual gains depend upon whether, and the extent to which, the options actually vest.

      The following table summarizes options exercised during 2003 and option values at December 31, 2003 for our named executive officers.

Aggregated Option/SAR Exercised in Fiscal Year 2003

and Fiscal Year End Option/SAR Values

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-The-Money Options/SAR
	Shares		at Fiscal Year-End		at Fiscal Year-End
	Acquired	Value	(#)		(Cdn $)
	on Exercise	Realized
Name	(#)	(Cdn $)	Exercisable	Unexercisable	Exercisable	Unexercisable

M.A. Rhinelander	—	—	181,250	243,750	1,743,813	2,323,938
M.W. Durishan	82,500	724,425	—	67,500	—	642,775
P.W. Small	—	—	32,500	77,500	255,425	682,775
R.L. Bertrand	—	—	31,250	63,750	296,363	605,588
D.K. Howe	15,000	58,275	—	30,000	—	288,625

Note:	The closing price of the Extendicare Inc. subordinate voting shares on the Toronto Stock Exchange on December 31, 2003 was Cdn $13.25.

      Effective 2003, the fair value of the options granted of subordinate voting shares of Extendicare Inc. to our executives of are expensed as a payroll cost on our records. In 2003, the amount of the payroll costs associated with the options granted was $48,000.

Retirement Arrangements

      M.A. Rhinelander and R.L. Bertrand are covered by retirement arrangements established by Extendicare Inc. The arrangements provide for a benefit of 4% of the best three consecutive years of base salary for each year of service to a maximum of 15 years and 1% per year thereafter. These arrangements provide a maximum benefit guarantee of 60% of base salary after 15 years of service and 70% after 25 years of service. Normal retirement age is 60 years, or 55 years with our consent. We have consented to Mr. Rhinelander retiring with full benefits at age 55. Retirement benefits are payable as an annuity over the lifetime of the executive with a portion continuing to be paid to the executive’s spouse after the death of the executive. As of December 31, 2002, projected years of credited service at retirement for each of Messrs. Rhinelander and Bertrand is 35 years.

      Estimated annual benefits payable upon retirement of the specified compensation and years of credited service classifications are as shown in the following table:

Pension Plan Table

	Years of Service As An Executive

Remuneration ($)	15	20	25	30	35

200,000	120,000	130,000	140,000	140,000	140,000
250,000	150,000	162,500	175,000	175,000	175,000
300,000	180,000	195,000	210,000	210,000	210,000
350,000	210,000	227,500	245,000	245,000	245,000
400,000	240,000	260,000	280,000	280,000	280,000
450,000	270,000	292,500	315,000	315,000	315,000
500,000	300,000	325,000	350,000	350,000	350,000
550,000	330,000	357,500	385,000	385,000	385,000
600,000	360,000	390,000	420,000	420,000	420,000
650,000	390,000	422,500	455,000	455,000	455,000
700,000	420,000	455,000	490,000	490,000	490,000
750,000	450,000	487,500	525,000	525,000	525,000
800,000	480,000	520,000	560,000	560,000	560,000

      M.W. Durishan, P.W. Small and D.K. Howe are not participants in these arrangements, but rather, are participants in a money purchase, 401(K) plan and a deferred compensation plan established for U.S. executives.

Termination of Employment Arrangements

      M.A. Rhinelander has a termination of employment arrangement with Extendicare Inc. that provides for one month of salary for each year of service up to a maximum of 24 months’ severance.

Compensation Committee Interlocks & Insider Participation

      Our board of directors is comprised solely of certain of our executive officers. The human resources committee of the Extendicare Inc. board of directors performs the functions of a compensation committee for Extendicare Inc. and its subsidiaries, including us. The following six outside and unrelated directors served as members of the committee: Derek H.L. Buntain, Sir Graham Day, David M. Dunlap, Michael J.L. Kirby, Frederick B. Ladly and J. Thomas MacQuarrie, Q.C. None of these committee members are our directors or officers, or directors or officers of any of our subsidiaries.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

      We are an indirect wholly owned subsidiary of Extendicare Inc. Certain operating expenses are allocated between Extendicare Inc. and its subsidiaries. We insure certain risks, including comprehensive general liability, property coverage and excess workers’ compensation/employer’s liability insurance, with Laurier Indemnity Company and Laurier Indemnity Ltd., affiliated insurance subsidiaries of Extendicare Inc. We recorded approximately $2.8 million and $2.6 million of expenses for this purpose in the three months ended March 31, 2004 and 2003, respectively. Also in the three months ended March 31, 2004, we recorded a credit to expense of $1.0 million relating to prior year workers’ compensation policies with Laurier Indemnity Company.

      In January 2001, we established an arrangement for computer hardware and software support services with Virtual Care Provider, Inc., or VCP, an affiliated subsidiary of Extendicare Inc. Expenses related to these services were $1.2 million and $1.7 million for the three months ended March 31, 2004 and 2003, respectively, and at March 31, 2004 and December 31, 2003 and 2002, we had a non-interest bearing loan payable to Extendicare Holdings, Inc., our immediate parent, in the amount of approximately $3.5 million with no specific due date. We used the proceeds of the loan for working capital.

      For federal tax purposes we file as part of a consolidated group of companies, of which Extendicare Holdings is the parent. Extendicare Holdings (a subsidiary of Extendicare Inc.) holds all of Extendicare Inc.’s U.S. operations, including EHSI. We have a tax sharing arrangement with Extendicare Holdings pursuant to which we had payables of $10.2 million and $7.8 million at March 31, 2004 and December 31, 2003, respectively. Under this tax sharing arrangement, a U.S. consolidated income tax return is filed by Extendicare Holdings and, for purposes of determining each member’s share of the tax liability in such return, each member of the affiliated group computes its separate U.S. income tax liability for regular income tax purposes (but not for alternative minimum tax purposes) as if it had filed a separate U.S. income tax return. Such amount is reflected as a federal income tax expense and as an intercompany payable to Extendicare Holdings on each member’s separate financial statements. If a member incurs a net operating loss, such net operating loss is tax benefited (for regular tax purposes only) in the year the net operating loss is incurred. Such amount is reflected as a reduction in federal income tax expense and as an intercompany receivable from Extendicare Holdings on each member’s separate financial statements. Similarly, the federal income tax receivable and payable is recorded on the separate financial statement of Extendicare Holdings. Each member’s separate intercompany balances are transferred to Extendicare Holdings through the intercompany payable and receivable account.

      In addition to the amounts discussed in the preceding two paragraphs, we had non-interest bearing current amounts due to (from) affiliates as follows:

		March 31,	December 31,

Affiliate	Purpose	2004	2003	2002

		(dollars in thousands)
Extendicare Inc.	Intercompany operating expenses	$234	$(47)	$—
Crown Properties, Inc.	Working capital advances	—	—	1,946
The Northern Group, Inc.	Intercompany operating expenses	(27)	84	—
Virtual Care Provider, Inc.	Working capital advances	(6,738)	(6,970)	(6,436)

		$(6,531)	$(6,933)	$(4,490)

      As of March 31, 2004, Extendicare Inc. and/or one of its wholly owned subsidiaries held $27.9 million, or 14.0%, of our outstanding 2007 Notes. These 2007 Notes were repaid on May 24, 2004. On May 25, 2004, Extendicare Inc. purchased at market value all 125,000 shares of Omnicare, Inc. stock held by us for $4.9 million. In addition, Extendicare Inc. and VCP transferred $22.9 million to us as an intercompany loan and payment of intercompany accounts.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facility

      Our credit facility is governed by a credit agreement among us, Extendicare Holdings, Inc., Lehman Commercial Paper Inc., as administrative agent, and the several lenders from time to time party to the credit agreement. Our credit facility is a senior secured revolving credit facility providing for loans of up to $105.0 million. The credit facility will terminate on June 28, 2007. As a senior obligation, the credit facility is senior in right of payment to the notes. The credit facility will be used for our working capital needs and other general corporate purposes. The following description is a summary of the material provisions of our current credit facility. It does not include all of the provisions of the credit agreement and the ancillary agreements required thereby.

Amendment and Restatement

      In connection with the sale and issuance of the 2014 Notes, we amended and restated the credit facility to, among other things, extend its term by two years, until June 28, 2009, and provide an additional $50.0 million of senior secured financing on a revolving basis. Some of the other principal terms of the amended and restated credit facility are described under “Prospectus Summary — Recent Developments — Amendment and Restatement of Credit Facility.”

Interest Rate and Fees

      As of September 30, 2003, and continuing through December 31, 2003, based upon financial performance, the annual interest rate was:

•	LIBOR plus 3.25%; or

•	the Base Rate, as defined in the credit facility (generally the published prime rate), plus 2.25%.

      These rates are subject to adjustments based on our senior leverage ratio. The spread over LIBOR ranges from 3.00% per annum to 4.00% per annum, and the spread over the Base Rate ranges from 2.00% per annum to 3.00% per annum.

      In addition to paying interest on outstanding principal under the credit facility, we are required to pay a commitment fee to the lenders in respect of the unutilized commitments under the facility. The commitment fee is payable quarterly in arrears at a rate ranging from 0.50% per annum to 0.75% per annum, depending on the extent to which we make use of the credit facility.

      In connection with the amendment and restatement of our credit facility and based upon our adjusted capitalization and EBITDA for the three months ended March 31, 2004, all borrowings to be drawn under the amended and restated credit facility after April 22, 2004 will initially bear interest at a rate per annum equal to:

•	the Eurodollar rate plus 2.75%; or

•	the Base Rate, as defined in the credit facility (generally the published prime rate), plus 1.75%.

      For additional information regarding the interest rate under our amended and restated credit facility see “Prospectus Summary — Recent Developments — Amendment and Restatement of Credit Facility.”

Guarantees and Security

      Our obligations under the credit facility are fully, unconditionally and irrevocably guaranteed on a joint and several basis by:

•	Extendicare Holdings, Inc., our direct parent;

•	each of our current and future domestic subsidiaries, excluding certain inactive subsidiaries; and

•	any other current or future foreign subsidiaries that guarantee or otherwise provide direct credit support for any U.S. debt obligations of ours or any of our domestic subsidiaries.

      In addition, the credit facility is secured by a perfected first priority security interest in certain of our tangible and intangible assets, including substantially all of our personal property such as accounts receivable, inventory, equipment and intangibles; by mortgages on the real estate associated with 105 of our facilities; and by all of our and our subsidiary guarantors’ capital stock. The credit facility is also secured by a pledge of 65% of the voting stock of our and our subsidiary guarantors’ foreign subsidiaries, if any.

Repayment

      All or any portion of the outstanding loans under the credit facility may be prepaid at any time, and commitments may be terminated in whole or in part at our option without premium or penalty. The credit facility is subject to mandatory prepayments from the net cash proceeds received by us in connection with the incurrence of other indebtedness, from net cash proceeds of some asset sales, from amounts recovered by us in connection with casualty losses and condemnation events, and from purchase price refunds received by us in connection with acquisitions.

Financial Covenants

      The credit facility requires that we comply with various financial covenants, on a consolidated basis, including:

•	a minimum fixed charge coverage ratio starting at 1.10 to 1 and increasing to 1.20 to 1 in 2005;

•	a minimum tangible net worth starting at 85% of our tangible net worth at March 31, 2002 and increasing by 50% of our net income for each fiscal quarter plus 100% of any additional equity we raise;

•	a maximum senior leverage ratio starting at 4.25 to 1 and reducing to 4.00 to 1 in 2005; and

•	a maximum senior secured leverage ratio starting at 1.75 to 1 and reducing to 1.50 to 1 in 2005.

      In connection with the amendment and restatement of our credit facility, our maximum senior leverage ratio after April 22, 2004 starts at 2.25 to 1 and reduces to 2.00 to 1 in 2005.

Certain Covenants

      The credit facility contains a number of covenants that, among other things, restrict our ability and that of our parent and certain of our subsidiaries to:

•	dispose of assets;

•	incur additional indebtedness;

•	incur guarantee obligations;

•	repay or amend certain terms of other indebtedness, including the Senior Notes and the 2014 Notes;

•	pay certain restricted payments and dividends;

•	create liens on assets;

•	make investments, loans or advances;

•	engage in mergers or consolidations;

•	make capital expenditures;

•	enter into new lines of business; or

•	engage in some transactions with subsidiaries and affiliates and otherwise restrict corporate activities.

      The credit facility also contains other usual and customary negative and affirmative covenants.

Events of Default

      The credit facility contains events of default including, subject to customary cure periods and materiality thresholds:

•	failure to make payments when due;

•	material inaccuracies of representations and warranties;

•	breach of covenants;

•	certain cross-defaults and cross-accelerations;

•	events of insolvency, bankruptcy or similar events;

•	certain judgments against us;

•	certain occurrences with respect to employee benefit plans;

•	failure to remain eligible or participate in Medicaid or Medicare programs;

•	failure of guarantees to remain in effect;

•	failure of certain liens and security documents to remain enforceable;

•	the occurrence of an event of default under any mortgage;

•	the 2007 Notes or guarantees of the 2007 Notes cease to be subordinated to the obligations under the credit facility and the credit facility guarantees; and

•	the occurrence of a change in control.

      If such a default occurs, the lenders under the credit facility would be entitled to take various actions, including all actions permitted to be taken by a secured creditor, the acceleration of amounts due under the credit facility and requiring that all such amounts be immediately paid in full.

2007 Notes

      We issued $200.0 million aggregate principal amount of 2007 Notes under an indenture dated as of December 2, 1997 among us, the guarantors (as defined in the indenture) and The Bank of Nova Scotia Trust Company of New York, as trustee, in connection with our acquisition of Arbor Health Care Company. The 2007 Notes mature on December 15, 2007 and are callable on or after December 15, 2003 at 103.117% of par. Interest on the 2007 Notes accrues at the rate of 9.35% per year and is payable semiannually on each June 15 and December 15 to the persons who are registered holders at the close of business on the May 31 or November 30 preceding the applicable interest payment date.

      In connection with sale and issuance of the 2014 Notes, we used the net proceeds from such sale and issuance, which were approximately $117.4 million, net of a $3.1 million discount and fees and expenses of $4.5 million, together with borrowings under our amended and restated credit facility to purchase for cash approximately $104.9 million aggregate principal amount of 2007 Notes validly tendered in the tender offer and to redeem any 2007 Notes not tendered in the tender offer or cancelled prior to May 24, 2004.

Senior Notes

      We issued $150.0 million aggregate principal amount of Senior Notes under an indenture dated as of June 28, 2002 among us, the subsidiary guarantors (as defined in the indenture) and U.S. Bank, N.A., as trustee. The Senior Notes mature on July 1, 2010. Interest on the Senior Notes accrues at the rate of

9.5% per year and is payable semiannually on each January 1 and July 1 to the persons who are registered holders at the close of business on the December 15 or June 15 preceding the applicable interest payment date.

Redemption

      On or prior to July 1, 2005, we may redeem up to 35% of the aggregate principal amount of Senior Notes issued under the indenture at a redemption price of 109.500% of par, plus accrued and unpaid interest on the Senior Notes to the redemption date, with the net cash proceeds of certain equity offerings.

      On or after July 1, 2006, we may redeem all or a part of the Senior Notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Senior Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year	Percentage

2006	104.750%
2007	102.375%
2008 and thereafter	100.000%

Change of Control

      If we experience a change of control, as defined in the indenture governing the Senior Notes, each holder of the Senior Notes has the right to require that we purchase all or any part of such holder’s Senior Notes at a purchase price equal to 101% of par, plus accrued and unpaid interest on the Senior Notes purchased to the date of purchase.

Covenants

      The indenture governing the Senior Notes contains, among other things, covenants limiting the incurrence of indebtedness, the issuance of preferred stock, the payment of certain dividends and other restricted payments, certain sales of assets, restrictions on the payment of dividends and certain other payments by certain subsidiaries, the issuance and sale of capital stock of certain subsidiaries, the creation of liens, certain transactions with affiliates, certain sale and leaseback transactions and certain mergers and consolidations.

Events of Default

      The following events would constitute an event of default under the indenture governing the Senior Notes:

•	the failure for 30 days to pay interest when due on the Senior Notes;

•	the failure to pay principal of or premium, if any, when due on the Senior Notes;

•	the failure to comply with the covenants contained in the indenture governing the Senior Notes within the time periods specified;

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries) if that default:

•	is caused by a payment default on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default; or

•	results in the acceleration of such indebtedness prior to its express maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

•	failure to pay final judgments (to the extent not fully covered by insurance) aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

•	except as permitted by the indenture governing the Senior Notes, any subsidiary guarantee of the Senior Notes is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any subsidiary guarantor, or any person acting on behalf of any subsidiary guarantor, denies or disaffirms its obligations under its subsidiary guarantee of the Senior Notes; and

•	certain events of bankruptcy or insolvency described in the indenture governing the Senior Notes.

Industrial Development Revenue Bonds

      In connection with some of our acquisitions and related improvements, we have borrowed the proceeds of industrial development revenue bonds issued by various cities in Minnesota and one city in Pennsylvania that cover the purchase price of such acquired businesses. As of March 31, 2004, approximately $20.2 million of these bonds were outstanding and senior to our outstanding long-term indebtedness, including the 2014 Notes and our Senior Notes. In February 2004, we prepaid two industrial development revenue bonds totaling $13.0 million. The bonds mature between 2008 and 2014 and have interest rates between 1.15% and 6.25%. Two of the bonds with principal amounts aggregating $19.0 million are secured by irrevocable letters of credit totaling $19.6 million.

Other Debt

      As of March 31, 2004, we had $10.4 million of other senior debt, including mortgage notes that are senior to our outstanding long-term indebtedness, including the 2014 Notes and the Senior Notes. The mortgage notes have interest rates ranging from 3.00% to 10.50% and mature from 2004 through 2012. The remaining indebtedness is related to capital leases, promissory notes and other obligations.

DESCRIPTION OF THE NEW NOTES

      We issued the old and we will issue the new notes under an indenture among us, the Subsidiary Guarantors and U.S. Bank, N.A., as trustee. We refer to the old notes and the new notes collectively as the notes. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

      The following description is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture because it, and not this description, define your rights as Holders of the notes. Copies of the indenture are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the indenture. In this description, “we,” “us” and “our” refer only to Extendicare Health Services, Inc. and not to any of its subsidiaries.

      The registered Holder of a note will be treated as its owner for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes

      The old notes are, and the new notes will be:

•	our general unsecured obligations;

•	subordinated in right of payment to all of our existing and any future Senior Debt, including Indebtedness outstanding under our Credit Agreement and the Senior Notes;

•	pari passu in right of payment with all of our existing and any of our future senior subordinated Indebtedness;

•	senior in right of payment to any of our future Subordinated Indebtedness; and

•	guaranteed by all of our existing and future domestic Significant Subsidiaries, all of our existing and future Domestic Subsidiaries that guarantee or incur any Indebtedness and any other existing and future Significant Subsidiaries or Restricted Subsidiaries that guarantee or otherwise provide direct credit support for Indebtedness of ours or any of our Domestic Subsidiaries.

The Subsidiary Guarantees

      Each Subsidiary Guarantee of the notes is, and each subsidiary guarantee of the new notes will be:

•	a general unsecured obligation of that Subsidiary Guarantor;

•	subordinated in right of payment to all existing and any future Senior Debt of that Subsidiary Guarantor, including Guarantees of the Credit Agreement and the Senior Notes;

•	pari passu in right of payment with all existing and any future senior subordinated Indebtedness of that Subsidiary Guarantor; and

•	senior in right of payment to any future Subordinated Indebtedness of that Subsidiary Guarantor.

      As of the date of the indenture, all of our existing subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under “ — Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.

      As of March 31, 2004, we had approximately $179.0 million of Senior Debt outstanding on a consolidated basis, approximately $29.3 million of which was secured. As of March 31, 2004, we had available borrowings under our credit facility of $105.0 million and $33.7 million of letters of credit outstanding under our credit facility. As indicated above and as discussed in detail below under “— Subordination,” payments on the old notes and under the old Subsidiary Guarantees is, and payments on the new notes and under the new Subsidiary Guarantees will be, subordinated to the prior payment in full of Senior Debt. The indenture will permit us and the Subsidiary Guarantors to incur additional Senior Debt, subject to the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.”

Principal, Maturity and Interest

      We will initially issue $125.0 million in aggregate principal amount of new notes in exchange for a like amount of old notes. We may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. We will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on May 1, 2014.

      Interest on the notes will accrue at the rate of 6 7/8% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2004. We will make each interest payment to the Holders of record on the immediately preceding April 15 and October 15.

      Interest on the notes will accrue from the date of original issuance of the old notes or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

      If a Holder has given wire transfer instructions to us, we will pay all principal, interest and premium, if any, on that Holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

      The trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the Holders of the notes, and we or any of our Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

      A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. We are not required to transfer or exchange any note selected for redemption. Also, we are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

      The old notes are, and the new notes will be, guaranteed by all of our existing and future domestic Significant Subsidiaries, all of our existing and future Domestic Subsidiaries that guarantee or incur any Indebtedness and any other existing and future Significant Subsidiaries or Restricted Subsidiaries that guarantee or otherwise provide direct credit support for Indebtedness of ours or any of our Domestic Subsidiaries. These Subsidiary Guarantees are and will be joint and several obligations of the Subsidiary Guarantors. Each Subsidiary Guarantee is and will be subordinated to the prior payment in full of all

Senior Debt of that Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee and will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law, after giving effect to all other obligations of that Subsidiary Guarantor including its guarantee of all obligations under the Credit Agreement and the Senior Notes. See “Risk Factors — Risks Relating to the Offering — A court may void the guarantees of the notes or further subordinate the guarantees to other obligations of our subsidiary guarantors.”

      A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another Person, other than us or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to agreements satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the indenture relating to Asset Sales.

      The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of ours, if the sale or other disposition complies with the provisions of the indenture relating to Asset Sales;

(2) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of ours, if the sale complies with the provisions of the indenture relating to Asset Sales; or

(3) if we designate any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

      See “— Repurchase at the Option of Holders — Asset Sales.”

Subordination

      The payment of principal, interest and premium, if any, on the notes and the Subsidiary Guarantees will be subordinated to the prior payment in full in cash of all of our and the Subsidiary Guarantors’ Senior Debt, as the case may be, including Senior Debt incurred after the date of the indenture.

      The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under “— Legal Defeasance and Covenant Defeasance”), in the event of any distribution to creditors of us or the relevant Subsidiary Guarantor:

(1) in a liquidation or dissolution of us or the relevant Subsidiary Guarantor;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or the relevant Subsidiary Guarantor or our or its respective property;

(3) in an assignment for the benefit of creditors; or

(4) in any marshaling of our or the relevant Subsidiary Guarantor’s assets and liabilities.

      We also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under “— Legal Defeasance and Covenant Defeasance”) if:

(1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a “Payment Blockage Notice”) from us or (a) with respect to Designated Senior Debt arising under the Credit Agreement, from the agent for the lenders thereunder, (b) with respect to Designated Senior Debt arising under the Senior Notes, from the trustee for the holders thereof or (c) with respect to any other Designated Senior Debt, from the holders of any such Designated Senior Debt.

      Payments on the notes may and will be resumed:

(1) in the case of a payment default, upon the earlier of the date on which such default is cured or waived or such Designated Senior Debt has been discharged or paid in full in cash; and

(2) in the case of a nonpayment default, upon the earliest of (a) the date on which such nonpayment default is cured or waived, (b) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, (c) the date on which such payment blockage period shall have been terminated by written notice to the trustee by the party initiating such payment blockage period or (d) the date on which such Designated Senior Debt has been discharged or paid in full in cash.

      No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

      No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or can be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

      If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under “— Legal Defeasance and Covenant Defeasance”) when:

(1) the payment is prohibited by these subordination provisions; and

(2) the trustee or the Holder has actual knowledge that the payment is prohibited;

the trustee or the Holder, as the ease may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

      We or the trustee must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

      The old Subsidiary Guarantee of each Subsidiary Guarantor is, and the new Subsidiary Guarantee of each Subsidiary Guarantor will be, subordinated to Senior Debt of such Subsidiary Guarantor to the same extent and in the same manner as the notes are subordinated to our Senior Debt. Payments under the old Subsidiary Guarantee of each Subsidiary Guarantor are, and payments under the new Subsidiary Guarantee of each Subsidiary Guarantor will be, subordinated to the prior payment in full in cash of all Indebtedness under the Credit Agreement, the Senior Notes and all other Senior Debt of such Guarantor, including Senior Debt incurred after the date of the indenture, on the same basis as provided above with respect to the subordination of payments on the notes by us to the prior payment in full in cash of our Senior Debt.

      As a result of the subordination provisions described above, in the event of our bankruptcy, liquidation or reorganization, Holders of notes may recover less ratably than creditors of us or the Subsidiary Guarantors who are holders of Senior Debt. See “Risk Factors — Risks Relating to the Offering — The notes and the subsidiary guarantees will be subordinated to our and our subsidiary guarantors’ senior indebtedness.”

Optional Redemption

      On or prior to May 1, 2007, we may on one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 106.875% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of any Qualified Equity Offering; provided that:

(1) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by us and our Subsidiaries); and

(2) the redemption occurs within 120 days of the date of the closing of such Qualified Equity Offering.

      Except pursuant to the preceding paragraph, the notes will not be redeemable at our option prior to May 1, 2009.

      On or after May 1, 2009, we may redeem all or a part of the notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

Year	Percentage

2009	103.438%
2010	102.292%
2011	101.146%
2012 and thereafter	100.000%

Mandatory Redemption

      We are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

      If a Change of Control occurs, each Holder of notes will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, we will Offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Subject to compliance with the provisions of the third succeeding paragraph, within 30 days following any Change of Control, we will mail a notice to the trustee and each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such conflict.

      On the Change of Control Payment Date, we will, to the extent lawful:

(1) accept for payment all notes or portions of notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not withdrawn; and

(3) deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

      The paying agent will promptly mail to each Holder of notes properly tendered and not withdrawn the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

      Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, we will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that we repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

      We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and the properties or assets of our Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

      We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) we (or the Restricted Subsidiary, as the case may be) receive consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of

(evidenced by a resolution of our Board of Directors set forth in an officer’s certificate delivered to the trustee);

(2) if we (or the Restricted Subsidiary, as the case may be) receive consideration at the time of the Asset Sale greater than $7.5 million, the fair market value of the assets sold or otherwise disposed of is determined by Parent’s Board of Directors (such determination to be evidenced by a resolution set forth in an officer’s certificate delivered to the trustee) or in a written opinion issued by an independent appraisal firm or financial advisor of national standing; and

(3) at least 75% of the consideration received in the Asset Sale by us or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets.

      For purposes of this provision only, each of the following will be deemed to be cash:

(a) any liabilities of ours or any of our Restricted Subsidiaries, as shown on our or such Restricted Subsidiary’s most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Restricted Subsidiary’s Subsidiary Guarantee), that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases us or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by us or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by us or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(c) any Designated Non-Cash Consideration received by us or any of our Restricted Subsidiaries in the Asset Sale.

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, we and our Restricted Subsidiaries may apply those Net Proceeds at our option:

(1) to repay our or any Restricted Subsidiary’s Indebtedness (other than Subordinated Indebtedness);

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (or enter into a definitive agreement committing us or one of our Restricted Subsidiaries to make such purchase within six months of the date of such agreement; provided that if such agreement is terminated, we or such Restricted Subsidiary may invest such Net Proceeds prior to the end of such 365-day period, or if later, prior to the end of the six-month period referred to in this clause (2)); or

(3) to acquire other long-term assets or to make a capital expenditure, in each case, that are used or useful in a Permitted Business (or enter into a definitive agreement committing us or one of our Restricted Subsidiaries to make such acquisition or expenditure within six months of the date of such agreement; provided that if such agreement is terminated, we or such Restricted Subsidiary may invest such Net Proceeds prior to the end of such 365-day period, or if later, prior to the end of the six-month period referred to in this clause (3)).

      Pending the final application of any Net Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested within such 365-day period will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, not later than 30 days after such date, we will make an offer (which offer may be made at any time within such 365 or 30-day periods) to all Holders of notes and Additional Notes, if any, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”), to purchase, on a pro rata basis, the maximum principal amount of notes and Additional Notes, if any, and such other pari passu Indebtedness equal in amount to the Excess Proceeds remaining after an asset sale offer required to be commenced prior to the Asset Sale Offer (and not just the amount thereof that exceeds $15.0 million). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in the indenture, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, we may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and Additional Notes, if any, and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds remaining after an asset sale offer required to be commenced prior to the Asset Sale Offer, the trustee will select the notes and Additional Notes, if any, and other pari passu Indebtedness to be purchased as described below under “Selection and Notice.” Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

      We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

      The agreements governing our outstanding Senior Debt currently prohibit us from purchasing any notes, and also provide that certain change of control or asset sale events with respect to us would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which we become a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute an Event of Default under the indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders of notes. See “Risk Factors — Risks Related to the Offering — We may be unable to purchase the notes and the Senior Notes if we experience a change of control.”

Selection and Notice

      If less than all of the notes are to be redeemed or purchased at any time, the trustee will select notes for redemption or purchase as follows:

(1) if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

(2) if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

      No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

      If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

Restricted Payments

      We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of our Equity Interests (including, without limitation, any payment in connection with any merger or consolidation in which we are involved) or to the direct or indirect holders of our Equity Interests in their capacity as such (other than dividends or distributions payable solely in our Equity Interests (other than Disqualified Stock) or to us);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation in which we are involved) any of our Equity Interests;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except (A) a payment of interest or principal at the Stated Maturity thereof or (B) Subordinated Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or payment of principal upon final maturity of such Subordinated Indebtedness, in each case acquired within one year of the date of the sinking fund obligation, principal installment or payment of principal upon maturity; or

(4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(b) we would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by us and our Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2) and (3) of the next paragraph), is less than the sum, without duplication, of:

(I) 50% of our Consolidated Net Income for the period (taken as one accounting period) from April 1, 2002 to the end of our most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(II) 100% of the aggregate net cash proceeds received by us (including the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of ours (other than Disqualified Stock)) since the date of the indenture as a contribution to our common equity capital or from the issue or sale of Equity Interests of ours (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of ours that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of ours); plus

(III) to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

      So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness or of any of our Equity Interests by conversion into, or by an exchange for, shares of our Equity Interests (other than Disqualified Stock), or in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any of our Restricted Subsidiaries) of, our Equity Interests (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (c)(II) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of ours to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of ours or any Restricted Subsidiary of ours held by any member of our (or any of our Restricted Subsidiaries’) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any twelve-month period; and

(6) other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $25.0 million.

      The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by us or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by our Board of Directors, whose resolutions with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, we will deliver to the trustee an officers’ certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock

      We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and we will not issue any Disqualified Stock and will not permit any of our Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that we may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any of our Subsidiary Guarantors may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for our most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) our incurrence of additional Indebtedness and letters of credit under Credit Facilities and Guarantees thereof by the Subsidiary Guarantors; provided that the aggregate principal amount of all Indebtedness of ours and our Subsidiary Guarantors incurred pursuant to this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of us and our Subsidiary Guarantors thereunder) does not exceed an amount equal to $200.0 million;

(2) the incurrence by us and our Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by us of Indebtedness represented by the notes to be issued on the date of the indenture (and the related exchange notes to be issued pursuant to the Registration Rights Agreement) and the incurrence by the Subsidiary Guarantors of the Subsidiary Guarantees of those notes (and the related exchange notes);

(4) the incurrence by us or any of our Subsidiary Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in our business or the business of such Subsidiary Guarantor, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 5.0% of Consolidated Tangible Assets at any time outstanding;

(5) the incurrence by us or any of our Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2), (3) or (10) of this paragraph;

(6) the incurrence by us or any of our Restricted Subsidiaries of intercompany Indebtedness owed to us or any of the Subsidiary Guarantors; provided, however, that:

(a) if we are the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes;

(b) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Subsidiary Guarantor’s Subsidiary Guarantee; and

(c) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than us or a Subsidiary Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either us or a Subsidiary Guarantor will be deemed, in each case, to constitute an incurrence of such Indebtedness by us or such Subsidiary Guarantor, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by us or any of our Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of the indenture to be outstanding in connection with the conduct of our respective businesses and not for speculative purposes);

(8) the guarantee by us or any of the Subsidiary Guarantors of our Indebtedness or Indebtedness of one of our Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

(9) the incurrence by our Unrestricted Subsidiaries of Non-recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-recourse Debt of an Unrestricted Subsidiary, such event will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of ours that was not permitted by this clause (9); and

(10) the incurrence by us or any of our Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $35.0 million (which amount may be incurred, in whole or in part, under any of the Credit Facilities); provided that no more than $15.0 million of such additional Indebtedness shall be incurred by Restricted Subsidiaries that are not Subsidiary Guarantors.

      Our Indebtedness currently outstanding under the Credit Agreement is incurred pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant.

      For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant, we will, in our sole discretion, at the time the proposed Indebtedness is incurred, (x) classify all or a portion of that item of Indebtedness on the date of its incurrence under either the first paragraph of this covenant or under any category of Permitted Debt, (y) reclassify at a later date all or a portion of that or any other item of Indebtedness as being or having been incurred in any manner that complies with this covenant and (z) elect to comply with this covenant and the applicable definitions in any order.

      For purposes of determining compliance with any dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred.

      We will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of ours and senior in any respect in right of payment to the notes; provided, however, that no Indebtedness of ours will be deemed to be contractually subordinated in right of payment solely by virtue of being unsecured. No Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee; provided, however, that no Indebtedness of a Subsidiary Guarantor will be deemed to be contractually subordinated in right of payment solely by virtue of being unsecured.

      Indebtedness will be deemed to have been incurred by the survivor of a merger, at the time of such merger and, with respect to an acquired Subsidiary, at the time of such acquisition.

Liens

      We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired or any proceeds therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens; provided, however, that:

(1) in the case of Liens securing Subordinated Indebtedness, the notes must be secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit that is senior in priority to such Liens; and

(2) in the case of Liens securing Senior Subordinated Indebtedness, the notes must be equally and ratably secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary), assets, proceeds, income or profit.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

      We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock to us or any of our Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to us or any other of our Restricted Subsidiaries;

(2) make any loans or advances to us or any other of our Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to us or any other of our Restricted Subsidiaries; or

(4) guarantee our obligations.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements as in effect on the date of the indenture or subsequent agreements relating to our Indebtedness or Indebtedness of any Subsidiary Guarantor and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

(2) the indenture, the notes and the Subsidiary Guarantees;

(3) applicable law;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by us or any of our Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5) customary non-assignment provisions in leases entered into in the ordinary course of business;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the “Liens” covenant that limit the right of the debtor to dispose of the assets subject to such Liens; and

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

      We may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not we are the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of our properties or assets and the properties or assets of our Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(a) either: (x) we are the surviving corporation; or (y) the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b) the Person formed by or surviving any such consolidation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under the notes and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee;

(c) immediately after such transaction no Default or Event of Default exists;

(d) we or the Person formed by or surviving any such consolidation or merger (if other than us), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant or (ii) our Fixed Charge Coverage Ratio, or the Fixed Charge Coverage Ratio of the surviving Person if we are not the continuing obligor under the indenture, shall not be less than our Fixed Charge Coverage Ratio immediately prior to such transaction and any related financing transactions; and

(e) we, or the Person formed by or surviving any such consolidation or merger (if other than us), or to which such sale, assignment, transfer, conveyance or other disposition has been made, will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture entered into in connection therewith complies with all of the terms of this covenant and that all conditions precedent provided for in this covenant relating to such transaction or series of transactions have been complied with.

      In addition, we may not, directly or indirectly, lease all or substantially all of our properties or assets, in one or more related transactions, to any other Person.

      The Person formed by or surviving any consolidation or merger (if other than us) will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture, but, in the case of a lease of all or substantially all our assets, we will not be released from the obligation to pay the principal of and interest on the notes.

Designation of Restricted and Unrestricted Subsidiaries

      Our Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by us and our Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the “Restricted Payments” covenant or Permitted Investments, as determined by us. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted

Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Our Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Transactions with Affiliates

      We will not, and will not permit any of our Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of our or our Restricted Subsidiaries’ respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with a Person that is not an Affiliate; and

(2) we deliver to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of our Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of our Board of Directors or Parent’s Board of Directors, or, if there are no disinterested members of the approving Board of Directors at the time, a written opinion issued by an independent appraisal firm or financial advisor of national standing that such Affiliate Transaction is fair to us or such Restricted Subsidiary, as the case may be, from a financial point of view; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a written opinion issued by an independent financial advisor of national standing that such Affiliate Transaction is fair to us or such Restricted Subsidiary, as the case may be, from a financial point of view.

      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among us and/or our Restricted Subsidiaries;

(2) transactions with a Person that is an Affiliate of ours solely because we own an Equity Interest in such Person;

(3) advances to our officers or officers of any of our Restricted Subsidiaries in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to us or such Restricted Subsidiary or in connection with any relocation;

(4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of ours;

(5) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Restricted Subsidiary of ours in the ordinary course of business;

(6) any employment agreement that is in effect on the date of the indenture and any such employment agreement entered into by us or any of our Restricted Subsidiaries after the date of the indenture in the ordinary course of our business or the business of such Restricted Subsidiary;

(7) any Restricted Payment that is not prohibited by the “Restricted Payments” covenant;

(8) any sale, conveyance or other transfer of accounts receivable and other related assets customarily transferred in a Securitization Transaction;

(9) payment of premiums to and the receipt of proceeds of insurance from, Laurier Indemnity Company and Laurier Indemnity Company, Ltd.;

(10) payments to or receipts from Extendicare Holdings, Inc. pursuant to any tax sharing agreement entered into for the purpose of preparing a consolidated tax return of Extendicare Holdings, Inc.;

(11) payments to or receipts from Virtual Care Provider, Inc. in connection with the provision of technology services to third parties pursuant to the terms of management, consulting or other similar agreements; and

(12) transactions pursuant to the services agreement between us and Virtual Care Provider, Inc. relating to certain services provided by us and Virtual Care Provider, Inc. to each other as in effect on the date the notes are first issued.

Additional Subsidiary Guarantees

      If we or any of our Restricted Subsidiaries acquires or creates another domestic Significant Subsidiary or any other Domestic Subsidiary that guarantees or incurs any Indebtedness or any other Significant Subsidiary or Restricted Subsidiary that guarantees or otherwise provides direct credit support for Indebtedness of ours or any of our Domestic Subsidiaries after the date of the indenture, then that newly acquired or created Significant Subsidiary, Domestic Subsidiary or other Restricted Subsidiary will execute and deliver to the trustee a supplemental indenture providing for a Subsidiary Guarantee and deliver an opinion of counsel satisfactory to the trustee within 10 business days of the date on which it was acquired or created; provided, however, that the foregoing will not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Business Activities

      We will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to us and our Subsidiaries taken as a whole.

Reports

      Whether or not required by the SEC, so long as any notes are outstanding, we will furnish to the trustee and Holders of notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

      If we have designated any of our Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of us and our Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries.

      In addition, following the consummation of the exchange Offer contemplated by the registration rights agreement, whether or not required by the SEC, we will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, we and the Subsidiary Guarantors have agreed that, for so long as any notes remain outstanding, we will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      We will be deemed to have furnished such reports to the trustee and Holders of notes if we have filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Events of Default and Remedies

      Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the notes (whether or not prohibited by the subordination provisions of the indenture);

(2) default in payment when due of the principal of or premium, if any, on the notes (whether or not prohibited by the subordination provisions of the indenture);

(3) failure by us or any of our Restricted Subsidiaries to comply with the “Restricted Payments,” “Incurrence of Indebtedness and Issuance of Preferred Stock” or “Merger, Consolidation or Sale of Assets” covenants;

(4) failure by us or any of our Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the headings “Repurchase at the Option of Holders — Asset Sales” and “Repurchase at the Option of Holders — Change of Control;”

(5) failure by us or any of our Restricted Subsidiaries for 60 days after notice to comply with any other covenant or agreement in the indenture or the notes;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(7) failure by us or any of our Restricted Subsidiaries to pay final judgments (to the extent not fully covered by insurance) aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;

(8) except as permitted by the indenture, any Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; and

(9) certain events of bankruptcy or insolvency described in the indenture with respect to us or any of our Significant Subsidiaries.

      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to us, any Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

      Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if any.

      The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the notes.

      In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by us or on our behalf with the intention of avoiding payment of the premium that we would have had to pay if we then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to May 1, 2009 by reason of any willful action (or inaction) taken (or not taken) by us or on our behalf with the intention of avoiding the prohibition on redemption of the notes prior to May 1, 2009, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

      We are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, Officer, employee, incorporator or stockholder of ours or of any Subsidiary Guarantor, as such, will have any liability for any obligations of ours or of the Subsidiary Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

      We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

(2) our obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and our and the Subsidiary Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the indenture.

      In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the Subsidiary Guarantors released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized Firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (excluding the indenture) to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

(6) we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the Holders of notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(7) we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender Offer or exchange Offer for notes), and any existing Default or Event of Default except a continuing Default or Event of Default in the payment of interest or Liquidated Damages, if any, on, or the principal of, the notes or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the notes, including Additional Notes, if any, then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender Offer or exchange Offer for notes).

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

(1) reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;

(3) make any change in the provisions of the indenture described above under the heading “— Repurchase at the Option of Holders;”

(4) reduce the rate of or change the time for payment of interest on any note;

(5) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(6) make any note payable in money other than that stated in the notes;

(7) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

(8) waive a redemption payment with respect to any note;

(9) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture;

(10) make any change to the subordination provisions of the indenture (including applicable definitions) that would adversely affect the Holders of the notes; or

(11) make any change in the preceding amendment and waiver provisions.

      Notwithstanding the preceding, without the consent of any Holder of notes, we, the Subsidiary Guarantors and the trustee may amend or supplement the indenture or the notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption by a successor corporation of our obligations under the indenture in the case of a merger or consolidation or sale of all or substantially all of our assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

(5) to make any change to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

      The Credit Agreement restricts our ability to modify or amend the terms of the notes, except for amendments that would extend the dates for payment or reduce the amount of principal or rate of interest on the notes.

Satisfaction and Discharge

      The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1) either:

(a) all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

(b) all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, noncallable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which we or any Subsidiary Guarantor is a party or by which we or any Subsidiary Guarantor is bound;

(3) we have paid or caused to be paid all sums payable by us under the indenture; and

(4) we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money and/or proceeds from non-callable Government Securities toward the payment of the notes at maturity or the redemption date, as the case may be.

      In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

      If the trustee becomes a creditor of ours or of any Subsidiary Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue or (iii) resign.

      The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has Offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

      Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to us at the address set forth in the “Prospectus Summary” section of this prospectus.

Book-Entry, Delivery and Form

      The new notes will be issued in fully registered book entry form, and will be represented by one or more global notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. All Holders of new notes who exchanged their old notes in the exchange offer will hold their interests through the global notes regardless of whether they purchased their interests pursuant to Rule 144A under the Securities Act or Regulation S.

      The global notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”), in each case for credit to an account of a direct or indirect participant in DTC as described below.

      Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.

      Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”) through which Holders of the old notes issued pursuant to Regulation S initially held such notes), which may change from time to time.

Depository Procedures

      The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

      DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

      Investors in the Rule 144A Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels Office, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

      Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the indenture for any purpose.

      Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the indenture. Under the terms of the indenture, we and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee nor any agent of ours or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

      Subject to compliance with the transfer restrictions applicable to the notes described herein, crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

      DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

      Although DTC, Euroclear and Clearstream have agreed to the foregoing to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

      A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we fail to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act; or

(2) there has occurred and is continuing a Default or Event of Default with respect to the notes.

      In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

      Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Notice to Investors.”

Exchanges Between Regulation S Notes and Rule 144A Notes

      Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

(1) such exchange occurs in connection with a transfer of the notes pursuant to Rule 144A; and

(2) the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that the notes are being transferred to a Person:

(a) who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

(b) purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

(c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

      Beneficial interest in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

      Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the trustee through the DTC Deposit/ Withdrawal at Custodian System. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Same Day Settlement and Payment

      We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. We will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL MarketSM and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

      Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

      “Asset Sale” means the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, (x) a sale and leaseback, (y) the issuance, sale or other transfer of any Equity Interests in any of our Unrestricted Subsidiaries, and (z) the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance) in each case, in one or a series of related transactions that have a fair market value in excess of $2.0 million or for Net Proceeds in excess of $2.0 million; provided that the sale, conveyance or other disposition of all or substantially all of the assets of us and our Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under “— Merger, Consolidation or Sale of Assets” and not by the provisions of the “Asset Sales” covenant.

      Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) the sale, lease or other disposition of equipment, inventory, accounts receivable or other assets or rights in the ordinary course of business;

(2) a transfer of assets or rights by us to a Subsidiary Guarantor or by a Subsidiary Guarantor of ours to us or to another Subsidiary Guarantor of ours;

(3) an issuance of Equity Interests by a Subsidiary Guarantor to us or to another Subsidiary Guarantor of ours;

(4) a Restricted Payment or Permitted Investment that is permitted by the “Restricted Payments” covenant;

(5) the sale of property or equipment that has become worn out, obsolete or damaged;

(6) the sale or other disposition of Cash Equivalents;

(7) the sale of accounts receivable pursuant to a Securitization Transaction; or

(8) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or the contribution to the capital of any Unrestricted Subsidiary in accordance with the provisions described under “Designation of Restricted and Unrestricted Subsidiaries.”

      “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the greater of (a) the fair value of the property subject to such arrangement (as determined in good faith by our Board of Directors) or (b) the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

      “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      “Capital Stock” means:

(1) in the case of a corporation, any and all shares, including common stock and preferred stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      “Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

      “Change of Control” means the occurrence of any of the following:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture);

(2) the approval by the holders of our Capital Stock of any plan or proposal for the liquidation or dissolution of us (whether or not otherwise in compliance with the provisions of the indenture);

(3) any Person or Group (other than Parent or any direct or indirect wholly owned Subsidiary of Parent) becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by our issued and outstanding Capital Stock on a fully-diluted basis;

(4) the replacement of a majority of Parent’s or our Board of Directors over a two-year period from the directors who constituted Parent’s or our Board of Directors, as applicable, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of Parent’s or our Board of Directors, as applicable, then still in Office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

(5) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

(3) the cumulative effect of a change in accounting principles will be excluded.

      In addition, notwithstanding the foregoing, for the purposes of the covenant described under “— Certain Covenants — Restricted Payments” only, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off or deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness at or prior to its Stated Maturity.

      “Consolidated Tangible Assets” means the total assets, less goodwill and other intangibles, shown on our most recent consolidated balance sheet, determined on a consolidated basis in accordance with GAAP less all write-ups (other than write-ups in connection with acquisitions) subsequent to the date of the indenture in the book value of any asset (except any such intangible assets) owned by us or any of our Restricted Subsidiaries.

      “Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of the date of the indenture, by and among us, the Subsidiary Guarantors, Lehman Commercial Paper Inc., as administrative agent, and the lenders party thereto, including any related notes, guarantees, security and collateral documents, instruments and agreements executed in connection therewith.

      “Credit Facilities” means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans, notes, receivables Financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders and including increasing the amount of available borrowings thereunder; provided that such increase is permitted by the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant above.

      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      “Designated Non-Cash Consideration” means the fair market value of total consideration received by us or any of our Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by our principal executive Officer and principal financial Officer, less the amount of cash or Cash Equivalents received in connection with the Asset Sale; provided, however, the total amount of Designated Non-Cash Consideration outstanding at one time does not exceed the greater of $15.0 million and 2.5% of Consolidated Tangible Assets.

      “Designated Senior Debt” means (i) any Indebtedness outstanding under the Credit Agreement, (ii) any Indebtedness represented by the Senior Notes and (iii) any other Senior Debt permitted by the indenture, the principal amount of which is $25.0 million or more and that has been designated by us as “Designated Senior Debt.”

      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require us to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the “Restricted Payments” covenant.

      “Domestic Subsidiary” means any Restricted Subsidiary of ours that was formed under the laws of the United States or any state of the United States or the District of Columbia.

      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      “Existing Indebtedness” means Indebtedness of us and our Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries other than dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or one of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      “Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the reference period for which the Fixed Charge

Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that the Fixed Charges of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis will be computed based on the average daily balance of such Indebtedness during the four-quarter reference period and using the interest rate in effect at the end of such period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of such period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of our chief financial officer (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date will be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(3) foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in currency values.

      “Holder” means a Person in whose name a note is registered.

      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that Investments shall not be deemed to include extensions of trade credit by us or any of our Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices. If we or any of our Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of ours such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of ours, we will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the “Restricted Payments” covenant. The acquisition by us or any of our Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by us or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the “Restricted Payments” covenant.

      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any Financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      “Net Proceeds” means the aggregate cash proceeds received by us or any of our Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration, including Designated Non-Cash Consideration, deemed to be cash pursuant to the provisions of “Repurchase at the Option of Holders — Asset Sales,” received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      “Non-recourse Debt” means Indebtedness:

(1) as to which neither we nor any of our Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of ours or any of our Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to our stock or assets or the stock or assets of any of our Restricted Subsidiaries.

      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      “Parent” means Extendicare, Inc., a corporation organized under the laws of Canada.

      “Permitted Business” means the lines of business conducted by us and our Restricted Subsidiaries on the date of the indenture and the businesses reasonably related thereto within the healthcare services sector.

      “Permitted Investments” means:

(1) any Investment in us or in one of our Wholly Owned Restricted Subsidiaries;

(2) any Investment outstanding as of the date hereof;

(3) any Investment in Cash Equivalents;

(4) loans and advances to employees and officers of us and our Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $2.5 million at any one time outstanding;

(5) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(6) any Investment by us or any of our Restricted Subsidiaries in a Person engaged in a Permitted Business, if as a result of such Investment:

(a) such Person becomes one of our Wholly Owned Restricted Subsidiaries; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, us or one of our Wholly Owned Restricted Subsidiaries;

(7) any Investment made as a result of the receipt of non-cash consideration (including Designated Non-Cash Consideration) from an Asset Sale that was made pursuant to and in compliance with the covenant described above under “— Repurchase at the Option of Holders — Asset Sales;”

(8) any acquisition of assets, Equity Interests or other securities solely in exchange for the issuance of our Equity Interests (other than Disqualified Stock);

(9) any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(10) Hedging Obligations;

(11) any Investment made in a Special Purpose Vehicle in connection with a Securitization Transaction or to provide adequate capital to a Special Purpose Vehicle in anticipation of one or more Securitization Transactions; and

(12) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed $25.0 million.

      “Permitted Junior Securities” means:

(1) Equity Interests in us or any Subsidiary Guarantor; or

(2) debt securities that are subordinated (to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture) to all Senior Debt and any debt securities issued in exchange for Senior Debt.

      “Permitted Liens” means:

(1) Liens securing Senior Debt, where such Indebtedness was permitted by the terms of the indenture to be incurred;

(2) Liens in favor of us or the Subsidiary Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with us or any Restricted Subsidiary of ours; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with us or such Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by us or any of our Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant covering only the assets acquired with such Indebtedness;

(7) Liens existing on the date of the indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) pledges or deposits in the ordinary course of business to secure lease obligations or nondelinquent obligations under workers’ compensation, unemployment insurance or similar legislation;

(10) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with our business or assets or the business or assets of any of our Subsidiaries incurred in the ordinary course of business;

(11) Liens to secure Hedging Obligations; and

(12) Liens incurred by us or any Restricted Subsidiary of ours with respect to obligations that do not exceed $20.0 million at any one time outstanding.

      “Permitted Refinancing Indebtedness” means any Indebtedness of ours or any of our Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of ours or any of our Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by us or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      Notwithstanding the foregoing, any Indebtedness incurred under Credit Facilities pursuant to the covenant described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      “Qualified Equity Offering” means any underwritten public or any private Offering of our Capital Stock (excluding Disqualified Stock) or any of Parent’s Capital Stock (excluding Disqualified Stock), in the latter case, only to the extent that the net cash proceeds therefrom are contributed to our common or non-redeemable preferred equity capital.

      “Replacement Assets” means any properties or assets used or useful in a Permitted Business.

      “Restricted Investment” means an Investment other than a Permitted Investment.

      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      “SEC” means the Securities and Exchange Commission.

      “Securitization Transaction” means any sale, conveyance or other disposition by us or any of our Restricted Subsidiaries of any accounts receivable or any interest therein to a Special Purpose Vehicle.

      “Senior Debt” means:

(1) all Indebtedness of ours or of any Subsidiary Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2) any Indebtedness represented by the Senior Notes;

(3) any other Indebtedness of ours or of any Subsidiary Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3).

      Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by us;

(2) any Indebtedness of ours to any of our Subsidiaries or other Affiliates;

(3) any trade payables; or

(4) the portion of any Indebtedness that is incurred in violation of the indenture.

      “Senior Notes” means our 9 1/2% Senior Notes due 2010.

      “Senior Subordinated Indebtedness” means (i) with respect to us, the notes and any other Indebtedness of ours that specifically provides that such Indebtedness is to have the same rank as the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of ours which is not Senior Debt and (ii) with respect to any Subsidiary Guarantor, the Subsidiary Guarantees and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to have the same rank as the Subsidiary Guarantees in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Senior Debt.

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

      “Special Purpose Vehicle” means a bankruptcy-remote entity or trust or other special purpose entity which is formed by us, any Subsidiary of ours or any other Person for the purpose of, and engages in no material business other than, acting as a buyer in a Securitization Transaction or other similar transactions of accounts receivable or other similar assets, Financing the purchases it makes as such a buyer and realizing, directly or indirectly, on such accounts receivable or other similar assets.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness (including, without limitation, a scheduled repayment or a scheduled sinking fund payment), the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      “Subordinated Indebtedness” means any Indebtedness (whether outstanding on the Issue Date or thereafter incurred) that is subordinated or junior in right of payment to the notes or the Subsidiary Guarantees pursuant to a written agreement, executed by the Person to whom such Indebtedness is owed, to that effect.

      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      “Subsidiary Guarantee” means the Guarantee of the notes by each of the Subsidiary Guarantors pursuant to the indenture and any additional Guarantee of the notes to be executed by any Subsidiary of ours pursuant to the covenant described above under “— Certain Covenants — Additional Subsidiary Guarantees.”

      “Subsidiary Guarantors” means all of our existing and future domestic Significant Subsidiaries, all of our existing and future Domestic Subsidiaries that guarantee or incur any Indebtedness and any other existing and future Significant Subsidiaries or Restricted Subsidiaries that guarantee or otherwise provide direct credit support for Indebtedness of ours or any of our Domestic Subsidiaries.

      “Unrestricted Subsidiary” means any Subsidiary of ours (or any successor to any of them) that is designated by our Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with us or any Restricted Subsidiary of ours unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ours;

(3) is a Person with respect to which neither we nor any of our Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s Financial condition or to cause such Person to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of ours or any of our Restricted Subsidiaries; and

(5) has at least one director on its Board of Directors that is not a director or executive Officer of ours or any of our Restricted Subsidiaries and has at least one executive Officer that is not a director or executive Officer of ours or any of our Restricted Subsidiaries.

      Any designation of a Subsidiary of ours as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the “Restricted Payments” covenant. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of ours as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, we will be in default of such covenant. Our Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by one of our Restricted Subsidiaries of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (2) no Default or Event of Default would be in existence following such designation; and (3) such Subsidiary executes and delivers to the trustee a supplemental indenture providing for a Subsidiary Guarantee.

      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

      THIS SUMMARY IS OF A GENERAL NATURE AND IS INCLUDED HEREIN SOLELY FOR INFORMATIONAL PURPOSES. IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED AS BEING, LEGAL OR TAX ADVICE. NO REPRESENTATION WITH RESPECT TO THE CONSEQUENCES TO ANY PARTICULAR PURCHASER OF THE NEW NOTES IS MADE. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

      The following is a summary of certain material U.S. federal income tax consequences of the exchange offer to holders of the old notes. The discussion does not consider the aspects of the ownership and disposition of the old notes or the new notes. A discussion of the U.S. federal income tax consequences of holding and disposing of the notes is contained in the offering memorandum with respect to the old notes.

      The following summary deals only with notes held as capital assets by purchasers at the issue price who are U.S. holders and not with special classes of holders, such as dealers in securities or currencies, financial institutions, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, life insurance companies, tax-exempt entities, persons holding old notes as part of a hedge, conversion, constructive sale transaction, straddle or other risk reduction strategy, and persons whose functional currency is not the U.S. dollar. Persons considering exchanging old notes for new notes should consult their own tax advisors concerning these matters and as to the tax treatment under foreign, state and local tax laws and regulations. We cannot provide any assurance that the Internal Revenue Service will not challenge the conclusions stated below. We have not sought and will not seek a ruling from the Internal Revenue Service on any of the matters discussed below.

      This summary is based upon the Internal Revenue Code of 1986, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Changes in this area of law may be applied retroactively in a manner that could cause the income tax consequences to vary substantially from the consequences described below, possibly adversely affecting a U.S. holder. The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of the notes may differ from the treatment described below.

      The exchange of old notes for the new notes under the terms of the exchange offer should not constitute a taxable exchange. As a result:

•	A holder should not recognize taxable gain or loss as a result of exchanging old notes for the new notes under the terms of the exchange offer;

•	The holder’s holding period of the new notes should include the holding period of the old notes exchanged for the new notes; and

•	A holder’s adjusted tax basis in the new notes should be the same as the adjusted tax basis, immediately before the exchange, of the old notes exchanged for the new notes.

PLAN OF DISTRIBUTION

      If you are a broker-dealer and hold old notes for your own account as a result of market-making activities or other trading activities and you receive new notes in exchange for old notes in the exchange offer, then you may be a statutory underwriter and must acknowledge that you will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We acknowledge and, unless you are a broker-dealer, you must acknowledge that you are not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of new notes. We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

      Neither we nor any subsidiary guarantor will receive any proceeds in connection with the exchange offer or any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealers or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “The Exchange Offer — Resales of New Notes.”

LEGAL MATTERS

      Foley & Lardner LLP, Milwaukee, Wisconsin, will issue an opinion about some legal matters with respect to the new notes and the new guarantees.

EXPERTS

      The consolidated financial statements of Extendicare Health Services, Inc. and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003 and the related financial statement schedule have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The KPMG reports refer to the Company’s change in its method of accounting for goodwill effective January 1, 2002.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and current reports and other information with the Commission. You may read and copy any document we file at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our Commission filings are also available to the public at the Commission’s web site at http://www.sec.gov.

      Our parent company, Extendicare Inc., maintains a website at www.extendicare.com. Our annual report on Form 10-K, our quarterly reports on Form 10-Q and certain other of our Commission filings are available free of charge from the Extendicare website. You can also contact our Communications

Department at the address or phone number listed below, for a copy, free of charge, of our annual report on Form 10-K, quarterly reports on Form 10-Q and certain other of our Commission filings.

Extendicare Health Services, Inc.,

Attn: Communications Department
111 West Michigan Street
Milwaukee, Wisconsin 53203
(414) 908-8000

      We are not including the information contained on, or available through, Extendicare’s website, as part of, or incorporating such information by reference into, this prospectus.

EXTENDICARE HEALTH SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2004 and December 31, 2003
(In thousands except share data)

	March 31,	December 31,
	2004	2003

ASSETS
Current Assets:
Cash and cash equivalents	$47,893	$48,855
Accounts receivable, less allowances of $12,157 and $11,692, respectively	93,859	95,338
Assets held under Divestiture Agreement	33,723	33,723
Supplies, inventories and other current assets	8,692	7,436
Deferred state income taxes	5,017	4,260
Due from shareholder and affiliates:
Federal income taxes receivable	3,017	8,121
Deferred federal income taxes	25,614	22,584
Other	6,534	7,010

Total current assets	224,349	227,327
Property and equipment, net	449,638	448,743
Goodwill and other intangible assets, net	75,407	75,193
Other assets	78,291	82,086

Total Assets	$827,685	$833,349

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Current maturities of long-term debt	$1,276	$1,223
Accounts payable	17,235	20,672
Accrued liabilities	101,215	101,614
Deposits held under Divestiture Agreement	30,000	30,000
Current portion of accrual for self-insured liabilities	18,000	18,000
Income taxes payable	1,500	23

Total current liabilities	169,226	171,532
Accrual for self-insured liabilities	25,601	27,063
Long-term debt	378,961	391,695
Deferred state income taxes	7,365	7,343
Other long-term liabilities	11,573	11,082
Due to shareholder and affiliates:
Deferred federal income taxes	38,853	38,490
Other	3,484	3,484

Total liabilities	635,063	650,689

Shareholder’s Equity:
Common stock, $1 par value, 1,000 shares authorized, 947 shares issued and outstanding	1	1
Additional paid-in capital	208,787	208,787
Accumulated other comprehensive income	1,600	985
Accumulated deficit	(17,766)	(27,113)

Total Shareholder’s Equity	192,622	182,660

Total Liabilities and Shareholder’s Equity	$827,685	$833,349

The accompanying notes are an integral part of these condensed consolidated financial statements.

EXTENDICARE HEALTH SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

For the Three Months Ended March 31, 2004 and 2003
(In thousands)

	Three Months Ended
	March 31,

	2004	2003

REVENUES:
Nursing and assisted living facilities	$224,426	$204,805
Outpatient therapy	2,665	2,644
Other	4,410	3,977

	231,501	211,426
COSTS AND EXPENSES (INCOME):
Operating	189,456	180,496
General and administrative	7,490	7,838
Lease costs	2,264	2,251
Depreciation and amortization	8,681	9,161
Interest expense	8,200	8,495
Interest income	(1,542)	(643)
Loss on impairment of long-lived assets	1,612	—
Loss on early retirement of debt	354	—

	216,515	207,598

EARNINGS BEFORE INCOME TAXES	14,986	3,828
Income tax expense	5,639	1,540

NET EARNINGS	$9,347	$2,288

The accompanying notes are an integral part of these condensed consolidated financial statements.

EXTENDICARE HEALTH SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2004 and 2003
(In thousands)

	Three Months Ended
	March 31,

	2004	2003

OPERATING ACTIVITIES:
Net earnings	$9,347	$2,288
Adjustments to reconcile net earnings to net cash provided by operating activities Depreciation and amortization	8,681	9,161
Amortization of deferred financing costs	377	378
Provision for uncollectible accounts receivable	3,184	2,335
Provision for self-insured liabilities	1,650	1,500
Payment for self-insured liability claims	(3,112)	(5,617)
Deferred income taxes	(3,811)	569
Loss on impairment of long-lived assets	1,612	—
Loss on early retirement of debt	354	—
Changes in assets and liabilities:
Accounts receivable	(1,557)	625
Supplies, inventories and other current assets	(1,255)	(1,866)
Accounts payable	(3,437)	1,589
Accrued liabilities	(606)	(6,214)
Income taxes payable/ receivable	1,477	147
Current due to shareholder and affiliates	5,580	(370)

Cash provided by operating activities	18,484	4,525

INVESTING ACTIVITIES:
Payments for acquisitions	(2,129)	—
Payments for new construction projects	(3,800)	(31)
Payments for purchase of property and equipment	(5,345)	(4,709)
Proceeds from sale of property and equipment	4	17
Changes in other non-current assets	4,031	373

Cash used in investing activities	(7,239)	(4,350)

FINANCING ACTIVITIES:
Payments of long-term debt	(13,397)	(129)
Proceeds from issuance of long-term debt	706	—
Other long-term liabilities	484	506

Cash (used in) provided by financing activities	(12,207)	377

Increase (decrease) in cash and cash equivalents	(962)	552
Cash and cash equivalents, beginning of period	48,855	24,360

Cash and cash equivalents, end of period	$47,893	$24,912

The accompanying notes are an integral part of these condensed consolidated financial statements.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Summary of Significant Accounting Policies

Business

      Extendicare Health Services, Inc. and its subsidiaries (hereafter referred to as the “Company”, unless the context requires otherwise) operates in one reporting segment, nursing and assisted living facilities, throughout the United States. The Company is an indirect wholly owned subsidiary of Extendicare Inc. (“Extendicare”), a Canadian publicly traded company.

Basis of Presentation

      The accompanying condensed consolidated financial statements as of, and for the three months ended March 31, 2004 and 2003 are unaudited and have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and the footnotes required by accounting principles generally accepted in the United States of America for complete statements. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. The condensed consolidated balance sheet information as of December 31, 2003 has been derived from audited financial statements.

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management’s most significant estimates include the recoverability of long-lived assets, and provisions for bad debts, Medicaid and Medicare revenue rate settlements, self-insured general and professional liability claims, facility closure accruals, workers compensation accruals, self-insured health and dental claims and income taxes. Actual results could differ from those estimates.

      The accompanying financial statements include the accounts of the Company and its majority-owned subsidiaries. All transactions between Extendicare and its majority owned subsidiaries have been eliminated.

      These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2003 contained in the Company’s Annual Report on Form 10-K. Certain reclassifications have been made to the 2003 condensed consolidated financial statements to conform to the presentation for 2004.

2.	Acquisitions and New Developments

      On February 12, 2004, the Company acquired a skilled nursing facility in Washington, which was previously leased, for $1.4 million.

      The Company completed two development projects involving additions to existing facilities. In February 2004, the Company opened 16 units in an assisted living facility in Kentucky and in March 2004, opened 20 nursing beds in a skilled nursing facility in Wisconsin.

      On December 31, 2003 the Company acquired one skilled nursing facility (99 beds) in Wisconsin for $4.1 million in cash.

3.	Assets (and Deposits Held) Under Divestiture Agreement

Assets Held Under Divestiture Agreement

      In September 2000, the Company disposed of eleven Florida nursing facilities (1,435 beds) and four Florida assisted living facilities (135 units) to Greystone Tribeca Acquisition, L.L.C. (“Greystone”) for

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

initial cash proceeds of $30.0 million and contingent consideration in the form of a $10.0 million Vendor Take Back note and two other contingent and interest bearing notes. The three notes have an aggregate potential value of up to $30.0 million plus interest. The notes were due in March 2004 and would have been retired out of the proceeds from the sale or refinancing of the facilities by Greystone. For the period September 2000 through March 2004, the Company retained the right of first refusal to repurchase the facilities. The Company also retained an option to repurchase the facilities until March 2003; however, the Company elected not to place an offer to repurchase the facilities. Upon maturity of the notes in March 2004, unless the facilities were sold or refinanced, the Company was entitled to receive the $10.0 million Vendor Take Back note and accrued interest pursuant to the terms of the Vendor Take Back and other contingent notes.

      In 2000, the option to repurchase along with the significant portion of the sales price being contingent, resulted in the disposition being accounted for as a deferred sale in accordance with SFAS No. 66 and, accordingly, there was no gain or loss recorded on the initial transaction. The fixed assets have been classified as “Assets held under Divestiture Agreement”, and as of March 31, 2004, had a net book value of $33.7 million. As of December 31, 2003 the Company anticipated the final consideration to be received in 2004, and therefore the “Assets held under Divestiture Agreement” have been classified as a current asset as of December 31, 2003, and the Company ceased depreciating these assets as of January 1, 2004. Upon receipt of the final consideration, the Company will record the disposition of the assets and a gain based upon the difference between the total consideration received and the net book value of the Assets Held under the Divestiture Agreement.

Deposits Held Under Divestiture Agreement

      The initial cash proceeds of $30.0 million have been classified in the balance sheet as “Deposits held under Divestiture Agreement.” Consistent with the reclassification of the Assets Held under Divestiture Agreement, the Deposits held under Divestiture Agreement have been classified as a current liability as of December 31, 2003 and March 31, 2004.

Subsequent Events

      For additional information pertaining to Assets (and Deposits Held) Under Divestiture Agreement, refer to Note — Subsequent Events.

4.	Other Assets

Medicare and Medicaid Settlement Receivables

      For Medicare revenues earned prior to the implementation of Medicare Prospective Payment System (“PPS”) on January 1, 1999 and for Medicaid programs with a retrospective reimbursement system, differences between revenues that the Company ultimately expects to realize from these programs and amounts received are reflected as accounts receivable, or as accrued liabilities when payments have exceeded revenues that the Company ultimately expects to realize. At March 31, 2004, accounts receivable from both Medicare and Medicaid state programs, net of a general contractual allowance, totaled $32.1 million (December 31, 2003 — $37.2 million). This amount includes $6.2 million (December 31, 2003 — $11.3 million), that is expected to be substantially collected within one year and is included within accounts receivable as a current asset. The remaining balance of $25.9 million (December 31, 2003 — $25.9 million) is reported within “Other Assets.” The Company is pursuing collection of a number of outstanding Medicare and Medicaid settlement issues.

      For a specific staffing cost issue, a settlement of the first year of seven specific claim years was reached prior to the January 2003 Provider Reimbursement Review Board (“PRRB”) hearing, and during

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2003 the Company continued to negotiate the remaining years in dispute with the Fiscal Intermediary (“FI”). In January 2004, the Company negotiated and subsequently received a cash settlement of $5.6 million. The settlement did not result in a significant adjustment from the recorded receivable balance.

      For another specific Medicare receivable issue involving the allocation of overhead costs, the first of three specific claim years was presented to the PRRB at a hearing in January 2003. The hearing procedures were discontinued after the parties negotiated a methodology for resolution of the claim for one of the years in dispute. The negotiated settlement for this and other issues relating to the 1996 cost report year, resulted in no adjustment to the recorded receivable balance, and the Company subsequently collected $3.0 million from the FI. For the remaining two specific claim years, the Company continued to negotiate with the FI and failing a negotiated settlement, was prepared to proceed to a PRRB hearing scheduled in April 2004.

      The Company has a hearing scheduled in September 2004 for another Medicare receivable issue in dispute involving a Director of Nursing staff cost issue in the amount of $3.8 million.

Notes Receivable

      The Company holds $21.4 million in notes receivable due from Tandem Health Care Inc. (“Tandem”). For $17.4 million of the notes that resulted from the sale of properties in 2001 and 2002, the notes are due between April 2006 and May 2007. In February 2004, Tandem refinanced two of its nursing facilities and the Company subsequently received prepayment in full of $4.4 million of the notes receivable held in respect of these properties. The Company also holds a $4.0 million note from Tandem that, along with the $3.7 indemnification escrow funds, is due in December 2007.

Subsequent Events

      For additional information pertaining to Medicare and Medicaid Settlement Receivables, refer to Note 8 — Subsequent Events.

5.	Line of Credit and Long-Term Debt

Summary of Long-Term Debt

      Long-term debt consisted of the following as of March 31, 2004 and December 31, 2003:

	March 31,	December 31,
	2004	2003

	(in thousands)
Senior Notes due 2010	$149,685	$149,676
Senior Subordinated Notes due 2007	200,000	200,000
Industrial Development Revenue Bonds, variable interest rates ranging from 1.00% to 6.25%, maturing through 2014, secured by certain facilities	20,160	33,160
Mortgage notes payable, interest rates ranging from 3.0% to 10.5%, maturing through 2012	10,368	10,054
Other, primarily capital lease obligations	24	28

Long-term debt before current maturities	380,237	392,918
Less current maturities	1,276	1,223

Total long-term debt	$378,961	$391,695

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      On June 28, 2002, the Company completed a private placement of $150 million of its 9.5% Senior Notes due July 1, 2010 (the “2010 Senior Notes”), which were issued at a discount of 0.25% of par to yield 9.54%. In January 2003, the Company completed its offer to exchange new 9.5% Senior Notes due 2010 that have been registered under the Securities Act of 1933 for the Notes issued in June 2002. The terms of the new 2010 Senior Notes are identical to the terms of the 2010 Senior Notes issued in June 2002 and are guaranteed by all existing and future active subsidiaries of the Company. Also on June 28, 2002, the Company entered into an interest rate swap agreement and an interest rate cap agreement. See Note 6 for the terms of the swap and cap agreements.

      Concurrent with the sale of the 2010 Senior Notes, the Company established a new five-year $105 million senior secured revolving credit facility (the “Credit Facility”) that is used to back letters of credit and for general corporate purposes. Borrowings under the Credit Facility bear interest, at the Company’s option, at the Eurodollar rate or the prime rate, plus applicable margins, depending upon the Company’s leverage ratio. As of March 31, 2004 and December 31, 2003, the Company had no borrowings from the Credit Facility. The unused portion of the Credit Facility, that is available for working capital and corporate purposes, after reduction for outstanding letters of credit of $33.7 million, was $71.3 million as of March 31, 2004.

      The Credit Facility is secured by a perfected, first priority security interest in certain tangible and intangible assets and all of the Company’s capital stock and the capital stock of the Company’s subsidiary guarantors. The Credit Facility is also secured by a pledge of 65% of the voting shares of the voting stock of the Company and the Company’s subsidiary guarantor’s foreign subsidiaries, if any. The credit facility contains customary covenants and events of default and is subject to various mandatory prepayment and commitment reductions.

      The 2010 Senior Notes and the Credit Facility contain a number of covenants, including: restrictions on the payment of dividends by the Company; limitations on capital expenditures, investments, redemptions of the Company’s common stock and changes of control of the Company; as well as financial covenants, including fixed charge coverage, debt leverage, and tangible net worth ratios. The Company is required to make mandatory prepayments of principal upon the occurrence of certain events, such as certain asset sales and certain issuances of securities. The Company is permitted to make voluntary prepayments at any time under the Credit Facility. The 2010 Senior Notes are redeemable at the option of the Company starting on July 1, 2006. The redemption prices, if redeemed during the 12-month period beginning on July 1 of the year indicated, are as follows:

Year	Percentage

2006	104.750%
2007	102.375%
2008 and thereafter	100.000%

      The Company is in compliance with all of the financial covenants as of March 31, 2004.

      The Company has no independent assets or operations, the guarantees of the 2010 Senior Notes are full and unconditional, and joint and several, and any of the Company’s subsidiaries that do not guarantee the 2010 Senior Notes are minor. There are no significant restrictions on the ability of the Company to obtain funds from its subsidiaries by loan or dividend.

      In December 1997, the Company issued $200 million of 9.35% Senior Subordinated Notes due 2007 (the “2007 Notes”). The 2007 Notes are unsecured senior subordinated obligations of the Company subordinated in right of payment to all existing and future senior indebtedness of the Company, which includes all borrowings under the Credit Facility as well as all indebtedness not refinanced by the Credit

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Facility. At March 31, 2004, Extendicare Inc. held $27.9 million of the 2007 Notes. The 2007 Notes mature on December 15, 2007. Interest on the 2007 Notes is payable semi-annually.

      The 2007 Notes are redeemable at the option of the Company. The redemption prices, if redeemed during the 12-month period beginning on December 15 of the year indicated, are as follows:

Year	Percentage

2003	103.117%
2004	101.558%
2005 and thereafter	100.000%

Subsequent Events

      For additional information pertaining to the Company’s line of credit and long-term debt, refer to Note 8 — Subsequent Events.

6.	Accounting for Derivative Instruments and Hedging Activities

Objectives and Strategies

      After the issuance of the 2010 Senior Notes in June 2002, all but $32 million of the Company’s outstanding debt obligations have fixed interest rates. In June 2002, the Company entered into an interest rate swap (used to hedge the fair value of fixed-rate debt obligations) with a notional amount of $150 million maturing in December 2007. Under this swap, the Company pays a variable rate of interest equal to the one-month London Interbank Borrowing Rate (“LIBOR”) (1.09% as of March 31, 2004), adjustable monthly, plus a spread of 4.805% and receives a fixed rate of 9.35%. Under the terms of the interest rate swap, the counterparty can call the swap upon 30 days notice. This swap is designated as a fair value hedge and, as a result, changes in the market value of the swap had no impact on the income statement during 2003 or 2004.

      Also in June 2002, the Company entered into an interest rate cap with a notional amount of $150 million maturing in December 2007. Under this cap, the Company pays a fixed rate of interest equal to 0.24% and receives a variable rate of interest equal to the excess, if any, of the one-month LIBOR rate, adjusted monthly, over the cap rate of 7%. Under the terms of the interest rate cap, the counterparty can call the cap upon 30 days notice. A portion of the interest rate cap with a notional amount of $19 million is designated as a hedging instrument (cash-flow hedge) to effectively limit possible increases in interest payments under variable-rate debt obligations. The remainder of the interest rate cap with a notional amount of $131 million is used to offset increases in variable-rate interest payments under the interest rate swap to the extent one-month LIBOR exceeds 7%. This portion of the interest rate cap is not designated as a hedging instrument under SFAS 133.

      The Company does not speculate using derivative instruments.

Quantitative Disclosures

      Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair-value hedge, along with the loss or gain on the hedged asset or liability of the hedged item that is attributable to the hedged risk, are recorded in earnings. Changes in the fair value of cash flow hedges are reported as Accumulated Other Comprehensive Income (“AOCI”) as a component of Shareholder’s Equity. Changes in the fair value of the portion of the interest rate cap not designated as a hedging instrument is reported in earnings. As of March 31, 2004, the fair value of the interest rate swap designated as a fair value hedge is an asset of $3.8 million and is offset by a liability of $3.8 million relating to the change in market value of the hedged item (long-term debt obligations). The fair value of

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the cash-flow hedges is a liability recorded in other long-term liabilities, which was $0.1 million as of March 31, 2004. A gain of $40,000 (net of income tax effect) was credited to AOCI for the three months ended March 31, 2004. The fair value of the portion of the interest rate cap not designated as a hedging instrument is a liability recorded in other long-term liabilities, which was $0.7 million as of March 31, 2004. None of the gains or losses in AOCI (net of income tax effect) related to the interest rate cap are expected to be reclassified into interest expense as a yield adjustment of the hedged debt obligation.

Subsequent Events

      For additional information pertaining to the Company’s accounting for derivative instruments and hedging activities, refer to Note 8 — Subsequent Events.

7.	Gain on Disposal of Assets, Provision for Closure and Exit Costs, and Impairment of Long-Lived Assets

      The Company operates two nursing facilities that are adjacent to each other in Indiana, both of which require capital renovations. After evaluation of the respective operations, in March 2004 the Company made a decision, subject to State of Indiana approval, to consolidate the two operations into one renovated facility. Upon completion of the renovations, the refurbished facility will accommodate all residents within both facilities, however, the total available beds will be decreased by 46. The consolidation of the two operations is expected to be complete by March 2005. As a result of the decision to close the one facility, the Company recorded a provision of $1.6 million for impairment of long-lived assets.

      Reserves for divested operations and facility closures primarily relate to provisions for the settlement of Medicare and Medicaid claims and other amounts with third parties. The settlement of such amounts depends on actions by those third parties and negotiations by the Company, and therefore may not be resolved within the next or several years. Below is a summary of activity of the accrued liabilities balance relating to divested operations and facility closures:

	Medicare,
	Medicaid	Resident
	and	and
	Supplier	Employee
	Claims	Claims	Other	Total

	(in thousands)
Balance December 31, 2001	$1,896	$2,305	$3,801	$8,002
Cash Payments	(863)	(1,051)	(2,777)	(4,691)
Provisions(1)	7,066	64	(723)	6,407

Balance December 31, 2002	8,099	1,318	301	9,718
Cash Payments	(565)	(824)	(141)	(1,530)
Provisions(2)	(897)	—	—	(897)

Balance December 31, 2003	$6,637	$494	$160	$7,291
Cash Payments	(264)	—	—	(264)

Balance March 31, 2004	$6,373	$494	$160	$7,027

(1)	In 2002, provisions include a provision for closure and exit costs of $5.3 million and selling expenses of $1.2 million relating to the sale of Florida assets.

(2)	In 2003, provisions include the write-off of $1.3 million of previously accrued Medicare claims receivable relating to discontinued operations.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Subsequent Events

Issuance of New 2014 Notes and Repayment of 2007 Notes

      On April 5, 2004, the Company commenced a tender offer to purchase any and all of its outstanding $200 million 2007 Notes. Approximately 61% of the 2007 Notes (which represents the percentage of 2007 Notes not owned by Extendicare Inc.) were tendered in the tender offer and repaid on April 22, 2004. The Company intends to redeem the 2007 Notes not tendered in the tender offer on May 24, 2004.

      On April 22, 2004, the Company issued $125 million aggregate principal amount of 6.875% Senior Subordinated Notes due May 1, 2014 (the “2014 Notes”), pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. The 2014 Notes were issued at a price of 97.5001% of par to yield 7.23%.

      The net proceeds from the issuance of the 2014 Notes were approximately $117.4 million (net of a discount of $3.1 million and fees and expenses of $4.5 million). The Company used a portion of these net proceeds to purchase for cash approximately $104.9 million aggregate principal amount of the 2007 Notes tendered in the tender offer and it intends to use the remaining net proceeds, to, among other things, redeem any 2007 Notes not tendered in the tender offer and to pay related fees and expenses of the tender offer and redemption.

      The 2014 Notes are fully and unconditionally guaranteed on a senior subordinated basis by all of the Company’s existing and future domestic significant subsidiaries, all of the Company’s existing and future domestic subsidiaries that guarantee or incur any indebtedness and any other existing and future significant subsidiaries or restricted subsidiaries that guarantee or otherwise provide direct credit support for indebtedness of the Company or any of its domestic subsidiaries. The 2014 Notes and guarantees are general unsecured obligations of the Company and the Company’s subsidiaries.

      On or after May 1, 2009, the Company may redeem all or part of the 2014 Notes, at the redemption prices (expressed as percentages of principal amount) listed below, plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period commencing on May 1 of the years set forth below:

Year	Redemption Price

2009	103.438%
2010	102.292%
2011	101.146%
2012 and thereafter	100.000%

      Subject to the conditions of the tender offer, the holders of the 2007 Notes who validly tendered their 2007 Notes or whose 2007 Notes were redeemed by the Company are entitled to the premium that, in the aggregate, amounts to approximately $6.6 million. As a result of the tender offer, redemption and repayment of the 2007 Notes, in the second quarter of 2004, the Company will write-off deferred finance charges of approximately $2.4 million related to the 2007 Notes and incur legal costs estimated at $0.3 million. In addition, pursuant to termination of the Company’s existing interest rate swap and cap agreements (discussed below), the Company will record a gain of approximately $3.3 million which will be recognized in the second quarter of 2004. The net after tax impact to “Accumulated Deficit” is a loss of

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

approximately $3.9 million. Below is a summary of the adjustment to the Company’s “Accumulated Deficit” account:

(Dollars in
thousands)

Tender premium	$(3,670)
Call premium	(2,966)
Write-off of deferred finance charges	(2,359)
Estimated legal expenses	(250)
Gain on termination of interest rate swap and cap agreements	3,302

Total before income taxes	(5,943)
Income taxes	2,080

Net impact to accumulated deficit	$(3,863)

Amendment and Restatement of Credit Facility

      In connection with the offering of the 2014 Notes, the Company amended and restated its current credit facility. The terms of the amended and restated credit facility included the following changes, among other things:

•	a two year maturity extension, to June 28, 2009;

•	an additional $50.0 million of senior secured financing on a revolving basis, resulting in total borrowing capacity of $155.0 million;

•	an interest rate spread which ranges from the Eurodollar rate plus 2.50% per annum to 3.25% per annum or the base rate plus 1.50% per annum to 2.25% per annum, subject, in each case, to adjustments based on the Company’s senior leverage ratio;

•	a commitment fee of 0.50% per annum on the undrawn capacity regardless of utilization;

•	a requirement that the Company maintain a maximum senior leverage ratio starting at 4.25 to 1 and reducing to 4.00 to 1 in 2007;

•	a requirement that the Company maintain a maximum senior secured leverage ratio starting at 2.25 to 1 and reducing to 2.00 to 1 in 2007; and

•	changes to the collateral securing the facility to permit the Company to substitute certain assets with other assets.

      The Company expects to borrow approximately $30.0 million under the amended and restated credit facility to partially fund the redemption of any and all of the outstanding $200.0 million 2007 Notes. Under the credit facility, “EBITDA” is defined as net income (loss) before income taxes, interest expense net of interest income, depreciation and amortization, and non-cash, non-recurring (gains) and losses, including disposal of assets, provision for closure and exit costs and other items, early retirement of debt and impairment of long-lived assets. Based on the Company’s adjusted capitalization and EBITDA for the quarter ended March 31, 2004, all borrowings to be drawn under the amended and restated credit facility will initially bear interest at a rate per annum equal to:

•	the Eurodollar rate plus 2.75%; or

•	the Base Rate plus 1.75%,

      and thereafter, in each case, subject to adjustments based on our senior leverage ratio.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Interest Rate Swap and Cap Agreements

      In April 2004, coterminous with the issuance of the 2014 Notes, the Company terminated its existing interest rate swap and cap agreements for an aggregate gain of approximately $3.3 million to be recognized in the second quarter of 2004. This swap was a hedge against the 2007 Notes. In addition, to hedge the Company’s exposure to fluctuations in market value, on April 22, 2004, the Company entered into two new interest rate swap agreements and two new interest rate cap agreements relating to the 2010 Senior Notes and the 2014 Notes.

      With respect to the 2010 Senior Notes, the Company entered into an interest rate swap agreement expiring July 1, 2010 with a notional amount of $150.0 million. This agreement effectively converted up to $150.0 million of fixed interest rate indebtedness into variable interest rate indebtedness. Under the terms of this interest rate swap agreement, the counterparty can call the swap at any time on or after July 1, 2006 with payments as determined under the agreement. The Company also entered into an interest rate cap agreement expiring July 1, 2010 with a notional amount of $150.0 million. Under this cap agreement, the Company paid on April 22, 2004 an upfront fee of $3.5 million to the counterparty that will be amortized to interest expense over the term of the cap. The Company will receive a variable rate of interest equal to the excess, if any, of the six-month LIBOR rate, adjusted semi-annually, over the cap rate of 7%. The Company uses the interest rate cap to offset possible increases in interest payments under the interest rate swap agreement expiring July 1, 2010 caused by increases in market interest rates over a certain level. Under the terms of the interest rate cap agreement, the counterparty can call the cap if the interest rate swap agreement expiring July 1, 2010 is terminated.

      With respect to the 2014 Notes, on April 22, 2004, the Company entered into an interest rate swap agreement expiring May 1, 2014 with a notional amount of $125.0 million. This agreement effectively converted up to $125.0 million of fixed interest rate indebtedness into variable interest rate indebtedness. Under the terms of this interest rate swap agreement, the counterparty can call the swap at any time on or after May 1, 2009 with payments as determined under the agreement. The Company also entered into an interest rate cap agreement expiring May 1, 2014 with a notional amount of $125.0 million. Under this cap agreement, the Company pays a fixed rate of interest equal to 0.75% to the counterparty and receives a variable rate of interest equal to the excess, if any, of the six-month LIBOR rate, adjusted semi-annually, over the cap rate of 7%. The Company uses the interest rate cap to offset possible increases in interest payments under the interest rate swap agreement expiring May 1, 2014 caused by increases in market interest rates over a certain level. Under the terms of the interest rate cap agreement, the counterparty can call the cap if the interest rate swap agreement expiring May 1, 2014 is terminated.

Refinancing of Loan Resulting From Acquisition of Previously-leased Facilities

      On October 1, 2002 the Company completed a transaction in which it exercised its right to acquire seven previously-leased nursing facilities in the states of Ohio and Indiana for $17.9 million. The purchase price included cash of $7.4 million and a $10.5 million interest bearing 10-year note. The interest rate on the note was subject to negotiation and failing an agreement would have been settled through arbitration. In the latter part of 2003, the Company prepaid $4.5 million against the note and agreed to refinance the balance of the 10-year note. On April 15, 2004 the Company refinanced the facilities with mortgages whose interest rates vary with LIBOR, and repaid the remaining balance of the note due to the seller.

Settlement of Medicare Receivable Issue

      In April 2004, we reached a negotiated settlement with the Fiscal Intermediary in respect of the remaining two years regarding an issue involving the allocation of overhead costs. The settlement will result in the payment of approximately $7.7 million to the Company, of which $6.5 million will be received in May 2004 and the balance upon conclusion of resolution of other matters concerning the cost

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

report years under appeal. There are certain matters related to the settlement and cost report years that were appealed that have to be resolved with the FI, which could influence the financial impact of the settlement. The Company anticipates that the resolution of these matters and the determination of the financial impact of the settlement, if any, will be recorded within the second quarter of 2004 financial results.

Settlement on Greystone Transaction

      In April 2004, the Company concluded negotiations with Greystone and as a result will receive the final consideration of $10.0 million on the Vendor Take Back note plus $2.6 million of interest, and therefore complete the September 2000 Divestiture Agreement. The interest payment was received on April 29, 2004 and the $10.0 million note payment will be received in June 2004. The initial transaction in 2000 was treated as a deferred sale, as a significant portion of the proceeds was contingent, and the Company held an option to repurchase the facilities. The finalization of this transaction will result in the recognition in the second quarter of 2004 of a pre-tax gain from the sale of assets of $4.8 million and interest income of $1.6 million.

Opening of New Assisted Living Facility

      On May 1, 2004, the Company opened a new assisted living facility (40 units) in Chippewa Falls, Wisconsin.

9.	Comprehensive Income

      Comprehensive Income is as follows for the periods shown:

	Three Months	Three Months
	Ended	Ended
	March 31, 2004	March 31, 2003

	(in thousands)
NET EARNINGS	$9,347	$2,288
OTHER COMPREHENSIVE INCOME:
Unrealized gain on investments, before tax	958	1,123
Gain on cash flow hedges, before tax	67	14

Other comprehensive income, before tax	1,025	1,137
Income tax provision related to items of other comprehensive income	(410)	(445)

Other comprehensive income, net of tax	615	692

COMPREHENSIVE INCOME	$9,962	$2,980

10.	Commitments and Contingencies

Capital Expenditures

      As of March 31, 2004, the Company had capital expenditure purchase commitments outstanding of approximately $8.6 million. During the first quarter of 2004, the Company completed and opened an addition to a nursing facility (20 beds) and an addition to an assisted living facility (16 units) with a total cost of approximately $3.5 million. In addition, the Company has entered into construction agreements for additions to one nursing facility (18 beds), additions to three assisted living facilities (71 units) and the construction of one free-standing assisted living facility (40 units), which was opened on May 1, 2004. The Company expects one of the remaining four projects to be completed in 2004 and the other three projects

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in early 2005. The total cost of these five projects is approximately $11.7 million and purchase commitments of $6.8 million are outstanding.

      The Company has also approved eight additional development projects, which are expected to be completed in 2005 or later, that will expand or add to our assisted living facilities (329 units). The total cost of these eight projects is approximately $36.3 million and $1.5 million of purchase commitments are outstanding.

Insurance and Self-insured Liabilities

      The Company insures certain risks with affiliated insurance subsidiaries of Extendicare Inc. and third-party insurers. The insurance policies cover comprehensive general and professional liability (including malpractice insurance) for the Company’s health providers, assistants and other staff as it relates to their respective duties performed on the Company’s behalf, property coverage, workers’ compensation and employers’ liability in amounts and with such coverage and deductibles as determined by the Company, based on the nature and risk of its businesses, historical experiences, availability and industry standards. The Company also self insures for health and dental claims, in certain states for workers’ compensation and employers’ liability and for general and professional liability claims. Self-insured liabilities with respect to general and professional liability claims are included within the accrual for self-insured liabilities.

Litigation

      The Company and its subsidiaries are defendants in actions brought against them from time to time in connection with their operations. While it is not possible to estimate the final outcome of the various proceedings at this time, such actions generally are resolved within amounts provided.

      The U.S. Department of Justice and other federal agencies are increasing resources dedicated to regulatory investigations and compliance audits of healthcare providers. The Company is diligent to address these regulatory efforts.

Omnicare Preferred Provider Agreement

      In 1998, the Company disposed of its pharmacy operations to Omnicare, Inc. Subsequently, the Company entered into a Preferred Provider Agreement, the terms of which enabled Omnicare to execute Pharmacy Service Agreements and Consulting Service Agreements with all of the Company’s skilled nursing facilities. Under the terms of the agreement, the Company secured “per diem” pricing arrangements for pharmacy supplies for the first four years of the Agreement, which period expired December 2002. The Preferred Provider Agreement contains a number of provisions that involve sophisticated calculations to determine the “per diem” pricing during this first four-year period. Under the “per diem” pricing arrangement, pharmacy costs fluctuate based upon occupancy levels in the facilities. The “per diem” rates were established assuming a declining “per diem” value over the initial four years of the contract to coincide with the phase-in of the Medicare PPS rates. Omnicare has subsequently asserted that “per diem” rates for managed care and Medicare beneficiaries are subject to an upward adjustment based upon a comparison of per diem rates to pricing models based on Medicaid rates.

      In 2001, the Company and Omnicare brought a matter to arbitration involving a “per diem” pricing rate billed for managed care residents. This matter was subsequently settled and amounts reflected in the financial results. The parties are currently negotiating the pricing of drugs for Medicare residents for the years 2001 and 2002, and should this matter not be settled, the matter will be taken to arbitration. Provisions for settlement of this claim are included within the financial statements.

      In 2002, in connection with its agreements to provide pharmacy services to the Company, Omnicare, Inc. has requested arbitration for an alleged lost profits claim related to the Company’s disposition of

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

assets, primarily in Florida. Damage amounts, if any, cannot be reasonably estimated based on information available at this time. An arbitration hearing has not yet been scheduled. The Company believes it has interpreted correctly and has complied with the terms of the Preferred Provider Agreement; however, there can be no assurance that other claims will not be made with respect to the agreement.

Regulatory Risks

      All providers are subject to surveys and inspections by state and federal authorities to ensure compliance with applicable laws and licensure requirements of the Medicare and Medicaid programs. The survey process is intended to review the actual provision of care and services, and remedies for assessed deficiencies can be levied based upon the scope and severity of the cited deficiencies. Remedies range from the assessment of fines to the withdrawal of payments under the Medicare and Medicaid programs. Should a deficiency not be addressed through a plan of correction, a facility can be decertified from the Medicare and Medicaid program. As of March 31, 2004, the Company has certain facilities under plans of correction. While it is not possible to estimate the final outcome of the required corrective action, the Company has accrued for known costs.

11.	Uncertainties and Certain Significant Risks

Revenues

      The Company’s earnings are highly contingent on Medicare and Medicaid funding rates, and the effective management of staffing and other costs of operations that are strictly monitored through state and federal regulatory authorities. The Company is unable to predict whether the federal or any state government will adopt changes in their reimbursement systems, or if adopted and implemented, what effect such initiatives would have on the Company. Limitations on Medicare and Medicaid reimbursement for healthcare services are continually proposed. Changes in applicable laws and regulations could have an adverse effect on the levels of reimbursement from governmental, private and other sources.

      Prior to October 1, 2002, the incremental Medicare relief packages received from the Balanced Budget Refinement Act (“BBRA”) and the Benefits Improvement and Protection Act (“BIPA”) provided a total of $2.7 billion in temporary Medicare funding enhancements to the long-term care industry. The funding enhancements implemented by the BBRA and BIPA fall into two categories. The first category is “Legislative Add-ons” which included a 16.66% add-on to the nursing component of the Resource Utilization Groupings (“RUGs”) rate and the 4% base adjustment. On September 30, 2002, the Legislative Add-ons expired, or “Medicare Cliff”, resulting in a reduction in Medicare rates for all long-term care providers and a reduction of approximately $16.7 million per annum in Medicare funding for the Company.

      The second category is “RUGs Refinements” which involves an initial 20% add-on for 15 RUGs categories identified as having high intensity, non-therapy ancillary services. The 20% add-ons from three RUGs categories were later redistributed to 14 rehabilitation categories at an add-on rate of 6.7% each. In April 2002, the Centers for Medicare and Medicaid Services (“CMS”) announced that it would delay the refinement of the RUGs categories thereby extending the related funding enhancements until September 30, 2003. In May 2003, CMS released a rule to maintain the current RUGs classification until October 1, 2004. Further to, but independent of this, Congress enacted legislation directing CMS to conduct a study on the RUGs classification system and report its recommendations by January 2005. The implementation of a RUGs Refinement change, where all or part of the enhancement is discontinued, could have a significant impact on the Company. Based upon the Medicare case mix and census for the quarter ended March 31, 2004, the Company estimates that it received an average $25.27 per resident day, which on an annualized basis amounts to $20.5 million related to the RUGs Refinements.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In February 2003, CMS announced its plan to reduce its level of reimbursement for uncollectible Part A co-insurance. Under current law, skilled nursing facilities are reimbursed 100% for any bad debts incurred. Under the plan announced by CMS, the reimbursement level would be reduced to 70% over a three year period as follows: 90% effective for the government fiscal year commencing October 1, 2003; 80% for the government fiscal year commencing October 1, 2004; and 70% for the government fiscal year commencing October 1, 2005 and thereafter. This plan is consistent with the Part A co-insurance reimbursement plan applicable to hospitals. CMS did not implement the rule change effective October 1, 2003, and continues to review the proposed plan. The Company estimates that should this plan be implemented, the negative impact on net earnings would be $1.3 million in 2004, increasing to $3.3 million in 2006.

      As of March 31, 2004, the States of Pennsylvania, Indiana, Oregon and Washington have proposed state plan amendments and waivers pertaining to the fiscal year commencing July 1, 2003 that are awaiting review and approval by CMS. As the state plan amendments and waivers have not been approved, the Company has recorded revenues based upon amounts received. Based upon the final and CMS approved state plan amendments and waivers, changes in Medicaid rates and any associated provider taxes could result in adjustments to earnings for the period from July 1, 2003 to March 31, 2004.

Interests in Unrelated Long Term Care Providers

      Through the divestiture program in Texas and Florida, the Company has assumed notes from the purchasers and retained ownership of certain nursing home properties, which the Company leases to other unrelated long-term care providers. In aggregate, as of March 31, 2004, the Company had $17.0 million in notes and $7.0 million in non-current amounts receivable due from unrelated long-term care providers in Florida and Texas; and owns $15.4 million in nursing home properties in Texas and Florida. For the three months ended March 31, 2004 and 2003, the Company earned $1.6 million and $1.4 million, respectively, in management and consulting fees, and $0.6 million and $0.4 million, respectively, in rental revenue from unrelated long-term care operators that were operating in properties owned by the Company as of March 31, 2004. As a result, the earnings and cash flow of the Company can be influenced by the financial stability of these unrelated long-term operators.

Medicare and Medicaid Receivables

      The Company is attempting to settle a number of outstanding Medicare and Medicaid receivables. Normally such items are resolved during an annual audit process and no provision is required. However, where differences exist between the Company and the FI, the Company may record a general provision. The Company continues to negotiate on the remaining issues and when appropriate seek resolution from the PRRB. No adjustment to the receivable amount can be determined until negotiations are concluded on a majority of issues that are involved in the cost reporting years under appeal. Though the Company remains confident that it will successfully settle the issues, an unsuccessful conclusion could negatively impact the Company’s earnings and cash flow. As of March 31, 2004 and December 31, 2003 the Company had $46.1 million and $51.2 million, respectively, of gross Medicare and Medicaid settlement receivables with a related contractual allowance of $14.0 million at both dates. The net amount receivable represents the Company’s estimate of the amount collectible on Medicare and Medicaid prior period cost reports.

Accrual for Self-Insured Liabilities

      The Company had $43.6 million and $45.1 million in accruals for self-insured liabilities as of March 31, 2004 and December 31, 2003, respectively. Though the Company has been successful in exiting from the states of Texas and Florida and limiting future exposure to general liability claims in these states, the timing and eventual settlement costs for these claims cannot be precisely defined.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Extendicare Health Services, Inc.:

      We have audited the accompanying consolidated balance sheets of Extendicare Health Services, Inc. and subsidiaries (the Company) as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Extendicare Health Services, Inc. and subsidiaries as of December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note 2 of the consolidated financial statements, the Company changed its method of accounting for goodwill effective January 1, 2002.

/s/ KPMG

Milwaukee, Wisconsin

February 6, 2004

EXTENDICARE HEALTH SERVICES, INC.

CONSOLIDATED BALANCE SHEETS
December 31, 2003 and 2002
(In thousands except share data)

	2003	2002

ASSETS
Current Assets:
Cash and cash equivalents	$48,855	$24,360
Accounts receivable, less allowances of $11,692 and $9,309, respectively	95,338	95,996
Assets held under Divestiture Agreement (Note 5)	33,723	—
Supplies, inventories and other current assets	7,436	7,226
Income taxes receivable	—	518
Deferred state income taxes	4,260	5,810
Due from shareholder and affiliates:
Federal income taxes receivable	8,121	12,292
Deferred federal income taxes	22,584	29,647
Other	7,010	4,493

Total current assets	227,327	180,342
Property and equipment (Note 6)	448,743	453,119
Goodwill and other intangible assets (Note 7)	75,193	76,339
Other assets (Note 8)	82,086	120,478

Total Assets	$833,349	$830,278

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities:
Current maturities of long-term debt (Note 9)	$1,223	$716
Accounts payable	20,672	20,850
Accrued liabilities (Note 10)	101,614	100,879
Deposits held under Divestiture Agreement (Note 5)	30,000	—
Current portion of accrual for self-insured liabilities (Note 11)	18,000	28,000
Income taxes payable	23	—

Total current liabilities	171,532	150,445
Accrual for self-insured liabilities (Note 11)	27,063	27,089
Long-term debt (Note 9)	391,695	397,434
Deferred state income taxes	7,343	8,495
Other long-term liabilities (Note 12)	11,082	40,749
Due to shareholder and affiliates:
Deferred federal income taxes	38,490	43,381
Other	3,484	3,484

Total liabilities	650,689	671,077

Shareholder’s Equity:
Common stock, $1 par value, 1,000 shares authorized, 947 shares issued and outstanding	1	1
Additional paid-in capital	208,787	208,787
Accumulated other comprehensive gain (loss)	985	(2,388)
Accumulated deficit	(27,113)	(47,199)

Total Shareholder’s Equity	182,660	159,201

Total Liabilities and Shareholder’s Equity	$833,349	$830,278

The accompanying notes are an integral part of these consolidated financial statements.

EXTENDICARE HEALTH SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2003, 2002 and 2001
(In thousands)

	Year Ended December 31,

	2003	2002	2001

REVENUES:
Nursing and assisted living facilities (Note 13)	$843,414	$787,419	$766,952
Outpatient therapy	11,524	10,280	9,515
Other	15,494	17,352	17,640

	870,432	815,051	794,107

COSTS AND EXPENSES (INCOME):
Operating	731,134	691,094	684,814
General and administrative	30,871	32,947	32,387
Lease costs	9,113	10,642	14,575
Depreciation and amortization	37,448	37,575	40,772
Interest expense	33,981	33,654	37,857
Interest income	(4,166)	(1,379)	(2,297)
Loss (gain) on disposal of assets (Note 14)	—	(3,961)	1,054
Provision for closure and exit costs and other items (Note 14)	—	5,293	23,192
Loss on early retirement of debt (Note 9)	—	2,849	75
Loss on impairment of long-lived assets (Note 14)	—	—	1,685

	838,381	808,714	834,114

EARNINGS (LOSS) BEFORE INCOME TAXES	32,051	6,337	(40,007)
Income tax expense (benefit) (Note 19)	11,965	3,117	(12,512)

NET EARNINGS (LOSS)	$20,086	$3,220	$(27,495)

The accompanying notes are an integral part of these consolidated financial statements.

EXTENDICARE HEALTH SERVICES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY

(In thousands except share data)

					Retained
				Accumulated	Earnings
	Common Stock		Additional	Other	(Accumulated	Total
			Paid-In	Comprehensive	Shareholder’s	Shareholder’s
	Shares	Amount	Capital	Income (Loss)	Deficit)	Equity

BALANCES at DECEMBER 31, 2000	947	1	$208,787	$(1,703)	$(22,924)	$184,161
Comprehensive income (loss) (Note 20):
Unrealized gain on investments, net of income taxes	—	—	—	441	—	441
Unrealized loss on cash flow hedges, net of income taxes	—	—	—	(1,105)	—	(1,105)
Net loss	—	—	—	—	(27,495)	(27,495)

Total comprehensive income (loss)	—	—	—	(664)	(27,495)	(28,159)

BALANCES at DECEMBER 31, 2001	947	1	208,787	(2,367)	(50,419)	156,002
Comprehensive income (loss) (Note 20):
Unrealized loss on investments, net of income taxes	—	—	—	(995)	—	(995)
Unrealized gain on cash flow hedges, net of income taxes	—	—	—	974	—	974
Net earnings	—	—	—	—	3,220	3,220

Total comprehensive income (loss)	—	—	—	(21)	3,220	3,199

BALANCES at DECEMBER 31, 2002	947	1	208,787	(2,388)	(47,199)	159,201
Comprehensive income (Note 20):
Unrealized gain on investments, net of income taxes	—	—	—	3,341	—	3,341
Unrealized gain on cash flow hedges, net of Income taxes	—	—	—	32	—	32
Net earnings	—	—	—	—	20,086	20,086

Total comprehensive income	—	—	—	3,373	20,086	23,459

BALANCES at DECEMBER 31, 2003	947	$1	$208,787	$985	$(27,113)	$182,660

The accompanying notes are an integral part of these consolidated financial statements.

EXTENDICARE HEALTH SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2003, 2002 and 2001
(In thousands)

	Year Ended December 31,

	2003	2002	2001

OPERATING ACTIVITIES:
Net earnings (loss)	$20,086	$3,220	$(27,495)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	37,448	37,575	40,772
Amortization of deferred financing costs	1,496	1,722	2,083
Provision for self-insured liabilities (Note 11)	6,000	5,250	29,177
Payment for self-insured liability claims	(16,026)	(20,877)	(8,924)
Provision for uncollectible accounts receivable	11,038	10,937	8,945
Loss (gain) on disposal of assets (Note 14)	—	(3,961)	1,054
Provision for closure and exit costs and other items (Note 14)	—	5,293	12,228
Loss on impairment of long-lived assets (Note 14)	—	—	1,685
Deferred income taxes	1,820	11,351	(13,056)
Loss on early retirement of debt	—	2,849	75
Changes in assets and liabilities:
Accounts receivable	(10,551)	(11,515)	23,509
Other assets	3,793	6,680	804
Supplies, inventories and other current assets	(211)	(638)	2,531
Accounts payable	(178)	(2,322)	962
Accrued liabilities	604	14,569	(13,843)
Income taxes payable/receivable	526	(80)	212
Current due to shareholder and affiliates	188	(21,221)	21,907

Cash provided by operating activities	56,033	38,832	82,626

INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	34	14,315	7,599
Payments for acquisitions (Note 4)	(4,124)	(17,930)	—
Payments for new construction projects	(4,304)	—	—
Payments for purchases of property and equipment	(21,029)	(18,659)	(16,348)
Changes in other non-current assets	2,651	(141)	(8,006)

Cash used in investing activities	(26,772)	(22,415)	(16,755)

FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt (Note 9)	—	171,122	—
Payments of deferred financing costs (Note 9)	—	(7,090)	—
Payments of long-term debt (Note 9)	(5,267)	(158,335)	(65,797)
Other long-term liabilities	501	1,839	(769)

Cash (used in) provided by financing activities	(4,766)	7,536	(66,566)

Increase (decrease) in cash and cash equivalents	24,495	23,953	(695)
Cash and cash equivalents, beginning of year	24,360	407	1,102

Cash and cash equivalents, end of year	$48,855	$24,360	$407

The accompanying notes are an integral part of these consolidated financial statements.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Business

      Extendicare Health Services, Inc. and its subsidiaries (hereafter referred to as the “Company”) operates, in one reporting segment, nursing and assisted living facilities, throughout the United States. The Company is an indirect wholly owned subsidiary of Extendicare Inc. (“Extendicare”), a Canadian publicly traded company.

      At December 31, 2003, the Company operated or managed 154 nursing facilities with capacity for 15,945 beds and 39 assisted living facilities with 1,865 units. Through its nursing centers, the Company provides nursing, rehabilitative and other specialized medical services and, in the assisted living facilities, the Company provides varying levels of assistance with daily living activities to residents. The Company also provides consulting services to 61 nursing facilities (7,483 beds) and two assisted living facilities (186 units).

      In addition, at December 31, 2003, the Company owned 10 nursing facilities (1,065 beds), which were leased to and operated by two unrelated nursing home providers, and retained an interest in (but did not operate) 11 nursing facilities (1,435 beds) and 4 assisted living facilities (135 units) under a Divestiture Agreement (see Note 5).

2.	Summary of Significant Accounting Policies

a) Principles of Consolidation

      The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management’s most significant estimates include provision for bad debts, provision for Medicaid and Medicare revenue rate settlements, recoverability of long-lived assets, provision for general liability, facility closure accruals, workers’ compensation accruals and self-insured health and dental claims. Actual results could differ from those estimates.

      The consolidated financial statements include those of the Company and subsidiaries the Company controls. All significant intercompany accounts and transactions with subsidiaries have been eliminated from the consolidated financial statements.

b) Cash and Cash Equivalents

      Cash and cash equivalents include unrestricted cash and short-term investments less bank overdrafts and outstanding checks. Short-term investments, comprised of money market instruments, have a maturity of 90 days or less from their date of purchase and are stated at cost, which approximates net realizable value. For purposes of the Consolidated Statements of Cash Flows, the Company considers all cash and highly liquid investments that have a maturity of 90 days or less to be cash equivalents.

c) Accounts Receivable

      Accounts receivable are recorded at the net realizable value expected to be received from federal and state assistance programs, other third-party payors or from individual residents. Receivables from government agencies represent the only concentrated group of accounts receivable for the Company.

      The Company had approximately 23%, 24% and 25% as of December 31, 2003, 2002 and 2001, respectively, in accounts receivable derived from services provided under various federal (Medicare) programs and 40%, 41% and 38% as of the same dates derived from services provided under various state

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

medical assistance programs (Medicaid). Management does not believe there are any credit risks associated with these government agencies other than possible funding delays. Accounts receivable other than from government agencies consist of receivables from various payors that are subject to differing economic conditions and do not represent any concentrated credit risks to the Company.

      The Company periodically evaluates the adequacy of its allowance for doubtful accounts by conducting a specific account review of amounts in excess of predefined target amounts and aging thresholds, which vary by payor type. Provisions are considered based upon the evaluation of the circumstances for each of these specific accounts. In addition, the Company has established a standard allowance requirement percentage which is based upon historical collection trends for each payor type, and its understanding of the nature and collectibility of these receivables. Accounts receivable that the Company specifically estimates to be uncollectible, based upon the above process, are fully reserved for in the allowance for doubtful accounts until they are written-off or collected.

d) Property and Equipment

      Property and equipment are stated at cost less accumulated depreciation and amortization. Provisions for depreciation and amortization are computed using the straight-line method at rates based upon the following estimated useful lives:

Land improvements	10 to 25 years
Buildings	30 to 40 years
Building improvements	5 to 30 years
Furniture and equipment	Varying periods not exceeding 15 years
Leasehold improvements	The shorter of the term of the applicable leases or the useful life of the improvement

      Construction in progress includes pre-acquisition costs and other direct costs related to acquisition, development and construction of properties, including interest, which are capitalized until the facility is opened. Depreciation of the facility, including interest capitalized, is commenced the month after the facility is opened and based upon the useful life of the asset, as outlined above. Leased nursing facility assets held under Option Agreements are stated at cost less accumulated depreciation. Provisions for depreciation of leased facilities are computed as outlined above.

      Computer software is included within furniture and equipment and amortized over a five-year period. Approximately $118,000, $739,000 and $1,118,000 of costs included in furniture and equipment associated with developing or obtaining internal-use software were capitalized during the years ended December 31, 2003, 2002 and 2001, respectively, and are being amortized over three years.

      Maintenance and repairs are charged to expense as incurred. When property or equipment is retired or disposed, the cost and related accumulated depreciation and amortization are removed from the accounts and the resulting gain or loss is included in the results of operations.

e) Leases

      Leases that substantially transfer all of the benefits and risks of ownership of property to the Company, or otherwise meet the criteria for capitalizing a lease under accounting principles generally accepted in the United States of America, are accounted for as capital leases. An asset is recorded at the time a capital lease is entered into together with its related long-term obligation to reflect its purchase and financing. Property and equipment recorded under capital leases are depreciated on the same basis as previously described. Rental payments under operating leases are expensed as incurred.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

f) Goodwill and Other Intangible Assets

      Goodwill represents the cost of acquired net assets in excess of their fair market values. As of January 1, 2002, the Company adopted the Statement of Financial Accounting Standards (“SFAS”) issued by the Financial Accounting Standards Board (“FASB”) No. 142, “Goodwill and Other Intangible Assets” which requires that goodwill and intangible assets with indefinite useful lives no longer be amortized but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. As a result, the amortization of goodwill and intangible assets with an indefinite life ceased upon adoption of the Statement. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144. If an intangible asset is identified as having an indefinite useful life, the Company is required to test the intangible asset for impairment in accordance with the provisions of SFAS No. 142 (see paragraph (g) below for more information).

      Prior to January 2002, goodwill and other intangible assets were amortized using the straight-line method over a period of no more than forty years in connection with the acquisitions of long-term care facilities. As of January 1, 2002 the Company had unamortized goodwill in the amount of $72.1 million (cost of $83.3 million less accumulated amortization of $11.2 million), which were subject to the provisions of SFAS No. 142. Upon adoption of SFAS No. 142 and in December 2003, the Company reviewed goodwill for impairment and these tests indicated that no impairment existed. No assurance can be given that impairment will not exist in the future.

      The following table shows what net income would have been had SFAS No. 142 been applied in the comparable prior year periods:

	2003	2002	2001

	(in thousands)
Net income (loss) as reported	$20,086	$3,220	$(27,495)
Add back: goodwill amortization	—	—	2,448

Adjusted net income (loss)	$20,086	$3,220	$(25,047)

      Other intangible assets, consisting of the costs of acquiring leasehold rights are deferred and amortized over the term of the lease including renewal options.

g) Long-lived Assets

      The Company periodically assesses the recoverability of long-lived assets, including property and equipment, in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. This statement requires that all long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparison of the carrying value of an asset to the undiscounted future cash flows expected to be generated by the asset. If the carrying value of an asset exceeds its estimated undiscounted future cash flows, an impairment provision is recognized to the extent of the excess amount. Assets to be disposed of are reported at the lower of the carrying amount or the fair value of the asset, less all associated costs of disposition. In addition, SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Management considers such factors as current results, trends and future prospects, current market value, and other economic and regulatory factors, in performing these analyses.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

h) Other Assets and Assets under Divestiture Agreement

      Assets held under Divestiture Agreement (see Note 5) are stated at cost less accumulated depreciation. Provisions for depreciation are computed as outlined above in Note 2(d).

      The Company has settlement accounts receivable due from the federal Medicare program, and certain state Medicare programs with retrospective reimbursement systems. The Medicare program, prior to the implementation of the Prospective Payment System (“PPS”) on January 1, 1999, was a cost-based reimbursement program under which nursing facilities received interim payments for each facility’s respective reimbursable costs, which could be subject to adjustment based upon the submission of a year-end cost report and certain cost limits. The year-end cost report would be subject to audit by the Company’s Fiscal Intermediary (“FI”) and could lead to ongoing discussions with the FI regarding the treatment of various items related to prior years’ cost reports. Normally items are resolved during the audit process and no provisions are required. For items involving differences of opinion between the Company and the FI regarding cost report methods, such items can be settled through a formal appeal process. Should this occur, a general provision for Medicare receivables may be provided for disagreements, which result in the provider filing an appeal with the Provider Reimbursement Review Board (“PRRB”) of the Centers for Medicare and Medicaid Services (“CMS”). Similarly, for states that operate under a retrospective reimbursement system under which interim payments are subject to audits, the Company evaluates and determines the amount of potential settlement accounts receivable or payable. The Company periodically reviews the accounts receivable and the general contractual allowance for settlement of amounts in dispute, and adjusts its balances accordingly based upon known facts at the time. An adjustment to settlement receivable amount and recorded revenues would occur upon, resolution of issues in dispute, or upon issues being settled at the PRRB. In addition, the Company estimates the portion of the Medicaid and Medicare settlement accounts receivable that are estimated to be collectible within the next 12 months and classifies this amount as a current asset.

      Notes receivables are stated at the face value of the note. The Company monitors the payment of interest due on the notes and, where provided within the terms of the notes, reviews the financial statements of the company owing the amount to assess the ultimate collectibility of the notes. Should circumstances arise that the collectibility of the note is doubtful, an allowance will be reflected against the note receivable.

      Direct loan origination costs are recorded as deferred financing costs and amortized over the life of the related debt using the effective interest method.

      Debt service and capital expenditure trust funds and other investment holdings, which are comprised of fixed interest securities, equity securities, and liquid money market investments, are considered to be available-for-sale and accordingly, are reported at fair value. Fair values are based on quoted market prices. Unrealized gains and losses, net of related tax effects, are reported within Accumulated Other Comprehensive Income (“AOCI”) as a separate component of shareholder’s equity. A decline in the market value of any security below cost that is deemed other than temporary is charged to earnings, resulting in the establishment of a new cost basis for the security. The cost basis of the debt service trust funds approximates fair value. Realized gains and losses for securities classified as available-for-sale are included in the results of operations and are derived using the specific identification method for determining the cost of securities sold. Interest income is recognized when earned.

i) Revenue Recognition

      Nursing facility revenue results from the payment for services and products from federal and state-funded cost reimbursement programs as well as private pay residents. Revenues are recorded in the period in which services and products are provided at established rates less contractual adjustments. Contractual

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

adjustments include differences between the Company’s established billing rates and amounts estimated by management as reimbursable under various reimbursement formulas or contracts in effect. Estimation differences between final settlements and amounts recorded in previous years are reported as adjustments to revenues in the period such settlements are determined. Refer also to Note 13.

      Assisted living facility revenue is primarily derived from private pay residents in the period in which the services are provided and at rates established by the Company based upon the services provided and market conditions in the area of operation.

j) Derivative Instruments and Hedging Activities

      All derivative instruments are recorded on the balance sheet at their respective fair values in accordance with SFAS No. 133 and SFAS No. 138. On the date the derivative contract is entered into, the Company designates the derivative as either a hedge of the fair value of a recognized asset or liability (“fair value hedge”) or a hedge of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash flow hedge”). The Company assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedge items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Company discontinues the hedge accounting prospectively.

      Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair-value hedge, along with the loss or gain on the hedged asset or liability of the hedged item that is attributable to the hedged risk are recorded in earnings. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in other comprehensive income, until earnings are affected by the variability in cash flows of the designated hedged item.

      The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires or is sold, terminated, or exercised, or because management determines that designation of the derivative as a hedging instrument is no longer appropriate. When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair-value hedge, the Company continues to carry the derivative on the balance sheet at its fair value, and no longer adjusts the hedged asset or liability for changes in fair value. In all other situations in which hedge accounting is discontinued, the Company continues to carry the derivative at its fair value on the balance sheet, and recognizes any changes in its fair value in earnings.

k) Income Taxes

      Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

l) Reclassifications

      Certain reclassifications have been made to the 2002 and 2001 consolidated financial statements to conform to the presentation for 2003.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	New Accounting Pronouncements

      In December 2003, the FASB issued revised SFAS No. 132, which revised employers’ disclosures about pension plans and other postretirement plans. The disclosures required by SFAS No. 132 are included in Note 12.

      In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Direct Guarantees of Indebtedness of Others.” FIN 45 clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 also elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued. The recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements for interim or annual periods ending after December 15, 2002. The Company has no guarantees as defined in FIN 45.

      In July 2002, the FASB issued SFAS No. 146, “Accounting for Exit and Disposal Activities.” The provisions of SFAS No. 146 modify the accounting for the costs of exit and disposal activities by requiring that liabilities for these activities be recognized when the liability is incurred. Previous accounting literature permitted recognition of some exit and disposal liabilities at the date of commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities initiated after December 31, 2002. The Company has not initiated any exit or disposal activities after December 31, 2002 and thus SFAS No. 146 has had no impact on the Company’s financial statements.

      In May 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections.” The most significant provision of SFAS No. 145 addresses the termination of extraordinary item treatment for gains and losses on early retirement of debt. The Company adopted the provisions of this standard beginning on January 1, 2003 and has modified the presentation of its year 2002 and 2001 results by recording the loss on early retirement of debt in earnings before income taxes.

4.	Acquisitions

      On December 31, 2003 the Company acquired one skilled nursing facility (99 beds) in Wisconsin for $4.1 million in cash. The Company has a letter of intent to purchase an adjacent parcel of land for $0.3 million, which is anticipated to be purchased in the first quarter of 2004.

      On October 1, 2002 the Company completed a transaction, which exercised its right to acquire seven previously-leased nursing facilities in the states of Ohio and Indiana for $17.9 million. The purchase included cash of $7.4 million and a $10.5 million interest-bearing 10-year note. Negotiation of the interest rate continues with the seller who holds the note and failing any agreement will be settled through arbitration. In the latter part of 2003, the Company prepaid $4.5 million against the note and agreed to refinance the 10-year note. As of December 31, 2003, should the Company not proceed to refinance the facilities, the interest rate would be settled through the re-opening of arbitration with the seller.

5.	Assets (and Deposits held) Under Divestiture Agreement

Assets Held Under Divestiture Agreement

      In September 2000, the Company disposed of eleven Florida nursing facilities (1,435 beds) and four Florida assisted living facilities (135 units) to Greystone Tribeca Acquisition, L.L.C. (“Greystone”) for initial cash proceeds of $30.0 million and contingent consideration in the form of a $10.0 million Vendor Take Back note and two other contingent and interest bearing notes. The three notes have an aggregate

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

potential value of up to $30.0 million plus interest. The notes are due in March 2004 and may be retired at any time out of the proceeds from the sale or refinancing of the facilities by Greystone. For the period September 2000 through March 2004, the Company retained the right of first refusal to repurchase the facilities. The Company also retained an option to repurchase the facilities until March 2003; however, the Company elected not to place an offer to repurchase the facilities. Upon maturity of the notes in March 2004, unless the facilities are sold or refinanced, the Company is entitled to receive the $10.0 million Vendor Take Back note and accrued interest pursuant to the terms of the Vendor Take Back and other contingent notes.

      In 2000, the option to repurchase along with the significant portion of the sales price being contingent, resulted in the disposition being accounted for as a deferred sale in accordance with SFAS No. 66. There was no gain or loss recorded on the initial transaction, and the Company continues to depreciate the fixed assets on its records, which as of December 31, 2003 had a net book value of $33.7 million and have been classified as “Assets held under Divestiture Agreement”.

      As at December 31, 2003 the Company anticipated the final consideration to be received in 2004, and therefore the “Assets held under Divestiture Agreement” have been classified as a current asset as of December 31, 2003. Upon receipt of the final consideration, the Company will record the disposition of the assets and a gain based upon difference of the total consideration received and net book value of the Assets Held under the Divestiture Agreement.

	2003	2002

	(in thousands)
Assets held under Divestiture Agreement:
Land and land improvements	$3,083	$3,083
Building	55,526	55,527
Furniture and equipment	8,872	9,185

	67,481	67,795

Less accumulated depreciation and amortization	33,758	31,568

Assets held under Divestiture Agreement	$33,723	$36,227

Deposits Held Under Divestiture Agreement

      The initial cash proceeds of $30.0 million have been classified in the balance sheet as “Deposits held under Divestiture Agreement” (refer to Note 12). Consistent to the reclassification of the Assets Held under Divestiture Agreement, the Deposits held under Divestiture Agreement have been classified as a current liability as of December 31, 2003.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6.	Property and Equipment

      Property and equipment and related accumulated depreciation and amortization as of December 31 is as follows:

	2003	2002

	(in thousands)
Land and land improvements	$40,576	$38,539
Buildings and improvements	578,531	556,461
Furniture and equipment	68,432	63,200
Leasehold improvements	11,393	7,487
Construction in progress (Note 17)	5,952	2,626

	704,884	668,313
Less accumulated depreciation and amortization (Note 2(d))	256,141	215,194

Property and equipment	$448,743	$453,119

      Included within property and equipment are properties leased to unrelated operators (refer to Note 15).

7.	Goodwill and Other Intangible Assets

      Goodwill and other intangible assets consisted of the following at December 31:

	2003	2002

	(in thousands)
Goodwill	$81,916	$81,916
Leasehold rights	10,016	10,853

Total goodwill and intangible assets before accumulated amortization (Note 2(f))	91,932	92,769
Less accumulated amortization	16,739	16,430

Goodwill and other intangible assets, net	$75,193	$76,339

      Aggregate amortization expense for leasehold rights for the years ended December 31, 2003 and 2002 was $1.1 million and $1.3 million, respectively. Estimated amortization expense for the next five years is $1.1 million in 2004, $1.1 million in 2005, $577,000 in 2006, $194,000 in 2007 and $21,000 in 2008.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8.	Other Assets

      Other assets consisted of the following at December 31:

	2003	2002

	(in thousands)
Assets held under Divestiture Agreement (see Note 5)	$—	$36,227
Non-current accounts receivable from Medicare and Medicaid programs, less contractual allowance of $8,470 and $15,419 in 2003 and 2002, respectively (see Note 13)	25,938	29,731
Notes receivable	21,402	21,569
Deferred financing costs, net	10,562	11,947
Non-current accounts receivable from facilities under consulting agreements	6,901	8,068
Common shares held for investment	5,810	3,590
Warrants held for investment	4,375	1,027
Indemnification escrow	3,700	3,700
Security deposits	363	1,227
Debt service and capital expenditure trust funds	308	899
Other	2,727	2,493

	$82,086	$120,478

Medicare and Medicaid Settlement Receivables

      For Medicare revenues earned prior to the implementation of PPS, and Medicaid programs with a retrospective reimbursement system, differences between revenues that the Company ultimately expects to realize from these programs and amounts received are reflected as accounts receivable; or as accrued liabilities when payments have exceeded revenues that the Company ultimately expects to realize. Accounts receivable from both Medicare and Medicaid state programs, net of a general contractual allowance, at December 31, 2003 totaled $37.2 million (2002 — $46.3 million). Of the total net Medicare and Medicaid settlement receivable balance, $11.3 million (2002 — $16.6 million) is expected to be substantially collected within one year and included within accounts receivable as a current asset. The balance of $25.9 million (2002 — $29.7 million), is reported within “Other Assets”. The Company is pursuing collection of a number of outstanding Medicaid and Medicare settlement issues.

      For one specific Medicare receivable issue, which concerns fiscal years prior to the implementation of the PPS and involves the allocation of overhead costs, the first of three specific claim years was presented to the Provider Reimbursement Review Board (“PRRB”) at a hearing in January 2003. The hearing procedures were discontinued after the parties negotiated a methodology for resolution of the claim for one of the years in dispute. The negotiated settlement for this and other issues relating to the 1996 cost report year, resulted in no adjustment to the recorded receivable balance, and the Company subsequently collected $3.0 million from the FI. For the remaining two specific claim years, the Company continues to negotiate with the FI for the recovery of $11.5 million. Failing a negotiated settlement, the Company will proceed to file an appeal with the PRRB. A PRRB hearing has been scheduled in April 2004, for one of the two remaining years under appeal.

      For another specific issue involving a staffing cost matter, a settlement of the first year of seven specific claim years was reached prior to the January 2003 PRRB hearing, and during 2003 the Company continued to negotiate the remaining years in dispute with the FI. In January 2004, the Company negotiated all remaining years that resulted in a cash settlement of $5.6 million to be received in the first

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

quarter of 2004. The settlement will result in no significant adjustment from the recorded receivable balance.

      The Company also has a hearing scheduled in September 2004 on a Director of Nursing staff cost issue involving a claim for $3.8 million.

      In the third and fourth quarters of 2003, the Company made a provision for $2.2 million and $1.8 million, respectively, pertaining to individual claims in dispute with the FI for the cost report years 1996 through 1998. Of the $1.8 million fourth quarter provision, $1.3 million pertains to discontinued operations, and therefore, was applied to the previously accrued divested operations liability balance (refer to Note 10). The net adjustment of $2.7 million resulted in a reduction of revenues during 2003.

Notes Receivable

      The Company holds $21.4 million in notes receivable due from Tandem Health Care, Inc. (“Tandem”). For $17.4 million of the notes that resulted from the sale of properties in 2001 and 2002, the notes are due between April 2006 and May 2007. A $4.0 million note, along with the $3.7 million indemnification escrow funds (included in Other Assets and Other Long-term Liabilities) is due on December 2007. All interest payments remain current.

Other Investment Holdings

      The Company holds 1.5 million in Omnicare Inc. (“Omnicare”) warrants, which are valued in accordance with the Black-Scholes method and had an original attributed cost of $4.0 million pursuant to the Omnicare divestiture in 1998. The warrants have an option price of $48.00 per share and expire in September 2005. The market value of an Omnicare share as of December 31, 2003 was $40.39.

      Accumulated amortization of deferred financing costs as of December 31, 2003 and 2002 was $5.9 million and $4.5 million, respectively.

9.	Line of Credit and Long-Term Debt

      Long-term debt consisted of the following at December 31:

	2003	2002

	(in thousands)
Senior Notes	$149,676	$149,641
Senior Subordinated Notes	200,000	200,000
Industrial Development Bonds, variable interest rates ranging from 1.15% to 6.25%, maturing through 2014, secured by certain facilities	33,160	33,355
Promissory notes payable, interest rates ranging from 3.0% to 10.5%, maturing through 2012	6,476	11,356
Mortgages, interest rates ranging from 7.25% to 13.61% maturing through 2007	3,578	3,753
Other, primarily capital lease obligations	28	45

Long-term debt before current maturities	392,918	398,150
Less current maturities	1,223	716

Total long-term debt	$391,695	$397,434

      On June 28, 2002, the Company completed a private placement of $150 million of its 9.5% Senior Notes due July 1, 2010 (the “Senior Notes”), which were issued at a discount of 0.25% of par to yield 9.54%. In January 2003, the Company completed its offer to exchange new 9.5% Senior Notes due 2010

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

that have been registered under the Securities Act of 1933 for the Notes issued in June 2002. The terms of the new Senior Notes are identical to the terms of the Senior Notes issued in June 2002 and are guaranteed by all existing and future active subsidiaries of the Company.

      The Company used the proceeds of $149.6 million from the Senior Notes to pay related fees and expenses of $8.3 million, to retire $124.5 million of indebtedness outstanding under its previous credit facility and Term Loans, to refinance $6.3 million of other debt, and for general corporate purposes. The retirement of the previous credit facility resulted in a loss on early retirement of debt of $2.8 million ($1.7 million after income taxes). Also on June 28, 2002, the Company entered into an interest rate swap agreement and an interest rate cap agreement. See Note 16 for the terms of the swap and cap agreements.

      Concurrent with the sale of the Senior Notes, the Company established a new five-year $105 million senior secured revolving credit facility (the “Credit Facility”) that is used to back letters of credit and for general corporate purposes. Borrowings under the Credit Facility bear interest, at the Company’s option, at the Eurodollar rate or the prime rate, plus applicable margins, depending upon the Company’s leverage ratio. As of December 31, 2003 the Company had no borrowings from the Revolving Credit Facility. The unused portion of the Revolving Credit Facility, that is available for working capital and corporate purposes, after reduction for outstanding letters of credit of $45.3 million, was $59.7 million as of December 31, 2003.

      The Credit Facility is secured by a perfected, first priority security interest in certain tangible and intangible assets and all of the Company and the Company’s subsidiary capital stock. The Credit Facility is also secured by a pledge of 65% of the voting shares of the voting stock of the Company and the Company’s subsidiary guarantor’s foreign subsidiaries, if any. The credit facility contains customary covenants and events of default and is subject to various mandatory prepayments and commitment reductions.

      The Senior Notes and the Credit Facility contain a number of covenants, including: restrictions on the payment of dividends by the Company; limitations on capital expenditures, investments, redemptions of the Company’s common stock and changes of control of the Company; as well as financial covenants, including fixed charge coverage, debt leverage, and tangible net worth ratios. The Company is required to make mandatory prepayments of principal upon the occurrence of certain events, such as certain asset sales and certain issuances of securities. The Company is permitted to make voluntary prepayments at any time under the Credit Facility. The Senior Notes are redeemable at the option of the Company starting on July 1, 2006. The redemption prices, if redeemed during the 12-month period beginning on July 1 of the year indicated, are as follows:

Year	Percentage

2006	104.750%
2007	102.375%
2008 and thereafter	100.000%

      The Company is in compliance with all of the financial covenants as of December 31, 2003.

      The Company has no independent assets or operations, the guarantees of the Senior Notes are full and unconditional, and joint and several, and any of the Company’s subsidiaries that do not guarantee the Senior Notes are minor. There are no significant restrictions on the ability of the Company to obtain funds from its subsidiaries by loan or dividend.

      In December 1997, the Company issued $200 million of 9.35% Senior Subordinated Notes due 2007 (the “Senior Subordinated Notes”). The Senior Subordinated Notes are unsecured senior subordinated obligations of the Company subordinated in right of payment to all existing and future senior indebtedness of the Company, which includes all borrowings under the Credit Facility as well as all indebtedness not

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

refinanced by the Credit Facility. At December 31, 2003, Extendicare Inc. held $27.9 million of the Senior Subordinated Notes. The Senior Subordinated Notes mature on December 15, 2007. Interest on the Senior Subordinated Notes is payable semi-annually.

      The Senior Subordinated Notes are redeemable at the option of the Company. The redemption prices, if redeemed during the 12-month period beginning on December 15 of the year indicated, are as follows:

Year	Percentage

2003	103.117%
2004	101.558%
2005 and thereafter	100.000%

      Principal payments on long-term debt due within the next five years and thereafter are as follows (dollars in thousands):

2004	$1,223
2005	1,287
2006	1,313
2007	204,174
2008	1,221
After 2008	183,700

$392,918

      Interest paid in 2003, 2002 and 2001 was $32.7 million, $26.2 million and $35.5 million, respectively.

10.	Accrued Liabilities

      Accrued liabilities consisted of the following at December 31:

	2003	2002

	(in thousands)
Salaries and wages, fringe benefits and payroll taxes	$41,620	$40,660
Workers’ compensation	18,957	13,425
Other claims	11,245	12,401
Interest and financing	7,970	8,601
Reserves for divested operations and facility closures	7,291	9,718
Real estate, utilities and other taxes	6,702	7,331
Other operating expense	3,366	2,072
State bed fees and other assessments	2,718	1,326
Medicaid accrued liabilities	1,745	5,345

	$101,614	$100,879

      Reserves for divested operations and facility closures primarily relate to provisions for the settlement of Medicare and Medicaid claims and other amounts with third parties. The settlement of such amounts are dependent on actions by those third parties and negotiations by the Company, and therefore may not be resolved within the next or several years.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Below is a summary of activity of the accrued liabilities balance relating to divested operations and facility closures:

	Medicare,
	Medicaid and	Resident and
	Supplier Claims	Employee Claims	Other	Total

	(in thousands)
Balance December 31, 2000	$736	$233	$2,545	$3,514
Cash Payments	(463)	(2,490)	(4,787)	(7,740)
Provisions	1,623	4,562	6,043	12,228

Balance December 31, 2001	1,896	2,305	3,801	8,002
Cash Payments	(863)	(1,051)	(2,777)	(4,691)
Provisions(1)	7,066	64	(723)	6,407

Balance December 31, 2002	8,099	1,318	301	9,718
Cash Payments	(565)	(824)	(141)	(1,530)
Provisions(2)	(897)	—	—	(897)

Balance December 31, 2003	$6,637	$494	$160	$7,291

(1)	In 2002, provisions include a provision for closure and exit costs of $5.3 million and selling expenses of $1.2 million relating to the sale of assets to Tandem.

(2)	In 2003, provisions include the write-off of $1.3 million of previously accrued Medicare claims receivable relating to discontinued operations (refer to Note 13(c)).

11.	Accrual For Self-Insured Liabilities

      The Company insures certain risks with affiliated insurance subsidiaries of Extendicare, and certain third-party insurers. The insurance policies cover comprehensive general and professional liability, workers’ compensation and employer’s liability insurance in amounts and with such coverage and deductibles as the Company deems appropriate, based on the nature and risks of its business, historical experiences, availability and industry standards. The Company also self-insures for health and dental claims, in certain states for workers’ compensation and employer’s liability. As a result of limited availability from third party insurers or availability at an excessive cost or deductible, since January 2000, the Company self-insures for comprehensive general and professional liability (including malpractice exposure arising from duties performed on the Company’s behalf by professional staff, assistants and other staff) up to a certain amount per incident. Self-insured liabilities with respect to general and professional liability claims are included within the Accrual for Self-insured Liabilities. The Company’s accrual for self-insured health and dental claims, and workers’ compensation are included in accrued liabilities (see Note 10).

      Management regularly evaluates the appropriateness of the carrying value of the self-insured liability through an independent actuarial review. General and professional liability claims are the most volatile and significant of the risks for which the Company self-insures. Management’s estimate of the accrual for general and professional liability costs is significantly influenced by assumptions, which are limited by the uncertainty of predicting future events, and assessments regarding expectations of several factors. Such factors include, but are not limited to: the frequency and severity of claims, which can differ materially by jurisdiction; coverage limits of third-party reinsurance; the effectiveness of the claims management process; and the outcome of litigation. In addition, the Company estimates the amount of general and professional liability claims it will pay in the subsequent year and classifies this amount as a current liability.

      In 2000, the Company experienced adverse claims development resulting in an increase in the accrual for self-insured liabilities. Consequently, as of January 1, 2000 the Company’s per claim retained risk increased significantly for general and professional liability coverage mainly due to the level of risk

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

associated with Florida and Texas operations. As of January 1, 2001, the Company no longer operated nursing and assisted living facilities in Florida and as of October 1, 2001 ceased nursing operations in Texas, thereby reducing the level of exposure to future litigation in these litigious states. However, as a result of an increase in the frequency and severity of claims the Company recorded an additional $11.0 million provision (refer to Note 14) to increase its accrual for resident care liability in the third quarter of 2001. This additional accrual was based upon an independent actuarial review and was largely attributable to potential claims for incidents in Florida and Texas prior to the Company’s cessation of operations in those states. Changes in the Company’s level of retained risk, and other significant assumptions that underlie management’s estimates of self-insured liabilities, could have a material effect on the future carrying value of the self-insured liabilities as well as the Company’s operating results and liquidity.

      Following is a summary of activity in the accrual for self-insured liabilities:

	2003	2002

	(in thousands)
Balances at beginning of year	$55,089	$70,341
Cash payments	(16,026)	(20,877)
Provisions	6,000	5,250
Reclassification from accrued liability relating to divested operations	—	375

Balances at end of year	$45,063	$55,089

Current portion	$18,000	$28,000
Long-term portion	27,063	27,089

Balances at end of year	$45,063	$55,089

12.	Other Long-Term Liabilities

      Other long-term liabilities consisted of the following at December 31:

	2003	2002

	(in thousands)
Deposits held under Divestiture Agreement (see Note 5)	$—	$30,000
Deferred compensation	6,391	5,787
Indemnification escrow relating to sold facilities (see Note 8)	3,700	3,700
Other	991	1,262

	$11,082	$40,749

      As noted in Note 5, the Company disposed of eleven Florida nursing facilities (1,435 beds) and four Florida assisted living facilities (135 units) to Greystone for initial cash proceeds of $30.0 million and contingent consideration in the form of a Vendor Take Back Note and two other contingent and interest-bearing notes. The three notes have an aggregate potential value of up to $30.0 million plus interest. The disposition is being accounted for as a deferred sale in accordance with SFAS 66 and therefore, the initial cash proceeds have been classified as “Deposits held under the Divestiture Agreement”.

      The Company maintains an unfunded deferred compensation plan offered to all corporate employees defined as highly compensated by the Internal Revenue Service Code in which participants may defer up to 10% of their base salary. The Company will match up to 50% of the amount deferred. The Company also maintains non-qualified deferred compensation plans covering certain executive employees. Expense incurred for Company contributions under such plans were $609,000, $361,000 and $278,000 in 2003, 2002 and 2001, respectively.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Company maintains defined contribution retirement 401(k) savings plans, which are made available to substantially all of the Company’s employees. The Company pays a matching contribution of 25% of every qualifying dollar contributed by plan participants, net of any forfeitures. Expenses incurred by the Company related to the 401(k) savings plans were $0.8 million, $1.3 million and $1.3 million in 2003, 2002 and 2001, respectively. The Company also maintains a money purchase plan for two facilities in which the Company pays amounts based upon the plan participants worked hours and an agreed fixed hourly rate. Expenses incurred by the Company related to the money purchase plan were $90,000, $96,000 and $54,000 in 2003, 2002 and 2001, respectively.

      Effective April 2003, the Company participates in a multi-employer defined-benefit pension plan for its employees in three facilities. The Company made contributions of $32,000 to this plan in 2003.

13.	Revenues

      The Company derived approximately 27%, 26% and 24% of its revenues from services provided under various federal (Medicare) and approximately 49%, 50% and 51% of its revenues from services provided under various state medical assistance programs (Medicaid) in 2003, 2002 and 2001, respectively. The Medicare program and most state Medicaid programs pay each participating facility on a prospectively-set per diem rate for each resident, which is based on the resident’s acuity. Most Medicaid programs fund participating facilities using a case-mix system, paying prospectively set rates.

a) Balanced Budget Act and the Prospective Payment System

      The Balanced Budget Act (“BBA”) that was signed into law in August 1997 resulted in the implementation of a Prospective Payment System (“PPS”) for skilled nursing facility funding certified under the Medicare program effective January 1, 1999. The PPS establishes a federal per diem rate for virtually all covered services. The provisions of the BBA provided that for skilled nursing facilities in operation prior to 1996, the federal per diem rate would be phased in over a four-year period ending January 1, 2002. In November 1999, the Balanced Budget Relief Act (“BBRA”) was passed to allow each skilled nursing facility to apply to adopt the full federal rate effective January 1, 2000 or to continue to phase in to the federal rate over the next three years. Effective January 2002, all skilled nursing facilities are reimbursed at the full federal rate.

      With respect to the Medicaid program, the BBA repealed the federal payment standard that required state Medicaid programs to pay rates that were reasonable and adequate to meet the costs necessary to efficiently and economically operate skilled nursing facilities. As a result, states have considerable flexibility in establishing payment rates for Medicaid services provided after October 1, 1997.

b) Balanced Budget Refinement Act of 1999 (“BBRA”) and Benefits Improvement and Protection Act of 2000 (“BIPA”)

      As a result of the industry coming under financial pressure due to the implementation of PPS and other BBA of 1997 provisions, Congress passed two acts to provide some relief to the industry, namely the BBRA of 1999 and the BIPA of 2000. These laws contained additional funding provisions to assist providers as they adjusted to PPS for an interim period. The BBRA of 1999 increased the rate by 20% for 15 Resource Utilization Groups III (“RUGs”) categories identified as having intensity non-therapy ancillary services deemed to be underfunded. The BBRA of 1999 also provided for a 4% increase to all RUGs categories on October 1, 2000. The BIPA of 2000 increased the nursing component of the federal rate by 16.66% and replaced the 20% add-on to the three RUGs categories with a 6.7% add-on for all 14 rehabilitative RUGs categories.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The funding enhancements implemented by the BBRA and BIPA fall into two categories. The first category is “Legislative Add-ons” which included a 16.66% add-on to the nursing component of the RUGs rate and a 4% base adjustment. The second category is “RUGs Refinements” which involves an initial 20% add-on for 15 RUGs categories identified as having high intensity, non-therapy ancillary services. The 20% add-ons from three RUGs categories were later redistributed to 14 rehabilitation categories at an add-on rate of 6.7% each.

      On September 30, 2002 the Legislative Add-ons expired, hereafter referred to as the “Medicare Cliff”, resulting in a reduction in Medicare funding for all skilled nursing facilities. The Company estimates that based upon the Medicare case mix and census for the nine months ended September 30, 2002, it received an average rate of $31.22 per resident day related to the Legislative Add-ons. This decline in Medicare rates was partially offset by a 2.6% market basket increase received on October 1, 2002. For the nine months ended September 30, 2002 the average daily Medicare Part A rate was $311.55. For the three months ended December 31, 2002, or fourth quarter of 2002, the average daily Medicare Part A rate was $287.91. Based upon the Medicare case mix and census in the fourth quarter of 2002, the net impact of the Medicare Cliff and market basket increase was a reduction of revenues of approximately $3.9 million. For the nine months ended September 30, 2003 the average daily Medicare Part A rate was $292.93, as compared to $311.55 for the nine months ended September 30, 2002. Based upon the Medicare case mix and census for the nine months ended September 30, 2003, the net impact of the Medicare Cliff and market basket increase was a reduction of revenues of approximately $12.8 million, as compared to the nine months ended September 30, 2002. The loss of revenues was partially offset by a RUGs improvement which increased revenues by $2.7 million over the nine-month period ended September 30, 2003 as compared to the nine months ended September 30, 2002. Based upon the Medicare case mix and census for the twelve months ended October 1, 2002 to September 30, 2003 the net impact of the Medicare Cliff and market basket increase was a reduction of revenues of $16.7 million.

      Effective October 1, 2003 the Centers for Medicare and Medicaid Services (“CMS”) increased Medicare rates by 6.26% reflecting (1) a cumulative forecast correction (“Administrative Fix”), to correct past years under-funded rate increases, which increased the Federal base payment rates by 3.26%, and (2) the annual market basket increase of 3.0%. The Company estimated that based on the Medicare case mix for the nine month period ended September 30, 2003, this Medicare rate increase would add approximately $18.45 per Medicare day. Based upon the Medicare case mix and census in the fourth quarter of 2003, the impact of the 6.26% Medicare rate increase resulted in $3.5 million in increased revenues. Based on the Medicare case mix and census for the year ended December 31, 2003, this Medicare rate increase amounts to additional annualized revenue of approximately $13.4 million going forward, which will be tempered by higher labor and other operating costs. In order to maintain their commitment to Senator Grassley and CMS in providing the Administrative Fix, in October 2003 the Alliance for Quality Nursing Home Care (which is a membership of large long-term care providers) and the American Health Care Association (“AHCA”) announced its support to spend the Administrative Fix over the next fiscal period on direct care and services for its residents. In October 2003 CMS published notice to skilled nursing facilities that within future cost reports, it will require confirmation that the Administrative Fix funding was spent on direct patient care and related expenses.

      With respect to the RUGs Refinements, in April 2002 CMS announced that it would delay the refinement of the RUGs categories thereby extending the related funding enhancements until September 30, 2003. In May 2003, CMS released a rule to maintain the current RUGs classification until October 1, 2004. Further to, but independent of this, Congress enacted legislation directing CMS to conduct a study on the RUGs classification system and report its recommendations by January 2005. The implementation of a RUGs Refinement change, where all or part of the enhancement is discontinued, could have a significant impact on the Company. Based upon the Medicare case mix and census for the

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

year ended December 31, 2003, the Company estimates that it received an average $24.12 per resident day, which on an annualized basis amounts to $17.6 million related to the RUGs Refinements.

c) Revenue Adjustments and Provisions (Recovery) for Outstanding Medicare and Medicaid Receivables

      In respect of Medicare cost reporting periods prior to the implementation of PPS, the Company has ongoing discussions with its FI regarding the treatment of various items related to prior years’ cost reports. Normally items are resolved during the audit process and no provisions are required. For items involving differences of opinion between the Company and the FI regarding cost report methods, such items can be settled through a formal appeal process. Should this occur, a general provision for Medicare receivables may be provided for disagreements, which result in the provider filing an appeal with the PRRB of the CMS. Estimated differences between the final settlement and amounts recorded in previous years are reported as adjustments to revenues in the period.

      In respect of Medicaid in states that utilize retrospective reimbursement systems, nursing facilities are paid on an interim basis for services provided, subject to adjustments based upon allowable costs, which are generally submitted in cost reports on an annual basis. In these states, revenues are subject to adjustments as a result of cost report settlements with the state.

      During 2003, the Company recorded a provision for $4.0 million, pertaining to individual Medicare claims in dispute with the FI for the cost report years 1996 through 1998 (refer to Note 8). Of the $4.0 million provision, $1.3 million pertains to discontinued operations, and therefore, was applied to the previously accrued divested operations liability balance (refer to Note 10). The net adjustment of $2.7 million resulted in a reduction of revenues during 2003. Offsetting this, the Company recorded a recovery of $4.2 million in Medicaid revenues resulting from a favorable court decision in the State of Ohio relating to the recovery of alleged government overpayments for adjudicated Medicaid cost report periods.

      As at December 31, 2003, the States of Pennsylvania, Indiana, Oregon, and Washington have submitted proposed state plan amendments and waivers, which are awaiting review and approval by CMS pertaining to the fiscal year commencing July 1, 2003. The retrospective plan amendments and waivers seek an increase in the level of federal funding for the Medicaid programs, and would result in providing nursing facilities with revenue rate increases to offset new or increased provider taxes. As the plan amendments and waivers have not been approved, the Company has recorded revenues based upon amounts received. Based upon the final and CMS approved plan amendments and waivers, changes in the Medicaid rates and any associated provider taxes could result in adjustments to earnings for the six month period July 1, 2003 to December 31, 2003.

14.	Loss on Disposal of Assets, Provision for Closure and Exit Costs, and Impairment of Long-Lived Assets

      In response to the implementation of Medicare Prospective Payment System (PPS), increased litigation and insurance costs in certain states, and increased operational costs resulting from changes in legislation and regulatory scrutiny, during the period of 1998 through 2001, the Company focused on the divestiture of under-performing nursing and assisted living facilities and the divestiture of non-core healthcare assets. These asset divestitures primarily included the sale of the Company’s pharmacy operation to Omnicare, Inc. in 1998 and the sale of facilities and/or transfer of all operations in the States of Florida and Texas in 1999, 2000 and 2001. With the exception of the Company’s assisted living facilities in Texas, the Company ceased to operate facilities in the States of Florida and Texas through transactions primarily involving Tandem, Greystone, Senior Health Properties — South, Inc. (“Senior

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Health-South”) and Senior Health Properties — Texas, Inc. (“Senior Health-Texas”). As a result of this strategy, for the years ended 2002 and 2001, the Company has recorded the significant items as follows:

	2002	2001

	(in thousands)
Loss (gain) on the disposal of assets	$(3,961)	$1,054
Provisions for closure and exit costs and other items	5,293	23,192
Loss on the impairment of long-lived assets	—	1,685

	$1,332	$25,931

      Below is a summary of the significant transactions that resulted in the above provisions, gains and losses.

      In May 2002, Tandem exercised its option to purchase seven leased properties in Florida from the Company for gross proceeds of $28.6 million, consisting of cash of $15.6 million and $13.0 million in 8.5% five-year notes (net proceeds of $25.5 million). The Company applied $12.4 million of the proceeds to reduce bank debt. Until this date, Tandem operated these facilities under a lease agreement with a purchase option. The carrying value of the seven facilities was $21.5 million. As a result, the Company recorded a gain on the sale of the asset of $4.0 million, inclusive of the deferred gain of $2.2 million from the sale of two leased nursing facilities in April 2001. The transaction also involved the conversion of $1.9 million in preferred shares received in the April 2001 transaction into $1.9 million 8.5% notes, due in April 2006.

      In addition, in May 2002, the Company recorded a provision for closure and exit costs relating to the divested Florida operations of $5.3 million relating to cost report settlement issues, and the settlement of claims with suppliers and employees.

      In 2001, the Company recorded a loss on disposal of assets of $1.0 million and a provision for closure and exit costs and other items of $23.2 million, totaling $24.2 million as discussed below:

•	In September 2001, the Company transferred (via license transfer) all nursing facilities in Texas to Senior Health-Texas resulting in a pre-tax loss of $1.8 million and recorded a loss on another property for $0.2 million. The transfer involved 17 skilled nursing facilities, with a capacity of 1,421 residents, of which 13 facilities are subleased to Senior Health-Texas and the remainder leased to Senior Health-Texas on a five-year term from the Company. Senior Health-Texas will operate the subleased facilities for their remaining lease terms, one of which expired in October 2001, and the remainder will expire through February 2012. In November 2001, the landlord of the subleased nursing facility for which the lease term expired in October 2001 assumed operational responsibility for the facility and the Company provided consulting services to the landlord for a five-month period. The annual rental income from Senior Health-Texas is approximately $3.9 million per annum, or $1.8 million in excess of the Company’s current annual lease costs, and will escalate in alignment to the existing lease and in alignment with Medicaid rate increases for the owned facilities. Senior Health-Texas has the right to first refusal on the purchase of the four owned facilities;

•	The Company recorded provisions totaling $2.2 million relating to the closure and/or sale of three nursing properties for $2.0 million, and another property for $0.2 million; and

•	The Company made additional provisions of $20.2 million relating to previously sold operations, of which $19.0 million relates to the nursing facilities in Florida. This $19.0 million consists of an $11.0 million provision related to Florida claims for years prior to 2001 based upon an actuarial review of resident liability costs and an $8.0 million provision for Florida closure and exit costs. The

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$11.0 million provision was the result of an increase in the estimate of the incurred but not yet reported claims and an increase in the frequency and severity of claims incurred by the Company.

      In April 2001, Tandem exercised its option to purchase two leased nursing properties in Florida for gross proceeds of $11.4 million. The proceeds consisted of cash of $7.0 million, a $2.5 million interest-bearing five-year note and $1.9 million in cumulative dividend preferred shares, redeemable after five years. The Company’s carrying value of the two facilities was $9.2 million. Tandem continued to operate seven nursing facilities under a lease agreement with the Company, with an option to purchase these facilities, which Tandem exercised in May 2002. In accordance with Statement of Financial Accounting Standards No. 66 (SFAS No. 66), the Company deferred a potential gain on the sale of these assets of $2.2 million because a significant portion of the proceeds had not been received and the ultimate determination of the gain was dependent on Tandem exercising some or all of the remaining purchase options available to it. For these reasons, the Company did not record any gain or loss on the sale until May 2002 as described above. The Company applied $4.0 million of the net cash proceeds to further reduce its term bank debt.

a) Loss (Gain) on the Disposal of Assets

      The following summarizes the components of the loss (gain) on the sale of assets:

	2002			2001

	Proceeds			Proceeds
	Net of	Net		Net of	Net
	Selling Costs	Book Value	(Gain)	Selling Costs	Book Value	Loss

			(in thousands)
Loss (gain) from dispositions:
Skilled nursing and assisted living facilities	$25,500	$21,539	$(3,961)	$11,296	$12,064	$768
Other	1,815	1,815	—	394	680	286

	$27,315	$23,354	$(3,961)	$11,690	$12,744	$1,054

b) Provision for Closure and Exit Costs and Other items

      The provision for closure and exit costs and other items is summarized as follows:

	2002	2001

	(in thousands)
Provision for closure of the following facilities:
Florida skilled nursing and assisted living	$5,293	$7,965
Texas skilled nursing	—	1,200
Pharmacy	—	1,200
Other locations	—	1,863

	5,293	12,228
Provision for adverse development of general and professional liability costs	—	10,964

	$5,293	$23,192

c) Impairment of Long-lived Assets

      The Company records impairment losses recognized for long-lived assets used in operations when indicators of impairment are present and the estimated undiscounted future cash flows do not appear to be sufficient to recover the assets’ carrying amounts. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. In addition, once management has committed the organization to

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

a plan for disposal, assets held for disposal are adjusted to the lower of the assets’ carrying value and the fair value less costs to sell. Accordingly, management has estimated the future cash flows of each facility and reduced the carrying value to the estimated fair value less costs to sell, where appropriate.

      In September 2001 the Company made a formal decision to divest of its nursing facilities (but not assisted living facilities) in Texas and completed a transaction through which the Company ceased operating these facilities. This transaction resulted in the Company leasing all four owned facilities and subleasing the remaining 13 nursing facilities to a third party operator. As a result of the transaction, in 2001 the Company recorded a provision of $1.7 million for impairment of these remaining Texas properties, which all related to leasehold rights and leasehold improvements on the facilities.

d) Reconciliation to cash flow statement

      The following reconciles the loss from asset impairment, disposals and other items to that reported in the cash flow statements. The provision for general and professional liability costs is removed as it is already reflected in the line item provision for self-insured liabilities as an item not involving cash.

	2002	2001

	(in thousands)
Reconciliation of loss:
Loss (gain) on disposal of assets	$(3,961)	$1,054
Provision for closure and exit costs and other items	5,293	12,228
Loss on impairment	—	1,685

Total per cash flow statement	1,332	14,967
Provision for general and professional liability costs	—	10,964

Total per statement of operations	$1,332	$25,931

Reconciliation of cash proceeds from dispositions:
Proceeds, net of selling costs	$27,315	$11,296
Notes receivable	(13,000)	(1,793)
Preferred shares	—	(1,904)

Proceeds from sale of assets in cash flow	$14,315	$7,599

15.	Lease Commitments

      As a lessee, the Company, at December 31, 2003, was committed under non-cancelable operating leases requiring future minimum rentals as follows:

(in thousands)

2004	$8,550
2005	8,174
2006	5,435
2007	3,863
2008	3,512
After 2008	17,402

Total minimum payments	$46,936

      Operating lease costs were $9.1 million, $10.6 million and $14.6 million in 2003, 2002 and 2001, respectively. These leases expire on various dates extending to the year 2013 and in many cases contain renewal options.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      As a lessor, at December 31, 2003, the Company leases 10 nursing properties (1,065 beds) to two unrelated operators in Florida and in Texas. The leases are accounted for as operating leases and both operators have an option to purchase the facilities during the term. The lease of six nursing properties to Senior Health-South expires in December 2006, and the Company earns rental income (based upon the net operating cash flow of the properties), which on average cannot exceed $2.0 million per annum. Rental income earned during 2003 totaled $0.3 million (2002 — $0.5 million; 2001 — $0.5 million) under this lease. Senior Health-Texas leases four nursing properties for a term that expires in September 2006, and subleases another 12 properties until February 2012, all in Texas. The annual rental income during 2003 totaled $3.9 million (2002 — $3.8 million; 2001 — $0.5 million) or $1.8 million in excess of the Company’s annual lease cost. The cost and accumulated depreciation of facilities under operating lease arrangements included in Property and Equipment (refer to Note 6) as of December 31, 2003 and December 31, 2002 are as follows:

	2003	2002

	(in thousands)
Land and land improvements	$2,147	$2,147
Buildings and improvements	33,172	32,748
Furniture and equipment	6,894	8,062

	42,213	42,957
Less accumulated depreciation and amortization	26,440	25,987

Property and equipment	$15,773	$16,970

16.	Derivative Instruments and Hedging Activities

Objectives and Strategies Prior to Issuance of Senior Notes

      Prior to the issuance of the Senior Notes in June 2002, the Company had variable-rate long-term debt of approximately $124.5 million, which exposed the Company to variability in interest payments due to changes in interest rates. The Company hedged a portion of its variable-rate debt through interest rate swaps designated as cash-flow hedges with a notional amount of $25 million maturing in February 2003 under which the Company received variable interest rate payments and made fixed-rate interest payments. When the Company issued the fixed-rate Senior Notes, in June 2002, it terminated these interest rate swaps with a cash payment of $0.6 million, and recorded a loss on early retirement of debt.

Objectives and Strategies After Issuance of Senior Notes

      After the issuance of the Senior Notes, all but $32 million of the Company’s outstanding debt obligations have fixed interest rates. In June 2002, the Company entered into an interest rate swap (used to hedge the fair value of fixed-rate debt obligations) with a notional amount of $150 million maturing in December 2007. Under this swap, the Company pays a variable rate of interest equal to the one-month London Interbank Borrowing Rate (“LIBOR”) (1.1625% as of December 31, 2003), adjustable monthly, plus a spread of 4.805% and receives a fixed rate of 9.35%. Under the terms of the interest rate swap, the counterparty can call the swap upon 30 days notice. This swap is designated as a fair value hedge and, as a result, changes in the market value of the swap are recorded in other comprehensive income, and as such had no impact on the Company’s income statement during 2002 or 2003.

      Also in June 2002, the Company entered into an interest rate cap with a notional amount of $150 million maturing in December 2007. Under this cap, the Company pays a fixed rate of interest equal to 0.24% and receives a variable rate of interest equal to the excess, if any, of the one-month LIBOR rate, adjusted monthly, over the cap rate of 7%. Under the terms of the interest rate cap, the counterparty can call the cap upon 30 days notice. A portion of the interest rate cap with a notional amount of $32 million

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

is designated as a hedging instrument (cash-flow hedge) to effectively limit possible increases in interest payments under variable-rate debt obligations. The remainder of the interest rate cap with a notional amount of $118 million is used to offset increases in variable-rate interest payments under the interest rate swap to the extent one-month LIBOR exceeds 7%. This portion of the interest rate cap is not designated as a hedging instrument under SFAS 133.

      The Company does not speculate using derivative instruments.

Risk Management Policies

      The Company assesses interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. The Company maintains risk management control systems to monitor interest rate cash flow risk attributable to both the Company’s outstanding or forecasted debt obligations as well as the Company’s offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on the Company’s future cash flows.

Quantitative Disclosures

      Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair-value hedge, along with the loss or gain on the hedged asset or liability of the hedged item that is attributable to the hedged risk, are recorded in earnings. Changes in the fair value of cash flow hedges are reported as AOCI as a component of Shareholder’s Equity. Changes in the fair value of the portion of the interest rate cap not designated as a hedging instrument is reported in earnings. As of December 31, 2003, the fair value of the interest rate swap designated as a fair value hedge is an asset of $4.2 million and is offset by a liability of $4.2 million relating to the change in market value of the hedged item (long-term debt obligations). The fair value of the cash-flow hedges is a liability recorded in other long-term liabilities of $0.2 million as of December 31, 2003, and the gain credited to AOCI (net of income tax effect) for 2003 was $32,000. The fair value of the portion of the interest rate cap not designated as a hedging instrument, which was $0.6 million as of December 31, 2003, is recorded as a liability recorded in other long-term liabilities. During 2004, none of the gains or losses in AOCI (net of income tax effect) related to the interest rate cap are expected to be reclassified into interest expense as a yield adjustment of the hedged debt obligation.

17.	Commitments and Contingencies

Capital Expenditures

      The Company as of December 31, 2003 had capital expenditure purchase commitments outstanding of approximately $9.2 million. In addition, the Company has entered into construction agreements for additions to two nursing facilities (38 beds), additions to four assisted living facilities (87 units) and the construction of one free-standing assisted living facility (40 units). Four of these seven projects are expected to be completed in 2004, with the remainder to be completed in early 2005. The total approximate cost of the projects is $15.2 million and $6.1 million is committed to be spent in 2004 and 2005 in respect of these capital projects.

Insurance and Self-insured Liabilities

      As discussed in Note 11, the Company insures certain risks with affiliated insurance subsidiaries of Extendicare and third-party insurers. The insurance policies cover comprehensive general and professional liability (including malpractice insurance) for the Company’s health providers, assistants and other staff as

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

it relates to their respective duties performed on the Company’s behalf, property coverage, workers’ compensation and employers’ liability in amounts and with such coverage and deductibles as determined by the Company, based on the nature and risk of its businesses, historical experiences, availability and industry standards. The Company also self insures for health and dental claims, in certain states for workers’ compensation and employers’ liability and for general and professional liability claims. Self-insured liabilities with respect to general and professional liability claims are included within the accrual for self-insured liabilities.

Litigation

      The Company and its subsidiaries are defendants in actions brought against them from time to time in connection with their operations. While it is not possible to estimate the final outcome of the various proceedings at this time, such actions generally are resolved within amounts provided. Refer to Note 11, which describes the nature and accrual for litigation settlements.

      The U.S. Department of Justice and other federal agencies are increasing resources dedicated to regulatory investigations and compliance audits of healthcare providers. The Company is diligent to address these regulatory efforts.

Regulatory Risks

      All providers are subject to surveys and inspections by state and federal authorities to ensure compliance with applicable laws and licensure requirements of the Medicare and Medicaid programs. The survey process is intended to review the actual provision of care and services, and remedies for assessed deficiencies can be levied based upon the scope and severity of the cited deficiencies. Remedies range from the assessment of fines to the withdrawal of payments under the Medicare and Medicaid programs. Should a deficiency not be addressed through a plan of correction, a facility can be decertified from the Medicare and Medicaid program. As of December 31, 2003, the Company has certain facilities under plans of correction. While it is not possible to estimate the final outcome of the required corrective action, the Company has accrued for known costs.

Omnicare Preferred Provider Agreement

      In 1998, the Company disposed of its pharmacy operations to Omnicare, Inc. Subsequently, the Company entered into a Preferred Provider Agreement, the terms of which enabled Omnicare to execute Pharmacy Service Agreements and Consulting Service Agreements with all of the Company’s skilled nursing facilities. Under the terms of the agreement, the Company secured “per diem” pricing arrangements for pharmacy supplies for the first four years of the Agreement, which period expired December 2002. The Preferred Provider Agreement contains a number of provisions that involve sophisticated calculations to determine the “per diem” pricing during this first four-year period. Under the “per diem” pricing arrangement, pharmacy costs fluctuate based upon occupancy levels in the facilities. The “per diem” rates were established assuming a declining “per diem” value over the initial four years of the contract to coincide with the phase-in of the Medicare PPS rates. Omnicare has subsequently asserted that “per diem” rates for managed care and Medicare beneficiaries are subject to an upward adjustment based upon a comparison of per diem rates to pricing models based on Medicaid rates.

      In 2001, the Company and Omnicare brought a matter to arbitration, involving a “per diem” pricing rate billed for managed care residents. This matter was subsequently settled and amounts reflected in the financial results. The parties are currently negotiating the pricing of drugs for Medicare residents for the years 2001 and 2002, and should this matter not be settled, the matter will be taken to arbitration. Provisions for settlement of this claim is included within the financial statements.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In 2002, in connection with its agreements to provide pharmacy services to the Company, Omnicare, Inc. has requested arbitration for an alleged lost profits claim related to the Company’s disposition of assets, primarily in Florida. Damage amounts, if any, cannot be reasonably estimated based on information available at this time. An arbitration hearing has not yet been scheduled. The Company believes it has interpreted correctly and has complied with the terms of the Preferred Provider Agreement; however, there can be no assurance that other claims will not be made with respect to the agreement.

18.	Transactions with Shareholder and Affiliates

      The following is a summary of the Company’s transactions with Extendicare and its affiliates in 2003, 2002 and 2001:

Insurance

      The Company insures certain risks with affiliated insurance subsidiaries of Extendicare. The cost of general and professional liability premiums was the most significant insurance expense charged to the Company by the affiliates. The consolidated statements of operations for 2003, 2002 and 2001 include intercompany insurance premium expenses of $10.7 million, $9.9 million and $5.7 million, respectively. The 2001 figure is net of favorable actuarial adjustments for prior years under its retroactively-rated workers’ compensation coverage in the amount of $0.9 million.

Capital and Other Transactions

      During 2001 and 2000, Extendicare and/or one of its wholly owned subsidiaries acquired $19.0 million and $8.9 million, respectively, of the Company’s Senior Subordinated Notes. As of December 31, 2003, Extendicare held $27.9 million (14.0%) of the Company’s outstanding Senior Subordinated Notes.

Computer Services

      In January 2001, the Company established an agreement for computer hardware and software support services with Virtual Care Provider, Inc. (“VCP”), an affiliated subsidiary of Extendicare. The annual cost of services was $5.7 million for 2003 (2002 — $6.8 million; 2001 — $6.5 million).

Due to Shareholders and Affiliates

      Transactions affecting these accounts were general and professional liability insurance charges, accrued liability claims from an affiliate and working capital advances to an affiliate in 2003, 2002 and 2001, and charges (payments) from (to) shareholder and affiliates for income taxes in each of the three years.

      At December 31, 2003, 2002 and 2001 the Company had a $3.5 million non-interest bearing payable with no specific due date to a subsidiary company of Extendicare.

19.	Income Taxes

      The Company’s results of operations are included in the consolidated federal tax return of its U.S. parent company. Accordingly, federal current and deferred income taxes payable are transferred to the Company’s parent company. The provisions for income taxes have been calculated as if the Company was a separately taxed entity for each of the periods presented in the accompanying consolidated financial statements.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Total income taxes for the years ended December 31, 2003, 2002 and 2001 were allocated as follows:

	2003	2002	2001

	(in thousands)
Income tax expense (benefit)	$11,965	$3,117	$(12,512)
Shareholder’s equity for unrealized gain or (loss) on investments	2,227	(663)	295
Shareholder’s equity for unrealized gain (loss) on cash flow hedges	4	525	(596)

	$14,196	$2,979	$(12,813)

      The income tax expense (benefit) on income (loss) before income taxes consists of the following for the year ended December 31:

	2003	2002	2001

	(in thousands)
Federal:
Current	$9,079	$(8,690)	$—
Deferred	1,666	10,582	(13,223)

Total Federal	10,745	1,892	(13,223)

State:
Current	1,066	456	544
Deferred	154	769	167

Total State	1,220	1,225	711

Total income tax expense (benefit)	$11,965	$3,117	$(12,512)

      During 2002, the Company reported a reclassification of $5.9 million from deferred to current income tax benefit, reflecting a new federal tax law enacted in March 2002 retroactive to 2001, which extended the net operating loss carryback period to five years from two years.

      The differences between the effective tax rates on earnings before provision for income taxes and the United States federal income tax rate are as follows:

	2003	2002	2001

Statutory federal income tax rate	35.0%	35.0%	35.0%
Increase (reduction) in tax rate resulting from:
State income taxes, net of Federal income tax benefit	8.6	12.6	0.8
Goodwill	—	—	(2.0)
Other permanent items	1.9	6.3	(0.9)
Change in valuation allowance	(6.1)	—	(3.1)
Work opportunity credit	(2.0)	(7.9)	1.4
Other, net	(0.1)	3.2	0.1

Effective tax rate	37.3%	49.2%	31.3%

      The Company received payments of $1.4 million, $0.7 million and $22.5 million for federal income taxes from its U.S. parent in 2003, 2002 and 2001, respectively and made payments of $7.7 million in 2003 to its U.S. parent for federal income taxes.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The components of the net state deferred tax assets and liabilities as of December 31 are as follows:

	2003	2002

	(in thousands)
State Deferred tax assets:
Employee benefit accruals	$1,898	$1,555
Accrued liabilities	2,494	3,560
Accounts receivable reserves	184	666
Capital loss carryforwards	13,530	13,530
Operating loss carryforwards	5,296	6,684
Other assets	1,241	1,577

Subtotal	24,643	27,572
Valuation allowance	19,057	21,003

Total state deferred tax assets	5,586	6,569
State Deferred tax liabilities:
Depreciation	5,609	5,722
Goodwill	504	433
Leasehold rights	194	263
Miscellaneous	2,362	2,836

Total state deferred tax liabilities	8,669	9,254

Net state deferred tax assets (liabilities)	$(3,083)	$(2,685)

      The Company paid state income taxes of $539,000, $699,000 and $326,000 in 2003, 2002 and 2001, respectively. As of December 31, 2003 the Company had $65.4 million of total net operating loss carryforwards available for state income tax financial reporting purposes, which expire from 2004 to 2023. As of December 31, 2003, the Company had $164 million of capital loss carryforwards for state income tax purposes which expire in 2004. Because the realizability of these losses is uncertain, the operating loss and capital loss carryforwards are offset by a valuation allowance.

      The valuation allowance for state deferred tax assets as of December 31, 2003 and 2002 was $19.1 million and $21.0 million, respectively. The net change in the total valuation allowance for the years ended December 31, 2003 and 2002 was a decrease of $1.9 million and an increase of $0.8 million, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the valuation allowances.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Comprehensive Income

      The accumulated balances for each classification of comprehensive income are as follows:

		Unrealized Gains
	Unrealized Gains	(Losses) on	Accumulated Other
	(Losses) on	Cash	Comprehensive
	Securities	Flow Hedges	Income

Balance at December 31, 2000	$(1,703)	$—	$(1,703)
Cumulative effect of change in accounting for hedging activities	—	(913)	(913)
Net current period change	441	(192)	249

Balance at December 31, 2001	(1,262)	(1,105)	(2,367)
Reclassification to loss on early retirement of debt	—	635	635
Net current period change	(995)	339	(656)

Balance at December 31, 2002	(2,257)	(131)	(2,388)
Net current period change	3,341	32	3,373

Balance at December 31, 2003	$1,084	$(99)	$985

      The related tax effects allocated to each component of other comprehensive income are as follows:

	Before-Tax	Tax (Expense)	Net-of-Tax
	Amount	or Benefit	Amount

Unrealized gains (losses) on securities:
Unrealized holding gains (losses) arising during the period	$5,568	$(2,227)	$3,341
Cash flow hedges:
Net derivative gains (losses) arising during the period	36	(4)	32

Other comprehensive income (loss)	$5,604	$(2,231)	$3,373

21.	Uncertainties and Certain Significant Risks

Revenues

      The Company’s earnings are highly contingent on Medicare and Medicaid funding rates, and the effective management of staffing and other costs of operations which are strictly monitored through state and federal regulatory authorities. The Company is unable to predict whether the federal or any state government will adopt changes in their reimbursement systems, or if adopted and implemented, what effect such initiatives would have on the Company. Limitations on Medicare and Medicaid reimbursement for healthcare services are continually proposed. Changes in applicable laws and regulations could have an adverse effect on the levels of reimbursement from governmental, private and other sources.

      The incremental Medicare relief packages received from BBRA and BIPA, as outlined in note 13(b), provided a total of $2.7 billion in temporary Medicare funding enhancements to the long-term care industry. The funding enhancements implemented by the BBRA and BIPA fall into two categories. The first category is “Legislative Add-ons” which included a 16.66% add-on to the nursing component of the RUGs rate and the 4% base adjustment. On September 30, 2002 the Legislative Add-ons expired, or “Medicare Cliff”, resulting in a reduction in Medicare rates for all long-term care providers. Based upon the Medicare case mix and census for the twelve month period October 1, 2002 to September 30, 2003 the Company estimates that the net impact of the Medicare Cliff and market basket increase was a reduction of revenues of approximately $16.7 million.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The second category is “RUGs Refinements” which involves an initial 20% add-on for 15 RUGs categories identified as having high intensity, non-therapy ancillary services. The 20% add-ons from three RUGs categories were later redistributed to 14 rehabilitation categories at an add-on rate of 6.7% each. In April 2002 CMS announced that it would delay the refinement of the RUGs categories thereby extending the related funding enhancements until September 30, 2003. In May 2003, CMS released a rule to maintain the current RUGs classification until October 1, 2004. Further to, but independent of this, Congress enacted legislation directing CMS to conduct a study on the RUGs classification system and report its recommendations by January 2005. The implementation of a RUGs Refinement change, where all or part of the enhancement is discontinued, could have a significant impact on the Company. Based upon the Medicare case mix and census for the year ended December 31, 2003 the Company estimates that it received an average $24.12 per resident day, which on an annualized basis amounts to $17.6 million related to the RUGs Refinements.

      In February 2003, CMS announced its plan to reduce its level of reimbursement for uncollectible Part A co-insurance. Under current law, skilled nursing facilities are reimbursed 100% for any bad debts incurred. Under the plan announced by CMS, the reimbursement level would be reduced to 70% over a three year period as follows: 90% effective for the government fiscal year commencing October 1, 2003; 80% for the government fiscal year commencing October 1, 2004; and 70% for the government fiscal year commencing October 1, 2005 and thereafter. This plan is consistent with the bad debt reimbursement plan for hospitals. CMS did not implement the rule change effective October 1, 2003, and continues to review the proposed plan. The Company estimates that should this plan be implemented, the negative impact on net earnings would be $1.3 million in 2004, increasing to $3.3 million in 2006.

      As at December 31, 2003, the States of Pennsylvania, Indiana, Oregon, and Washington have submitted proposed state plan amendments and waivers, which are awaiting review and approval by CMS pertaining to the fiscal year commencing July 1, 2003. Refer to note 12 (c) for further information. As the state plan amendments and waivers have not been approved, the Company has recorded revenues based upon amounts received. Based upon the final and CMS approved state plan amendments and waivers, changes in Medicaid rates and any associated provider taxes could result in adjustment to earnings for the six month period commencing July 1, 2003 to December 31, 2003.

Interests in Unrelated Long Term Care Providers

      Through the divestiture program in Texas and Florida, the Company has assumed notes from the purchasers and retained ownership of certain nursing home properties, which the Company leases to other unrelated long-term care providers. In aggregate, as of December 31, 2003, the Company has $21.4 million in notes and $6.9 million in non-current amounts receivable due from unrelated long-term care providers in Florida and Texas; and owns $15.8 million in nursing home properties in Texas and Florida. In 2003, the Company earned $5.7 million in annual management and consulting fees, and $2.1 million in rental revenue from properties owned as at December 31, 2003 from unrelated long-term operators. As a result, the earnings and cash flow of the Company can be influenced by the financial stability of these unrelated long-term operators.

Medicare and Medicaid Receivables

      The Company is attempting to settle a number of outstanding Medicare and Medicaid receivables. Normally such items are resolved during an annual audit process and no provision is required. However, where differences exist between the Company and the FI, the Company may record a general provision. In January 2003, the Company settled through resolution at the PRRB hearing the first of three specific claim years involving an allocation of overhead cost issue. For another staffing cost issue, the Company settled prior to the PRRB hearing, the first of seven years and in January 2004 reached a negotiated

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

settlement for the remainder of the six years. There will be no significant adjustment to the recorded receivable balance as a result of the January 2004 negotiated settlement of the staffing cost issue. Further negotiations continue on the remaining two years under appeal for the $11.5 million overhead cost issue, which failing resolution, the issue will be heard by the PRRB. A PRRB hearing has been scheduled in April 2004 for one of the two remaining years under appeal. A PRRB hearing has been scheduled in September 2004 for a Director of Nursing cost issue involving two cost reporting periods totaling $3.8 million. The Company continues to negotiate on the remaining issues and when appropriate seek resolution from the PRRB. No adjustment to the receivable amount can be determined until negotiations are concluded on a majority of issues that are involved in the cost reporting years under appeal. Though the Company remains confident that it will successfully settle the issues, an unsuccessful conclusion could negatively impact the Company’s earnings and cash flow. As of December 31, 2003 the Company had $51.2 million in gross Medicare and Medicaid settlement receivables with a related allowance for doubtful accounts of $14.0 million. The net amounts receivable represents the Company’s estimate of the amount collectible on Medicare and Medicaid prior period cost reports.

Claims and Contingencies

      The Company entered into a Preferred Provider Agreement with Omnicare, Inc. pursuant to the divestiture of its pharmacy operation in 1998. In connection with its agreement to provide pharmacy services, Omnicare has requested arbitration for an alleged lost profits claim relating to the Company’s disposition of assets, primarily in Florida. Damage amounts, if any cannot be reasonably estimated based on information available at this time. An arbitration hearing for this matter has not been scheduled. The Company believes that it has interpreted correctly and complied with the terms of the Preferred Provider Agreement; however there can be no assurances that this claim will not be successful or other claims arise.

      The Company is subject to surveys and inspections by state and federal authorities to ensure compliance with applicable laws and licensure requirements of the Medicare and Medicaid programs. The survey process is intended to review the actual provision of care and services, and remedies for assessed deficiencies can be levied based upon the scope and severity of the cited deficiencies. Remedies range from the assessment of fines to the withdrawal of payments under the Medicare and Medicaid programs. Should a deficiency not be addressed through the plan of correction, a facility can be decertified from the Medicare and Medicaid program. As of December 31, 2003 the Company has certain facilities under a plan of correction. While it is not possible to estimate the final outcome of the required corrective action, the Company has accrued for known costs.

      The Company has $45.1 million in accruals for self-insured liabilities as of December 31, 2003. Though the Company has been successful in exiting from the states of Texas and Florida and limiting future exposure to general liability claims in these states, the timing and eventual settlement costs for these claims cannot be precisely defined.

Debt Obligations

      The Company has a high level of indebtedness with debt service obligations totaling $392.9 million in borrowings at December 31, 2003 representing 59.6% of total capitalization (defined as total long-term liabilities plus total equity), compared to a similar ratio of 61.7% at December 31, 2002. As a result, the degree to which the Company is leveraged could have important consequences, including, but not limited to the following:

•	a substantial portion of the Company’s cash flow from operations would be dedicated to the payment of principal and interest on the Company’s indebtedness, thereby reducing the funds available for other purposes;

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	the Company’s ability to obtain additional financing within its current Credit Facility for working capital, capital expenditures, acquisitions or other purposes may be limited; and

•	certain of the Company’s borrowings are at variable rates of interest, which exposes the Company to the risk of higher interest rates.

      The Company expects to satisfy the required payments of principal and interest on indebtedness from cash flow from operations. However, the Company’s ability to generate sufficient cash flow from operations depends on a number of internal and external factors, including factors beyond the Company’s control such as prevailing industry conditions. There can be no assurance that cash flow from operations will be sufficient to enable the Company to service its debt and meet other obligations.

      The Company is in compliance with all of the financial covenants as of December 31, 2003. While management has a strategy to remain in compliance, there can be no assurance that the Company will meet future covenant requirements. The Company’s available bank lines can be affected by its ability to remain in compliance, or if not, would depend upon management’s ability to amend the covenant or refinance the debt.

22.	Disclosures About Fair Values of Financial Instruments

      The estimated fair values of the Company’s financial instruments at December 31 are as follows:

	2003		2002

	Carrying	Estimated	Carrying	Estimated
	Value	Fair Value	Value	Fair Value

	(in thousands)
Cash and cash equivalents	$48,855	$48,855	$24,360	$24,360
Non-current accounts receivable	25,938	22,370	29,731	28,786
Other assets	44,184	43,517	40,642	39,740
Long-term debt	392,918	419,239	398,150	360,486
Interest rate swaps (asset)	(4,190)	(4,190)	(5,503)	(5,503)
Interest rate cap	781	781	948	948
Deferred compensation	6,391	6,391	5,787	5,787
Other long-term liabilities	991	991	1,262	1,262
Long-term due to affiliate	3,484	3,484	3,484	3,484

      The fair value of non-current accounts receivable, which are anticipated to be collected beyond one year, are estimated based on discounted cash flows at estimated current borrowing rates.

      Other assets consist of debt service and capital expenditure trust funds and other financial instruments, the fair values of which are estimated based on market prices from the same or similar issues of the underlying investments.

      The fair value of long-term debt is estimated based on approximate borrowing rates currently available to the Company for debt equal to the existing debt maturities. For other long-term liabilities, principally refundable escrows, it is not practicable to estimate fair value.

      The fair values of the interest rate swap and cap are based on the quoted market prices as provided by the financial institution which is a counterparty to the arrangements.

      The fair value of deferred compensation, other long-term liabilities and long-term due to affiliate are estimated to be equal to their carrying value.

EXTENDICARE HEALTH SERVICES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

23.	Supplementary Quarterly Financial Data (Unaudited)

      The following is a summary of the quarterly results of operations for the years ended December 31, 2003 and 2002 (in thousands):

	2003

	1st	2nd	3rd	4th	Total

Total revenues	$211,426	$213,258	$220,030	$225,718	$870,432

Earnings before provision for income taxes	3,828	6,974	8,999	12,250	32,051
Provision for income taxes	1,540	2,793	3,598	4,034	11,965

Net earnings	$2,288	$4,181	$5,401	$8,216	$20,086

	2002

	1st	2nd	3rd	4th	Total

Total revenues	$198,241	$201,778	$206,765	$208,267	$815,051

Gain (loss) on disposal of assets and provision for closure and exit costs and other items	—	(1,332)	—	—	(1,332)
Gain (loss) on early retirement of debt	—	(2,849)	—	—	(2,849)
Earnings (loss) before provision for income taxes	2,970	1,430	3,197	(1,260)	6,337
Provision (benefit) for income taxes	1,313	923	1,192	(311)	3,117

Net earnings (loss)	$1,657	$507	$2,005	$(949)	$3,220

$125,000,000

Extendicare Health Services, Inc.

6 7/8% New Senior Subordinated Notes

due 2014

PROSPECTUS

                    , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

      Under the provisions of Section 145 of the Delaware General Corporation Law, Extendicare Health Services, Inc. (the “Company”) is required to indemnify any present or former officer or director against expenses reasonably incurred by the officer or director in connection with legal proceedings in which the officer or director becomes involved by reason of being an officer or director if the officer or director is successful in the defense of such proceedings. Section 145 also provides that the Company may indemnify an officer or director in connection with a proceeding in which he or she is not successful in defending if it is determined that the officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company or, in the case of a criminal action, if it is determined that the officer or director had no reasonable cause to believe his or her conduct was unlawful. Liabilities for which an officer or director may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees) incurred in connection with such proceedings. In a stockholder derivative action, no indemnification may be paid in respect of any claim, issue or matter as to which the officer or director has been adjudged to be liable to the Company (except for expenses allowed by a court).

      Pursuant to the provisions of Article VIII of the Company’s By-Laws, the Company is required to indemnify officers or directors to a greater extent than under the current provisions of Section 145 of the Delaware General Corporation Law. Except with respect to stockholder derivative actions, the Company’s By-Laws generally state that an officer or director will be indemnified against expenses, judgements, fines and amounts paid in settlement reasonably incurred by the officer or director in connection with any threatened, pending or completed proceeding, provided that (i) such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to criminal actions, such officer or director had no reasonable cause to believe his conduct was unlawful. With respect to stockholder derivative actions, the Company’s By-Laws generally state that an officer or director will be indemnified against expenses reasonably incurred by the officer or director in connection with the defense or settlement of any threatened, pending or completed action or suit provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification (except for indemnification allowed by a court) will be made with respect to any claim, issue or matter as to which such officer or director has been adjudged to be liable to the Company and its stockholders. The Company’s By-Laws also provide that expenses for the defense of any action for which indemnification may be available will be advanced by the Company under certain circumstances.

      Additionally, pursuant to the Company’s Restated Certificate of Incorporation, a director is not personally liable to the Company or any of its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability resulting from (i) any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) violation of Section 174 of the Delaware General Corporation Law, which generally hold directors liable for unlawful dividends, stock purchases or stock redemptions in the event of the Company’s dissolution or insolvency; or (iv) any transaction from which the director derived an improper personal benefit.

      The indemnification provided by the Delaware General Corporation Law and the Company’s Restated Certificate or Incorporation and By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The Company also carries directors’ and officers’ liability insurance.

      The laws of the states or other jurisdictions of incorporation or organization and/or the provisions of the articles or certificates of incorporation or organization (or their equivalent) and the bylaws of substantially all of the subsidiary guarantors listed in the “Table of Additional Registrants” (the

“Subsidiary Guarantors”) included in this Registration Statement provide indemnification provisions similar to those described above.

      The Exchange and Registration Rights Agreement contains provisions under which the holders of the notes agree to indemnify the officers, directors and controlling persons of the Company and each of the Subsidiary Guarantors against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the officers and directors may be required to make with respect to such liabilities.

Item 21.	Exhibits and Financial Statement Schedules.

      (a) Exhibits. The exhibits listed in the accompanying Exhibit Index are filed (except where otherwise indicated) as part of this Registration Statement.

      (b) Financial Statement Schedules. Schedule II — Valuation and Qualifying Accounts and the related Report of Independent Registered Public Accounting Firm are filed herewith as Exhibit 99.1. All other schedules are omitted because they are not applicable or not required, or because the required information is shown either in the consolidated financial statements or in the notes thereto.

      (c) Reports, Opinions or Appraisals. Not applicable.

Item 22.	Undertakings.

      (a) Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (c) Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

      (d) Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

EXTENDICARE HEALTH SERVICES, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ADULT SERVICES UNLIMITED, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ARBORS AT TOLEDO, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ARBORS EAST, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

EXTENDICARE GREAT TRAIL, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

EXTENDICARE HEALTH FACILITIES, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

EXTENDICARE HEALTH FACILITY HOLDINGS, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

EXTENDICARE HEALTH NETWORK, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

EXTENDICARE HOMES, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

EXTENDICARE OF INDIANA, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

FIR LANE TERRACE CONVALESCENT CENTER, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

HEALTH POCONOS, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

MARSHALL PROPERTIES, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

NORTHERN HEALTH FACILITIES, INC.

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

THE PROGRESSIVE STEP CORPORATION

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ARBORS AT BAYONET POINT, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ARBORS AT FAIRLAWN CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ARBORS AT FAIRLAWN REALTY OH, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ARBORS AT SYLVANIA CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ARBORS AT SYLVANIA REALTY OH, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ARBORS AT TAMPA, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ARBORS WEST CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ARBORS WEST REALTY OH, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

BLANCHESTER CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

CANTON CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

COLUMBUS REHABILITATION CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

COLUMBUS REHABILITATION REALTY OH, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

DAYTON CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

DELAWARE CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

GALLIPOLIS CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

HILLIARD CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

JACKSONVILLE CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

KISSIMMEE CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

LONDON CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

MARIETTA CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ORANGE PARK CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

OREGON CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

PORT CHARLOTTE CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ROCKMILL CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ROCKSPRINGS CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

SAFETY HARBOR CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

SARASOTA CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

SEMINOLE CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

WATERVILLE CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

WINTER HAVEN CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

WOODSFIELD CARE, LLC

By:	NORTHERN HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Northern Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Northern Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Northern Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ALPINE HEALTH AND REHABILITATION CENTER, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

COLONIAL CARE, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

GREENBRIAR CARE, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

GREENBROOK CARE, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

HERITAGE CARE, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

LADY LAKE CARE, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

NEW HORIZON CARE, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

NORTH REHABILITATION CARE, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

PALM COURT CARE, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

RICHEY MANOR, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

ROCKLEDGE CARE, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

SOUTH HERITAGE HEALTH AND REHABILITATION
CENTER, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

THE OAKS RESIDENTIAL AND REHABILITATION
CENTER, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

WINTERHAVEN HEALTH AND REHABILITATION
CENTER, LLC

By:	EXTENDICARE HEALTH FACILITIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Facilities, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Facilities, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Facilities, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

CONCORDIA MANOR, LLC

By:	EXTENDICARE HOMES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Homes, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Homes, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Homes, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

FIRST COAST HEALTH AND REHABILITATION
CENTER, LLC

By:	EXTENDICARE HOMES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Homes, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Homes, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Homes, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

JACKSON HEIGHTS REHABILITATION CENTER, LLC

By: EXTENDICARE HOMES, INC.,
as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Homes, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Homes, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Homes, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

TREASURE ISLE CARE CENTER, LLC

By:	EXTENDICARE HOMES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Homes, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Homes, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Homes, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

FISCAL SERVICES GROUP, LLC

By:	EXTENDICARE HEALTH NETWORK, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Network, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Network, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Network, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

PARTNERS HEALTH GROUP, LLC

By:	EXTENDICARE HEALTH NETWORK, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Network, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Network, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Network, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

GREAT TRAIL CARE, LLC

By:	EXTENDICARE GREAT TRAIL, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Great Trail, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Great Trail, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Great Trail, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

KAUFMAN STREET, WV, LLC

By:	FIR LANE TERRACE CONVALESCENT CENTER, INC., as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Fir Lane Terrace Convalescent Center, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Fir Lane Terrace Convalescent Center, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Fir Lane Terrace Convalescent Center, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

NEW CASTLE CARE, LLC

By:	FIR LANE TERRACE CONVALESCENT CENTER, INC., as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Fir Lane Terrace Convalescent Center, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Fir Lane Terrace Convalescent Center, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Fir Lane Terrace Convalescent Center, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

MILFORD CARE, LLC

By:	MARSHALL PROPERTIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Marshall Properties, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Marshall Properties, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Marshall Properties, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

PARTNERS HEALTH GROUP — FLORIDA, LLC

By:	PARTNERS HEALTH GROUP, LLC,

as sole member of
Partners Health Group — Florida, LLC

By:	EXTENDICARE HEALTH NETWORK, INC.,

as sole member of
Partners Health Group, LLC

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Network, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Network, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Network, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

PARTNERS HEALTH GROUP — LOUISIANA, LLC

By:	PARTNERS HEALTH GROUP, LLC,

as sole member of
Partners Health Group — Louisiana, LLC

By:	EXTENDICARE HEALTH NETWORK, INC.,

as sole member of
Partners Health Group, LLC

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Network, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Network, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Network, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

PARTNERS HEALTH GROUP — TEXAS, LLC

By:	PARTNERS HEALTH GROUP, LLC,

as sole member of
Partners Health Group — Texas, LLC

By:	EXTENDICARE HEALTH NETWORK, INC.,

as sole member of
Partners Health Group, LLC

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Network, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Network, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Network, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

INDIANA HEALTH AND REHABILITATION CENTERS
PARTNERSHIP

By:	EXTENDICARE HOMES, INC.,

as general partner

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

By:	EXTENDICARE OF INDIANA, INC.,

as general partner

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Homes, Inc. and Extendicare of Indiana, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Homes, Inc. and Extendicare of Indiana, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Homes, Inc. and Extendicare of Indiana, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

PRAIRIE VILLAGE CARE, LLC

By:	MARSHALL PROPERTIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Marshall Properties, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Marshall Properties, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Marshall Properties, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

SCOTT VILLA CARE, LLC

By:	MARSHALL PROPERTIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Marshall Properties, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Marshall Properties, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Marshall Properties, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

SWISS VILLA CARE, LLC

By:	MARSHALL PROPERTIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Marshall Properties, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Marshall Properties, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Marshall Properties, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

VILLA PINES CARE, LLC

By:	MARSHALL PROPERTIES, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Marshall Properties, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Marshall Properties, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Marshall Properties, Inc.	June 25, 2004

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 25, 2004.

STAR PURCHASING SERVICES, LLC

By:	EXTENDICARE HEALTH NETWORK, INC.,

as sole member

By:	/s/ MELVIN A. RHINELANDER

Melvin A. Rhinelander
Chairman of the Board and
Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MELVIN A. RHINELANDER Melvin A. Rhinelander	Chairman of the Board, Chief Executive Officer and Director of Extendicare Health Network, Inc. (Principal Executive Officer)	June 25, 2004

/s/ MARK W. DURISHAN Mark W. Durishan	Vice President, Chief Financial Officer, Treasurer and Director of Extendicare Health Network, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 25, 2004

/s/ PHILIP W. SMALL Philip W. Small	Executive Vice President, Chief Operating Officer and Director of Extendicare Health Network, Inc.	June 25, 2004

EXHIBIT INDEX

Exhibit
Number	Document Description

(3.1)	Restated Certificate of Incorporation of Extendicare Health Services, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-43549)).
(3.2)	By-Laws of Extendicare Health Services, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-43549)).
(3.3)	Certificate of Incorporation of Adult Services Unlimited, Inc. (Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.4)	Bylaws of Adult Services Unlimited, Inc. (Incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.5)	Articles of Organization of Alpine Health and Rehabilitation Center, LLC. (Incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.6)	Articles of Organization of Arbors at Bayonet Point, LLC. (Incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.7)	Articles of Organization of Arbors at Fairlawn Care, LLC. (Incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.8)	Articles of Organization of Arbors at Fairlawn Realty OH, LLC. (Incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.9)	Articles of Organization of Arbors at Sylvania Care, LLC. (Incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.10)	Articles of Organization of Arbors at Sylvania Realty OH, LLC. (Incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.11)	Articles of Organization of Arbors at Tampa, LLC. (Incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.12)	Articles of Incorporation of Arbors at Toledo, Inc. (Incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.13)	Code of Regulations of Arbors at Toledo, Inc. (Incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.14)	Certificate of Incorporation of Arbors East, Inc. (Incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.15)	Code of Regulations of Arbors East, Inc. (Incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.16)	Articles of Organization of Arbors West Care, LLC. (Incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.17)	Articles of Organization of Arbors West Realty, OH LLC. (Incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.18)	Articles of Organization of Blanchester Care, LLC. (Incorporated by reference to Exhibit 3.18 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.19)	Articles of Organization of Canton Care, LLC. (Incorporated by reference to Exhibit 3.19 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.20)	Articles of Organization of Colonial Care, LLC. (Incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).

Exhibit
Number	Document Description

(3.21)	Articles of Organization of Columbus Rehabilitation Care, LLC. (Incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.22)	Articles of Organization of Columbus Rehabilitation Realty OH, LLC. (Incorporated by reference to Exhibit 3.22 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.23)	Articles of Organization of Concordia Manor, LLC. (Incorporated by reference to Exhibit 3.23 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.24)	Articles of Organization of Dayton Care, LLC. (Incorporated by reference to Exhibit 3.27 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.25)	Articles of Organization of Delaware Care, LLC. (Incorporated by reference to Exhibit 3.28 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.26)	Certificate of Incorporation of Extendicare Great Trail, Inc. (Incorporated by reference to Exhibit 3.35 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.27)	By-laws of Extendicare Great Trail, Inc. (Incorporated by reference to Exhibit 3.36 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.28)	Articles of Incorporation of Extendicare Health Facilities, Inc. (Incorporated by reference to Exhibit 3.37 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.29)	By-laws of Extendicare Health Facilities, Inc. (Incorporated by reference to Exhibit 3.38 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.30)	Certificate of Incorporation of Extendicare Health Facility Holdings, Inc. (Incorporated by reference to Exhibit 3.39 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.31)	By-laws of Extendicare Health Facility Holdings, Inc. (Incorporated by reference to Exhibit 3.40 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.32)	Certificate of Incorporation of Extendicare Health Network, Inc. (Incorporated by reference to Exhibit 3.41 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.33)	By-laws of Extendicare Health Network, Inc. (Incorporated by reference to Exhibit 3.42 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.34)	Certificate of Incorporation of Extendicare Homes, Inc. (Incorporated by reference to Exhibit 3.43 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.35)	By-laws of Extendicare Homes, Inc. (Incorporated by reference to Exhibit 3.44 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.36)	Certificate of Incorporation of Extendicare of Indiana, Inc. (Incorporated by reference to Exhibit 3.45 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.37)	By-laws of Extendicare of Indiana, Inc. (Incorporated by reference to Exhibit 3.46 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.38)	Certificate of Incorporation of Fir Lane Terrace Convalescent Center, Inc. (Incorporated by reference to Exhibit 3.47 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.39)	Bylaws of Fir Lane Terrace Convalescent Center, Inc. (Incorporated by reference to Exhibit 3.48 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.40)	Articles of Organization of First Coast Health and Rehabilitation Center, LLC. (Incorporated by reference to Exhibit 3.49 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).

Exhibit
Number	Document Description

(3.41)	Certificate of Formation of Fiscal Services Group, LLC. (Incorporated by reference to Exhibit 3.50 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.42)	Articles of Organization of Gallipolis Care, LLC. (Incorporated by reference to Exhibit 3.51 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.43)	Articles of Organization of Great Trail Care, LLC. (Incorporated by reference to Exhibit 3.52 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.44)	Articles of Organization of Greenbriar Care, LLC. (Incorporated by reference to Exhibit 3.53 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.45)	Articles of Organization of Greenbrook Care, LLC. (Incorporated by reference to Exhibit 3.54 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.46)	Articles of Incorporation of Health Poconos, Inc. (Incorporated by reference to Exhibit 3.58 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.47)	Bylaws of Health Poconos, Inc. (Incorporated by reference to Exhibit 3.59 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.48)	Articles of Organization of Heritage Care, LLC. (Incorporated by reference to Exhibit 3.60 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.49)	Articles of Organization of Hilliard Care, LLC. (Incorporated by reference to Exhibit 3.61 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.50)	Articles of Organization of Jackson Heights Rehabilitation Center, LLC. (Incorporated by reference to Exhibit 3.62 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.51)	Articles of Organization of Jacksonville Care, LLC. (Incorporated by reference to Exhibit 3.63 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.52)	Articles of Organization of Kaufman Street, WV, LLC. (Incorporated by reference to Exhibit 3.64 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.53)	Articles of Organization of Kissimmee Care, LLC. (Incorporated by reference to Exhibit 3.65 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.54)	Articles of Organization of Lady Lake Care, LLC. (Incorporated by reference to Exhibit 3.66 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.55)	Articles of Organization of London Care, LLC. (Incorporated by reference to Exhibit 3.67 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.56)	Articles of Organization of Marietta Care, LLC. (Incorporated by reference to Exhibit 3.68 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.57)	Certificate of Incorporation of Marshall Properties, Inc. (Incorporated by reference to Exhibit 3.69 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.58)	Code of Regulations of Marshall Properties, Inc. (Incorporated by reference to Exhibit 3.70 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.59)	Articles of Organization of Milford Care, LLC. (Incorporated by reference to Exhibit 3.74 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.60)	Certificate of Formation of New Castle Care, LLC. (Incorporated by reference to Exhibit 3.75 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.61)	Articles of Organization of New Horizon Care, LLC. (Incorporated by reference to Exhibit 3.76 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.62)	Articles of Organization of North Rehabilitation Care, LLC. (Incorporated by reference to Exhibit 3.77 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).

Exhibit
Number	Document Description

(3.63)	Certificate of Incorporation of Northern Health Facilities, Inc. (Incorporated by reference to Exhibit 3.78 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.64)	By-laws of Northern Health Facilities, Inc. (Incorporated by reference to Exhibit 3.79 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.65)	Articles of Organization of Orange Park Care, LLC. (Incorporated by reference to Exhibit 3.83 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.66)	Articles of Organization of Oregon Care, LLC. (Incorporated by reference to Exhibit 3.84 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.67)	Articles of Formation of Palm Court Care, LLC. (Incorporated by reference to Exhibit 3.85 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.68)	Certificate of Formation of Partners Health Group — Florida, LLC. (Incorporated by reference to Exhibit 3.86 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.69)	Certificate of Formation of Partners Health Group — Louisiana, LLC. (Incorporated by reference to Exhibit 3.87 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.70)	Certificate of Formation of Partners Health Group — Texas, LLC. (Incorporated by reference to Exhibit 3.88 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.71)	Certificate of Formation of Partners Health Group, LLC. (Incorporated by reference to Exhibit 3.89 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.72)	Articles of Organization of Port Charlotte Care, LLC. (Incorporated by reference to Exhibit 3.90 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.73)	Articles of Organization of Richey Manor, LLC. (Incorporated by reference to Exhibit 3.91 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.74)	Articles of Organization of Rockledge Care, LLC. (Incorporated by reference to Exhibit 3.92 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.75)	Articles of Organization of Rockmill Care, LLC. (Incorporated by reference to Exhibit 3.93 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.76)	Articles of Organization of Rocksprings Care, LLC. (Incorporated by reference to Exhibit 3.94 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.77)	Articles of Organization of Safety Harbor Care, LLC. (Incorporated by reference to Exhibit 3.95 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.78)	Articles of Organization of Sarasota Care, LLC. (Incorporated by reference to Exhibit 3.96 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.79)	Articles of Organization of Seminole Care, LLC. (Incorporated by reference to Exhibit 3.97 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.80)	Articles of Organization of South Heritage Health and Rehabilitation Center, LLC. (Incorporated by reference to Exhibit 3.98 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.81)	Articles of Organization of The Oaks Residential and Rehabilitation Center, LLC. (Incorporated by reference to Exhibit 3.100 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.82)	Articles of Incorporation of The Progressive Step Corporation. (Incorporated by reference to Exhibit 3.101 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.83)	By-laws of The Progressive Step Corporation. (Incorporated by reference to Exhibit 3.102 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).

Exhibit
Number	Document Description

(3.84)	Articles of Organization of Treasure Isle Care Center, LLC. (Incorporated by reference to Exhibit 3.103 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.85)	Articles of Organization of Waterville Care, LLC. (Incorporated by reference to Exhibit 3.104 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.86)	Articles of Organization of Winter Haven Care, LLC. (Incorporated by reference to Exhibit 3.105 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.87)	Articles of Organization of Winter Haven Health and Rehabilitation Center, LLC. (Incorporated by reference to Exhibit 3.106 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.88)	Articles of Organization of Woodsfield Care, LLC. (Incorporated by reference to Exhibit 3.107 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(3.89)	Articles of Organization of Prairie Village Care, LLC.
(3.90)	Articles of Organization of Scott Villa Care, LLC.
(3.91)	Articles of Organization of Swiss Villa Care, LLC.
(3.92)	Articles of Organization of Villa Pines Care, LLC.
(3.93)	Articles of Organization of Star Purchasing Services, LLC.
(4.1)	Purchase Agreement, dated as of June 20, 2002, among Extendicare Health Services, Inc., the Guarantors named therein, Lehman Brothers, Inc., ABN AMRO Incorporated and U.S. Bancorp Piper Jaffrey Inc. (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(4.2)	Indenture, dated as of June 28, 2002, among Extendicare Health Services, Inc., the Guarantors named therein, as Guarantors, and U.S. Bank, N.A., as Trustee. (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(4.3)	Exchange and Registration Rights Agreement, dated as of June 28, 2002, among Extendicare Health Services, Inc., the Guarantors named therein, Lehman Brothers Inc., ABN AMRO Incorporated and U.S. Bancorp Piper Jaffrey Inc. (Incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(4.4)	Second Amended and Restated Credit Agreement, dated as of April 22, 2004, among Extendicare Holdings, Inc., Extendicare Health Services, Inc., Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Administrative Agent, U.S. Bank National Association, as Syndication Agent, GE Capital Corporation, Residential Funding Corporation and LaSalle Bank National Association, as Co-Documentation Agents and other lenders thereto.*
(4.5)	Purchase Agreement, dated as of April 15, 2004, among Extendicare Health Services, Inc., the Guarantors named therein, Lehman Brothers, Inc., ABN AMRO Incorporated and U.S. Bancorp Piper Jaffrey Inc.*
(4.6)	Indenture, dated as of April 22, 2004, among Extendicare Health Services, Inc., the Guarantors named therein, as Guarantors, and U.S. Bank, N.A., as Trustee.*
(4.7)	Exchange and Registration Rights Agreement, dated as of April 22, 2004, among Extendicare Health Services, Inc., the Guarantors named therein, Lehman Brothers, Inc., ABN AMRO Incorporated and U.S. Bancorp Piper Jaffrey Inc. Pursuant to Item 601(b) (4) (iii) of Regulation S-K, the Registrants agree to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-4. No such instrument authorizes securities in excess of 10% of the total assets of Extendicare Health Services, Inc. or the subsidiary guarantors, as the case may be.
(5)	Opinion of Foley & Lardner LLP (including consent of counsel).
(10.1)	Amended and Restated Subordinate Voting Share Stock Option Plan. (Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).

Exhibit
Number	Document Description

(10.2)	Executive Retirement Program. (Incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(10.3)	Form of Deferred Compensation Agreement (which collectively constitutes the deferred compensation plan) available to all highly compensated employees of the Company as prescribed by the Internal Revenue Service, which form of agreement has been executed by Mark W. Durishan, Douglas J. Harris, L. William Wagner, Roch Carter and Richard L. Bertrand. (Incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(10.4)	Termination of Employment Arrangement for Melvin A. Rhinelander. (Incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(10.5)	Termination of Employment Arrangement for John G. McLaughlin. (Incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(10.6)	Form of Executive Retiring Allowance Agreement entered into by Melvin A. Rhinelander, John G. McLaughlin and Richard L. Bertrand. (Incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(10.7)	Form of Addendum to Executive Retiring Allowance Agreement entered into by Melvin A. Rhinelander and John G. McLaughlin. (Incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-4 (Registration No. 333-97293)).
(10.8)	ISDA Master Agreement, dated as of April 16, 2004, between U.S. Bank National Association and Extendicare Health Services, Inc.
(12)	Statement regarding computation of ratios of earnings to fixed charges.
(21)	Subsidiaries of the Registrant.
(23.1)	Consent of Independent Registered Public Accounting Firm.
(23.2)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).
(25)	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank, N.A.
(99.1)	Schedule II — Valuation and Qualifying Accounts and related Report of Independent Registered Public Accounting Firm.
(99.2)	Form of Letter of Transmittal.
(99.3)	Form of Notice of Guaranteed Delivery.
(99.4)	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W9.
(99.5)	Form of Letter to Clients.
(99.6)	Form of Instructions to Registered Holder and/or Participants in DTC from Beneficial Owners.
(99.7)	Form of Letter to Nominees.

*	The schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission.